                                             AS FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-99075

    PROSPECTUS

                                GRUPO TMM, S.A.

                               OFFERS TO EXCHANGE
                10 3/4% SENIOR NOTES DUE 2010 OF GRUPO TMM, S.A.
  (UNCONDITIONALLY GUARANTEED ON A SENIOR BASIS BY TMM HOLDINGS, S.A. DE C.V.)
        FOR OUTSTANDING 9 1/2% NOTES DUE 2003 AND 10 1/4% NOTES DUE 2006
                               OF GRUPO TMM, S.A.
                                      AND
           SOLICITATIONS OF CONSENTS TO AMEND THE RELATED INDENTURES
                             ---------------------

    We are offering, in exchange for each $1,000 principal amount of our outstanding 9 1/2% Notes due 2003, which we refer to as the "2003 notes," and for each $1,000 principal amount of our outstanding 10 1/4% Notes due 2006, which we refer to as the "2006 notes," $1,000 principal amount of our unissued 10 3/4% Senior Notes due 2010, which we refer to as the "new notes," plus accrued interest. We refer to the 2003 notes and the 2006 notes collectively as the "existing notes."

    In conjunction with the exchange offers, we are soliciting consents from holders of the 2003 notes and the 2006 notes to amend and/or waive some provisions of the indentures governing those existing notes. We are offering a cash payment in the amount of $5.00 for each $1,000 principal amount of existing notes with respect to which we receive a valid consent prior to 5:00 p.m., New York City time, on January 28, 2003; we may, at our discretion, extend this deadline with respect to one or both of the series of notes. We refer to this date and time in this prospectus, if and as it is extended, as the "consent payment deadline." You may withdraw your tender of existing notes at any time prior to the consent payment deadline. If you withdraw your tender, you will be deemed to have revoked your consent for all existing notes so withdrawn.

    The offers to exchange described herein will expire at 5:00 p.m., New York City time, on February 11, 2003, unless we extend one or both of the offers. We refer to this date and time in this prospectus, if and as it is extended, as the "expiration date."

    THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS ARE CONDITIONED, AMONG OTHER THINGS, ON THE RECEIPT OF TENDERS OF AT LEAST 85% OF THE AGGREGATE PRINCIPAL AMOUNT OF THE 2003 NOTES AND AT LEAST A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE 2006 NOTES OUTSTANDING.

    The new notes will be our unsecured senior obligations and will be guaranteed on a senior unsecured basis by TMM Holdings, S.A. de C.V. (the "Guarantor"). The new notes will bear interest from the settlement date of the exchange offers at the rate of 10 3/4% per year, payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2003. We will pay principal and interest on the new notes without deducting amounts we may be required to withhold or deduct for Mexican withholding taxes. The new notes will mature on February 1, 2010. At any time on or after February 1, 2006, we may redeem the new notes at a redemption price of 101% of the principal amount of the new notes. In addition, we may redeem all of the notes at any time in the event of specified increases in Mexican withholding taxes, with the proceeds from certain offerings and with certain distributions or advances from our subsidiaries, in each case at a redemption price of 100% of the principal amount of the new notes and any accrued interest.

    Application will be made to list the new notes on the New York Stock
Exchange.
                           --------------------------

    YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 23 OF THIS PROSPECTUS BEFORE YOU MAKE A DECISION AS TO WHETHER TO TENDER YOUR EXISTING NOTES AND CONSENT TO THE PROPOSED AMENDMENTS.
                           --------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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                 THE DEALER MANAGER FOR THE EXCHANGE OFFERS IS:

                              SALOMON SMITH BARNEY

                The date of this prospectus is December 26, 2002
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                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
PRESENTATION OF FINANCIAL INFORMATION.......................      i
ENFORCEMENT OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS...     ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     ii
FORWARD-LOOKING INFORMATION.................................    iii
SUMMARY.....................................................      1
QUESTIONS AND ANSWERS RELATING TO THE EXCHANGE OFFERS AND
  CONSENT SOLICITATIONS.....................................     18
RISK FACTORS................................................     23
THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS...............     38
THE PROPOSED AMENDMENTS.....................................     47
EXCHANGE RATES AND EXCHANGE CONTROLS........................     50
FINANCING FOR THE OFFERS....................................     51
CAPITALIZATION..............................................     51
SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA.............     52
RATIO OF EARNINGS TO FIXED CHARGES..........................     56
UNAUDITED PRO FORMA FINANCIAL INFORMATION...................     57
OPERATING AND FINANCIAL REVIEW AND PROSPECTS................     62
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
  RISKS.....................................................     89
THE COMPANY.................................................     91
THE GUARANTOR...............................................    116
MANAGEMENT..................................................    117
MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS...........    123
LEGAL PROCEEDINGS...........................................    125
DESCRIPTION OF SIGNIFICANT INDEBTEDNESS AND RECEIVABLES
  SECURITIZATION FACILITY...................................    127
DESCRIPTION OF THE NEW NOTES................................    132
COMPARISON OF MATERIAL DIFFERENCES BETWEEN THE 2003 NOTES,
  THE 2006 NOTES AND THE NEW NOTES..........................    165
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....    174
MATERIAL MEXICAN FEDERAL INCOME TAX CONSIDERATIONS..........    179
LEGAL MATTERS...............................................    182
EXPERTS.....................................................    182
WHERE YOU CAN FIND MORE INFORMATION.........................    182
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................    F-1
ANNEX A--FORM OF SUPPLEMENTAL INDENTURE FOR THE 2003
  NOTES.....................................................    A-1
ANNEX B--FORM OF SUPPLEMENTAL INDENTURE FOR THE 2006
  NOTES.....................................................    B-1

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ACCOMPANYING THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ACCOMPANYING THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                     PRESENTATION OF FINANCIAL INFORMATION

    Our financial statements are published in dollars and prepared in conformity with accounting principles issued by the International Accounting Standards Committee ("International Accounting Standards" or "IAS"), which differ in certain significant respects from U.S. generally accepted accounting principles, which we refer to as "U.S. GAAP." We maintain our financial books and records in dollars. However, we keep our tax books and records in pesos. We record in our financial records the dollar equivalent of the actual peso charges at the time incurred using the then prevailing exchange rate. See Note 17 to our Financial Statements for a description of the principal differences between International Accounting Standards and U.S. GAAP applicable to us and a reconciliation to U.S. GAAP of our stockholders' equity and net income as of December 31, 1999, 2000 and 2001 and for each of the three years then ended. Sums presented in this prospectus may not add due to rounding.

                                       i
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           ENFORCEMENT OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

    We have been advised by Haynes & Boone, S.C., our Mexican counsel, that no treaty is currently in effect between the United States and Mexico that covers the reciprocal enforcement of foreign judgments. Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment in order to ascertain whether Mexican legal principles of due process and public policy (ORDEN PUBLICO) have been complied with without reviewing the merits of the subject matter of the case. Furthermore, we have been advised by Haynes & Boone, S.C. that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on the U.S. federal securities laws and as to the enforceability in Mexican courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

    Grupo TMM is a fixed capital corporation (SOCIEDAD ANONIMA) and the Guarantor is a variable capital corporation (SOCIEDAD ANONIMA DE CAPITAL VARIABLE) organized under the laws of Mexico. We are headquartered, managed and operated outside of the United States. Substantially all of our directors and officers and some of the experts named in this prospectus reside outside the United States, principally in Mexico. A substantial portion of the assets of these persons and of our company is located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or us, or to enforce against them in the United States a judgment obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States.

    We have appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon whom process may be served in any action arising out of or in connection with these exchange offers and consent solicitations. With respect to such actions, we have submitted to the jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in New York City or of the United States for the Southern District of New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by us with the SEC are hereby incorporated by reference into this prospectus to the extent not modified or superseded by documents subsequently filed:

    - Annual Report on Form 20-F for the fiscal year ended December 31, 2001;

    - Report on Form 6-K dated December 20, 2002;

    - Report on Form 6-K dated December 11, 2002;

    - Report on Form 6-K dated October 30, 2002;

    - Report on Form 6-K dated October 24, 2002;

    - Report on Form 6-K dated October 16, 2002;

    - Report on Form 6-K dated October 11, 2002;

    - Report on Form 6-K dated September 24, 2002;

    - Report on Form 6-K dated September 13, 2002;

    - Report on Form 6-K dated September 9, 2002;

    - Report on Form 6-K dated August 21, 2002;

                                       ii
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    - Report on Form 6-K dated July 31, 2002;

    - Report on Form 6-K dated July 22, 2002;

    - Report on Form 6-K dated July 1, 2002;

    - Report on Form 6-K dated June 11, 2002; and

    - Report on Form 6-K dated May 10, 2002.

    Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for the purpose of this prospectus by any contradictory statement in this prospectus, but only to the extent such statement is contradictory. Any such statement that has been modified or superseded by a statement in this prospectus shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding sentence.

    All documents and reports filed by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," after the date of this prospectus and prior to the expiration of the exchange offers will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and reports. Any statement contained in this prospectus or incorporated herein by reference will be deemed to be modified or superseded to the extent that a statement contained in any documents and reports filed by us pursuant to
Section 13 or 15(d) of the Exchange Act after the date of this prospectus modifies or supersedes such statement.

    WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, COPIES OF ANY OR ALL DOCUMENTS AND REPORTS DESCRIBED ABOVE AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). WRITTEN OR TELEPHONE REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE ADDRESS AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS.

                          FORWARD-LOOKING INFORMATION

    This prospectus contains various forward-looking statements, including statements regarding, among other things, our financial performance and operating plans. These statements are based upon the current beliefs of our management, as well as upon assumptions made by management based upon information currently available to it. The words "believe," "expect," "likely," "anticipate" and similar expressions identify some of these forward-looking statements. These statements are subject to various risks and uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Should management's assumptions prove incorrect, actual results may vary materially and adversely from those anticipated or projected. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    The following factors, as well as other factors described in this prospectus and the documents that are incorporated in this prospectus, could cause actual results to differ materially from our forward-looking statements:

    - Mexican, U.S. and global economic and social conditions;

                                      iii
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    - the effect of the North American Free Trade Agreement ("NAFTA") on the
      level of U.S.-Mexico trade;

    - conditions affecting the international shipping and transportation markets;

    - our ability to extend the near-term maturities of our debt, particularly the 2003 notes;

    - our ability to extend or amend our receivables securitization facility and otherwise refinance our indebtedness on favorable terms;

    - our ability to generate sufficient cash flow to meet our obligations, including the ability of our subsidiaries, such as TFM, our principal operating subsidiary, to generate sufficient distributable cash flow and to distribute those cash flows in accordance with their existing agreements;

    - the timing of the receipt by TFM of the recent value added tax award;

    - our ability to reduce corporate overhead costs;

    - our ability to satisfy our contingent obligation to purchase shares of TFM owned by the government of Mexico;

    - the ability of management to manage growth and successfully compete in new businesses;

    - the availability of capital to fund our expansion plans;

    - our ability to utilize a portion of the current and future tax loss carryforwards;

    - changes in legal or regulatory requirements in Mexico or the United
      States;

    - economic uncertainty caused by the economic slowdown in the United States following the terrorist attacks in 2001; and

    - other factors described in this prospectus and the documents incorporated by reference in this prospectus.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED. TO UNDERSTAND THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS, SEE "WHERE YOU CAN FIND MORE INFORMATION" ON
PAGE 182 OF THIS PROSPECTUS.

    IN THIS DOCUMENT, UNLESS SPECIFIED OTHERWISE, "WE," "US," "OUR," "GRUPO TMM" AND "THE COMPANY" REFER TO GRUPO TMM, S.A. AND ITS SUBSIDIARIES, AND "YOU" REFERS TO THE HOLDERS OF THE EXISTING NOTES (OUR 9 1/2% NOTES DUE 2003 AND OUR 10 1/4% NOTES DUE 2006).

    REFERENCES IN THIS DOCUMENT TO "$," "US$" OR "DOLLARS" ARE TO UNITED STATES DOLLARS AND REFERENCES TO "PESOS" OR "PS." ARE TO MEXICAN PESOS. THIS DOCUMENT CONTAINS TRANSLATIONS OF CERTAIN PESO AMOUNTS INTO DOLLARS AT SPECIFIED RATES SOLELY FOR THE CONVENIENCE OF THE READER. THESE TRANSLATIONS SHOULD NOT BE CONSTRUED AS REPRESENTATIONS THAT THE PESO AMOUNTS ACTUALLY REPRESENT SUCH DOLLAR AMOUNTS OR COULD BE CONVERTED INTO DOLLARS AT THE RATES INDICATED OR AT ANY OTHER RATE.

                         THE COMPANY AND THE GUARANTOR

    We believe we are the largest integrated logistics and transportation company in Mexico. We offer an integrated regional network of rail and road transportation services, port management, specialized maritime operations and logistics. Our services include:

    - rail transport within Mexico and to and from the United States through our interest in TFM;

    - port and terminal operations in the ports of Manzanillo, Veracruz, Cozumel, Acapulco, Progreso and Tuxpan;

    - specialized maritime shipping, including:

       - chartering supply ships to serve offshore oil rigs,

       - furnishing towing services for ships at the Port of Manzanillo, and

       - transporting automobiles, and refined petroleum and chemical products; and

    - logistics operations, including:

       - dedicated contract trucking, and

       - integrated logistics outsourcing services.

    We have taken a number of significant steps in recent years to expand our business through the use of joint ventures with strategic partners, to restructure our operations and to reduce our debt and improve our liquidity position. We believe that our business strategy of restructuring our operations and increasing profitability through the sale of non-strategic assets and the reduction of debt will strengthen our position as the leading integrated logistics and transportation company in Mexico. A major component of this strategy is to continue to grow by expanding existing business operations, including our specialized maritime and non-maritime activities, and entering into new and complementary businesses. In the past we have considered, and in the future may consider, acquisitions of and investments in Mexican and non-Mexican transportation and logistics companies, including expansion of strategic alliances with leading companies in both maritime and non-maritime businesses, and entering into new strategic relationships.

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    We were formed on August 14, 1987 as a variable capital corporation
(SOCIEDAD ANONIMA DE CAPITAL VARIABLE) organized under the laws of Mexico to serve as a holding company for investments by certain members of the Serrano Segovia family. On December 26, 2001, we completed a merger of our subsidiary, Transportacion Maritima Mexicana, S.A. de C.V. ("TMM") with and into us, and we were the surviving entity. On September 13, 2002, we completed a reorganization that eliminated the variable portion of our capital stock and we became a fixed capital corporation. Consequently, our registered name changed from Grupo TMM, S.A. de C.V. to Grupo TMM, S.A. Following the reclassification, the Serrano Segovia family owns 46.5% of our outstanding Series A Shares. See "The Company--Reclassification of Series A and Series L Shares."

    The Guarantor is a newly formed wholly owned subsidiary of the company which will indirectly hold our interest in Grupo TFM. Our interest in Grupo TFM is held through TMM Multimodal, in which we have an approximate 97% interest. TMM Multimodal, in turn, has a voting interest of 51% and a direct economic interest of 38.4% in Grupo TFM. Grupo TFM holds an 80% direct economic interest in TFM, which conducts our rail operations. The remaining 20% economic interest in TFM is owned by the Mexican government. Prior to these exchange offers, the Guarantor has not engaged in any other business. See "Summary--Corporate Structure."

    Our headquarters are in Mexico City, D.F., located at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico City, D.F., Mexico, telephone from the United States 011-52-55-5629-8866. Our agent in the United States authorized to receive service of process in any proceeding arising out of or in connection with the exchange offers is CT Corporation System, with offices currently located at 111 Eighth Avenue, New York, New York 10011.

RECENT DEVELOPMENTS

VAT AWARD

    On September 25, 2002, the Mexican Magistrates Court of the First District (the "Federal Court") issued a judgment in favor of TFM on a value added tax claim, which has been pending in the Mexican courts since 1997. The claim arose out of the Mexican Treasury's delivery of a VAT credit certificate to a Mexican governmental agency rather than to TFM. By a unanimous decision, the Federal Court vacated a prior judgment of the Federal Tribunal of Fiscal and Administrative Justice (the "Fiscal Court") and remanded the case to the Fiscal Court with specific instructions to enter a new decision consistent with the guidance provided by the Federal Court's ruling. The Federal Court's ruling requires the fiscal authorities to issue the VAT credit certificate only in the name of TFM. On December 6, 2002, the upper chamber of the Fiscal Court again ruled against TFM. As of the date of this prospectus, TFM has not been served with this judgement and does not know the details of its contents. However, the Fiscal Court's new decision may be challenged by either party if it believes that the new ruling does not comply with the order of the Federal Court. TFM intends to challenge the ruling of the Fiscal Court through all appropriate legal means and believes that it will prevail. In the event TFM prevails, a third party who can establish that its rights have been adversely and improperly affected by the new ruling may seek to bring a claim, in a different proceeding, against TFM. However, TFM does not believe that any third party's rights would be improperly affected and believes that it would prevail in any such action.

    The face value of the VAT certificate at issue is approximately
$206 million, and the amount of any recovery will reflect adjustments for inflation and accruals of interest at statutory rates since 1997, in accordance with the legal codes applicable from time to time since that date.

    Based upon the September 25 decision of the Federal Court, which the Company believes is a final decision, Grupo TFM's unaudited interim financial statements for the quarter ended September 30, 2002 reflected a $534.4 million after tax gain related to the VAT refund, and a net account receivable of $822 million. In light of the potential additional judicial proceedings created by the Fiscal Court's decision, which may extend the timing of the recovery, and in accordance with International Accounting Standards,

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TFM decided to restate its unaudited interim financial statements for the three and nine month periods ended September 30, 2002 to reverse the previously recorded receivable from the government related to the VAT refund. TFM will continue to evaluate future developments in the case to determine when it would be appropriate to recognize the VAT refund.

    The effect of the restatement is to reduce Grupo TMM's net income for the three and nine months ended September 30, 2002 from a net income of $167.8 million and $175.7 million, respectively, to a net loss of $41.6 million and $33.7 million, respectively. Earnings per share for the three and nine months ended September 30, 2002 were restated from $2.94 and $3.08 per share to ($0.74) and ($0.59) per share, respectively. The restatement has no effect on TMM's cash flow or liquidity position.

RECENT RESULTS OF OPERATIONS

    On a consolidated basis, the Company had revenues and an operating income of $752.9 million and $142.7 million, respectively, for the nine month period ended September 30, 2002, compared to $741.9 million and $141.7 million, respectively, for the prior year period. For the nine months ended September 30, 2002, Grupo TMM incurred other expenses, net of $27.7 million, and a net loss of $33.7 million, compared to other income, net of $47.7 million and a net income of $7.3 million for the same period of 2001. Results, especially for the rail operations, were adversely impacted by the sluggish general economic conditions in the United States and Mexico.

    Grupo TFM reported revenues of $519.1 million and an operating income of $121.2 million for the nine months ended September 30, 2002, increasing from revenues of $496.0 million and an operating income of $116.2 recorded in the same period of 2001. Comparing the first nine months ended September 30, 2002, with the same period of the previous year, Grupo TFM incurred in other expenses, net of $7.5 million, compared to other income, net of $45.8 million, and reported a net income of $9.6 million, compared with a net profit of $67.9 million.

    The financial data for the nine months ended September 30, 2002 and 2001 was derived from our unaudited financial statements and may not be indicative of results for the full fiscal year. The financial statements have been prepared from information published in Mexico and in accordance with IAS, which differ in certain significant respects from U.S. GAAP.

EXPANSION OF RECEIVABLES SECURITIZATION FACILITY

    On October 28, 2002, we and certain subsidiaries entered into amended and restated agreements relating to the receivables securitization program which began in December 2001. The agreements modified certain provisions of such securitization program and expanded the outstanding amount by a net $30 million. On December 23, 2002, we received an additional $35.0 million as a result of an expansion of the program. The total amount outstanding under that program was $86.7 million at December 23, 2002. The proceeds were primarily used to repay a portion of our outstanding Euro Commercial Paper. For a more detailed description of the receivables securitization program, see "Description of Significant Indebtedness and Receivables Securitization Facility--Receivables Securitization Facility."

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                 THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Securities For Which We Are Making
  These Exchange Offers..............  We are making exchange offers for the full principal amount outstanding of both our 2003 notes and 2006 notes.

                                       There are currently $176,875,000 in aggregate principal
                                       amount of 2003 notes outstanding and $200,000,000 in
                                       aggregate principal amount of 2006 notes outstanding. The
                                       CUSIP number of the 2003 notes is 893868AA7 and the ISIN
                                       number of the 2003 notes is US893868AA72. The CUSIP number of the 2006 notes is 893868AC3 and the ISIN number of the
                                       2006 notes is US893868AC39.

Exchange Offers......................  We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, to exchange $1,000 principal amount of new
                                       notes plus accrued and unpaid interest on the existing notes to, but not including, the settlement date for each $1,000 principal amount of existing notes validly tendered.

Consent Solicitations; Consent
  Payments...........................  Concurrently with the exchange offers, we are soliciting consents to the proposed amendments to the indentures
                                       governing the existing notes from holders of each series of existing notes to whom we are making the exchange offers.
                                       See "The Proposed Amendments." HOLDERS OF EXISTING NOTES OF
                                       EACH SERIES MAY GIVE THEIR CONSENT TO THE PROPOSED
                                       AMENDMENTS APPLICABLE TO THAT SERIES ONLY BY TENDERING THEIR
                                       EXISTING NOTES IN THE EXCHANGE OFFERS AND WILL BE DEEMED TO
                                       HAVE GIVEN THEIR CONSENT BY SO TENDERING. The terms of the indentures governing each series of existing notes provide that consents from holders of a majority in aggregate
                                       principal amount outstanding must be received in order to
                                       amend the indenture governing that series. However, the
                                       exchange offers and consent solicitations are subject to
                                       additional conditions as described in detail under "The
                                       Exchange Offers and Consent Solicitations--Conditions to the
                                       Exchange Offers."

                                       We are offering, upon the terms and subject to the
                                       conditions set forth in this prospectus and in the letter of transmittal and consent, to make a cash consent payment in the amount of $5.00 for each $1,000 principal amount of
                                       existing notes with respect to which valid consent has been given at or prior to the consent payment deadline, which
                                       will be 5:00 p.m., New York City time, on January 28, 2003, unless extended in respect of either or both series of
                                       existing notes in our sole discretion. We will announce any extension of the consent payment deadline no later than 9:00
                                       a.m., New York City time, on the business day following the previously scheduled consent payment deadline. HOLDERS OF
                                       EXISTING NOTES WHO TENDER AFTER THE CONSENT PAYMENT DEADLINE
                                       WILL NOT RECEIVE THE CONSENT PAYMENT EVEN IF THEIR NOTES ARE
                                       ACCEPTED FOR EXCHANGE.

Accrued Interest.....................  Interest to, but not including, the settlement date will be paid in cash on the settlement date in respect of existing notes tendered and

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
                                       accepted in the exchange offers. The new notes issued in the exchange offers will accrue interest from the settlement
                                       date.

Expiration Date......................  The exchange offers will expire at 5:00 p.m., New York City time, on February 11, 2003, unless extended by us in respect of either or both series of existing notes in our sole
                                       discretion.

Settlement Date......................  The new notes will be issued, and all cash payments will be paid, on the settlement date, which will be the third
                                       business day following the expiration date or as soon as
                                       practicable thereafter.

Conditions to the Exchange Offers and
  Consent Solicitations..............  The exchange offers and consent solicitations are subject to the terms and conditions set forth under "The Exchange
                                       Offers and Consent Solicitations--Conditions to the Exchange
                                       Offers," including the condition that we receive valid and unrevoked tenders of at least 85% in aggregate outstanding principal amount of the 2003 notes and a majority in
                                       aggregate outstanding principal amount of the 2006 notes.

Procedures for Tendering.............  If your existing notes are held by a broker, dealer, commercial bank, trust company or other custodian and you
                                       wish to tender them in the exchange offers, you should
                                       promptly contact the custodian and instruct the custodian to tender on your behalf.

                                       If your existing notes are held by you as physical
                                       certificates registered in your name, and you wish to tender them in the exchange offers, you must (a) deliver these
                                       existing notes to a broker, dealer, commercial bank, trust company or other custodian that can act on your behalf and that has an account at DTC and (b) instruct this custodian to tender your existing notes on your behalf. We are
                                       requiring this because the new notes will be available only in book-entry form through accounts at DTC. Since you would anyway be required to provide a DTC account that could
                                       receive the new notes, we are requiring you tender your
                                       existing notes through a DTC account also. If you need any assistance doing this, contact the information agent at its phone number listed on the back of this prospectus.

                                       Existing notes held through the Depository Trust Company
                                       ("DTC") must be tendered only by book-entry transfer using
                                       DTC's ATOP (Automated Tender Offer Program) system. In order for a book-entry transfer to constitute a valid tender of
                                       your existing notes in the exchange offers, the exchange
                                       agent must receive an agent's message confirming your
                                       acceptance of the terms of the exchange offer and the
                                       book-entry transfer of your existing notes into the exchange agent's account at DTC prior to the expiration date. HOLDERS
                                       TENDERING VIA DTC'S ATOP SYSTEM NEED NOT DELIVER A COMPLETED
                                       LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. See "The
                                       Exchange Offers and Consent Solicitations--How to Tender."

                                       If your existing notes are held through Euroclear Bank
                                       S.A./N.V., as operator of the Euroclear System ("Euroclear")
                                       or Clearstream Banking, societe anonyme ("Clearstream,
                                       Luxembourg"), you must comply with the procedures
                                       established by Euroclear or Clearstream,

                                       Luxembourg, as applicable, for the exchange offers.
                                       Euroclear and Clearstream, Luxembourg intend to collect from their direct participants (a) instructions to (1) tender
                                       existing notes held by them on behalf of their direct
                                       participants in the exchange offers, (2) "block" any
                                       transfer of existing notes so tendered until the completion of the exchange offers and (3) debit their account on the
                                       settlement date in respect of all existing notes accepted
                                       for exchange by us, and (b) irrevocable authorizations to
                                       disclose the names of the direct participants and
                                       information about the foregoing instructions. Upon the
                                       receipt of these instructions, Euroclear and Clearstream,
                                       Luxembourg will advise, indirectly, the exchange agent of
                                       the amount of existing notes being tendered and other
                                       required information. Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream, Luxembourg, you are required to become aware of any such deadlines.

Consequences to Existing Noteholders
  Not Tendering in the Exchange
  Offers.............................  For a description of the consequences to existing noteholders of not tendering in the exchange offers, see
                                       "Risk Factors--Factors Relating to the Exchange Offers and
                                       Consent Solicitations."

Withdrawal Rights....................  Tenders of existing notes in either of the exchange offers may be withdrawn at any time prior to the consent payment
                                       deadline. YOUR RIGHT TO WITHDRAW ANY EXISTING NOTES
                                       PREVIOUSLY TENDERED WILL EXPIRE AT THE CONSENT PAYMENT
                                       DEADLINE. See "The Exchange Offers and Consent
                                       Solicitations--Expiration Date; Extensions; Amendments;
                                       Termination" and "--Withdrawal Rights."

Exchange Agent.......................  Citibank, N.A. is serving as the exchange agent for the exchange offers. You can find the address and telephone
                                       number for Citibank, N.A. on the back cover page of this
                                       prospectus.

Information Agent....................  Mellon Investor Services LLC is serving as the information agent (the "information agent") for the exchange offers. You can find the address and telephone number for Mellon
                                       Investor Services LLC on the back cover page of this
                                       prospectus.

Dealer Manager.......................  Salomon Smith Barney is the dealer manager for the exchange offers (the "dealer manager"). The address and telephone
                                       number of the dealer manager is set forth on the back cover page of this prospectus.

Use of Proceeds......................  There will be no proceeds to us from the exchange offers.

Funding for the
  Exchange Offers....................  We expect to finance our cash payment obligations for accrued interest in respect of the existing notes and the
                                       consent payments with cash on hand at the settlement date.

                                 THE NEW NOTES

New Notes....................................  Up to $376,875,000 principal amount of 10 3/4% Notes due February 1, 2010.

Interest Payment Dates.......................  February 1, and August 1, commencing August 1, 2003.
                                               Interest on the new notes will accrue from the
                                               settlement date.

Guarantee....................................  The Guarantor, our wholly owned subsidiary, will irrevocably and unconditionally agree to pay to the
                                               holders of the new notes the principal of and
                                               premium, if any, interest and additional amounts, if
                                               any, on the new notes in full, as and when due,
                                               regardless of any defense, right of set-off or
                                               counterclaim that we may have or assert, except to
                                               the extent paid by us. The Guarantor's assets consist
                                               solely of shares representing approximately 97% of
                                               the common stock of TMM Multimodal, S.A. de C.V.
                                               ("TMM Multimodal"), which in turn holds a 51% voting
                                               interest and a direct economic interest of 38.4% in
                                               Grupo TFM. If we do not meet specified criteria as of
                                               February 1, 2009, the Guarantor is required:

                                               -  to cause TMM Multimodal to use its best efforts to
                                                  sell the shares of Grupo TFM that it holds,

                                               -  upon any such sale, to cause TMM Multimodal to
                                                  distribute to it its share of the net proceeds of
                                                  such sale (based upon its percentage ownership of
                                                  TMM Multimodal), and

                                               -  to deposit the proceeds of such sale with the new
                                                  notes trustee (the "new notes trustee") under an
                                                  irrevocable trust agreement for the benefit of the
                                                  holders of the new notes.

                                               The securities the Guarantor will hold directly and
                                               indirectly may be difficult to sell should such sale
                                               become necessary, any such sale may be subject to
                                               governmental and other approvals and restrictions,
                                               including a right of first refusal in favor of KCS
                                               and other transfer restrictions. In addition, the
                                               lenders under our existing receivables securitization
                                               facility have certain rights in relation to those
                                               securities. See "Risk Factors--Factors relating to
                                               the new notes--The shares of Grupo TFM held
                                               indirectly by the Guarantor may be difficult to sell
                                               in the event that the Guarantor is called upon to
                                               satisfy the guarantee of the new notes." If as a
                                               result of any Qualifying Disposition (as described in
                                               "Description of the New Notes--Certain Definitions"),
                                               the Guarantor or TMM Multimodal holds other
                                               securities, then the provisions described above will
                                               apply to such other securities. In either case, such
                                               sale must be completed and closed as promptly as
                                               practicable. If the required sale is not completed
                                               prior to August 1, 2009, the Guarantor will be
                                               required to cause those

                                               securities to be transferred to a trust that will be
                                               formed under Mexican law for the specific purpose of
                                               selling those securities as provided below. This
                                               trust will be administered by a trustee we select
                                               from among the five largest financial institutions
                                               (by assets) in Mexico and we will pay the trust's
                                               administrative expenses and will have the right to
                                               instruct the trustee. Upon receiving the securities,
                                               the trust will:

                                               -  select a reputable financial institution to
                                               provide an appraisal of the securities;

                                               -  undertake to sell the securities, which it may do
                                               upon such terms as it agrees to at its own discretion
                                                  (subject, in any event, to certain transfer
                                                  restrictions affecting the shares, and any other
                                                  required governmental approvals), so long as the
                                                  value of the proceeds obtained is equal to at
                                                  least 90% of the appraised value;

                                               -  upon any such sale, deposit the proceeds (net of
                                                  expenses and any portion of such proceeds payable
                                                  to TMM Multimodal's minority shareholder) with the
                                                  new notes trustee for the benefit of the holders
                                                  of the new notes as described under the heading
                                                  "--Satisfaction and Discharge," up to the full
                                                  amount required to defease the new notes; and

                                               -  remit the balance of the net proceeds from the
                                               sale to the Guarantor, or as otherwise directed by
                                                  us.

                                               Prior to the issuance of the new notes, TMM
                                               Multimodal, as holder of the Grupo TFM shares, will
                                               acknowledge and agree in writing to abide by the
                                               foregoing procedures in the event that the Grupo TFM
                                               shares or any securities held in lieu of any of the
                                               Grupo TFM shares following a Qualifying Disposition
                                               are required to be sold.

                                               The Guarantor's obligations under the guarantee will
                                               terminate if we obtain investment grade ratings for
                                               the new notes from both Standard & Poor's, a division
                                               of McGraw-Hill Inc. (which we refer to herein as
                                               Standard & Poor's), and Moody's Investors Service,
                                               Inc. (which we refer to herein as Moody's).

                                               The Guarantor's obligations under the guarantee are
                                               its unsecured obligations and are separate from, and
                                               in addition to, our obligations under the new notes.
                                               The Guarantor's assets, consisting of common stock of
                                               TMM Multimodal, had a book value of $376 million as
                                               of June 30, 2002. The book value of the shares is not
                                               necessarily representative of the fair market value
                                               of the shares. The Guarantor's indebtedness will
                                               consist of its guarantee of the new notes (which will
                                               have an aggregate principal amount outstanding of up
                                               to $376,875,000, depending upon the level of
                                               participation in the

                                               exchange offers) and its guarantee of our senior
                                               convertible notes (which had an aggregate principal
                                               amount outstanding of $14.0 million at December 23,
                                               2002). As of September 30, 2002 we had
                                               $38.6 million of indebtedness (on an unconsolidated
                                               basis) that would not be guaranteed by the Guarantor.
                                               To the extent that we incur any additional
                                               indebtedness under our senior convertible notes,
                                               which indebtedness would rank PARI PASSU with the new
                                               notes, we expect to use the proceeds to reduce the
                                               amount of our indebtedness that will not be
                                               guaranteed by the Guarantor. Any existing notes that
                                               are not exchanged will also not be guaranteed. Any of
                                               our obligations that are not guaranteed would have no
                                               direct claim against the Guarantor or its assets in
                                               the event of our bankruptcy.

Withholding Tax and Payment of Additional
  Amounts....................................  Payments of interest to holders of the new notes will be subject to Mexican withholding tax. Subject to
                                               certain exceptions, we will pay additional amounts in
                                               respect of payments on the new notes and the
                                               Guarantor will pay additional amounts in respect of
                                               payments on the guarantee so that, in each case, the
                                               net amount received by each holder after the payment
                                               of any Mexican withholding tax will be equal to the
                                               amount that would have been received if no such taxes
                                               had been applicable. See "Description of the New
                                               Notes--Payment of Additional Amounts." For a
                                               discussion of the tax consequences of holding and
                                               disposing of the new notes, see "Material United
                                               States Federal Income Tax Consequences."

Optional Redemption..........................  The new notes will be redeemable at our option, in whole or in part, at any time and from time to time,
                                               on and after February 1, 2006 at 101% of the
                                               principal amount thereof, together with accrued
                                               interest and additional amounts, if any, to the
                                               redemption date.

                                               To the extent that we or any of our restricted
                                               subsidiaries receive, directly or indirectly, any
                                               proceeds from TFM (whether by way of dividends,
                                               advances or the purchase of capital stock or
                                               otherwise) we may redeem, at our option, new notes
                                               having a principal amount up to the amount so
                                               received by us or our restricted subsidiaries, net of
                                               any taxes payable on receipt of such amounts (but not
                                               in excess of our pro rata share of the amount of the
                                               VAT award received by TFM) PROVIDED, that, after
                                               giving effect to such redemption, the outstanding
                                               principal amount of new notes shall not be less than
                                               $150 million unless the Company redeems the new notes
                                               in full. The redemption price for any such redemption
                                               shall be 100% of the principal amount thereof,
                                               together with accrued interest and additional
                                               amounts, if any, to the redemption date.

                                               In addition, the company may redeem new notes, in
                                               whole or in part, with the net proceeds from any sale
                                               by the company or its restricted subsidiaries of
                                               capital stock; PROVIDED, that, after giving effect to
                                               such redemption, the outstanding principal amount of
                                               new notes shall not be less than $150 million unless
                                               the company redeems the new notes in full. The
                                               redemption price for any such redemption shall be
                                               100% of the principal amount thereof, together with
                                               accrued interest and additional amounts, if any, to
                                               the redemption date; PROVIDED, that interest which is
                                               payable on any interest payment date which occurs
                                               after the notice of redemption is given but prior to
                                               such redemption date will be payable to the holders
                                               of new notes of record at the close of business on
                                               the record date for such interest payment.

                                               In addition, we may at our option redeem the new
                                               notes at any time at 100% of the principal amount of
                                               the new notes, together with any accrued interest, if
                                               the Mexican withholding tax rate on payments of
                                               interest in respect of the new notes is increased, as
                                               a result of a change in Mexican law, to a rate in
                                               excess of 4.9%. See "Description of the New Notes--
                                               Optional Redemption" and "--Optional Tax Redemption."

Offer to Purchase Upon a Change of Control...  Upon a change of control, holders of new notes will have the right, subject to certain restrictions and
                                               conditions, to require us to purchase all or any part
                                               of their new notes at 101% of the principal amount
                                               thereof plus accrued and unpaid interest and
                                               additional amounts, if any. We have certain other
                                               outstanding indebtedness that is subject to
                                               acceleration upon a change of control. There can be
                                               no assurance that we will have sufficient funds
                                               available at the time of any change of control to
                                               repurchase any tendered new notes. See "Description
                                               of the New Notes--Change of Control" and "Risk
                                               Factors--Factors Relating to the New Notes--We may
                                               not be able to finance a change of control offer."

Mandatory Sinking Fund.......................  None.

Certain Covenants............................  The new notes indenture will contain certain covenants that, among other things, will limit our
                                               ability and the ability of our restricted
                                               subsidiaries to:

                                               -  pay dividends and make other restricted payments,

                                               -  sell assets,

                                               -  incur liens,

                                               -  engage in sale and leaseback transactions,

                                               -  incur additional indebtedness,

                                               -  make investments, and

                                               -  engage in transactions with affiliates.

                                               Certain of the covenants will be suspended during any
                                               period of time that we maintain an investment grade
                                               rating of the new notes from both Standard & Poor's
                                               and Moody's. See "Description of the New
                                               Notes--Certain Covenants."

Covenants Applicable to the
  Guarantor..................................  The new notes indenture will also contain certain covenants applicable to the Guarantor and its
                                               subsidiary, TMM Multimodal, that will, among other
                                               things:

                                               -  prevent them from incurring any liens, other than
                                                  permitted liens, or indebtedness for borrowed
                                                  money other than, in the case of the Guarantor,
                                                  the guarantee; and

                                               -  limit their ability to sell the securities that
                                               each company currently owns.

                                               These covenants will also be reflected in the
                                               Guarantor's Bylaws, which we will covenant not to
                                               amend in any manner detrimental to the holders of new
                                               notes. If we would be allowed to sell shares of TMM
                                               Multimodal rather than Grupo TFM and the Guarantor
                                               has ceased to own at least a majority of the economic
                                               and voting interests in TMM Multimodal, these
                                               covenants will cease to apply to TMM Multimodal.

                                               The new notes trustee will hold one share of the
                                               common stock of the Guarantor on behalf of and for
                                               the benefit of the holders of the new notes. The vote
                                               of 100% of the shares of the Guarantor will be
                                               required to amend the Bylaws of the Guarantor.

Ranking of the New Notes.....................  The new notes will constitute our direct, unsecured and unconditional obligations and will rank PARI
                                               PASSU in right of payment with all of our existing
                                               and future unsecured and unsubordinated indebtedness,
                                               subject to priorities, recognized by statute, such as
                                               tax and labor obligations. The new notes will be
                                               structurally subordinated to all obligations of our
                                               subsidiaries other than the Guarantor
                                               ($1,027.0 million as of September 30, 2002, $1,023.1
                                               of which is indebtedness of TFM.)

Ranking of the Guarantee.....................  The new notes will also benefit from the guarantee.
                                               The guarantee will constitute the direct, unsecured
                                               and unconditional obligations of the Guarantor and
                                               will rank PARI PASSU in right of payment with all of
                                               our existing and future unsecured and unsubordinated
                                               indebtedness, subject to priorities recognized by
                                               statute, such as tax and labor obligations. Other
                                               than our senior convertible notes, the Guarantor will
                                               not have any other obligations that have the benefit
                                               of the guarantee and will be restricted by the new
                                               notes indenture from incurring additional
                                               indebtedness for borrowed money. The new notes will
                                               be structurally subordinated to all obligations of
                                               our subsidiaries other than the Guarantor
                                               ($1,027.0 million as of September 30, 2002.)

                                               As of September 30, 2002, we had $38.6 million of
                                               indebtedness (on an unconsolidated basis) that would
                                               not be guaranteed by the Guarantor and would have no
                                               direct claim against the Guarantor in the event of
                                               our bankruptcy. As a result of the guarantee of the
                                               new notes and the senior convertible notes, holders
                                               of our other indebtedness, including any existing
                                               notes that remain outstanding after the exchange
                                               offers, will not be entitled to receive any of the
                                               proceeds from the sale of the shares of TMM
                                               Multimodal or Grupo TFM until the holders of the new
                                               notes and the senior convertible notes are paid in
                                               full.

Listing......................................  Application will be made to list the new notes on the
                                               New York Stock Exchange.

Trustee and Principal Paying Agent...........  The Bank of New York will be the new notes trustee and principal paying agent for the new notes.

Governing Law................................  The new notes will be governed by the laws of the
                                               State of New York.

                            THE PROPOSED AMENDMENTS

    If you tender your existing notes in the exchange offers, you will be consenting to amend the indenture governing the 2003 notes or 2006 notes, as applicable. These amendments will eliminate substantially all of the covenants contained in those indentures, including:

    - the limitations on:

       - indebtedness;

       - payment of dividends, the making of investments and the granting of loans;

       - dividend and other payment restrictions on subsidiaries;

       - transactions with affiliates;

       - liens;

       - sale and leaseback transactions;

       - asset sales; and

       - mergers;

    - the requirements to:

       - make an offer to purchase upon a change of control or with the proceeds from certain asset sales; and

       - pay taxes and other claims.

    The supplemental indentures would also eliminate events of default that are triggered if, among other things:

    - we fail to comply with any of the covenants and provisions described above;

    - we or any of our restricted subsidiaries default under our or such restricted subsidiary's debt obligations in excess of $10 million;

    - we or any of our restricted subsidiaries are subject to certain bankruptcy events; or

    - we or any of our restricted subsidiaries have a final judgment in excess of $10 million rendered against us or them.

    IF YOU TENDER EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER, YOU WILL BE DEEMED TO HAVE GIVEN YOUR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE EXISTING NOTES TENDERED.

    You may withdraw your previously tendered existing notes at any time prior to the consent payment deadline. Any such withdrawal will also be a revocation of the consent for all existing notes so withdrawn. In order to withdraw your tendered existing notes and revoke the related consent, you must follow the procedures described in "The Exchange Offers and Consent Solicitations--Withdrawal Rights." Withdrawn existing notes may be tendered again in the exchange offers and revoked consents may be redelivered in accordance with the procedures described under "The Exchange Offers and Consent Solicitations--How to Tender" prior to the expiration date.

    The terms of the indentures governing each of the 2003 notes and the 2006 notes provide that the proposed amendments with respect to a series of existing notes must be approved by the holders of a majority of the outstanding principal amount of the relevant series. Any existing notes held by the company are not considered for this purpose. As of the date of this prospectus, no existing notes were held by the company and therefore no existing notes would be excluded from the amount outstanding for this purpose.

Given that the consents are linked to the tender of the existing notes and that the exchange offers are conditioned on the tender of at least 85% in aggregate principal amount of the outstanding 2003 notes, and at least a majority in aggregate principal amount of the outstanding 2006 notes, among other conditions, the consent solicitations are effectively also subject to such conditions unless waived by us.

    The proposed amendments to the indenture governing a series of the existing notes will become effective only upon the consummation of the exchange offer in respect of such series and the execution of the related supplemental indenture.

                                  RISK FACTORS

    See the "Risk Factors" section of this prospectus beginning on page 23 for a description of risks you should carefully consider in deciding whether to tender your existing notes in the exchange offer.

                              CORPORATE STRUCTURE

    The following diagram illustrates our basic corporate structure after the shares of TMM Multimodal are transferred to the Guarantor.

                                    [CHART]

------------------------

*   Through its wholly owned subsidiaries.

** Without giving effect to the additional indirect interest created by the interest in Grupo TFM held by TFM.

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following tables set forth summary historical financial data for Grupo TMM and its consolidated subsidiaries. The financial information presented for the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001 was derived from our audited consolidated financial statements of which the consolidated balance sheets as of December 31, 2000 and 2001, and the related consolidated statements of income and cashflows for each of the three years ended
December 31, 1999, 2000 and 2001 and accompanying notes are contained elsewhere herein (the "Financial Statements").

    The financial data for the six month periods ended June 30, 2001 and June 30, 2002 was derived from our unaudited financial statements included elsewhere herein and may not be indicative of results for the full fiscal year.

    The Financial Statements have been prepared in accordance with IAS, which differ in certain significant respects from U.S. GAAP. See Note 17 to our Financial Statements for the years ended December 31, 1999, 2000 and 2001 and
Note 6 to our unaudited financial statements for the six months ended June 30, 2001 and 2002 for a description of the principal differences between IAS and U.S. GAAP applicable to us.

    The following data should be read in conjunction with, and is qualified in its entirety by reference to "Operating and Financial Review and Prospects" and to our Financial Statements and the related Notes thereto included elsewhere herein. See "--Recent Developments--Recent Results of Operations" for information regarding the Company's results of operations for the nine months ended September 30, 2002.

                                      SIX MONTHS ENDED                      YEARS ENDED DECEMBER 31,
                                    ---------------------   ---------------------------------------------------------
                                    JUNE 30,    JUNE 30,
                                      2002        2001        2001        2000        1999        1998        1997
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                         (UNAUDITED)         (DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
CONSOLIDATED INCOME STATEMENT DATA
  (IAS):
Transportation and service
  revenues........................  $  505.6    $  491.4    $1,000.1    $  989.9    $  844.7    $  740.7    $  477.3
Operating income..................      97.3        91.7       189.1       197.6       148.3       111.1        34.7
Net income (loss) for the
  period..........................       7.9        (1.3)        8.9         1.7       (62.6)       (9.6)      (22.2)
Net income (loss) per share(a)....     0.139      (0.076)      0.477       0.099      (4.571)     (2.980)     (6.886)
Book value per share..............     3.342       0.464       3.106       0.538       0.439      14.378      17.422
Weighted average shares
  outstanding (000s)..............    56,963      17,442      18,694      17,442      13,705       3,220       3,220

U.S. GAAP:
Transportation and services
  revenues........................     505.6       491.4     1,000.1       989.9       844.7       740.7          --
Operating income..................     108.1        93.9       242.3       170.9       135.4       107.7          --
Net income (loss) for the
  period..........................      17.2        (2.9)       17.8        (1.3)      (70.8)      (19.7)         --
Net income (loss) per share.......     0.302      (0.166)      0.954      (0.072)     (5.163)     (6.104)         --

                                      SIX MONTHS ENDED                      YEARS ENDED DECEMBER 31,
                                    ---------------------   ---------------------------------------------------------
                                    JUNE 30,    JUNE 30,
                                      2002        2001        2001        2000        1999        1998        1997
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                         (UNAUDITED)         (DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
BALANCE SHEET DATA
  (AT END OF PERIOD) (IAS):
Total assets......................   3,034.6     2,758.4     2,818.2     2,671.2     2,946.6     3,126.9     3,097.6
Long term debt....................     975.9     1,220.4       953.2     1,192.8     1,045.2     1,315.5     1,351.6
Minority interest.................   1,058.8     1,158.6     1,089.4     1,104.9     1,024.5     1,057.2     1,050.7
Capital stock(b)..................     121.2        29.9       121.2        29.9        29.9         5.9         5.9
Total stockholders' equity(b).....     190.4         8.1       176.9         9.4         7.6        46.3        56.1

U.S. GAAP
Total assets......................   3,006.5     2,658.9     2,717.6     2,566.5     2,862.3          --          --
Minority interest.................   1,053.7     1,081.6     1,035.7     1,020.9       955.5          --          --
Capital stock.....................     121.2        29.9       121.2        29.9        29.9          --          --
Total stockholders' equity........     166.2       (12.2)      129.4        (9.3)       (8.1)         --          --

------------------------

(a) Based on the weighted average of outstanding shares during each period, and restated to reflect the reverse stock split, which occurred in
    October 2001, prior to the merger of Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM. See "The Company--General." The aggregate number of our Series L Shares and Series A Shares outstanding as of June 30, 2002 was 56,963,137. See "The Company--Reclassification of
    Series A and Series L Shares."

(b) The large increase from 2000 to 2001 in the figures for capital stock, book value per share, and total stockholders equity is a result of the merger of our predecessor, Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM and the additional shares issued in connection therewith. See Notes 1 and 11 of the Notes to our Financial Statements.

QUESTIONS AND ANSWERS RELATING TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

    Subject to the terms and conditions set forth in this prospectus and in the related letter of transmittal and consent, we are offering to exchange $376,875,000 aggregate principal amount of our new notes, for all of our outstanding $176,875,000 principal amount of 2003 notes, and $200,000,000 principal amount of 2006 notes. Each exchange offer will expire at 5:00 p.m., New York City time, on February 11, 2003, unless we extend it. Set forth below are some of the questions you, as holder of the existing notes, may have and answers to those questions.

Q.  WHAT IS THE PURPOSE OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS?

A. The purpose of the exchange offers is to extend the maturity of our existing notes, particularly the 2003 notes, which mature on May 15, 2003, and to improve our liquidity. If we do not complete the exchange offers and do not extend the maturity of our 2003 notes, we will not be able to repay the 2003 notes at maturity unless we find an alternate means of financing or sell assets. See "Risk Factors--Factors relating to the exchange offers and consent solicitations--If the exchange offer for the 2003 notes is not completed, we may be unable to repay the 2003 notes at maturity" for more information about the impact of not completing the exchange offers. For information about the effect that completing the exchange offers may have on our financial position, please see "Unaudited Pro Forma Financial Information."

    The purpose of the consent solicitations is to amend the indentures governing the existing notes to eliminate virtually all of the restrictive covenants and certain events of default. See "The Proposed Amendments" and "Description of the New Notes" for more detailed information.

    Although we considered several alternatives for generating funds to repay the 2003 notes, such as issuing debt or equity securities or selling assets, we ultimately determined that, based on, among other things, current market and economic conditions, the exchange offers were a superior alternative for extending the maturity of our outstanding debt, including the 2003 notes. However, if we are not confident that the exchange offers will be successful, we may actively seek to sell certain of our assets to avoid any potential default on the 2003 notes at maturity. We have not engaged in negotiations with holders of either the 2003 notes or the 2006 notes with respect to the exchange offers prior to commencement of the exchange offers.

Q.  WHAT IS GRUPO TMM OFFERING IN EXCHANGE FOR MY EXISTING NOTES?

A. For each $1,000 principal amount of existing notes that you validly tender, you will receive $1,000 principal amount of the new notes, plus any accrued and unpaid interest in cash. You will not receive any cash payment other than accrued and unpaid interest and, in the case of holders tendering prior to the consent payment deadline, the consent fee. See "The Exchange Offers and Consent Solicitations" for a more detailed description of the exchange offers.

Q.  WHAT ARE THE NEW NOTES?

A. The new notes are unsecured senior notes that will mature on February 1, 2010, which is after the maturity of both the 2003 notes and the 2006 notes. The new notes will accrue interest at an annual rate of 10 3/4%. The new notes will pay interest semi-annually and will rank PARI PASSU with the existing notes to the extent any existing notes remain untendered. However, unlike the existing notes, the new notes will be guaranteed by the Guarantor. The new notes will have restrictive covenants similar to those of the 2003 notes in effect prior to the consummation of these exchange offers and the consent solicitations, adjusted to provide us with certain additional flexibility to address developments in our business operations since the existing notes were issued and to permit the execution of our current business plan and to reflect the additional covenants applicable to the Guarantor. However, if either or both of the exchange offers are consummated and the consent of a majority of holders the 2003 notes and/or the 2006 notes is obtained, virtually all of the restrictive covenants and certain events of default of the 2003 notes and the 2006 notes, as applicable, will be eliminated. See "Description of the New Notes" for a more detailed description of the new notes.

Q.  WHAT IS THE EFFECT OF THE GUARANTEE OF THE NEW NOTES BY THE GUARANTOR?

A. The payment of the principal of and the interest on the new notes will be unconditionally guaranteed on a senior unsecured basis by the Guarantor, a new subsidiary of ours formed for the purpose of holding our indirect interest in Grupo TFM and guaranteeing the new notes. The Guarantor will indirectly hold all of the company's interest in Grupo TFM and will not have any other assets. In addition, the new notes indenture will restrict the Guarantor from engaging in other businesses and from incurring additional indebtedness for borrowed money. As a result, if there is a payment default by us on the new notes, proceeds from any sale of the assets of the Guarantor, consisting of its indirect ownership of the shares of Grupo TFM, would be available to satisfy the claims of the holders of the new notes. These assets would not be available to the holders of any untendered existing notes, or to our other creditors, other than the holders of the company's senior convertible notes, until the new notes had been paid in full. Our senior convertible notes will also be guaranteed on a PARI PASSU basis with the new notes. As of December 23, 2002, $14.0 million principal amount of senior convertible notes was outstanding. We have the right, but not the obligation, to satisfy scheduled payments of principal and interest on the senior convertible notes by issuing shares of our common stock, subject to certain conditions. For more information, see "Risk Factors--The shares of Grupo TFM indirectly held by the Guarantor may be difficult to sell in the event that the Guarantor is called upon to satisfy the guarantee of the new notes," "--You may not be able to enforce the guarantee under the new notes," "--Certain bankruptcy considerations" and "Description of the New Notes--the Guarantee." The Guarantor's obligations under the guarantee will terminate if we obtain investment grade ratings for the new notes from both Standard & Poor's and Moody.

Q. HOW WILL THE GUARANTEE BE AFFECTED IF GRUPO TMM FILES OR IS SUBJECT TO BANKRUPTCY PROCEEDINGS IN MEXICO?

A. In the event that Grupo TMM files or is subject to bankruptcy proceedings in Mexico, the guarantee will not be affected, as the Guarantor is a separate legal entity. However, the obligations of the Guarantor are unsecured obligations of the Guarantor, subject to rights of creditors generally. As of September 30, 2002, we had $38.6 million of indebtedness (on an unconsolidated basis) that would not be guaranteed by the Guarantor and would have no direct claim against the Guarantor in the event of our bankruptcy. As a result of the guarantee of the new notes and the senior convertible notes, holders of our other indebtedness, including any existing notes that remain outstanding after the exchange offers, will not be entitled to receive any of the proceeds from the sale of the shares of TMM Multimodal or Grupo TFM until the holders of the new notes and the senior convertible notes are paid in full.

Q. WHEN CAN THE GUARANTOR OR TMM MULTIMODAL SELL OR TRANSFER THE SECURITIES IT CURRENTLY OWNS?

A. Unless and until the Guarantor's obligations under the guarantee terminate because we have obtained investment grade ratings for the new notes from both Standard & Poor's and Moody's neither the Guarantor nor TMM Multimodal may sell or transfer the securities it currently owns except in a Qualifying Disposition or to satisfy the Guarantor's obligation pursuant to the guarantee. To be a Qualifying Disposition, a sale or transfer requires that we obtain a fairness opinion, that any securities received in such transaction meet specified criteria and that the sale or transfer not be to any of our Affiliates. See "Description of the Notes--The Guarantee" and "--Certain Covenants--Additional Covenants Applicable to the Guarantor."

    In the event the securities are sold in a Qualifying Disposition as described above, then any Net Cash Proceeds from such Qualifying Disposition up to the amount required to repurchase, redeem or repay the new notes and the senior convertible notes, shall be either (i) applied to repurchase, redeem or otherwise repay the new notes and the senior convertible notes, or
    (ii) promptly irrevocably deposited
    with the new notes trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the new notes trustee, as trust funds in trust solely for the benefit of the holders of the new notes (and the holders of the senior convertible notes, if any such are outstanding at such time), for the purpose of paying principal and interest on the new notes.

Q.  WILL THE NEW NOTES BE FREELY TRADABLE?

A. Yes. The new notes have been registered with the SEC and are therefore freely tradable by holders other than "affiliates" of the company. We intend to apply to list the new notes for trading on the New York Stock Exchange.

Q.  WHEN WILL THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS EXPIRE?

A. Each exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on February 11, 2003, unless we extend it in respect of either or both series of existing notes at our sole discretion. However, only holders who validly tender their existing notes prior to 5:00 p.m., New York City time, on January 28, 2003 (unless this deadline, which is the consent payment deadline, is extended in respect of either or both series of existing notes) will receive the consent payment.

Q. HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFERS OR CONSENT SOLICITATIONS IS EXTENDED?

A. If we extend the expiration date or consent payment deadline for either exchange offer and consent solicitation, we will make a public announcement of the extension not later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date or consent payment deadline.

Q.  HOW DO I TENDER MY EXISTING NOTES?

A. Existing notes may be tendered only by book-entry transfer using DTC's ATOP (Automated Tender Offer Program) system. See "The Exchange Offers and Consent Solicitations--How to Tender."

    If your existing notes are held by a broker, dealer, commercial bank, trust company or other custodian and you wish to tender them in the exchange offers, you should promptly contact the custodian and instruct the custodian to tender on your behalf.

    If your existing notes are held by you as physical certificates registered in your name, and you wish to tender them in the exchange offers, you must
    (a) deliver these existing notes to a broker, dealer, commercial bank, trust company or other custodian that can act on your behalf and that has an account at DTC and (b) instruct this custodian to tender your existing notes on your behalf. We are requiring this because the new notes will be available only in book-entry form through accounts at DTC. Since you would anyway be required to provide a DTC account that could receive the new notes, we are requiring you tender your existing notes through a DTC account also. If you need any assistance doing this, contact the information agent at its phone number listed on the back of this prospectus.

    If your existing notes are held through Euroclear or Clearstream, Luxembourg, you must provide instructions for tender as well as certain disclosure authorizations to Euroclear or Clearstream, Luxembourg, as applicable, under the procedures they have established for the exchange offers. Euroclear and Clearstream, Luxembourg will in turn advise, indirectly, the exchange agent of the amount of existing notes being tendered and other required information. As a part of tendering through Euroclear or Clearstream, Luxembourg, you are required to become aware of any applicable deadlines.

    IF YOU TENDER EXISTING NOTES PURSUANT TO THE EXCHANGE OFFERS, YOU WILL BE DEEMED TO HAVE GIVEN YOUR CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO ALL OF THE EXISTING NOTES TENDERED. YOU MAY NOT CONSENT WITHOUT TENDERING.

Q.  IF I TENDER MY EXISTING NOTES, WILL I RECEIVE ACCRUED BUT UNPAID INTEREST?

A. Yes. You will receive a cash payment for accrued and unpaid interest on each $1,000 principal amount of existing notes validly tendered by you for the period up to, but not including, the settlement date.

Q.  WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you are the record owner of your existing notes and you tender your existing notes in the exchange offer, you should not have to pay brokerage fees or similar expenses. If you own your existing notes through a broker or other nominee and your broker tenders your existing notes on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q. UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED EXISTING NOTES AND REVOKE THE RELATED CONSENT AND WHAT IS THE PROCESS?

A. You may withdraw your previously tendered existing notes and revoke your related consent at any time prior to the consent payment deadline applicable to your notes. YOU MAY NOT WITHDRAW TENDERED EXISTING NOTES AFTER THE APPLICABLE CONSENT PAYMENT DEADLINE. In order to withdraw existing notes you previously tendered and revoke the related consent, you must follow the procedures described in "The Exchange Offers and Consent Solicitations--Withdrawal Rights." YOU MAY NOT REVOKE YOUR CONSENT PROVIDED WITH YOUR TENDER WITHOUT WITHDRAWING YOUR TENDERED EXISTING NOTES. Withdrawn existing notes may be tendered again in the applicable exchange offer in accordance with the procedures described under "The Exchange Offers and Consent Solicitations--How to Tender" prior to the applicable expiration date.

Q. IF I TENDER MY EXISTING NOTES, HOW WILL I BE NOTIFIED THAT GRUPO TMM HAS ACCEPTED MY EXISTING NOTES FOR EXCHANGE?

A. Upon the terms and subject to the conditions of each exchange offer, we will accept for exchange all existing notes validly tendered prior to the expiration date and not properly withdrawn. We will announce our acceptance of the existing notes for exchange by issuing a press release.

Q. IF I DECIDE NOT TO TENDER MY EXISTING NOTES, HOW WILL THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS AFFECT MY EXISTING NOTES?

A. If you do not tender your existing notes, they will remain outstanding. If the applicable exchange offer is consummated and the proposed amendments to the relevant indenture governing the existing notes become effective, any existing notes that remain outstanding will lose the benefit of substantially all of the restrictive covenants and certain events of default and other provisions set forth in the applicable indenture. In addition, if the exchange offers are consummated, the liquidity of the market for any existing notes that remain outstanding is likely to be significantly more limited. The guarantee of the new notes by the Guarantor will mean that if there is a payment default on the new notes, holders of the new notes will be paid from the proceeds of any sale or liquidation of assets held by the Guarantor, consisting of our indirect interest in Grupo TFM, before the holders of the existing notes will be entitled to any such proceeds. See "The Proposed Amendments," "Risk Factors--Factors relating to the exchange offers and consent solicitations" and "Material United States Federal Income Tax Considerations" for a more detailed description of the proposed amendments, the risks related to not tendering existing notes and the tax consequences of not tendering existing notes.

Q.  WHAT IS REQUIRED FOR THE PROPOSED AMENDMENTS TO BECOME OPERATIVE?

A. Under the terms of the existing notes indentures, in order for the proposed amendments to be adopted with respect to a series of existing notes, holders of at least a majority of the outstanding principal amount of the relevant series must consent to them. The proposed amendments to each of the indentures governing the existing notes are a single proposal with the applicable exchange offer. If you tender your existing notes, you will be deemed to have consented to the proposed amendments with respect to the 2003 notes or the 2006 notes, as applicable. You may not consent selectively to only some of the proposed amendments with respect to those notes. Moreover, the acceptance of tenders of each of the 2003 notes and the 2006 notes, and amendments thereto, will be conditioned upon not less than 85% of the holders of the 2003 notes and a majority of the holders of the 2006 notes, as applicable, tendering their existing notes. The proposed amendments to the indenture governing a series of existing notes will become effective only upon the consummation of the exchange offer in respect of such series and the execution of the related supplemental indenture.

Q.  HOW DO I CONSENT IN THE CONSENT SOLICITATIONS?

A. The proper tender of your existing notes will constitute the giving of your consent with respect to all of your existing notes tendered.

Q. WHAT ARE THE TAX IMPLICATIONS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS?

A. You should read the sections "Material United States Federal Income Tax Considerations" and "Material Mexican Federal Income Tax Considerations" for a discussion of certain United States and Mexican federal income tax consequences of the exchange offers and consent solicitations. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE UNITED STATES AND MEXICAN FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAX JURISDICTION.

Q. WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS?

A. The exchange offers are conditioned upon, among other things:

    - at least 85% in aggregate principal amount of the outstanding 2003 notes and at least a majority in aggregate principal amount of the outstanding 2006 notes, as applicable, being validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the applicable expiration date; and

    - the effectiveness of the consents.

Q. WHO DO I CONTACT IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS?

A. The information agent and the exchange agent can help answer your questions. For further copies of this prospectus and other materials related to the exchange offers and consent solicitations, please contact Mellon Investor Services LLC, the information agent, at the address and telephone number listed on the back cover of this prospectus. For questions regarding the procedures to be followed for tendering your notes, please contact Citibank, N.A., the exchange agent, at the address and telephone number listed on the back cover of this prospectus. For all other questions, please contact the dealer manager, Salomon Smith Barney Inc., at the address and telephone number listed on the back cover of this prospectus.

Q. WHEN WILL THE EXCHANGES AND ANY PAYMENTS TO BE MADE UNDER THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS TAKE PLACE?

A. We will exchange the new notes for the existing notes and make cash payments in respect of the accrued and unpaid interest on the existing notes and consent fees on the settlement date, which will be three business days after the expiration date or as soon as practicable thereafter.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT MAY AFFECT THE NEW NOTES. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IN GENERAL, INVESTING IN THE SECURITIES OF ISSUERS IN EMERGING MARKET COUNTRIES SUCH AS MEXICO INVOLVES RISKS NOT TYPICALLY ASSOCIATED WITH INVESTING IN THE SECURITIES OF U.S. COMPANIES. TO THE EXTENT IT RELATES TO THE MEXICAN GOVERNMENT OR MEXICAN MACROECONOMIC DATA, THE FOLLOWING INFORMATION HAS BEEN EXTRACTED FROM OFFICIAL PUBLICATIONS OF THE MEXICAN GOVERNMENT AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY US.

FACTORS RELATING TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

IF YOU DO NOT EXCHANGE YOUR EXISTING NOTES AND THE RELEVANT EXCHANGE OFFER AND CONSENT SOLICITATION IS CONSUMMATED, THE RESTRICTIONS UNDER THE COVENANTS CONTAINED IN THE INDENTURE GOVERNING YOUR EXISTING NOTES WILL BE SUBSTANTIALLY DIMINISHED

    If the exchange offers are consummated and the proposed amendments to the indentures governing the existing notes become effective, existing notes not exchanged pursuant to the exchange offers will no longer be entitled to the benefit of virtually all of the restrictive covenants and certain events of default contained in the indentures currently governing the existing notes. The proposed amendments to the indentures would, among other things, eliminate:

    - all of the covenants restricting the company and its restricted subsidiaries from incurring indebtedness, making certain investments, granting loans, paying dividends, creating liens, entering into transactions with affiliates, undertaking certain mergers, consolidations or asset sales and creating restrictions on the ability of our subsidiaries to loan or dividend funds to us;

    - the obligation of the company to repurchase existing notes at the option of the holders in the event of a change of control or with the proceeds from certain asset sales; and

    - events of default related to our non-compliance with such covenants, cross-defaults, including provisions that would result in a default if there is a default or event of default with respect to the new notes, adverse judgments in excess of $10 million and certain bankruptcy events.

    The modification of the restrictive covenants would permit us, absent the existence of similar covenants under other indebtedness (such as the new notes), to take actions that could increase the credit risks, with respect to us and our subsidiaries, faced by the holders of the existing notes or that could otherwise be adverse to the interests of the holders of the existing notes. See "The Proposed Amendments." This would apply to existing notes that remain outstanding after the exchange offers, even if you do not consent to the proposed amendments.

IF YOU DO NOT EXCHANGE YOUR EXISTING NOTES AND THE EXCHANGE OFFERS ARE CONSUMMATED, THERE MAY BE A SMALLER PUBLIC TRADING MARKET FOR YOUR EXISTING NOTES AND THE MARKET PRICE OF YOUR EXISTING NOTES MAY DECLINE

    There currently is a limited trading market for the existing notes. To the extent the exchange offers are consummated, the trading and the liquidity of the market for existing notes are likely to be significantly more limited. Although it is not possible to predict the effect of any particular factor on the market price of any untendered existing notes that remain outstanding following consummation of the exchange offers, we believe that the largest impact would likely be due to the significantly smaller market for such notes and the corresponding loss of liquidity. A debt security with a smaller outstanding principal amount available for trading, a smaller "float," may command a lower price than would a comparable debt security with a larger float. Therefore, following consummation of the exchange offers, the market price for the existing notes may decline along with the float. The reduced float also may tend to make the trading price more volatile. Holders of untendered existing notes may attempt to obtain quotations for the existing notes from their brokers. However, following consummation of the exchange offer, quotations may be difficult to obtain.

IF YOU DO NOT EXCHANGE YOUR EXISTING NOTES AND THE EXCHANGE OFFERS ARE CONSUMMATED, YOUR EXISTING NOTES WILL BE STRUCTURALLY SUBORDINATED TO THE NEW NOTES BECAUSE OF THE GUARANTEE OF THE NEW NOTES BY THE GUARANTOR

    The payment of the principal of and the interest on the new notes will be unconditionally guaranteed on a senior unsecured basis by the Guarantor. The Guarantor will indirectly hold all of the company's interest in Grupo TFM. In addition, the indenture will restrict the Guarantor from engaging in other businesses and from incurring additional indebtedness for borrowed money. As a result, if there is a payment default by us on the new notes, proceeds from the sale or liquidation of the assets of the Guarantor, consisting of the shares of TMM Multimodal or of Grupo TFM indirectly held by it, would be available to satisfy the claims of the holders of the new notes and our senior convertible notes. These proceeds would not be available to the holders of any untendered existing notes, or to Grupo TMM's other creditors, until the new notes and our senior convertible notes have been paid in full. However, the new notes will also be structurally subordinated to creditors of Grupo TFM, TFM and any of our other subsidiaries. For more information, see "Description of the New Notes--the Guarantee."

BOTH PERSONS PARTICIPATING AND PERSONS NOT PARTICIPATING IN THE EXCHANGE OFFERS MAY BE SUBJECT TO MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    Whether or not you actually exchange your existing notes for new notes, you may be treated as having exchanged your notes for U.S. federal income tax purposes, in which case you may recognize gain and may not be able to recognize loss. The amount of gain you recognize will depend on whether the transaction is treated as a taxable exchange or a tax-free recapitalization, which is uncertain. In addition, consummation of the exchange offers may result in your being treated as holding notes with original issue discount for U.S. federal income tax purposes. If so, you may be required to include the original issue discount in your gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on the new notes. As a result, holders who do not participate in the exchange offers may have adverse U.S. federal income tax consequences. See "Material United States Federal Income Tax Consequences."

IF THE EXCHANGE OFFER FOR THE 2003 NOTES IS NOT COMPLETED, WE MAY BE UNABLE TO REPAY THE 2003 NOTES AT MATURITY

    We have outstanding indebtedness in the aggregate principal amount of approximately $176.9 million under the 2003 notes, which mature on May 15, 2003. We intend to extend the maturity of at least 85% of the principal amount of the 2003 notes by exchanging them in the exchange offers for the new notes, which will be due in 2009. If we are unable to complete the exchange offer for the 2003 notes, or to otherwise refinance the 2003 notes prior to May 15, 2003, our financial position will be adversely affected. Existing cash reserves and cash flow generated by our business will not be sufficient to repay the 2003 notes at maturity and meet our other obligations if we are unable to effect the exchange offers. Accordingly, if the exchange offer for the 2003 notes is not completed, we would need to find a source of refinancing to repay the 2003 notes or sell assets to generate cash to satisfy our obligations. Additionally, if we are not confident that the exchange offers will be successful, we may actively seek to sell certain of our assets to avoid any potential default on the 2003 notes at maturity. There is no assurance we would be able to find a source of refinancing or complete any asset sale on terms acceptable to us, or at all. The failure to repay or refinance the 2003 notes may also result in an acceleration of our other debt obligations.

FACTORS RELATING TO THE NEW NOTES

THERE IS NO ACTIVE TRADING MARKET FOR THE NEW NOTES

    The new notes are new securities and therefore do not currently have an active trading market. If the new notes are traded after their initial issuance, they may trade at a discount from their nominal price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. We intend to apply to list the new notes on the New York Stock Exchange. However, we cannot assure you that the new notes will be accepted for listing or that an active trading market will develop for the new notes or that the market for the new notes will provide any liquidity for holders that wish to sell their new notes.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER

    Under the terms of the indenture governing the new notes, we will be required to offer to repurchase all of the new notes if a change of control (as defined under "Description of the New Notes--Offer to Purchase Upon a Change of Control") occurs. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase. Other financing arrangements to which we and our subsidiaries are or may become a party may also require that we repay, or offer to repurchase, other obligations. In addition, other agreements to which we and our subsidiaries are subject, including other financing arrangements, may contain provisions that prohibit us from making such a repurchase. Therefore, there can be no assurance that we would be permitted to consummate such a repurchase were a change of control to occur. Furthermore, certain important corporate events, such as certain mergers or leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control and therefore would not require us to offer to repurchase any new notes, even though our capital structure might be materially changed.

WE ARE A HOLDING COMPANY AND WE DEPEND UPON FUNDS RECEIVED FROM OUR OPERATING SUBSIDIARIES TO MAKE PAYMENTS ON OUR INDEBTEDNESS

    We are primarily a holding company and conduct the majority of our operations, and hold a substantial portion of our operating assets, through numerous direct and indirect subsidiaries. As a result, we rely on income from dividends and fees related to administrative services provided to our operating subsidiaries for our operating income, including the funds necessary to service our indebtedness. Although we have maintained, as controlling shareholder, the ability to declare dividends (assuming the applicable conditions under our debt covenants and Mexican law have been met), our subsidiaries (other than the Guarantor, as guarantor of the new notes and our senior convertible notes) have no obligation to pay amounts to us in order to service our indebtedness. Any rights we have to receive any assets of our subsidiaries upon a liquidation or bankruptcy or to realize proceeds from those assets effectively will be subordinated to the claims of each subsidiary's creditors. As of September 30, 2002, approximately $1,027.0 of our subsidiaries' indebtedness (which includes $2.5 million of secured indebtedness) would effectively be senior to the new notes with respect to the assets of our subsidiaries.

    Furthermore, we do not own 100% of all of our subsidiaries and, to the extent that we rely on dividends or other distributions from these subsidiaries, we will only be entitled to a pro rata share of the dividends or other distributions. The indentures governing TFM's notes restrict TFM's ability to pay dividends under certain circumstances and limit the dividends payable to an accrued maximum aggregate amount or "basket" based on Grupo TFM's accumulated consolidated net income after a specified date. In May 2002, TFM completed a consent solicitation of holders of its notes as a result of which the indentures were amended to, among other things, further restrict TFM's ability to pay dividends. The amendments eliminated the amount accrued in the dividends basket (approximately $97.5 million at March 31, 2002) with retroactive effect to April 2, 2002, as of which date the basket again began to accumulate. As of June 30, 2002 the dividends basket had accrued to $5.5 million. In addition, the financial ratio required for TFM to be allowed (in the absence of a relevant exception) to incur indebtedness or pay dividends under the indentures was increased until October 31, 2003. We cannot assure you that TFM and our other subsidiaries will provide us with funds necessary to service our debt obligations.

    In addition to operations at our subsidiaries, we are a party to a number of arrangements with other parties where we have invested in our subsidiaries and expect to enter into other similar arrangements in the future. Our partners in these subsidiaries may at any time have economic, business or legal interests or goals that are inconsistent with our interests or those of the entity itself. Any of these partners may also be unable to meet their economic or other obligations to the subsidiaries, and we may be required to fulfill those obligations. Furthermore, any dividends that are distributed from subsidiaries that we do not wholly own would be shared pro rata with our partners according to our relative ownership interests. Disagreements for these or any other reasons with companies with which we have a strategic alliance or relationship could impair or adversely affect our ability to conduct our business and to receive distributions from, and return on our investments in, those subsidiaries. In December 2001, a dispute arose between us and Kansas City Southern ("KCS"), resulting from a dividend declaration by Grupo TFM and a lease transaction between TFM and Mexrail, Inc. ("Mexrail"). Although we settled the dispute, both we and KCS preserved our respective interpretations of the operative agreements governing our investment in Grupo TFM. It is possible that a similar or other dispute may arise with respect to future dividend declarations or other matters relating to Grupo TFM. See "Legal Proceedings" for a more detailed description of that dispute.

THE SHARES OF GRUPO TFM HELD INDIRECTLY BY THE GUARANTOR MAY BE DIFFICULT TO SELL IN THE EVENT THAT THE GUARANTOR IS CALLED UPON TO SATISFY THE GUARANTEE OF THE NEW NOTES

    There is no public market for the shares of Grupo TFM indirectly held by the Guarantor and the shares cannot be easily liquidated. Accordingly, there are a very limited number of potential purchasers for the shares, some of which are competitors of the company. In the event that the Guarantor is required to liquidate the shares of Grupo TFM indirectly held by it to satisfy its obligations under the guarantee, there is no assurance that it would generate sufficient funds to satisfy its obligations, or that any sale would not be delayed, possibly for a long period of time. Moreover, the legal remedy of specific performance may be unavailable to force such a sale because there will not be a lien on the shares. Certain shareholder agreements and other contracts, including the call option on our Grupo TFM shares, relating to the Grupo TFM shares contain significant restrictions on our sale of those shares, including our agreement not to sell those shares to a competitor of the Company or KCS. See "--Factors relating to Grupo TMM--we have granted a call option on our Grupo TFM shares which may result in our loss of control of Grupo TFM and TFM" for a more detailed description of the call option. In addition, existing foreign investment restrictions, as well as Mexican antitrust law and the governing concession, may significantly limit the Guarantor's ability to sell the shares or the number of potential purchasers for the shares. See "The Company--Grupo TMM's Strategic Partners."

YOU MAY NOT BE ABLE TO RECEIVE YOUR PAYMENTS ON THE NEW NOTES IN U.S. DOLLARS IN CERTAIN CIRCUMSTANCES

    We are required to make payments of amounts owed under the new notes and the guarantee in U.S. dollars. However, under the Mexican Monetary Law (LEY MONETARIA DE LOS ESTADOS UNIDOS MEXICANOS), obligations to make payments in Mexico in foreign currency may be discharged in pesos at the rate of exchange for pesos prevailing at the time and place of payment. Although we are contractually required, and intend, to make all payments of amounts owed under the new notes and the guarantee in U.S. dollars, we are legally entitled to pay in pesos if payment on the new notes or the guarantee is sought in Mexico (through the enforcement of a non-Mexican judgment or otherwise). In the event that we make payment in pesos, you may experience a U.S. dollar shortfall when converting the pesos to U.S. dollars.

YOU MAY HAVE TO INCLUDE ORIGINAL ISSUE DISCOUNT IN YOUR GROSS INCOME FOR U.S. FEDERAL INCOME TAX PURPOSES

    The new notes will probably be issued with original issue discount for U.S. federal income tax purposes. Consequently, original issue discount will accrue from the issue date of the new notes and will be includible in your gross income for U.S. federal income tax purposes in advance of the receipt of cash payments on such new notes, except to the extent that you may reduce the original issue discount on account of any premium on the new notes. See "Material United States Federal Income Tax Consequences."

FACTORS RELATING TO GRUPO TMM

OUR SUBSTANTIAL INDEBTEDNESS, AND THAT OF OUR SUBSIDIARY, TFM, COULD ADVERSELY AFFECT OUR BUSINESS AND, CONSEQUENTLY, OUR ABILITY TO PAY INTEREST AND REPAY OUR INDEBTEDNESS

    We and TFM each have a significant amount of indebtedness, which requires significant debt service. As of September 30, 2002, after giving effect to the recent financings by Grupo TMM and TFM, we had consolidated indebtedness of approximately $1,461.3 million, which includes $1,023.1 million of TFM's indebtedness. Our shareholders' equity, including minority interest in consolidated subsidiaries, was

$932.5 million, and TFM's was $1,065.9 million, as of September 30, 2002, resulting in a debt to equity ratio of 156.7% and 96.0% respectively.

    The level of our and TFM's consolidated indebtedness could have important consequences. For example, it could:

    - limit cash flow available for capital expenditures, acquisitions, working capital and other general corporate purposes because a substantial portion of our cash flow from operations must be dedicated to servicing debt;

    - increase our vulnerability to general adverse economic and industry conditions;

    - expose us to risks inherent in interest rate fluctuations because some borrowings are at variable rates of interest, which could result in higher interest expenses in the event of increases in interest rates;

    - expose us to risks in exchange rate fluctuations, because any devaluation of the peso would cause the cost of our and TFM's dollar-denominated debt to increase;

    - limit our flexibility in planning for, or reacting to, competitive and other changes in our business and the industries in which we operate;

    - place us at a competitive disadvantage compared to our competitors that have less debt and greater operating and financing flexibility than we do; and

    - limit, through covenants in our indebtedness, our ability to borrow additional funds.

    Our and TFM's ability to pay interest and to repay or refinance indebtedness will depend upon future operating performance, including the ability to increase revenues significantly and control expenses. Future operating performance depends upon prevailing economic, financial, competitive, legislative, regulatory, business and other factors that are beyond our control.

    We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenues and operating performance will be realized or that future borrowings will be available to us in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In addition, we may have difficulty accessing cash flows generated by our subsidiaries and joint ventures. See "--Factors relating to the exchange offers and consent solicitations--We are a holding company and we depend upon funds received from our operating subsidiaries to make payments on our indebtedness." If we or TFM are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

    The indentures relating to our and TFM's debt securities and the agreements we recently entered into relating to our senior convertible notes and note-linked securities contain a number of restrictive covenants and any additional financing arrangements we enter into may contain additional restrictive covenants. These covenants restrict or prohibit many actions, including our ability, or that of our subsidiaries, to:

    - incur indebtedness;

    - create or suffer to exist liens;

    - make prepayments of particular indebtedness;

    - pay dividends;

    - make investments;

    - engage in transactions with shareholders and affiliates;

    - sell assets; and

    - engage in mergers and consolidations or in sale-leaseback transactions.

    If we fail to comply with these restrictive covenants, our obligation to repay our debt may be accelerated.

WE HAVE A SIGNIFICANT AMOUNT OF SHORT-TERM DEBT

    A significant amount of our debt is due within one-year. As of September 30, 2002, approximately $235.9 million of our indebtedness is due within one year, of which approximately $213.4 million of indebtedness, including the 2003 notes, is due on or before May 15, 2003 (the maturity date of the 2003 notes). In addition, approximately $35 million of the certificates issued by the trust under our receivables securitization facility are required to be repaid by April 15, 2003. We do not have sufficient cash reserves to pay these amounts and we will need to complete the exchange offers, obtain additional financing, sell assets or take some combination of these steps in order to meet these obligations. There is no assurance that we will be successful in taking these steps. Due to the near-term maturity of the 2003 notes, we have experienced difficulty in extending and refinancing our commercial paper at acceptable rates. There is no assurance that we will be able to continue to access the commercial paper market at acceptable rates unless we are successful in completing the exchange offers or otherwise refinancing the 2003 notes and our other short term payment obligations. If we are not confident that the exchange offers will be successful, we may actively seek to sell certain of our assets to avoid any potential default on the 2003 notes at maturity.

WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY AND IMPROVE OUR OPERATING PERFORMANCE

    During the past three years, we have been implementing a program to refocus our business and restructure our operations with the objective of increasing the profitability of our business. We accelerated this process through the sale of non-strategic and under-performing assets beginning in late 1999 and continuing through 2000. In 2001, we concentrated on the elimination of unprofitable business segments mainly in the land transportation division. During the past three years, we have focused our attention on the reduction of outstanding debt at the Grupo TMM level and corporate reorganization, with the goal of reducing administrative expenses by creating a more efficient management structure. This effort has been partially offset by the strength of the peso and the fact that Mexico's inflation rate has been, and continues to be, higher than that of the United States.

    We cannot assure you that we will successfully complete our corporate restructuring or achieve our strategic objectives of reducing corporate overhead costs and improving our operating performance. Our success going forward will depend on a number of factors, including:

    - U.S. and Mexican economic conditions;

    - the success of TFM, through which we conduct our rail operations;

    - our ability to continue to restructure our business;

    - our ability to compete with other logistics and transportation companies with greater financial resources than ourselves; and

    - our ability to contain and reduce corporate overhead costs.

    We may not be able to implement our business strategies on a timely basis or at all, nor can we assure you that, if implemented, our strategies will achieve the desired results, as a number of the factors noted above represent variables beyond our control.

    In addition, our expansion plans will require substantial capital expenditures and investments and we cannot assure you that new or expanded businesses will generate net profits or positive cash flow.

WE MAY BE UNABLE TO SUCCESSFULLY EXPAND OUR BUSINESS

    Our future growth will depend on a number of factors, including:

    - identification and continued evaluation of niche markets;

    - identification of joint venture opportunities or acquisition candidates and entering into acquisitions or joint ventures on favorable terms;

    - the ability to hire and train qualified personnel;

    - the successful integration of any acquired businesses with our existing operations; and

    - our ability to effectively manage expansion and to obtain required financing.

    In order to maintain and improve operating results from new businesses, as well as our existing businesses, we will be required to manage our growth and expansion effectively. However, the management of new businesses involves numerous risks, including difficulties in assimilating the operations and services of the new businesses, the diversion of management's attention from other business concerns and the disadvantage of entering markets in which we may have no or limited direct or prior experience. Our failure to effectively manage our expansion could have a material adverse effect on our results of operations

WE HAVE GRANTED CALL OPTIONS UNDER OUR RECEIVABLES SECURITIZATION PROGRAM, WHICH MAY RESULT IN OUR LOSS OF CONTROL OF GRUPO TFM, TFM AND OUR PORT OPERATIONS

    At the end of 2001, we established a receivables securitization program, pursuant to which: (i) we and some of our wholly-owned subsidiaries sold certain receivables and collection rights derived from agreements with, or services rendered to, some of their customers to a trust, (ii) the trust issued and sold, and may continue to issue and sell, certificates representing an interest in the trust to certain qualified investors pursuant to an exemption from registration under the U.S. securities laws and (iii) we received $23.2 million net of fees and expenses associated with establishment of the program. We received an additional net $30.0 million in October of 2002, and received an additional $35.0 million on December 23, 2002 from an expansion of the program. The total amount outstanding under the receivables securitization facility at December 23, 2002 was $86.7 million. Pursuant to certain agreements related to the program, TMM Multimodal, whose voting shares are approximately 97% owned by us, granted the trust an option to acquire, upon the occurrence of certain events, that number of Grupo TFM shares owned by TMM Multimodal as may be necessary to provide the trust with sufficient funds to repurchase, in full, the receivables underlying the certificates by paying an amount equal to all amounts outstanding under the certificates. In addition, we have granted to the trust an option to acquire shares of TMM Puertos y Terminales, S.A. de C.V., which holds our port operations. These options are exercisable by the trust upon the occurrence of certain events, including the failure on our part and on the part of our subsidiaries, under the securitization program, to provide sufficient funds to the trust to purchase all of the certificates upon certain events of default or rapid amortization events. Exercise of the Grupo TFM option is subject to the transfer restrictions contained in the Bylaws of Grupo TFM and to restrictions on transfer and ownership under Mexican law.

    If the option became exercisable and the trust were to exercise the option, we may lose control of Grupo TFM and of TFM, its most significant subsidiary, and the assets of the Guarantor would be diminished.

TFM'S BUSINESS IS VERY CAPITAL INTENSIVE

    TFM's business is capital intensive and requires substantial ongoing expenditures for, among other things, improvements to roadway, structures and technology, acquisitions, leases and repair of equipment, and maintenance of its rail system. TFM's failure to make necessary capital expenditures could impair its ability to accommodate increases in traffic volumes or service its existing customers. In addition, TFM's railroad concession from the Mexican government requires TFM to make investments and undertake capital projects, including capital projects described in a business plan filed every five years with the Mexican government. TFM may defer capital expenditures with respect to its five-year business plan with the permission of the SECRETARIA DE COMUNICACIONES Y TRANSPORTES (Ministry of Communications and Transports or "Ministry of Transportation"). However, the Ministry of Transportation may not grant this permission, and TFM's failure to comply with the commitments in its business plan could result in the Mexican government revoking the concession.

TFM'S CONCESSION IS SUBJECT TO REVOCATION OR TERMINATION IN CERTAIN
CIRCUMSTANCES

    The Mexican government may terminate the concession granted to TFM as a result of TFM's surrender of its rights under the concession, or for reasons of public interest, by revocation or upon TFM's liquidation or bankruptcy. The Mexican government may also temporarily seize TFM's assets and its rights under the concession. The LEY REGLAMENTARIA DEL SERVICIO FERROVIARIO (Law Regulating Railroad Services or "Mexican railroad services law and regulations") provides that the Ministry of Transportation may revoke the concession upon the occurrence of specified events, some of which will trigger automatic revocation. Revocation or termination of the concession would prevent TFM from operating its railroad and would materially adversely affect TFM's operations and its ability to make payments on its debt. In the event that the concession is revoked by the Ministry of Transportation, TFM will receive no compensation, and its rail lines and all other fixtures covered by the concession, as well as all improvements made by it, will revert to the Mexican government. See "The Company--Railroad Operations--The Concession."

OUR INTEREST IN TFM IS HELD WITH A THIRD PARTY, AND WE MAY NOT BE ABLE TO CONTROL SIGNIFICANT OPERATING DECISIONS

    We and KCS are the principal shareholders of Grupo TFM. Although we hold a majority voting interest in Grupo TFM, decisions on certain matters that may be material to TFM's operations and business require the approval of both shareholders or of their representatives on Grupo TFM's board of directors. Differences of views between us and KCS may result in delayed decisions or the failure to reach an agreement, which could adversely affect TFM's operations and business. A change in the corporate structure of TFM's strategic partners may also adversely affect its operations.

TFM'S RESULTS FROM OPERATIONS ARE HEAVILY DEPENDENT ON FUEL EXPENSES

    Approximately 98% of the locomotives TFM operates are diesel-powered, and TFM's fuel expenses are significant. TFM currently meets, and expects to continue to meet, its fuel requirements almost exclusively through purchases at market prices from Petroleos Mexicanos, the national oil company of Mexico ("PEMEX"), a government-owned entity exclusively responsible for the distribution and sale of diesel fuel in Mexico. TFM is party to a fuel supply contract with PEMEX of indefinite duration. Either party may terminate the contract upon 30 days written notice to the other at any time. If the fuel contract is terminated and TFM is unable to acquire diesel fuel from alternate sources on acceptable terms, TFM's operations could be materially adversely affected. In addition, instability in the Middle East may result in an increase in fuel prices. Since TFM's fuel expense represents a significant portion of its operating expenses, significant increases in the price of diesel fuel could have a material adverse effect on TFM's results of operations.

TFM MAY BE UNABLE TO GENERATE SUFFICIENT CASH TO SERVICE OR REFINANCE ITS DEBT

    TFM's ability to satisfy its obligations under its debt in the future will depend upon TFM's future performance, including its ability to increase revenues significantly and control expenses. TFM's future operating performance depends upon prevailing economic, financial, business and competitive conditions and other factors, many of which are beyond its control.

    If TFM's cash flow from operations is insufficient to satisfy its obligations, TFM may take specific actions, including delaying or reducing capital expenditures, attempting to refinance its debt at or prior to its maturity or, in the absence of such refinancing, attempting to sell assets quickly in order to make up for any shortfall in payments under circumstances that might not be favorable to getting the best price for the assets, or seeking additional equity capital. TFM's ability to refinance its debt and take other actions will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its debt and other factors, including market conditions, beyond TFM's control. TFM may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow TFM to meet its debt obligations. TFM's indentures and commercial paper credit agreement limit its ability to take certain of these actions. TFM's failure to successfully undertake any of these actions or to earn enough revenues to pay its debts, or significant increases in the peso cost to service its dollar-denominated debt, could materially and adversely affect TFM's business or operations.

CERTAIN REGULATORY AND MARKET FACTORS COULD ADVERSELY AFFECT OUR ABILITY TO EXPAND OUR RAIL TRANSPORTATION OPERATIONS

    The trucking industry is TFM's primary competition. In February 2001, a NAFTA tribunal ruled in an arbitration between the United States and Mexico that the United States must allow Mexican trucks to cross the border and operate on U.S. highways. NAFTA called for Mexican trucks to have unrestricted access to highways in U.S. border states by 1995 and full access to all U.S. highways by January 2000. However, the United States has not followed the timetable because of concerns over Mexico's trucking safety standards. On March 14, 2002, as part of its agreement under NAFTA, the U.S. Department of Transportation issued safety rules that allow Mexican truckers to apply for operating authority to transport goods beyond the 20-mile commercial zones along the U.S.-Mexico border. These safety rules require Mexican carriers seeking to operate in the United States to pass, among other things, safety inspections, obtain valid insurance with a U.S. registered insurance company, conduct alcohol and drug testing for drivers and to obtain a U.S. Department of Transportation identification number. Mexican commercial vehicles with authority to operate beyond the commercial zones will be permitted to enter the United States only at commercial border crossings and only when a certified motor carrier safety inspector is on duty. It is expected that the border will be opened to Mexican carriers in 2002. Given these recent developments, we cannot assure you that truck transport between Mexico and the United States will not increase substantially in the future. Such an increase could affect TFM's ability to continue converting traffic to rail from truck transport because it may result in an expansion of the availability, or an improvement of the quality, of the trucking services offered in Mexico.

    In recent years, there has been significant consolidation among major North American rail carriers. The resulting merged railroads could attempt to use their size and pricing power to block other railroads' access to efficient gateways and routing options that are currently and have been historically available. We cannot assure you that further consolidation will not have an adverse effect on us.

SIGNIFICANT COMPETITION COULD ADVERSELY AFFECT OUR FUTURE FINANCIAL PERFORMANCE

    Certain of our business segments face significant competition, which could have an adverse effect on our results of operations. TFM faces significant competition from trucks and other rail carriers as well as limited competition from the shipping industry in its freight operations. Our parcel tanker and supply ship services operating in the Gulf of Mexico have faced significant competition, mainly from U.S. shipping companies. Although we expect that a recently enacted Mexican law restricting cabotage of ships (intra-Mexican movement) at Mexican ports to Mexican-owned vessels carrying the Mexican flag will reduce competition from non-Mexican companies in this sector, there can be no assurance that such competition will be reduced. In our land operations division, our trucking transport and automotive logistics services have faced intense competition, including price competition, from a large number of Mexican, U.S. and international trucking lines. For example, in late 2000, we lost our long-term contract with Wal-Mart to a lower bidder, under which we supplied trucks that were used to deliver consumer goods from Wal-Mart warehouses to retail outlets throughout Mexico. Although we successfully re-established Wal-Mart as a client in the latter part of 2001 and continue to provide them with trucking services, we can not assure you that we will not lose business in the future due to our inability to respond to competitive pressures by decreasing our prices without adversely affecting our gross margins and operational results.

    The trucking industry is TFM's primary competition. TFM also faces significant competition in some industry segments from other railroads, in particular Ferrocarril Mexicano, S.A. de C.V. ("Ferromex"), which operates the Pacific-North Rail Lines. In particular, TFM has experienced, and continues to experience, competition from Ferromex with respect to the transport of grain, minerals and steel products. The rail lines operated by Ferromex run from Guadalajara and Mexico City to four U.S. border crossings west of Laredo, Texas, providing a potential alternative to TFM's routes for the transport of freight from those cities to the U.S. border. Ferromex directly competes with TFM in some areas of its service territory, including Tampico, Saltillo, Monterrey and Mexico City. Ferrocarril del Sureste, S.A. de C.V. ("Ferrosur"), which operates the Southeast Rail Lines, also competes directly with TFM for traffic to and from southeastern Mexico. Ferrosur, like TFM, serves Mexico City, Puebla and Veracruz. Ferromex and Ferrosur are privately owned companies that may have greater financial resources than TFM. Among other things, this advantage may give them greater ability to reduce freight prices. Price reductions by competitors would make TFM's freight services less competitive and we cannot assure you that TFM would be able to match these rate reductions.

    Under TFM's concession, TFM must grant to Ferromex the right to operate over a north-south portion of its rail lines between Ramos Arizpe near Monterrey and the city of Queretaro that constitutes over 600 kilometers of TFM's main track. Using these trackage rights, Ferromex may be able to compete with TFM over its rail lines for traffic between Mexico City and the United States. TFM's concession also requires it to grant rights to use certain portions of its tracks to Ferrosur and the "belt railroad" operated in the greater Mexico City area by the FERROCARRIL Y TERMINAL DEL VALLE DE MEXICO, S.A. DE C.V. (the Mexico City Railroad and Terminal), thereby providing Ferrosur with more efficient access to certain Mexico City industries. As a result of having to grant trackage rights to other railroads, TFM incurs additional maintenance costs and also loses the flexibility of using its tracks at all times.

    Ferromex and Ferrosur recently announced that they agreed to the acquisition of Ferrosur by Ferromex. TFM filed a notice with the Mexican Antitrust Commission objecting to the proposed acquisition on the grounds that it would limit competition. The acquisition was reviewed by the Mexican Antitrust Commission and on May 16, 2002 the Mexican Antitrust Commission announced that it notified Ferromex that it has denied authorization to consummate the acquisition on antitrust grounds. Ferromex subsequently filed an appeal for review of the order, and on September 18, 2002, the Mexican Antitrust Commission confirmed its prior ruling denying authorization to consummation of the acquisition. Ferromex may request the Federal Courts in Mexico to review the decision of the Mexican Antitrust Commission. If the acquisition is completed, the resulting railroad would operate the largest rail system in Mexico, and we cannot assure you that this would not have a material adverse effect on our operations, particularly on the revenues generated by our route between Mexico City and the port of Veracruz.

    We operate our port and terminal facilities, as well as our tugboat services, under long-term concessions granted by the Mexican government. We have concessions to operate cargo terminals at the ports of Manzanillo, Veracruz and Acapulco, as well as cruise ship terminals on the Caribbean islands of Cozumel and Progreso. We anticipate that over the next several years the Mexican government will grant a series of concessions to private entities to operate facilities at ports on the Pacific and Gulf of Mexico coasts. These and any other future concessions and privatizations of ports and related services will increase competition in this sector and could adversely affect our operations.

THE RATES FOR TRACKAGE RIGHTS SET BY THE MINISTRY OF TRANSPORTATION MAY NOT ADEQUATELY COMPENSATE TFM

    Pursuant to TFM's concession, TFM is required to grant rights to use portions of its tracks to Ferromex, Ferrosur and the Mexico City Railroad and Terminal. Applicable law stipulates that Ferromex, Ferrosur and the Mexico City Railroad and Terminal are required to grant to TFM rights to use portions of their tracks. Applicable law provides that the Ministry of Transportation is entitled to set the rates in the event that TFM and the party to whom it is granting the rights cannot agree on a rate. TFM and Ferromex have not been able to agree upon the rates each of them is required to pay the other for interline services and haulage and trackage rights. Therefore, in accordance with TFM's rights under the Mexican railroad services law and regulations, in February 2001, TFM initiated an administrative proceeding requesting a determination of such rates by the Ministry of Transportation, which subsequently issued a ruling.

    Although the Ministry of Transportation's ruling establishes rates using the criteria set forth in the Mexican railroad services law and regulations, TFM is appealing the ruling on the grounds that it fails to

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establish rates for interline services and because TFM disagrees with the methodology applied to the criteria in calculating the trackage rights rates. TFM also intends to request a suspension of the effectiveness of the ruling pending resolution of its appeal. We cannot predict whether TFM will ultimately prevail in this proceeding and whether the rates TFM is ultimately allowed to charge will be adequate to compensate it. See "The Company--Railroad Operations" for more information.

IF OUR TIME CHARTER ARRANGEMENTS ARE TERMINATED OR EXPIRE, OUR BUSINESS COULD BE ADVERSELY AFFECTED

    We currently time charter three product tankers to PEMEX. A fourth product tanker time charter expired in June 2002, and the vessel is currently working under spot conditions. We flagged this vessel under Mexican flag in September, 2002, and were awarded with a one-year time charter contract with PEMEX on October 7th, 2002. We began operating this vessel with PEMEX in the fourth quarter of 2002. In the event that our time charter arrangements with PEMEX are terminated or expire, we will be required to seek new time charter arrangements for these vessels. We cannot be sure that time charters will be available for the vessels following termination or expiration or that time charter rates in effect at the time of such termination or expiration will be comparable to those in effect under the existing time charters or in the present market. In the event that time charters are not available on terms acceptable to us, we may employ those tankers in the spot market. Because charter rates in the spot market are subject to greater fluctuation than time charter rates, any failure to maintain existing, or enter into comparable, charter arrangements could adversely affect our operating results.

RECENT TERRORIST ACTIVITIES AND THEIR CONSEQUENCES COULD ADVERSELY AFFECT OUR OPERATIONS

    As a result of the terrorist attacks in the United States on September 11, 2001, there was increased short-term market volatility, and there may be long-term effects on U.S. and world economies and markets.

    Terrorist attacks may negatively affect our operations. The continued threat of terrorism within the United States and abroad and the potential for military action and heightened security measures in response to such threat may cause significant disruption to commerce throughout the world, including restrictions on cross-border transport and trade. In addition, related political events may cause a lengthy period of uncertainty that may adversely affect our business. There can be no assurance that there will not be further large-scale terrorist attacks. Political and economic instability in other regions of the world, including the United States and Canada, may also result and could negatively impact our operations. The consequences of terrorism and the responses thereto are unpredictable and could have an adverse effect on our operations.

DOWNTURNS IN THE U.S. ECONOMY OR IN TRADE BETWEEN THE UNITED STATES AND MEXICO WOULD LIKELY HAVE ADVERSE EFFECTS ON OUR BUSINESS AND RESULTS OF OPERATIONS

    The level and timing of our business activity is heavily dependent upon the level of U.S.-Mexican trade and the effects of NAFTA on such trade. Downturns in the U.S. or Mexican economy or in trade between the United States and Mexico would likely have adverse effects on our business and results of operations. Our business of logistics and transportation of products traded between Mexico and the United States depends on the U.S. and Mexican markets for these products, the relative position of Mexico and the United States in these markets at any given time and tariffs or other barriers to trade. For example, the recent downturn in the U.S. economy has had an adverse effect on our revenues. This downturn may continue and could worsen, thereby having a material adverse effect on our results of operations and our ability to meet our debt service obligations as described above.

    Also, fluctuations in the peso-dollar exchange rate could lead to shifts in the types and volumes of Mexican imports and exports. Although a decrease in the level of exports of some of the commodities that we transport to the United States may be offset by a subsequent increase in imports of other commodities we haul into Mexico and vice versa, any offsetting increase might not occur on a timely basis, if at all.

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
Future developments in U.S.-Mexican trade beyond our control may result in a reduction of freight volumes or in an unfavorable shift in the mix of products and commodities we carry.

DOWNTURNS IN CERTAIN CYCLICAL INDUSTRIES IN WHICH OUR CUSTOMERS OPERATE COULD HAVE ADVERSE EFFECTS ON OUR RESULTS OF OPERATIONS

    The shipping, transportation and logistics industries are highly cyclical, generally tracking the cycles of the world economy. Although transportation markets are affected by general economic conditions, there are numerous specific factors within each particular market segment that may influence operating results. Some of our customers do business in industries that are highly cyclical, including the oil and gas, automotive and agricultural sectors. Any downturn in these sectors could have a material adverse effect on our operating results. Also, some of the products we transport have had a historical pattern of price cyclicality which has typically been influenced by the general economic environment and by industry capacity and demand. For example, global steel and petrochemical prices have decreased in the past. We cannot assure you that prices and demand for these products will not decline in the future, adversely affecting those industries and, in turn, our financial results.

WE ARE EXPOSED TO THE RISK OF LOSS AND LIABILITY

    Our business is affected by a number of risks, including mechanical failure of vessels and equipment, collisions, property loss of vessels and equipment, cargo loss or damage, as well as business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, the operation of any ocean-going vessel is subject to the inherent possibility of catastrophic marine disaster, including oil spills and other environmental accidents, and the liabilities arising from owning and operating vessels in international trade.

    We maintain insurance to cover the risk of partial or total loss of or damage to all of our assets, including, but not limited to, railtrack, rail cars, port facilities, port equipment, trucks, land facilities and offices. In particular, we maintain marine hull and machinery and war risk insurance on our vessels, which covers the risk of actual or constructive total loss. Additionally, we have protection and indemnity insurance for damage caused by our operations to third persons. We do not carry insurance covering the loss of revenue resulting from a downturn in our operations or resulting from vessel off-hire time on certain vessels. We cannot assure you that our insurance would be sufficient to cover the cost of damages suffered by us or damages to others, that any particular claim will be paid or that such insurance will continue to be available at commercially reasonable rates in the future.

WE FACE POTENTIAL ENVIRONMENTAL LIABILITY

    Our operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment. The primary environmental law in Mexico is the General Law of Ecological Balance and Environmental Protection (the "Ecological Law"). The Mexican federal agency in charge of overseeing compliance with, and enforcing the federal environmental laws, is the Ministry of Environmental Protection and Natural Resources (SECRETARIA DEL MEDIO AMBIENTE Y RECURSOS NATURALES, or "Semarnat"). As part of its enforcement powers, Semarnat is empowered to bring administrative and criminal proceedings and impose economic sanctions against companies that violate environmental laws, and temporarily or even permanently close non-complying facilities. Under the Ecological Law, the Mexican government has implemented a program to protect the environment by promulgating rules concerning water, land, air and noise pollution, and hazardous substances. We are also subject to the laws of various jurisdictions and international conferences with respect to the discharge of materials into the environment. While we maintain insurance against certain of these environmental risks in an amount which we believe is consistent with amounts customarily obtained in accordance with industry norms, we cannot assure you that our insurance would be sufficient to cover damages suffered by us. We cannot predict the effect, if any, that the adoption of additional or more stringent environmental laws and regulations would have on our results of operations, cash flows or financial condition.

    Under the United States Oil Pollution Act of 1990, or "OPA 90," owners and operators of ships could be exposed to substantial liability, and in some cases, unlimited liability for removal costs and damages resulting from the discharge of oil, petroleum or related substances into United States waters by their vessels. In some jurisdictions, including the United States, claims for removal costs and damages would enable claimants to immediately seize the ships of the owning and operating company and sell them in satisfaction of a final judgment. The existence of statutes enacted by individual states of the United States on the same subject, but requiring different measures of compliance and liability, creates the potential for similar claims being brought under state law. In addition, several international conventions that impose liability for the discharge of pollutants have been adopted by other countries. We time-charter product tankers to PEMEX, which PEMEX uses to transport refined petroleum products domestically. Pursuant to these time-charters, PEMEX has the right to transport crude oil and operate internationally. We also operate three parcel tankers in the international market. See "The Company--Specialized Maritime Services." If a spill were to occur in the course of operation of one of our vessels carrying petroleum products, and such spill affected the United States or another country that had enacted legislation similar to OPA 90, we could be exposed to substantial or unlimited liability. Additionally, our vessels carry bunkers (ship fuel) and certain goods that, if spilled, under certain conditions, could cause pollution and result in substantial claims against us, including claims under OPA 90 and other United States federal, state and local laws. Our railroad operations are subject to the provisions of the Ecological Law. The regulations issued under the Ecological Law and technical environmental requirements issued by the Ministry of the Environment and Natural Resources have promulgated standards for, among other things, water discharge, water supply, emissions, noise pollution, hazardous substances and transportation and handling of hazardous and solid waste.

    As a result of the recent acquisition of Mexrail by TFM, TFM may also incur other environmental liabilities with respect to U.S. environmental laws. The U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") and similar state laws (known as Superfund laws) impose liability for the cost of remedial or removal actions, natural resources damages and related costs at certain sites identified as posing a threat to the environment or public health. CERCLA imposes strict liability on the owners and operators of facilities in which hazardous waste and other hazardous substances are deposited or from which they are released or are likely to be released into the environment. Liability may be imposed, without regard to fault or the legality of the activity, on certain classes of persons, including the current and certain prior owners or operators of a site and persons that arranged for the disposal or treatment of hazardous substances. Liability is imposed on a joint and several basis. In addition, other potentially responsible parties, adjacent landowners or other third parties may initiate cost recovery actions or toxic tort litigation against sites subject to CERCLA or similar state laws.

POTENTIAL LABOR DISRUPTIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OUR ABILITY TO MEET OUR OBLIGATIONS UNDER OUR DEBT

    Approximately 64.7% of our employees are covered by a labor agreement. The compensation terms of the labor agreement are subject to renegotiation on an annual basis and all other terms are renegotiated every two years. We may not be able to negotiate these provisions favorably, and strikes, boycotts or other disruptions could occur. These potential disruptions could have a material adverse effect on our financial condition and results of operations and on our ability to meet our payment obligations under our debt.

WE HAVE A CONTINGENT OBLIGATION TO PURCHASE SHARES OF TFM OWNED BY THE GOVERNMENT OF MEXICO

    The Mexican government retained a 20% interest in TFM in connection with the privatization of TFM. By agreement, the Mexican government has reserved the right to sell its equity interest by October 31, 2003 in a public offering that must be approved by Grupo TFM and its shareholders. If a public offering of TFM shares does not occur by that date, Grupo TFM will have the obligation to purchase the government's interest at the original peso purchase price per share paid by Grupo TFM, indexed to Mexican inflation. If Grupo TFM does not purchase the government's shares, the government may require that we and KCS, either jointly or individually, purchase the government's shares at this price. The price of the government's shares, as indexed for inflation, was approximately 1,570.3 million UDIS (Investment Units Indexed to Inflation) (representing 4,935 million pesos as of July 31, 2002). This amount may be in excess of the fair market value of the government's shares. We cannot assure you that we will have sufficient resources to acquire the government's shares if required to do so, or that we will not be prohibited by debt or other agreements from completing the purchase.

FACTORS RELATING TO MEXICO

MEXICO IS AN EMERGING MARKET ECONOMY, WITH ATTENDANT RISKS TO OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Accordingly, Mexican governmental actions concerning the economy and state-owned enterprises could have a significant impact on Mexican private sector entities in general and on us in particular, as well as on market conditions, prices and returns on Mexican securities, including our securities. The national elections held on July 2, 2000 ended
71 years of rule by the Institutional Revolutionary Party ("PRI") with the election of President Vicente Fox Quesada, a member of the National Action Party ("PAN") and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Although there have not yet been any material adverse repercussions resulting from this political change, multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect our operations. We cannot predict the impact that this new political landscape will have on the Mexican economy. Furthermore, our financial condition, results of operations and prospects and, consequently, the market price for our securities, may be affected by currency fluctuations, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico.

    The Mexican economy in the past has suffered balance of payment deficits and shortages in foreign exchange reserves. There are currently no exchange controls in Mexico; however, Mexico has imposed foreign exchange controls in the past. Pursuant to the provisions of NAFTA, if Mexico experiences serious balance of payment difficulties or the threat thereof in the future, Mexico would have the right to impose foreign exchange controls on investments made in Mexico, including those made by U.S. and Canadian investors. Any restrictive exchange control policy could adversely affect our ability to obtain dollars or to convert pesos into dollars for purposes of making interest and principal payments to noteholders, to the extent that we may have to effect those conversions. This could have a material adverse effect on our business and financial condition.

    Securities of companies in emerging market countries tend to be influenced by economic and market conditions in other emerging market countries. Emerging market countries, including Argentina and Brazil, have recently been experiencing significant economic downturns and market volatility. These events have had an adverse effect on the economic conditions and securities markets of emerging market countries, including Mexico.

ANY DEVALUATION OF THE PESO WOULD CAUSE THE PESO COST OF OUR DOLLAR-DENOMINATED DEBT TO INCREASE, ADVERSELY AFFECTING OUR ABILITY TO MAKE PAYMENTS ON OUR INDEBTEDNESS

    After a five-year period of controlled devaluation of the peso, on December 19, 1994, the value of the peso dropped sharply as a result of pressure against the currency. Although the peso has been appreciating relative to the dollar over the past few years, the peso depreciated 6.22% against the dollar from January 2002 to June 2002. Any additional devaluation in the peso would cause the peso cost of our dollar-denominated debt to increase. In addition, currency instability may affect the balance of trade between the United States and Mexico.

MEXICO MAY EXPERIENCE HIGH LEVELS OF INFLATION IN THE FUTURE WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

    Mexico has a history of high levels of inflation, and may experience inflation in the future. During most of the 1980s and during the mid- and late-1990s, Mexico experienced periods of high levels of inflation. The annual rates of inflation, for the last five years, as measured by changes in the National Consumer Price Index, as provided by Banco de Mexico, were:

1997........................................................  15.72%
1998........................................................  18.61%
1999........................................................  12.32%
2000........................................................   8.96%
2001........................................................   4.40%
2002 (through November 30, 2002)............................   5.24%

    A substantial increase in the Mexican inflation rate would have the effect of increasing some of our costs, which could adversely affect our results of operations and financial condition, as well as the market value of our securities. High levels of inflation may also affect the balance of trade between Mexico and the United States, and other countries, which could adversely affect our results of operations.

INVESTORS MAY BE UNABLE TO ENFORCE JUDGMENTS AGAINST US

    We are a stock corporation organized under the laws of Mexico. Most of our directors and executive officers are residents of Mexico, and all or a significant portion of their assets and most of our assets are located in Mexico. As a result, it may not be possible for investors to effect service of process outside Mexico upon us or our directors or executive officers. In addition, there is doubt as to the enforceability against us and our directors and executive officers, in original actions in Mexican courts, of liabilities predicated solely on the United States federal securities laws and as to the enforceability against us and our directors and executive officers in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws.

                 THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

GENERAL

    We are making exchange offers in respect of up to the full principal amount outstanding of our 2003 notes and up to the full principal amount outstanding of our 2006 notes.

    We are offering, in exchange for each $1,000 of existing notes validly tendered, $1,000 principal amount of new notes, plus accrued and unpaid interest on the existing notes to, but not including, the settlement date.

    The new notes will be issued, and all cash payments will be made, on the settlement date (the third business day following the expiration date, or as soon as practicable thereafter).

    All payments required to be made in connection with the exchange offers shall be made free of any withholding taxes or deductions.

    Existing notes may be tendered and will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof. The exchange agent will act as agent for the tendering holders of existing notes for the purposes of receiving any cash payments and new notes from us.

    We reserve the right, in our absolute discretion, to purchase or make offers to purchase any existing notes that remain outstanding subsequent to the expiration date for the exchange offers in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of these exchange offers. Any such purchases or offers to purchase will not be made except in accordance with applicable law.

    As of the date of this prospectus, $176,875,000 aggregate principal amount of the 2003 notes and $200,000,000 aggregate principal amount of 2006 notes are outstanding. The CUSIP number of the 2003 notes is 893868AA7 and the ISIN number of the 2003 notes is US893868AA72. The CUSIP number of the 2006 notes is 893868AC3 and the ISIN number of the 2006 notes is US893868AC39.

    YOU SHOULD CAREFULLY REVIEW THE INFORMATION INCLUDED UNDER "RISK FACTORS." YOU SHOULD UNDERSTAND THAT AN INVESTMENT IN THE NEW NOTES INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE SIGNIFICANT POSSIBILITY OF LOSS OF YOUR ENTIRE INVESTMENT IN THE NEW NOTES.

THE CONSENT SOLICITATIONS

    Concurrently with the exchange offers, we are soliciting consents to the proposed amendments to the indentures governing the existing notes from holders of each series of existing notes to whom we are making the exchange offers. HOLDERS OF EXISTING NOTES OF EACH SERIES MAY GIVE THEIR CONSENT TO THE PROPOSED AMENDMENTS APPLICABLE TO THAT SERIES ONLY BY TENDERING THEIR EXISTING NOTES IN THE EXCHANGE OFFERS AND WILL BE DEEMED TO HAVE GIVEN THEIR CONSENT BY SO TENDERING. SEE "THE PROPOSED AMENDMENTS."

    CONSENT PAYMENTS

    We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal and consent, to make a cash consent payment in the amount of $5.00 for each $1,000 principal amount of 2003 notes and 2006 notes with respect to which valid consent has been given on or prior to the consent payment deadline, which will be 5:00 p.m., New York City time, on January 28, 2003, unless extended in respect of either or both series of existing notes in our sole discretion. HOLDERS OF EXISTING NOTES WHO TENDER AFTER THE CONSENT PAYMENT DEADLINE WILL NOT RECEIVE THE CONSENT PAYMENT EVEN IF THEIR EXISTING NOTES ARE ACCEPTED FOR EXCHANGE.

    We will announce any extension of the consent payment deadline by 9:00 a.m., New York City time, on the business day following the previously scheduled consent payment deadline through a press release or such other means of announcement as we deem appropriate. Without limiting the manner in which we may choose to make such announcements, a press release given to the Dow Jones News Service, with a copy to DTC, Euroclear and Clearstream, Luxembourg, will, in all cases, be deemed sufficient means of announcement. In the event that we announce a change in the amount of the consent payments, we will extend the expiration date so that a minimum of 10 days remains until the expiration date.

    REQUIRED CONSENTS

    Consents must be received from holders of a majority in aggregate outstanding principal amount of a series of existing notes to amend the indenture governing that series of existing notes in the manner contemplated by the proposed amendments. It is a condition of the exchange offers, which we may choose to waive in our discretion, that as of the expiration of the exchange offers we receive valid and unrevoked tenders and consents representing at least 85% in aggregate outstanding principal amount of the 2003 notes and a majority in aggregate outstanding principal amount of the 2006 notes pursuant to the exchange offers.

    If the required consents are received with respect to a series of existing notes and the respective exchange offer is consummated, we and the respective trustee will execute a supplemental indenture to the applicable indenture setting forth the proposed amendments in respect of this series, and this supplemental indenture will become operative immediately after the settlement date of the exchange offer. Each non-exchanging holder of that series of existing notes will be bound by the applicable supplemental indenture, even if the holder did not give its consent. Each of the indentures, without giving effect to the proposed amendments, will remain in effect until the proposed amendments becomes operative. If the exchange offers are terminated or withdrawn, the proposed amendments will not become operative. See "The Proposed Amendments."

    WITHDRAWAL OF CONSENTS

    Consents may not be revoked, except by the valid withdrawal of a tender of existing notes of any series in accordance with the instructions for withdrawal (see "--Withdrawal Rights"). A valid withdrawal of a tender of existing notes of either series shall also be deemed to be a concurrent revocation of the related consent.

CONDITIONS TO THE EXCHANGE OFFERS

    Notwithstanding any other provisions of the exchange offers, or any extension of the exchange offers, we will not be required to make any cash payments or issue new notes pursuant to the exchange offers, and we may terminate either or both of these exchange offers or, at our option, modify, extend or otherwise amend either or both of these exchange offers at any time prior to or concurrently with the expiration date if any of the following conditions have not been satisfied or waived:

    (1) we shall have received valid and unrevoked tenders representing at least 85% in aggregate outstanding principal amount of the 2003 notes and a majority in aggregate outstanding principal amount of the 2006 notes pursuant to the exchange offers;

    (2) due consents, authorization and approvals from all governmental and regulatory authorities shall have been received in respect of the exchange of the new notes for the existing notes, the issuance of the new notes, and the making of the cash payments, and such consents, authorizations and approvals shall remain in full force and effect, without the imposition of any condition that, in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offers or the exchange of new notes for existing notes under the exchange offers;

    (3) no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of new notes for existing notes under the exchange offers, by or before any court or governmental regulatory or administrative agency, authority or tribunal, that either:

       (a) challenges the making of the exchange offers, the exchange of new notes for existing notes under the exchange offers, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of or might otherwise adversely affect in any material manner, the exchange offers, or the exchange of new notes for existing notes under the exchange offers; or

       (b) in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects and that of our subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offers or the exchange of new notes for existing notes under the exchange offers;

    (4) there shall not have occurred (a) any general suspension of or limitation on trading in securities in Mexico, the United States or other financial markets, including the over-the-counter market (whether or not mandatory), (b) any material adverse change in our business, financial conditions, results of operations or prospects or in the price of the existing notes, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium in Mexico, the United States or other major financial markets (whether or not mandatory), (e) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to Mexico or the United States, (f) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions, (g) any material adverse change in political or economic conditions in Mexico or in securities or financial markets in Mexico, the United States or other international securities or financial markets generally, (h) a material change in the Mexican or U.S. currency exchange rates or a general suspension of or material limitation on the markets therefor or (i) in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof;

    (5) we shall not have received notice from any regulatory authority that the exchange offers are in violation of the laws of its jurisdiction;

    (6) the trustees with respect to the existing notes shall not have objected in any respect to, or taken any action that could, in our reasonable judgment, adversely affect the consummation of (a) the exchange offers and the exchange of cash and new notes for existing notes under the exchange offers, or (b) the consent solicitations and the effectiveness of the proposed amendments; nor shall the trustees with respect to the existing notes have taken any action that challenges the validity or effectiveness of the procedures used by us in making (y) the exchange offers and the exchange of the existing notes under the exchange offers, or (z) the consent solicitations and the obtaining of consents; and

    (7) we shall not have determined in our reasonable judgment that the Company will have financing or other cash resources available to it to allow it to repay, refinance or repurchase the 2003 notes.

    The foregoing conditions are for our sole benefit and may be waived by us in whole or in part, and with respect to either or both series of the existing notes, in our reasonable discretion. Any determination made by us concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The expiration date for the exchange offers will be 5:00 p.m., New York City time, on February 11, 2003, subject to our right to extend the expiration date in respect of either or both series of existing notes in our sole discretion.

    With respect to the existing notes, we may, at any time before or concurrently with the expiration date for the exchange offers:

    (1) if we reasonably conclude that the conditions to either or both of the exchange offers will not be satisfied, terminate either or both of the exchange offers with respect to the existing notes;

    (2) modify, extend or otherwise amend either or both of the exchange offers with respect to the existing notes and retain all tendered existing notes until the expiration date, as extended, of the exchange offers, subject, however, to the withdrawal rights of holders (see "Withdrawal Rights"); or

    (3) waive the unsatisfied conditions with respect to either or both of the exchange offers and accept all existing notes tendered and not previously withdrawn.

    We will give oral (promptly confirmed in writing) or written notice of such delay, termination, extension or amendment to the exchange agent and the existing noteholders. If the exchange offers are amended in a manner that we determine constitutes a material change, we will extend the exchange offers to ensure that they remain open for a period sufficient to allow holders the opportunity to consider information regarding such change (or, if applicable, such longer period as is required by law) from the date that such material change is first published or sent or given to existing noteholders. Five business days will be deemed a sufficient period for these purposes, except that in the event that the exchange offers are amended to change either the percentage of existing notes being sought or the consideration offered, we will ensure that the exchange offers remain open for a period of at least 10 days following such notice. Any change in the consideration offered to holders of existing notes pursuant to the exchange offers will be paid to all holders whose existing notes have previously been tendered and not withdrawn pursuant to the exchange offers. There can be no assurance that we will exercise our right to extend, terminate or amend the exchange offers.

    We will announce any extension, amendment or termination of the exchange offers by 9:00 a.m., New York City time, on the business day following such action through a press release or such other means of announcement as we deem appropriate. Without limiting the manner in which we may choose to make such announcements, a press release given to the Dow Jones News Service, with a copy to DTC, Euroclear and Clearstream, Luxembourg, will, in all cases, be deemed sufficient means of announcement.

EFFECT OF TENDER

    Any tender by an existing noteholder (and our subsequent acceptance of such tender) of any existing notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offers described herein and in the letter of transmittal. The acceptance of the exchange offers by a tendering holder of existing notes will constitute the agreement by that holder to deliver good and marketable title to the tendered existing notes, free and clear of any and all liens, restrictions, charges, adverse claims, pledges, security interests, encumbrances or rights of any kind of third parties. We reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular existing notes, whether or not waived in the case of other existing notes.

LETTER OF TRANSMITTAL; REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDERS OF
  EXISTING NOTES

    Upon tender of any existing notes, a holder, or the beneficial owner of such existing notes on behalf of which the holder has tendered, will be deemed, among other things, to:

    (1) irrevocably sell, assign and transfer to or upon our order or the order of our nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder's status as a holder of, all existing notes tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the existing notes arising under, from or in connection with such existing notes;

    (2) waive any and all rights with respect to the existing notes tendered thereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such existing notes); and

    (3) release and discharge us and the trustee from any and all claims such holder may have, now or in the future, arising out of or related to the existing notes tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the existing notes tendered thereby (other than as expressly provided in this prospectus and the letter of transmittal) or to participate in any redemption or defeasance of the existing notes tendered thereby.

    In addition, such holder of existing notes, or the beneficial owner of such existing notes on behalf of which the holder has tendered, will be deemed to acknowledge, represent, warrant and agree that:

    (1) it has received this prospectus;

    (2) it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the existing notes tendered thereby and it has full power and authority to execute the letter of transmittal and make the representations, warranties and agreements made thereby, and has full power and authority to tender, sell, assign and transfer the existing notes tendered thereby;

    (3) the existing notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to such existing notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

    (4) it will not sell, pledge, hypothecate or otherwise encumber or transfer any existing notes tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

    (5) in evaluating the exchange offers and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its existing notes, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us, the exchange agent, the information agent or the dealer manager other than those contained in this prospectus (as supplemented to the expiration date);

    (6) the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this prospectus;

    (7) the tender of existing notes shall, subject to the terms and conditions of the exchange offers generally, constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of such attorney and agent in relation to the existing notes tendered thereby in favor of us or such other person or persons as we may direct and to deliver such form(s) of transfer and other document(s) in the attorney's and agent's opinion and other document(s) of title relating to such existing notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offers, and to vest in us or our nominees such existing notes;

    (8) the terms and conditions of the exchange offers shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly; and

    (9) we and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its participation in the exchange offers or its acquisition of the new notes are no longer accurate, it will promptly notify us.

    The representations and warranties and agreements of a holder tendering existing notes shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date. For purposes of this prospectus, the "beneficial owner" of any existing notes shall mean any holder that exercises sole investment discretion with respect to such existing notes.

ACCEPTANCE OF THE EXISTING NOTES FOR EXCHANGE; DELIVERY OF OUR NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offers, all existing notes properly tendered and not withdrawn will be accepted and the applicable cash payments will be made and new notes will be issued on the settlement date. For purposes of the exchange offers, existing notes shall be deemed to have been accepted as validly tendered for exchange if and when we have given written notice to the exchange agent.

    In all cases, payments of cash and issuance of new notes for existing notes that are accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of:

    - either (a) an agent's message and a timely book-entry confirmation of a book-entry transfer of the existing notes to the exchange agent's account at the book-entry transfer facility or (b) receipt of a properly completed and duly executed letter of transmittal together with the existing notes specified therein; and

    - all other required documents.

    If any tendered existing notes are not accepted for any reason, the unaccepted or nonexchanged existing notes will be promptly returned to the holder who tendered such existing notes after the expiration or termination of the exchange offers.

PROCEDURES FOR TENDERING

    Existing notes tendered in the exchange offers must be in denominations of $1,000 principal amount and any integral multiple of $1,000.

    When you tender your existing notes, and we accept the existing notes, this will constitute a binding agreement between you and us, subject to the terms and conditions set forth in this prospectus and the enclosed letter of transmittal.

    If your existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender them in the exchange offers, you should promptly contact the person in whose name the existing notes are registered and instruct that person to tender on your behalf.

    If your existing notes are held by you as physical certificates registered in your name, and you wish to tender them in the exchange offers, you must (a) deliver these existing notes to a broker, dealer, commercial bank, trust company or other custodian that can act on your behalf and that has an account at DTC and (b) instruct this custodian to tender your existing notes on your behalf. We are requiring this because the new notes will be available only in book-entry form through accounts at DTC. Since you would anyway be required to provide a DTC account that could receive the new notes, we are requiring you tender your existing notes through a DTC account also. If you need any assistance doing this, contact the information agent at its phone number listed on the back of this prospectus.

    If your existing notes are held through Euroclear or Clearstream, Luxembourg, you must comply with the procedures established by Euroclear or Clearstream, Luxembourg, as applicable, for the exchange offers. Euroclear and Clearstream, Luxembourg intend to collect from their direct participants
(a) instructions to (1) tender existing notes held by them on behalf of their direct participants in the exchange offers, (2) "block" any transfer of existing notes so tendered until the completion of the exchange offers and (3) debit their account on the settlement date in respect of all existing notes accepted for exchange by us and (b) irrevocable authorizations to disclose the names of the direct participants and information about the foregoing instructions. Upon the receipt of these instructions, Euroclear and Clearstream, Luxembourg will advise, indirectly, the exchange agent of the amount of existing notes being tendered and other required information. Euroclear and Clearstream, Luxembourg may impose additional deadlines in order to process properly these instructions. As a part of tendering through Euroclear or Clearstream, Luxembourg, you are required to become aware of any such additional deadlines.

    As of the date of this prospectus, most of the existing notes are held by the nominee of DTC. These existing notes are recorded on DTC's books in the names of DTC participants (each a "DTC participant"), who hold the existing notes for beneficial owners or other custodians.

    The exchange agent and DTC have confirmed that the exchange offers are eligible for ATOP. Accordingly, a DTC participant may only tender existing notes by electronically transmitting its acceptance of the exchange offers through the ATOP Procedures. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC, and send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering existing notes that are the subject of such confirmation of book-entry transfer and that such DTC participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such DTC participant.

    The exchange agent will make a request to establish an account with respect to the existing notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. In order for a book-entry transfer to constitute a valid tender of your existing notes in the exchange offers, the exchange agent must receive a confirmation of book-entry transfer of your existing notes into the exchange agent's account at DTC prior to the expiration date. ALTHOUGH YOU NEED NOT DELIVER A COMPLETED LETTER OF TRANSMITTAL, WHEN YOU TENDER YOUR EXISTING NOTES BY BOOK-ENTRY DELIVERY, YOU ARE STILL BOUND BY THE TERMS OF THE LETTER OF TRANSMITTAL.

    You should not send any documents relating to the exchange offers to us.

    We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of existing notes tendered for exchange in our sole discretion prior to the expiration date. Our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of existing notes improperly tendered or to not accept any existing notes, the acceptance of which might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to any existing notes, including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offers. Our interpretation of the terms and conditions of the exchange offers as to any particular existing notes, including the terms and conditions of the letter of transmittal and the accompanying instructions, will be final and binding. Unless waived, any defects or irregularities in connection with tenders of existing notes for exchange must be cured within a reasonable period of time, as we determine. None of the exchange agent, the information agent, the dealer manager nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor will we have any liability for failure to give this notification.

WITHDRAWAL RIGHTS

    Tenders of existing notes in either of the exchange offers may be withdrawn at any time prior to the consent payment deadline.

    For a withdrawal of a tender to be effective, a written notice of withdrawal must be received by the exchange agent prior to the consent payment deadline at the address set forth on the back cover of this prospectus.

    Any notice of withdrawal must:

    - specify the name of the participant in DTC that tendered the existing notes to be withdrawn;

    - identify the existing notes to be withdrawn, including the principal amount of existing notes;

    - specify the number of the account at DTC from which the existing notes were tendered and otherwise comply with the procedures of DTC; and

    - contain a statement that the existing noteholder is withdrawing its election to have the existing notes exchanged.

    We will determine all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any existing notes that have been tendered for exchange but are withdrawn will be promptly returned to the holder who tendered such notes. Properly withdrawn existing notes may be retendered by following the procedures described under "--How to Tender" above at any time prior to the expiration date.

EXCHANGE AGENT AND INFORMATION AGENT

    Citibank, N.A. has been appointed the exchange agent for the exchange offers. All correspondence in connection with the exchange offers should be sent or delivered to Citibank, N.A. at the address and facsimile number set forth on the back cover page of this prospectus. We will pay Citibank, N.A. the customary fees for its services and will reimburse it for its out-of-pocket expenses in connection therewith. Questions concerning tender procedures should be directed to the exchange agent.

    Mellon Investor Services LLC has been appointed the information agent for the exchange offers. We will pay the information agent the customary fees for this service and will reimburse it for its out-of-pocket expenses in connection therewith. Requests for additional copies of this prospectus or the letter of transmittal should be directed to Mellon Investor Services LLC. In certain circumstances, the information agent will make available electronic copies of this prospectus and the letter of transmittal.

    Holders of existing notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offers.

DEALER MANAGER

    We have retained Salomon Smith Barney Inc. to act as dealer manager in connection with the exchange offers. We will pay a flat fee to the dealer manager for soliciting acceptances of the exchange offers if either exchange offer is consummated. The fee will be payable on the date the new notes are issued in the exchange offers. We will also reimburse the dealer manager for reasonable out-of-pocket expenses. The obligations of the dealer manager to perform such functions are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including certain liabilities under U.S. federal securities laws. Questions regarding the terms of the exchange offers may be directed to the dealer manager at the address or telephone number set forth on the back cover page of this prospectus.

    From time to time, the dealer manager has provided us with investment banking and other services for customary compensation. Citibank, N.A., an affiliate of the dealer manager, is a lender under our receivables facility and the exchange agent for the exchange offers and it and its affiliates may at times be a depository for funds of, make loans to, or perform services for us and our subsidiaries in the normal course of our business.

OTHER FEES AND EXPENSES

    We will bear the fees and expenses of soliciting tenders of the existing notes, including any consent fees payable. The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone, email or in person by the dealer manager and the information agent, as well as by our officers and other employees and those of our affiliates.

LISTING OF THE NEW NOTES

    We will apply to list the new notes on the New York Stock Exchange. However, as of the date of this prospectus, such application has not been filed. It is not a condition to the consummation of the exchange offers that the application be approved and that the new notes be listed on the New York Stock Exchange.

MEXICAN REGULATORY APPROVAL OF THE NEW NOTES

    On October 1, 2002, the COMISION NACIONAL BANCARIA DE VALORES of Mexico ("CNBV") approved the registration of the new notes at the SECCION ESPECIAL (Special Section) of the REGISTRO NACIONAL DE VALORES ("RNV"). Registration of the new notes at the Special Section does not imply any certification as to the investment quality of the new notes or the solvency of Grupo TMM or the accuracy or completeness of the information contained herein.

                            THE PROPOSED AMENDMENTS

GENERAL

    The valid tender of your 2003 notes and 2006 notes in accordance with the procedures set forth in "The Exchange Offers and Consent Solicitations" will constitute your consent to the proposed amendments to the indentures governing the 2003 notes and 2006 notes, respectively. You may not deliver your consent without tendering your 2003 notes or 2006 notes.

    The proposed amendments in respect of each series of existing notes are a single proposal. If you tender your 2003 notes or 2006 notes you will be deemed to have consented to the proposed amendments as an entirety with respect to the notes you tender. You may not consent selectively to only some of the proposed amendments.

    To the extent the proposed amendments to the indenture governing either the 2003 notes or the 2006 notes are adopted, the company expects that it and the trustee will execute the applicable supplemental indentures substantially in the form set forth in Annex A or Annex B to this prospectus, giving effect to the proposed amendments on or shortly after the expiration date. The proposed amendments in respect of a series of existing notes will become effective only upon the consummation of the exchange offer in respect of such series and the effectiveness of the supplemental indenture.

    Set forth below is a brief description of the proposed amendments to be made to the indentures governing the 2003 notes and the 2006 notes. This description is qualified by reference to the full provisions of those indentures, copies of which the information agent can provide to you.

THE AMENDMENTS

ELIMINATION OF "EXISTENCE" COVENANT

    Under Section 5.04 of the indenture governing the 2003 notes and under
Section 5.4 of the indenture governing the 2006 notes, we agreed to do all things necessary to preserve our and our restricted subsidiaries' corporate existence, rights and franchises. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "MAINTENANCE OF PROPERTIES; INSURANCE" COVENANT

    Section 5.05 of the indenture governing the 2003 notes and Section 5.5 of the indenture governing the 2006 notes require, among other things, that:
(A) we maintain all properties used in the conduct of our and our restricted subsidiaries' businesses; and (B) we and our restricted subsidiaries maintain appropriate insurance on vessels and property used in the conduct of those businesses. Under the supplemental indentures, these provisions will be deleted in their entirety.

ELIMINATION OF "PAYMENT OF TAXES" COVENANT

    Section 5.06 of the indenture governing the 2003 notes and Section 5.6 of the indenture governing the 2006 notes require us, absent special circumstances, to pay all material taxes, assessments and government charges prior to delinquency. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATION ON RESTRICTED PAYMENTS" COVENANT

    Under Section 5.12 of the indenture governing the 2003 notes and under
Section 5.12 of the indenture governing the 2006 notes, we agreed that we and our restricted subsidiaries would not be permitted to, among other things, declare or pay any dividend or make any distribution with respect to our or their capital stock, or make certain investments, except under certain limited circumstances. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATIONS ON TRANSACTIONS WITH AFFILIATES" COVENANT

    Section 5.13 of the indenture governing the 2003 notes and Section 5.13 of the indenture governing the 2006 notes prohibit us and our restricted subsidiaries from engaging in transactions with affiliates unless certain conditions are met. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATION ON INDEBTEDNESS" COVENANT

    Section 5.14 of the indenture governing the 2003 notes and Section 5.14 of the indenture governing the 2006 notes restrict us and our restricted subsidiaries from incurring additional indebtedness except in certain circumstances. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" COVENANT

    Section 5.15 of the indenture governing the 2003 notes and Section 5.15 of the indenture governing the 2006 notes restrict us and our restricted subsidiaries from, among other things, restricting the ability of our restricted subsidiaries to pay dividends or obligations owing to us or a restricted subsidiary, make loans to us or a restricted subsidiary, transfer property to us or a restricted subsidiary and, in the case of the 2003 notes, guarantee any of our indebtedness, subject to certain exceptions. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "CHANGE OF CONTROL" REPURCHASE PROVISIONS

    Section 5.16 of the indenture governing the 2003 notes and Section 5.16 of the indenture governing the 2006 notes require us to offer to purchase all of the outstanding 2003 notes and 2006 notes, respectively, at a purchase price equal to 101% of their principal plus accrued interest within 60 days following the occurrence of a change of control. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATIONS ON LIENS" COVENANT

    Section 5.17 of the indenture governing the 2003 notes and Section 5.17 of the indenture governing the 2006 notes prohibit us and our restricted subsidiaries, subject to certain exceptions, from granting liens upon any of our or their property or assets. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "RESTRICTION ON ASSET DISPOSITIONS" COVENANT

    Section 5.18 of the indenture governing the 2003 notes and Section 5.18 of the indenture governing the 2006 notes restrict us and our restricted subsidiaries from selling assets unless certain conditions are met, and restrict the use of the proceeds from such sale. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATION ON SALE AND LEASEBACK TRANSACTION" COVENANT

    Section 5.19 of the indenture governing the 2003 notes and Section 5.19 of the indenture governing the 2006 notes restrict our ability to engage in sale and leaseback transactions unless certain conditions are satisfied. Under the supplemental indentures, these covenants will be deleted in their entirety.

ELIMINATION OF "LIMITATION ON THE ISSUANCE OF SUBORDINATED INDEBTEDNESS"
COVENANT

    Section 5.20 of the indenture governing the 2003 notes prohibits us from creating or assuming any subordinated indebtedness that requires payment prior to the maturity of the 2003 notes. Under the supplemental indenture, this covenant will be deleted in its entirety.

ELIMINATION OF "LIMITATION ON ISSUANCE OF GUARANTEES BY RESTRICTED SUBSIDIARIES" COVENANT

    Section 5.20 of the indenture governing the 2006 notes prohibits our restricted subsidiaries from guaranteeing any of our indebtedness unless certain conditions are satisfied. Under the supplemental indenture, this covenant will be deleted in its entirety.

ELIMINATION OF "LIMITATION ON INVESTMENTS" COVENANT

    Section 5.21 of the indenture governing the 2006 notes restricts our and our restricted subsidiaries' ability to make any investment unless certain conditions are satisfied. Under the supplemental indenture, this covenant will be deleted in its entirety.

AMENDMENT TO "EVENTS OF DEFAULT" PROVISIONS

    Section 6.01 of the indenture governing the 2003 notes and Section 6.1 of the indenture governing the 2006 notes provide that an event of default is triggered if, among other things, (A) we fail to comply with any of the covenants and provisions described above, (B) we or any of our restricted subsidiaries default under our or such restricted subsidiary's debt obligations in excess of $10.0 million, (C) we or any of our restricted subsidiaries are subject to certain bankruptcy events or (D) we or any of our restricted subsidiaries have final judgments rendered against us or them in an aggregate amount in excess of $10.0 million. Under the supplemental indentures, these events of default will be deleted in their entirety.

ELIMINATION OF MERGER RESTRICTIONS

    Article 11 of the indenture governing the 2003 notes and Article 11 of the indenture governing the 2006 notes prohibit us and our restricted subsidiaries from consolidating or merging or transferring all or substantially all of our assets unless certain conditions are met. Under the supplemental indenture, these restrictions will be deleted in their entirety.

ELIMINATION OF "PAYMENTS FOR CONSENT" COVENANT

    Section 5.23 of the indenture governing the 2003 notes restricts our and our consolidated subsidiaries' ability to make any payments for consent to any amendments to the indenture unless such payment is offered to all holders. Under the supplemental indenture, this covenant will be deleted in its entirety.

AMENDMENT TO FORM OF NOTE

    Section 2.03 of the indenture governing the 2003 notes and Section 2.3 of the indenture governing the 2006 notes will be amended to reflect the elimination of the covenants and events of default described above.

    Under the supplemental indentures, definitions of certain terms will be deleted and conforming modifications will be made to various sections in the indenture that relate to the deletion of the provisions described above.

                      EXCHANGE RATES AND EXCHANGE CONTROLS

    We maintain our financial records in dollars. However, we keep our tax records in pesos. We record in our financial records the dollar equivalent of the actual peso charges for taxes at the time incurred using the prevailing exchange rate. In 2001, approximately 56% of our net consolidated revenues and 51% of our operating expenses from continuing operations were generated or incurred in dollars. Most of the remainder of our net consolidated revenues and operating expenses from continuing operations were denominated in pesos.

    The following tables set forth, for the periods and dates indicated, information regarding the noon buying rate for cable transfers payable in pesos as certified by the Federal Reserve Bank of New York for customs purposes, expressed in pesos per dollar. On December 31, 2001, the noon buying rate was
9.16 pesos per dollar. On December 11, 2002, the noon buying rate was 10.16 pesos per dollar.

                  NOON BUYING RATE(A)
--------------------------------------------------------
     YEAR ENDED                                YEAR-END
    DECEMBER 31,          HIGH       LOW      AVERAGE(B)
    ------------        --------   --------   ----------
    1997                  8.41       7.72        7.97
    1998                 10.63       8.04        9.25
    1999                 10.60       9.22        9.54
    2000                 10.09       9.19        9.46
    2001                  9.97       8.95        9.34

------------------------------

(a)  Source: Federal Reserve Bank of New York.

(b)  Average of month-end rates

                        NOON BUYING RATE(A)
-------------------------------------------------------------------
             MONTH ENDED                      HIGH           LOW
             -----------                    --------       --------
January 31, 2002.....................         9.25           9.10
February 28, 2002....................         9.17           9.05
March 31, 2002.......................         9.11           9.00
April 30, 2002.......................         9.38           9.00
May 31 2002..........................         9.71           9.41
June 30, 2002........................         9.96           9.60
July 31, 2002........................         9.97           9.64
August 31, 2002......................        10.02           9.65
September 30, 2002...................        10.38           9.88
October 31, 2002.....................        10.26           9.92
November 30, 2002....................        10.37          10.07

------------------------------

(a)  Source: Federal Reserve Bank of New York.

    There are currently no exchange controls in Mexico.

                            FINANCING FOR THE OFFERS

    We will not receive any proceeds from the exchange of our existing notes for the new notes pursuant to the exchange offers and consent solicitations. We will pay all expenses in connection with the exchange offers and consent solicitations.

    We expect to finance our cash payment obligations for accrued interest in respect of the existing notes and the consent payments with cash on hand at the settlement date.

                                 CAPITALIZATION

    The following table sets forth our cash and cash equivalents and our capitalization on a consolidated basis as of September 30, 2002:

    - on an actual basis;

    - as adjusted to give effect to the consummation of the exchange offers and consent solicitations assuming that all of the existing notes are validly tendered and accepted in the exchange.

    This table should be read in conjunction with "Selected Consolidated Historical Financial Data," "Unaudited Pro Forma Financial Information" and the consolidated financial statements and related notes included in this prospectus.

                                                                 AS OF SEPTEMBER 30, 2002
                                                              ------------------------------
                                                                  (FIGURES IN THOUSANDS
                                                                     OF U.S. DOLLARS)
                                                                ACTUAL           AS ADJUSTED
                                                              ----------         -----------
                                                                       (UNAUDITED)
Grupo TMM's Unsecured short term debt.......................  $   38,603         $   38,603
Grupo TMM's 9 1/2% Senior unsecured notes due 2003..........     176,852                 --(3)
Senior convertible notes....................................      19,099             19,099
Other short term debt.......................................       1,351(1)           1,351
                                                              ----------         ----------
Total short term debt.......................................     235,905             59,053
                                                              ----------         ----------
TFM's Commercial paper program due 2004.....................     121,917            121,917
TFM's Term long facilities due 2006.........................     128,000            128,000
Grupo TMM's 10 1/4% Senior unsecured notes due 2006.........     199,705                 --(3)
Grupo TMM's New notes due 2009..............................                        376,557(3)
TFM's 10 1/4% Senior unsecured notes due 2007...............     150,000            150,000
TFM's 11 3/4% Senior unsecured notes due 2009...............     443,499            443,499
TFM's 12 1/2% Senior unsecured notes due 2012...............     177,564            177,564
Other long term debt........................................       4,701(2)           4,701
                                                              ----------         ----------
Total long term debt........................................   1,225,386          1,402,238
                                                              ----------         ----------
Total debt..................................................   1,461,291          1,461,291

Minority interest...........................................     783,805            783,805
Stockholders' equity........................................     148,722            148,722
                                                              ----------         ----------
Total capitalization........................................  $2,393,818         $2,393,818
                                                              ==========         ==========

--------------------------

(1)  Includes US$1.0 million of our debt and US$0.3 million of TFM's debt.

(2)  Includes US$2.8 million of our debt and US$1.9 million of TFM's debt.

(3) Reflects the exchange of all of the 2003 Notes and the 2006 notes for the new notes.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The following table sets forth our selected financial data. The financial information presented for the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001 was derived from our audited consolidated financial statements contained elsewhere herein.

    The financial data for the six months ended June 30, 2001 and 2002 was derived from our unaudited financial statements included elsewhere herein and may not be indicative of results for the full fiscal year.

    The Financial Statements have been prepared in accordance with IAS, which differ in certain significant respects from U.S. GAAP. See Note 17 to our Financial Statements for the years ended December 31, 1999, 2000 and 2001 and
Note 6 for the six months ended June 30, 2001 and 2002 for a description of the principal differences between IAS and U.S. GAAP applicable to us.

    The following data should be read in conjunction with, and is qualified in its entirety by reference to "Operating and Financial Review and Prospects" and to our Financial Statements and the related Notes thereto included elsewhere herein.

                                                SIX MONTHS ENDED                     YEARS ENDED DECEMBER 31,
                                              ---------------------   -------------------------------------------------------
                                              JUNE 30,    JUNE 30,
                                                2002        2001        2001        2000        1999       1998        1997
                                              ---------   ---------   ---------   ---------   --------   ---------   --------
                                                   (UNAUDITED)           (DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE
                                                                                               DATA)
CONSOLIDATED INCOME STATEMENT DATA (IAS):
  Transportation and service revenues.......  $   505.6   $   491.4   $ 1,000.1   $   989.9   $  844.7   $   740.7   $  477.3
  Operating income..........................       97.3        91.7       189.1       197.6      148.3       111.1       34.7
  Other (expense) income--net(b)............       (7.6)       51.4        26.8         3.7        3.8        (8.7)      (0.7)
  Interest income...........................        4.1         4.6        15.9         7.7        7.1        12.6       12.9
  Interest expense--net(a)..................       83.7        67.4       138.9       167.1      169.8       185.2      114.6
  Income (loss) before benefit (provision)
    for income taxes, minority interest and
    discontinued operations.................       10.1        80.4        92.9        41.9      (10.5)      (70.2)     (67.8)
  Benefit (provision) for income taxes......       17.3       (13.7)        7.2        23.0       47.3        90.3       (5.3)
  Income (loss) before minority interest and
    discontinued operations.................       27.4        66.7       100.1        64.9       36.7        20.1      (73.1)
  Minority interest.........................      (19.4)      (64.1)      (91.1)      (57.6)      39.9       (15.9)      37.9
  Net income (loss) from continuing
    operations..............................        7.9         2.6         8.9         7.3       76.6         4.2      (35.2)
  Net (loss) income from discontinued
    operations..............................         --        (3.9)         --        (5.5)    (139.3)      (13.8)      13.0
  Net income (loss) for the period..........        7.9        (1.3)        8.9         1.7      (62.6)       (9.6)     (22.2)
  Net income (loss) per share from
    continuing operations(c)................      0.139       0.149       0.477       0.417      5.590       1.308    (10.938)
  Net (loss) income per share from
    discontinued operations(c)..............         --      (0.225)         --      (0.318)   (10.161)     (4.288)     4.052
  Net income (loss) per share(c)............      0.139      (0.076)      0.477       0.099     (4.571)     (2.980)    (6.886)
  Book value per share(e)...................      3.342       0.464       3.106       0.538      0.439      14.378     17.422
  Weighted average shares outstanding
    (000s)..................................     56,963      17,442      18,694      17,442     13,705       3,220      3,220
U.S. GAAP:
  Transportation and service revenues.......      505.6       491.4     1,000.1       989.9      844.7       740.7         --
  Operating income..........................      108.1        93.9       242.3       170.9      135.4       107.7         --
  Income (loss) before benefit (provision)
    for income taxes, minority interest,
    cumulative effect of the accounting
    changes, discontinued operations and
    extraordinary item......................       17.4        88.4        92.4        40.4       (7.5)      (79.7)        --
  Net income (loss) from continuing
    operations..............................       17.2         1.0        17.8         8.5       94.4        (3.6)        --
  Net loss from discontinued operations.....         --        (3.9)         --        (4.7)    (165.2)      (16.0)        --
  Net income (loss) for the period..........       17.2        (2.9)       17.8        (1.3)     (70.8)      (19.7)        --
  Net income (loss) per share from
    continuing operations...................      0.302       0.059       0.954       0.491      6.891      (1.124)        --
  Net loss per share from discontinued
    operations..............................         --      (0.225)         --      (0.272)   (12.054)     (4.980)        --
  Net loss per share from extraordinary
    item....................................         --          --          --      (0.291)        --          --         --
  Net income (loss) per share...............      0.302      (0.166)      0.954      (0.072)    (5.163)     (6.104)        --

                                                SIX MONTHS ENDED                     YEARS ENDED DECEMBER 31,
                                              ---------------------   -------------------------------------------------------
                                              JUNE 30,    JUNE 30,
                                                2002        2001        2001        2000        1999       1998        1997
                                              ---------   ---------   ---------   ---------   --------   ---------   --------
                                                   (UNAUDITED)           (DOLLARS IN MILLIONS, EXCEPT SHARE AND PER SHARE
                                                                                               DATA)
BALANCE SHEET DATA (AT END OF PERIOD) (IAS):
  Cash and cash equivalents.................      254.0        90.3        87.6        92.3       99.6        97.7      121.4
  Total current assets......................      612.8       383.3       429.8       359.0      504.5       436.8      406.7
  Property, machinery and equipment--net....      703.3       671.8       693.6       650.9      636.1       699.9      639.8
  Concession rights and related
    assets--net.............................    1,252.7     1,299.1     1,275.2     1,327.7    1,382.6     1,424.0    1,472.4
  Discontinued assets.......................         --        14.1          --        14.7      253.0       510.1      457.2
  Total assets..............................    3,034.6     2,758.4     2,818.2     2,671.2    2,946.6     3,126.9    3,097.6
  Current portion of long term debt.........      535.1        67.9       333.0        72.1      404.7       233.2       86.0
  Long term debt............................      975.9     1,220.4       953.2     1,192.8    1,045.2     1,315.5    1,351.6
  Liabilities attributable to discontinued
    operations..............................         --        78.1          --        76.6      243.9       233.2      214.8
  Minority interest.........................    1,058.8     1,158.6     1,089.4     1,104.9    1,024.5     1,057.2    1,050.7
  Capital stock(d)..........................      121.2        29.9       121.2        29.9       29.9         5.9        5.9
  Total stockholders' equity(d).............      190.4         8.1       176.9         9.4        7.6        46.3       56.1
U.S. GAAP:
  Total assets..............................    3,006.5     2,658.9     2,717.6     2,566.5    2,862.3          --         --
  Long term debt............................      975.9     1,220.4       953.2     1,192.8    1,045.2          --         --
  Minority interest.........................    1,053.7     1,081.6     1,035.7     1,020.9      955.5          --         --
  Capital stock.............................      121.2        29.9       121.2        29.9       29.9          --         --
  Total stockholders' equity................      166.2       (12.2)      129.4        (9.3)      (8.1)         --         --
OTHER DATA (IAS):
  Capital investments.......................       74.2        51.0       110.3       105.7       83.8       152.7      452.8
  Depreciation and amortization.............       55.7        52.1       111.0       116.7      106.3       102.0       62.5

------------------------------
(a)  Interest expense net of exchange gains and losses.

(b) Includes in the first six months ended June 30, 2002: a loss as a result of the sale of fixed assets, expenses related to railroad equipment provisions for doubtful accounts, loss resulting on subleasing of locomotives and expenses related to non-operating assets such as track maintenance and electricity. Includes in the first six months ended June 30, 2001: gain on the sale of fixed assets. Includes in 2001: a net profit as a result of the sale of fixed assets and concession rights, a gain of recovery taxes and expenses related to railroad equipment, expenses related to non-operating assets such as track maintenance and electricity, provisions for doubtful accounts, non-operating expenses and nonrecurring charges. Includes in 2000: gain on the sale of assets, premium on the sale of shares of a subsidiary and gain on the sale of subsidiaries. Includes in 1999: gain on the sale of subsidiaries.

(c) Based on the weighted average of outstanding shares during each period, and restated to reflect the reverse stock split, which occurred in
    October 2001, prior to the merger of Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM. See "The Company." The aggregate number of our Series L Shares and Series A Shares outstanding as of June 30, 2002 was 56,963,137. See "The Company--Reclassification of Series A and Series L Shares."

(d) The large increase from 2000 to 2001 in the figures for capital stock and total stockholders equity is a result of the merger of our predecessor,
    Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM and the additional shares issued in connection therewith. See Notes 1 and 11 of the Notes to our Financial Statements.

(e) Book value: Results from dividing total stockholder's equity by the weighted average shares at the end of each period.

                                                        SIX MONTHS ENDED                   YEARS ENDED DECEMBER 31,
                                                       -------------------   ----------------------------------------------------
                                                       JUNE 30,   JUNE 30,
                                                         2002       2001       2001       2000       1999       1998       1997
                                                       --------   --------   --------   --------   --------   --------   --------
                                                           (UNAUDITED)                      (DOLLARS IN MILLIONS)
REVENUES (IAS)
Railroad operations(a)...............................   $357.1     $357.0    $  722.8    $698.6     $575.6     $480.2     $240.1
Port and terminal operations.........................     52.3       49.0       100.6      86.5       72.5       64.2       54.9
Specialized maritime services(b)(c)..................     65.6       57.8       119.0     133.6      123.9      161.5      145.8
Logistics operations.................................     39.1       32.9        77.4      84.0       91.3       53.0       47.6
Intercompany revenues(g).............................     (8.5)      (5.3)      (19.7)    (12.8)     (18.6)     (18.2)     (11.1)
                                                        ------     ------    --------    ------     ------     ------     ------
Total................................................   $505.6     $491.4    $1,000.1    $989.9     $844.7     $740.7     $477.3
                                                        ======     ======    ========    ======     ======     ======     ======

OPERATING PROFIT (IAS)(D)
Railroad operations(a)(e)............................   $ 83.2     $ 74.0    $  153.0    $167.2     $126.5     $ 59.2     $ 17.7
Port and terminal operations(f)......................     11.3       15.8        30.7      27.6       23.4       25.2       17.1
Specialized maritime services(b)(c)..................      3.2       (0.7)        3.0       0.4       (7.5)      26.1       31.6
Logistics operations.................................     (0.3)       2.6         2.3       3.2        5.8        2.8        3.6
Intercompany operating profit(g).....................     (0.1)        --         0.1      (0.8)       0.1       (2.2)     (35.3)
                                                        ------     ------    --------    ------     ------     ------     ------
Total................................................   $ 97.3     $ 91.7    $  189.1    $197.6     $148.3     $111.1     $ 34.7
                                                        ======     ======    ========    ======     ======     ======     ======

------------------------------
(a) Our railroad operations consist of TFM and The Texas Mexican Railway Company (the "Tex-Mex Railway").

(b) Specialized maritime services primarily consists of car carrier, dry bulk and refined petroleum products.

(c) Includes a $0.3 million profit on the sale of vessels in the six months ended June 30, 2002; a $1.4 million profit on the sale of vessels in the six months ended June 30, 2001; a $2.0 million gain on the sale of vessels in 2001; a $3.5 million loss on the sale of vessels in 1999; and a $13.7 million gain on the sale of vessels in 1998.

(d)  Includes estimated allocated corporate administrative costs in June 2002:
     $2.9 million in ports and terminal operations, $3.6 million in specialized maritime services, $2.2 million in logistics operations; and in June 2001:
    $2.9 million in ports and terminal operations, $3.2 million in specialized maritime services, $1.9 million in logistics operations. Includes in 2001:
    $0.7 million in the Tex-Mex Railway, $6.3 million in port and terminal operations, $6.0 million in specialized maritime services and $4.0 million in logistics operations; in 2000: $1.5 million in the Tex-Mex Railway, $5.9 million in port and terminal operations, $7.2 million in specialized maritime services and $5.1 million in logistics operations; in 1999:
    $0.5 million in the Tex-Mex Railway, $7.4 million in port and terminal operations, $8.8 million in specialized maritime services and $7.0 million in logistics operations; and in 1998: $0.5 million in the Tex-Mex Railway, $4.0 million in port and terminal operations, $8.8 million in specialized maritime services and $2.5 million in logistics operations.

(e) Includes in the Tex-Mex Railway a loss of $1.7 million as a result of reorganization costs in 2000 and includes a gain on the sale of fixed assets of $0.7 million in 1999.

(f)  Includes a gain on the sale of fixed assets of $1.9 million in 1999.

(g)  Represents the elimination of intercompany transactions between segments.

    Under the terms of certain indebtedness, the certain subsidiaries of the company are considered restricted subsidiaries. The following unaudited condensed financial information presents the financial position and results of operations of the company and its restricted subsidiaries, reflecting Grupo TFM under the equity method of accounting since it is not defined to be a restricted subsidiary. All supplemental information presented herein is only on an IAS basis (except as to the presentation excluding Grupo TFM) and no attempt has been made to reconcile such information to U.S. GAAP.

                       GRUPO TMM, S. A. WITHOUT GRUPO TFM
     SUPPLEMENTAL UNAUDITED SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
        (DOLLARS IN MILLIONS, EXCEPT RATIOS, SHARES AND PER SHARE DATA)

                                      SIX MONTHS ENDED JUNE 30,                       YEARS ENDED DECEMBER 31,
                                     ---------------------------   --------------------------------------------------------------
                                         2002           2001                 2001                       2000               1999
                                     ------------   ------------   ------------------------   ------------------------   --------
INCOME STATEMENT DATA (IAS):
Transportation and service
  revenues.........................     $170.1         $167.5      $                  343.9   $                  358.6   $ 329.3
Operating income(a)................       14.3           16.6                          33.2                       31.0      25.4
Other income (expense) -- net(b)...        0.1            1.6                          (7.9)                      26.7       8.0
Interest income -- net(c)..........        1.2            2.8                          11.5                        6.2       3.3
Interest expense...................      (28.3)         (26.9)                        (54.7)                     (56.9)    (64.3)
Benefit (provision) before income
  taxes, minority interest, and
  discontinued operations..........      (12.7)          (5.9)                        (17.9)                       7.0     (27.6)
Equity interest in Grupo TFM.......       15.7           20.2                          32.7                       16.0      17.4
Deferred income taxes benefits.....       14.7            4.3                          11.8                        8.9       5.9
Minority interest..................       (9.8)         (16.0)                        (17.7)                     (24.6)     80.8
Net income from continuing
  operations.......................        7.9            2.6                           8.9                        7.3      76.6
Net loss from discontinued
  operations.......................         --           (3.9)                           --                       (5.5)   (139.3)
Net income (loss)..................        7.9           (1.3)                          8.9                        1.8     (62.6)
Net income (loss) per share, basic
  and diluted(d)...................      0.139         (0.076)                        0.477                      0.103    (4.571)
Weighted average shares outstanding
  (000s), basic(d).................     56,963         17,442                        18,694                     17,442    13,705
Weighted average shares outstanding
  (000s), diluted..................     58,274         17,442                        18,694                     17,442    13,705
BALANCE SHEET DATA (AT END OF
  PERIOD) (IAS):
Cash and cash equivalents..........       30.8           25.4                          34.8                       59.3      88.7
Total current assets...............      144.9          128.9                         185.2                      155.2     146.2
Concession rights and related
  assets -- net....................       17.9           18.4                          17.6                       18.8      15.2
Property, machinery and equipment
  -- net...........................      122.3          181.7                         184.0                      167.3     169.8
Equity investments in Grupo TFM....      351.5          344.9                         406.3                      374.1     312.6
Other non-current assets...........      190.7          172.3                         148.9                      149.1     154.9
Total assets.......................      857.2          884.6                         942.0                      864.5   1,140.4
Current portion of long term
  debt.............................      240.1           67.9                          68.0                       67.9     219.0
Long term debt.....................      202.8          380.8                         380.1                      381.5     376.6
Minority interest..................       55.0          190.8                         107.6                      195.9     146.0
Capital stock(e)...................      121.2           29.9                         121.2                       29.9      29.9
Total stockholders' equity.........      190.4            8.1                         176.9                        9.4       7.6
OTHER DATA (IAS):
Capital investments(f).............        8.8           28.1                          43.9                       40.3      34.4
Depreciation and amortization......       13.1           13.3                          29.2                       27.0      26.9

------------------------------
(a) Includes a $0.3 million profit on the sale of vessels in the six months ended June 2002; a $1.4 million profit on the sale of vessels in the six months ended in June 30, 2001; a $2.0 million gain on the sale of vessels in 2001; a $3.5 million loss on the sale of vessels in 1999; and a $13.7 million gain on the sale of vessels in 1998.

(b) Includes in 2001: provisions for doubtful accounts; in 2000: gain on the sale of assets, premium on the sale of shares of a subsidiary and gain on the sale of subsidiaries; in 1999: gain on the sale of subsidiaries.

(c)  Interest expenses net of exchange gain and losses.

(d) Based on the weighted average of outstanding shares during each period, and restated to reflect the reverse stock split, which occurred in October
    2001, prior to the merger of Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM. See "The Company." The aggregate number of our Series L Shares and Series A shares outstanding as of December 31, 2001 and as of June 30, 2002 was 56,963,137. See "The Company--Reclassification of Series A and Series L Shares."

(e) The large increase from 2000 to 2001 in the figures for capital stock and total stockholders equity is a result of the merger of our predecessor,
    Transportacion Maritima Mexicana, S.A. de C.V. with and into Grupo TMM and the additional shares issued in connection therewith. See Notes 1 and 11 to our consolidated Financial Statements, incorporated herein.

(f)  See "Liquidity and Capital Resources" for further details.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2001, and for the six-month periods ended June 30, 2002 and June 30, 2001, and on a pro forma basis for the year ended December 31, 2001 and the six months ended June 30, 2002, in each case calculated in accordance with IAS.

                                       FOR THE SIX MONTHS
                                         ENDED JUNE 30,                FOR THE YEARS ENDED DECEMBER 31,
                                   ---------------------------         -------------------------
                                   2002                 2001             2001             2000
                                   ----               --------         --------         --------
Historical................           1.11               1.89             1.52             1.21
Pro forma.................           1.03                 --             1.42               --
                                     ----               ----             ----             ----


                               FOR THE YEARS ENDED DECEMBER 31,
                            ------------------------------------------
                             1999*            1998*           1997(*)
                            --------         --------         --------
Historical................    N/A              N/A              N/A
Pro forma.................     --               --               --
                              ---              ---              ---

------------------------------
* For 1999, 1998 and 1997 our earnings were insufficient to cover fixed charged by $11.4 million, $70.7 million and $79.9 million, respectively.

    For the purpose of computing the ratio of earnings to fixed charges, earnings include pre-tax income from continuing operations before minority interest and income or loss from equity investees, fixed charges, amortization of capitalized interest and distributed income of equity investees, net of interest capitalized and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges include interest costs, amortization of debt expense and discount and the portion of rent that is representative of the risk factor.

    The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the three years in the period ended December 31, 2001 and for each of the two six month periods ended June 30, 2002 and June 30, 2001, and on a pro forma basis for the year ended December 31, 2001 and the six months ended June 30, 2002, in each case calculated in accordance with U.S. GAAP.

                                      FOR THE SIX MONTHS
                                        ENDED JUNE 30,                    FOR THE YEARS ENDED DECEMBER 31,
                                   -------------------------         ------------------------------------------
                                     2002             2001           2001               2000           1999(*)
                                     ----             ----           ----             --------         --------
Historical................           1.19             2.00             1.52             1.20             N/A
Pro forma.................           1.08               --             1.41               --              --
                                     ----             ----             ----             ----             ---

------------------------------
* For 1999, our earnings were insufficient to cover fixed charges by $17.4 million.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information as of and for the six months ended June 30, 2002 and the unaudited pro forma consolidated financial information for the year ended December 31, 2001, is derived from our historical unaudited consolidated financial statements and our historical audited consolidated financial statements, respectively, in each case as adjusted to give effect to:

    - the consummation of the exchange offers and consent solicitations assuming all of the existing notes are validly tendered and accepted in the exchange;

    - the purchase by TFM of Grupo TMM's and KCS's respective equity interests in Mexrail: on February 27, 2002, the Company and KCS announced that they had agreed to sell Mexrail and its wholly owned subsidiary, Tex-Mex Railway, to TFM for an aggregate price of $64.0 million ($32.6 million to the company and $31.4 million to KCS). As a result, Mexrail, Inc., with its wholly owned subsidiary, Tex-Mex, became wholly owned subsidiaries of TFM. TFM now controls the operation and dispatching of the entire international rail bridge; and

    - TFM's purchase of the Mexican government's equity interest in Grupo TFM: in connection with the original formation of Grupo TFM, the Mexican government purchased a 24.63% non-voting interest in Grupo TFM for $198.8 million. The Mexican government also granted the original shareholders of Grupo TFM an option (the "call option") to purchase the government's equity interest in Grupo TFM. TFM was appointed the purchaser and, on July 29, 2002, purchased all of the call option shares for an aggregate purchase price of $256.1 million.

The unaudited pro forma income statements give effect to the above transactions as if each had occurred on January 1, 2001.

    All pro forma adjustments are described more fully in the accompanying notes. In our opinion, all adjustments have been made that are necessary to present fairly the unaudited pro forma data. Final amounts could differ from those set forth below.

    The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the results of operations as of any future date or for any future period. You should read the unaudited pro forma consolidated financial information together with the accompanying notes, as well as our consolidated financial statements and accompanying notes included elsewhere in this prospectus and "Operating and Financial Review and Prospects."

    Our consolidated financial statements have been prepared in accordance with International Accounting Standards, which differ from U.S. GAAP in certain significant respects. See Note 17 to our Financial Statements for a summary of principal differences as they relate to us. All historical and pro forma information presented in the unaudited pro forma consolidated financial information has also been presented in accordance with International Accounting Standards and reconciled to U.S. GAAP.

                                GRUPO TMM, S. A.
                                AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2002
                                  (UNAUDITED)
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                                                     ACQUISITION OF
                                                                       SHARES OF
                                                                       GRUPO TFM
                                                                        FROM THE
                                                                        MEXICAN
                                                                       GOVERNMENT           DEBT EXCHANGE
                                                          ACTUAL       ADJUSTMENT            ADJUSTMENTS         AS ADJUSTED
ASSETS                                                  ----------   --------------         --------------       -----------
Current assets:
Cash and cash equivalents.............................  $  254,049   $     (162,575)(2.a.)  $       (6,060)(1.b.) $   85,414
Accounts receivable--net..............................     154,556                                                  154,556
Other accounts receivable.............................     166,110           (8,329)(2.a.)                          157,781
Materials and supplies................................      25,435                                                   25,435
Others current assets.................................      12,659                                                   12,659
                                                        ----------   --------------         --------------       ----------
      Total current assets............................     612,809         (170,904)                (6,060)         435,845
Due from Mexican government...........................      82,141          (82,141)(2.a.)                               --
Concession rights and related assets..................   1,252,664                                                1,252,664
Property, machinery and equipment.....................     703,287          (13,997)(2.c.)                          689,290
Deferred costs and others assets......................     105,055                                   6,060(1.b.)    111,115
Equity investments....................................      22,025                                                   22,025
Deferred income taxes.................................     256,664            4,619(4)              (2,121)(4)      259,162
                                                        ----------   --------------         --------------       ----------
      Total assets....................................  $3,034,645   $     (262,423)        $       (2,121)      $2,770,101
                                                        ==========   ==============         ==============       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short term liabilities:
Current portion of long-term debt.....................  $  535,128                                (176,842)(1.c.) $  358,286
Suppliers.............................................      42,834                                                   42,834
Other accounts payable and accrued expenses...........     136,106                                                  136,106
Obligations for sale of receivables...................      22,837                                                   22,837
                                                        ----------   --------------         --------------       ----------
  Total short term liabilities........................     736,905                                (176,842)         560,063

Long-term debt........................................     975,902                                 176,842(1.c.)  1,152,744
Dividends payable.....................................       9,803                                                    9,803
Reserve for pensions and seniority premiums...........      11,032                                                   11,032
Other long-term liabilities...........................      51,778                                                   51,778
                                                        ----------   --------------         --------------       ----------
  Total long-term liabilities.........................   1,048,515                                 176,842        1,225,357
                                                        ----------   --------------         --------------       ----------
      Total liabilities...............................   1,785,420                                                1,785,420
Minority interest.....................................   1,058,824   $     (270,127)(2.b.)                          788,697
Stockholders' equity:
  Capital stock.......................................     121,158                                                  121,158
  Accumulated (deficit) retained earnings.............      79,056                                                   79,056
  Initial accumulated translation loss................     (17,757)                                                 (17,757)
  Net income (loss) for the year......................       7,944            7,704(4)      $       (2,121)(1.b.c.)     13,527
                                                        ----------   --------------         --------------       ----------
  Total stockholders' equity..........................     190,401            7,704                 (2,121)         195,984
                                                        ----------   --------------         --------------       ----------
       Total liabilities and stockholders' equity.....  $3,034,645   $     (262,423)        $       (2,121)      $2,770,101
                                                        ==========   ==============         ==============       ==========
Total stockholders' equity under IAS..................  $  190,401   $        7,704         $       (2,121)      $  195,984
U.S. GAAP adjustments:
Deferred gain on building and vessels arising from
  sales and leaseback transactions--Net...............     (14,800)                                                 (14,800)
Pension and seniority premium plan....................      (1,113)                                                  (1,113)
Deferred taxes........................................     (28,683)                                  1,461(3.b.)    (27,222)
Effect of U.S. GAAP adjustments on minority
  interest............................................      18,684                                                   18,684
Investments...........................................      (5,000)                                                  (5,000)
Amortization of goodwill..............................         804                                                      804
Effect in acquisition of Mexrail......................       6,036                                                    6,036
Depreciation and amortization.........................         (98)                                                     (98)
Costs incurred with third parties.....................                                              (4,175)(3.b.)     (4,175)
                                                        ----------   --------------         --------------       ----------
Total U.S. GAAP adjustments...........................     (24,170)                                 (2,714)         (26,884)
                                                        ----------   --------------         --------------       ----------
Total stockholders' equity under
  U.S. GAAP...........................................  $  166,231   $        7,704         $       (4,835)         169,100
                                                        ==========   ==============         ==============       ==========

                                GRUPO TMM, S. A.
                                AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                     SIX MONTHS PERIOD ENDED JUNE 30, 2002
                                  (UNAUDITED)
         (AMOUNTS IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                   ACQUISITION OF
                                                                      SHARES OF
                                                                      GRUPO TFM
                                                                      FROM THE
                                                                       MEXICAN
                                                                     GOVERNMENT             DEBT EXCHANGE
                                                 ACTUAL              ADJUSTMENT              ADJUSTMENTS         AS ADJUSTED
                                               ----------         -----------------         --------------       -----------
Transportation and service revenues..........  $  505,550                                                        $  505,550
Cost and operating expenses:
  Cost and operating expenses................     361,061                                                           361,061
  Depreciation and amortization..............      47,155           $       (500)(2.c.)                              46,655
                                               ----------           ------------            --------------       ----------
Total costs and operating expenses...........     408,216                   (500)                                   407,716
                                               ----------           ------------            --------------       ----------
      Operating income.......................      97,334                    500                                     97,834
                                               ----------           ------------            --------------       ----------
Other income (expense)--Net..................      (7,623)                                                           (7,623)
                                               ----------           ------------            --------------       ----------
Interest income..............................       4,145                                                             4,145
Interest expense.............................     (72,829)                                          (2,340)         (75,169)
Exchange (loss)--Net.........................     (10,917)                                                          (10,917)
                                               ----------           ------------            --------------       ----------
Net comprehensive financing cost.............     (79,601)                                          (2,340)         (81,941)
                                               ----------           ------------            --------------       ----------
Income before benefit for income taxes,
  minority interest and discontinued
  operations.................................      10,110                    500                    (2,340)           8,270
                                               ----------           ------------            --------------       ----------
Benefit for taxes............................      17,262                   (175)(4)                   819(4)        17,906
                                               ----------           ------------            --------------       ----------
Income before minority interest and
  discontinued operations....................      27,372                                           (1,521)          26,176
Minority interest............................     (19,428)                                                          (19,428)
                                               ----------           ------------            --------------       ----------
    Net income under IAS.....................  $    7,944           $        325            $       (1,521)      $    6,748
                                               ==========           ============            ==============       ==========
U.S. GAAP Adjustments:
Deferred gain on building and vessels arising
  from sales and leaseback
  transactions--Net..........................  $    3,800                                                        $    3,800
Pension and seniority premium plan...........        (187)                                                             (187)
Translation adjustments of U.S. GAAP
  adjustments................................      (8,716)                                                           (8,716)
Deferred taxes...............................      55,817                                             (157)          55,660
Effect of U.S. GAAP adjustments on minority
  interest...................................     (35,000)                                                          (35,000)
Deferred charges.............................         933                                                               933
Investments..................................         804                                                               804
Effect in acquisition of Mexrad..............      (8,111)                                                           (8,111)
Depreciation and amortization................         (98)                                                              (98)
Debt issuance costs..........................                                                          449(3.b.)        449
                                               ----------           ------------            --------------       ----------
Total U.S. GAAP adjustments..................       9,242                                              292            9,534
                                               ----------           ------------            --------------       ----------
Net income for the year under U.S. GAAP......  $   17,186           $        325            $       (1,229)      $   16,282
                                               ==========           ============            ==============       ==========
Net income (loss) under IAS for the period
  per share..................................  $    0.139                                                        $    0.118
Net income (loss) under U.S. GAAP for the
  period per share...........................  $    0.302                                                        $    0.286
Weighted average of shares outstanding
  (thousands) for the period.................      56,963                                                            56,963

                                GRUPO TMM, S.A.
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2001
                                  (UNAUDITED)
        (AMOUNT IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                      ACQUISITION OF
                                                                         SHARES OF
                                                                         GRUPO TFM
                                                                         FROM THE
                                                         MEXRAIL          MEXICAN
                                                        PURCHASE        GOVERNMENT       DEBT EXCHANGE
                                            ACTUAL     ADJUSTMENTS      ADJUSTMENT        ADJUSTMENTS    AS ADJUSTED
                                          ----------   -----------   -----------------   -------------   -----------
Transportation and service revenues.....  $1,000,092                                                     $1,000,092
Cost and operating expenses:
  Cost and operating expenses...........     707,630                                                        707,630
  Depreciation and amortization.........     103,319                      $(1,000)(2.c.)                    102,319
                                          ----------     -------          -------           -------      ----------
Total costs and operating expenses......     810,949                       (1,000)                          809,949
                                          ----------     -------          -------           -------      ----------
      Operating income..................     189,143                        1,000                           190,143
                                          ----------     -------          -------           -------      ----------
Other income--net.......................      26,769                                                         26,769
                                          ----------                                        -------
Interest income.........................      15,933                                                         15,933
Interest expense........................    (141,103)                                        (4,680)(1.a.)   (145,783)
Exchange income--net....................       2,172                                                          2,172
                                          ----------     -------          -------           -------      ----------
Net comprehensive financing cost........    (122,998)                                        (4,680)       (127,678)
                                          ----------     -------          -------           -------      ----------
Income before benefit for income taxes,
  minority interest and discontinued
  operations............................      92,914       1,000            1,000            (4,680)         89,234
                                          ----------                      -------           -------
Benefit for taxes.......................       7,150                          350(4)          1,638(4)        8,438
                                          ----------                      -------           -------
Income before minority interest and
  discontinued operations...............     100,064                          650            (3,042)         97,672
Minority interest.......................     (91,139)                                                       (91,139)
                                          ----------     -------          -------           -------      ----------
    Net income (loss) under IAS.........  $    8,925     $                $   650           $(3,042)     $    6,533
                                          ==========     =======          =======           =======      ==========
U.S. GAAP adjustments:
Deferred gain on building and vessels
  arising from sales and leaseback
  transactions -- net...................  $    7,600                                                     $    7,600
Pension and seniority premium plan......        (374)                                                          (374)
Translation adjustments of U.S. GAAP
  adjustments...........................       1,314                                                          1,314
Deferred taxes..........................      (1,160)                                          (314)         (1,474)
Effect of U.S. GAAP adjustments on
  minority interest.....................       7,464     $   276(3.a.)                                        7,740
Deferred charges........................        (933)                                                          (933)
Investments.............................      (5,000)                                                        (5,000)
Depreciation and Amortization...........                    (392)(3.a.)                                        (392)
Debt issuance costs.....................                                                        898(3.b.)        898
                                          ----------     -------          -------           -------      ----------
Total U.S. GAAP adjustments.............       8,911        (116)                               584           9,379
                                          ----------     -------          -------           -------      ----------
Net income for the year under U.S.
  GAAP..................................  $   17,836     $  (116)         $   650           $(2,458)     $   15,912
                                          ==========     =======          =======           =======      ==========

Net income under IAS for the period per
  share.................................  $    0.477                                                     $    0.315

Net income under U.S. GAAP for the
  period per share......................  $    0.954                                                     $    0.851

Weighted average of shares outstanding
  (thousands) for the period............      18,694                                                         18,694

           NOTES TO UNAUDITED SUMMARY PRO FORMA FINANCIAL INFORMATION

1. Pro forma adjustments to recognize the consummation of the exchange offers and the consent solicitations:

    a. Reflects an additional $3.4 million for the year ended December 31, 2001 ($1.7 million for the six month period ended June 30, 2002) of interest expense, gross of withholding tax, as the new notes accrue interest at an assumed rate 10 3/4% versus the old notes, which accrue interest at 9 1/2% and 10 1/4%, respectively. Reflects the amortization of the additional deferred financing costs of pro forma adjustment 1.b below of $1.3 million for the year ended December 31, 2001 ($0.7 million for the six month period ended June 30, 2002), corresponding to the service fees and transaction costs to be capitalized, in connection with the exchange offers.

    b. Under IAS, the estimated professional service fees and transaction costs of $6.0 million to be incurred in connection with the exchange offers would be capitalized and amortized over the term of the new debt.

    c.  Reflects the adjustments to include tax effects.

    d.  Corresponds to the exchange for new notes of all of the 2003 bonds.

2. Pro forma adjustments to recognize TFM's purchase of the Mexican government's equity interest in Grupo TFM:

    a. The purchase price of the Mexican government's minority interest in Grupo TFM was $256.1 million, of which $162.6 million was paid in cash and $90.4 million was applied against receivables from the Mexican government. This purchase was completed in July 2002. The purchase price has been adjusted by $3.1 million for the additional income due from the Mexican government during 2002, which are not reflected in the pro forma statement of operations.

    b. Reflects the change in minority interest account for the Mexican government's interests in Grupo TFM of $270.1 million.

    c. Under IAS and U.S. GAAP the transaction would be accounted as a business combination, therefore a negative goodwill of $14.0 million was recognized and allocated to fixed assets. The resulting of this purchase price adjustment was a credit of $1.0 million for the year ended
       December 31, 2001 ($0.5 million for the six month period ended June 30, 2002).

3.  U.S. GAAP differs in the following for the above-referenced transactions:

    a. Under U.S. GAAP, the purchase by TFM of KCS interest in Mexrail would be accounted for as a purchase pursuant to FASB statement No. 141, "Business Combinations," with partial fair value step-up (49%) being recognized for the assets and liabilities being acquired. Thus, the amount of $19.6 million was allocated to fixed assets. The fair value of assets acquired, which approximates book value, was based on preliminary estimates from independent valuation. The resulting impact on depreciation of this purchase price adjustment was $0.4 million for the year ended December 31, 2001.

    b. Under EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," debt modifications or exchanges which do not qualify as extinguishments, costs incurred with third parties directly attributable to the exchange or modification, except for the consent fees, amounting to $4,175 ($1,461 for deferred tax) are expensed as incurred but have not been reflected in the pro forma income statement as they are a one time charge. For IAS purposes, these costs are capitalized and amortized over the term of the new debt. For U.S. GAAP purposes only the consent fees are capitalized and amortized over the term of the new debt. Therefore, for U.S. GAAP purposes, $0.9 million expense net of taxes for the year ended December 31, 2001 ($0.3 million expense net of taxes for the six month period ended June 30, 2002) was reversed in the pro forma income statement for the costs not capitalized under U.S. GAAP.

4.  Reflects the adjustments to include tax effects.

                  OPERATING AND FINANCIAL REVIEW AND PROSPECTS

OPERATING RESULTS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, OUR FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED IN ACCORDANCE WITH IAS, WHICH DIFFER IN CERTAIN RESPECTS FROM U.S. GAAP. NOTE 17 OF THE NOTES TO THE FINANCIAL STATEMENTS PROVIDES A DESCRIPTION OF THE PRINCIPAL DIFFERENCES BETWEEN IAS AND U.S. GAAP AS THEY RELATE TO US, AND A RECONCILIATION TO U.S. GAAP OF NET INCOME AND TOTAL STOCKHOLDERS' EQUITY. WE WERE AUTHORIZED BY THE COMISION NACIONAL BANCARIA Y DE VALORES (THE NATIONAL BANKING AND SECURITIES COMMISSION) TO PREPARE OUR CONSOLIDATED FINANCIAL STATEMENTS IN DOLLARS UNDER IAS.

DIFFERENCES BETWEEN IAS AND U.S. GAAP

    The principal differences between IAS and U.S. GAAP as they relate to us are deferred taxes and deferred charges, deferred gains on sales and sale-lease back transactions, translation adjustments of U.S. GAAP and certain employee benefits. Each of these differences affects both net income and stockholders' equity.

    The table below sets forth net income (loss) and total stockholders' equity calculated in accordance with IAS, and in accordance with IAS and U.S. GAAP for the fiscal years ended December 31, 2001, 2000 and 1999 and for the six month periods ended June 30, 2002 and 2001.

                   NET INCOME (LOSS) AND STOCKHOLDERS' EQUITY
                            (in millions of dollars)

                                                             SIX MONTHS
                                                           ENDED JUNE 30,         YEARS ENDED DECEMBER 31,
                                                         -------------------   ------------------------------
                                                           2002       2001       2001       2000       1999
                                                         --------   --------   --------   --------   --------
                                                             (UNAUDITED)
NET INCOME (LOSS) FOR THE PERIOD
IAS....................................................   $  7.9     $(1.3)     $  8.9     $ 1.7      $(62.6)
U.S. GAAP..............................................     17.2      (2.9)       17.8      (1.3)      (70.8)

TOTAL STOCKHOLDERS' EQUITY
IAS....................................................   $190.4     $ 8.1      $176.9     $ 9.4      $  7.6
U.S. GAAP..............................................    166.2     (12.2)      129.4      (9.3)       (8.1)

DISCONTINUED OPERATIONS

    As of January 1, 2000, we discontinued our ocean liner operations upon completion of the sale of our 50% interest in Americana Ships Limited to our joint venture partner, CP Ships Inc. As a result, under IAS 35, "Discontinued Operations," we are required to restate our Financial Statements covering periods before the sale to distinguish our continuing business operations from the businesses in which we no longer participate in order to make them comparable to our Financial Statements for periods after the sale. Therefore, the financial data presented below for the year ended December 31, 1999 has been restated to reflect the discontinuation of our liner operations.

CRITICAL ACCOUNTING POLICIES

    Our Financial Statements have been prepared in accordance with IAS, which differs in certain respects from U.S. GAAP. Note 17 to our Financial Statements provides a description of the principal differences between IAS and U.S. GAAP as they relate to us and a reconciliation to U.S. GAAP of net income (loss) and stockholders' equity.

    We have identified certain key accounting policies on which our financial condition and results of operations are dependent. These key accounting policies most often involve complex matters or are based on subjective judgments or decisions. In the opinion of our management, our most critical accounting policies under both IAS and U.S. GAAP are those related to revenue recognition, financial statement translations into U.S. dollars, use of financial instruments and deferred income taxes. For a full description of all of our accounting policies, see Note 3 to our Financial Statements herein.

    REVENUE RECOGNITION. Voyage revenues are recognized as income at the time the voyage is completed. Revenues associated with voyages in process are deferred and recognized at the conclusion of the voyage. Railroad revenues for the relevant accounting period are recognized as income based on the shipments originated and that correspond to destinations actually reached during that period. This requires TFM's management, at the cut-off date for each accounting period, to estimate the progress of shipments during that period. In addition, with respect to interline revenues and haulage and trackage rights, TFM and the other Mexican railroads are required to agree and reconcile usage amounts on a periodic basis. TFM has had and continues to have disagreements with the other railroads with respect to such amounts and we cannot assure you that this will not continue in the future.

    FINANCIAL STATEMENT TRANSLATIONS INTO U.S. DOLLARS. In preparing our Financial Statements, we translate non-U.S. dollar currency amounts to U.S. dollars following the guidelines of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"), IAS 29, "Financial Reporting in Hyperinflationary Economies" ("IAS 29") and related authoritative guidance. In doing so, we have determined that the U.S. dollar is our functional currency and, therefore, we follow the historical method of translation, and resulting translation gains or losses are reflected in earnings. The determination of our functional currency is dependent upon management's judgment and involves consideration of all relevant economic facts and circumstances affecting us. We evaluate our functional currency each fiscal period. Our most subjective key functional currency indicators are cash flows and sales revenues. Changes in our business in the future may impact the determination of our functional currency for subsequent periods. In the event that our functional currency is no longer deemed to be the U.S. dollar, our results of operations, total assets and stockholders' equity in future periods could be negatively impacted.

    FINANCIAL INSTRUMENTS. Fuel expense is a significant component of our operating expenses. Fuel costs are affected by various factors including:
(i) traffic levels, (ii) efficiency of operations and equipment, and (iii) fuel market conditions. We will occasionally enter into transactions to hedge against fluctuations in the price of diesel fuel purchases to protect our operating results against adverse fluctuations in fuel prices. Although we did not enter into any fuel hedging transactions in 2001 or the first six months of 2002, TFM entered into certain fuel hedging transaction in 2002. See "Quantitative and Qualitative Disclosures About Market Risks--Commodity Price Sensitivity."

    DEFERRED INCOME TAXES. We apply the provisions of IAS 12, "Income Taxes," and SFAS 109, "Accounting for Income Taxes," which are both full liability methods. Since TFM's commencement of operations, although we have generated book profits, TFM has incurred tax losses due primarily to the accelerated tax amortization of its concession rights. TFM has recognized a deferred income tax asset for the resulting net operating loss carry forwards and may continue to recognize additional amounts in the next few years. However, our management anticipates that such net operating loss carry forwards will be realized given the long carry forward period (through the year 2046) for amortization of the concession, as well as the fact that we expect TFM to generate taxable income in the future. Our tax projections take into consideration certain assumptions, some of which are under our control and others of which are not. Key assumptions include inflation rates, currency fluctuations and future revenue growth. If our assumptions are not correct, we would have to recognize a valuation allowance on our deferred tax asset.

ACCOUNTING CHANGES

    We adopted IAS 39, "Financial Instruments: Recognition and Measurement" ("IAS 39"), effective January 1, 2001. Under the provisions of this standard, derivatives are always treated as held for trading unless their use qualifies them for hedge accounting. All contractual rights or obligations under derivatives are recognized on the balance sheet as assets or liabilities. Further, gains and losses resulting from financial assets and liabilities are required to be disclosed, whether included in the income statement or in stockholders' equity. IAS 39 supplements the disclosure requirements of IAS 32, "Financial Instruments: Disclosures and Presentation."

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction it is. In June 2000, the FASB issued Statement No. 138 "Accounting for Derivative Instruments and Hedging Activities--an Amendment of SFAS 133" ("SFAS 138"). This amendment addressed certain issues causing implementation difficulties for entities having adopted SFAS 133. We adopted SFAS 138 in January 2001.

    On July 20, 2001, the FASB issued FASB Statement No. 141 ("SFAS 141"), "Business Combinations," and FASB Statement No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 141 supersedes Accounting Principles Board ("APB") Opinion No. 16 ("APB 16"), "Business Combinations." The provisions of SFAS 141 differ significantly from those of APB 16 in the following respects:
(1) the purchase method of accounting must be used for all business combinations initiated after June 30, 2001 (that is, the pooling-of-interests method is no longer permitted); (2) more specific guidance is provided on how to determine the acquirer for accounting purposes; (3) specific criteria are provided for recognizing intangible assets apart from goodwill; (4) unamortized negative goodwill must be written off immediately as an extraordinary gain (instead of being deferred and amortized); and (5) additional financial statement disclosures regarding business combinations are required.

    SFAS 142 supersedes APB Opinion No. 17 ("APB 17"), "Intangible Assets." It primarily addresses the accounting that must be applied to goodwill and intangible assets subsequent to their initial recognition (i.e., the post-acquisition accounting). The provisions of SFAS 142 became effective for fiscal years beginning after December 15, 2001, however, early adoption is permitted in certain instances. The most significant changes in SFAS 142 from APB 17 are that: (1) goodwill and indefinite-lived intangible assets will no longer be amortized; (2) goodwill will be tested for impairment at the reporting unit level (which is generally an operating segment or one reporting level below) at least annually; (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually; (4) the amortization period of intangible assets that have finite lives will no longer be limited to 40 years; and (5) additional financial statement disclosures about goodwill and intangible assets will be required.

    On August 15, 2001, the FASB issued Statement No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs for all entities. SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. As used in SFAS 143, a legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 also requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002.

    On October 4, 2001, the FASB issued Statement No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of Long-Lived assets. SFAS 144 supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30 ("APB 30"), "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 also amends APB No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. "Long-Lived Assets to Be Held and Used" retains the requirements of FASB Statement 121 to:
(1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (2) measure an impairment loss as the difference between the carrying amount and fair value of the asset. "Long-Lived Assets to Be Disposed of Other Than by Sale" requires that a long-lived asset to be abandoned, exchanged for a similar productive asset or distributed to owners in a spin-off to be considered held and used until disposed of. The provisions of SFAS 144 became effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of SFAS 144 generally are to be applied prospectively.

    In April of 2002, the FASB issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As a result, companies will no longer be allowed to classify gains and losses from extinguishments of debt as extraordinary items unless they meet the criteria of APB 30. Gains and losses from extinguishments of debt that have been classified as extraordinary in prior years that do not meet the criteria of APB 30 shall be reclassified as ordinary gains and losses on a going forward basis. In addition, SFAS 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for under the sale-leaseback provisions of SFAS 28 or 98, as applicable, instead of SFAS 13. The provisions of this Statement with regard to SFAS-4 will be effective for fiscal years beginning after May 15, 2002, and those for SFAS 13 will be effective for transactions occurring after May 15, 2002.

    In July of 2002, the FASB issued Statement No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3 ("EITF 94-3"), "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of an entity's commitment to an exit plan. This Statement also revises the definition of exit costs and establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

    We are presently evaluating the impact if any, that SFAS 143 through 146 will have on our Financial Statements.

RESULTS OF OPERATIONS

    SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

REVENUES

    Our consolidated net revenues for the six months ended June 30, 2002 were $505.6 million, which represents an increase of 2.9% compared to consolidated net revenues of $491.4 million for the same period of 2001. The following table sets forth our revenues by business segment for the six months ended June 30, 2002 and 2001.

                                                            GRUPO TMM--REVENUES
                                                          (IN MILLIONS OF DOLLARS)
                                           ------------------------------------------------------
                                                         SIX MONTHS ENDED JUNE 30,
                                           ------------------------------------------------------
                                                          % OF NET                     % OF NET
                                                        CONSOLIDATED                 CONSOLIDATED
                                             2002         REVENUES        2001         REVENUES
                                           ---------    ------------    ---------    ------------
                                                                (UNAUDITED)
Railroad operations(1).................     $357.1           70.6 %      $357.0           72.6 %
Port and terminal operations...........       52.3           10.4 %        49.0           10.0 %
Specialized maritime services(2).......       65.6           13.0 %        57.8           11.7 %
Logistics operations...................       39.1            7.7 %        32.9            6.7 %
Intercompany revenues(3)...............       (8.5)          (1.7)%        (5.3)          (1.0)%
                                            ------          -----        ------          -----
Total..................................     $505.6            100 %      $491.4            100 %
                                            ======          =====        ======          =====

------------------------------

(1) Railroad operations consist of TFM and the Tex-Mex Railway. Revenue from TFM and the Tex-Mex Railway was $331.0 million and $26.1 million, respectively, for the six months ended June 30, 2002 and $327.9 million and $29.1 million, respectively, for the six months ended June 30, 2001.

(2) The company's shipping agencies business segment was reclassified from the logistics operations division to the specialized maritime services division in January 2002.

(3)  Represents the elimination of intercompany transactions between segments.

RESULTS BY BUSINESS UNITS

    RAILROAD OPERATIONS

    The following table sets forth, by product category, railroad operations for the six months ended June 30, 2002 compared to the six months ended June 30, 2001:

                                                             RAILROAD REVENUES
                                                         (IN MILLIONS OF DOLLARS)
                                        -----------------------------------------------------------
                                                         SIX MONTHS ENDED JUNE 30,
                                        -----------------------------------------------------------
                                                   % OF NET RAILROAD              % OF NET RAILROAD
PRODUCT CATEGORY                          2002         REVENUES          2001         REVENUES
----------------                        --------   -----------------   --------   -----------------
                                                                (UNAUDITED)
TFM -- industrial products, metals and
  minerals............................   $ 95.3           26.7%         $ 95.3           26.7%
TFM -- agro-industrial products.......     69.8           19.6%           74.2           20.8%
TFM -- automotive products............     81.8           22.9%           84.6           23.7%
TFM -- chemical and petrochemical
  products............................     53.3           14.9%           44.6           12.5%
TFM -- intermodal freight.............     26.7            7.5%           24.3            6.8%
Tex-Mex Railway.......................     26.1            7.3%           29.1            8.2%
Other.................................      4.1            1.1%            4.9            1.3%
                                         ------           ----          ------           ----
Total.................................   $357.1            100%         $357.0            100%
                                         ======           ====          ======           ====

------------------------
Note: Reallocated as per December 2001 classification.

    Revenues for our railroad operations (including TFM and the Tex-Mex Railway) for the six months ended June 30, 2002 totaled $357.1 million compared to $357.0 million for the same period in 2001.

    The industrial products, metals and minerals segment remained stable comparing 2002 over 2001 due to expansion of steel exports despite depressed economic conditions in this segment. The 5.9% revenue decrease in agro-industrial products in 2002 over 2001 was partially attributable to an extraordinary yield in the 2002 Mexican grain harvest in the Sinaloa Valley which reduced the need for grain imports from the United States. The 3.3% revenue decrease in 2002 over 2001 in the automotive products segment was a result of reduced sales activity and demand in the U.S. for Mexican sourced automobiles. Revenues in the chemical and petrochemical product category increased 19.5% in 2002 over 2001 as a consequence of transload and general conversion of these products from truck to rail because of transload efficiency and a proven safety record for these products on the railroad. Intermodal freight revenues increased 9.9% in 2002 over 2001 due to completed construction of intermodal yards last year and expanded contracts with stacktrain operators and intermodal companies. Tex-Mex Railway revenues in 2002 decreased by 10.3% from 2001 revenues principally due to the overall reduction of grain imports. Revenues for the six months ended on June 30, 2002 for the Tex-Mex Railway were $26.1 million and accounted for 7.3% of net consolidated railroad revenues.

    PORTS AND TERMINAL OPERATIONS

    Revenues from our port and terminal operations increased by 6.7% in the six months ended on June 30, 2002, from $49.0 million in 2001 to $52.3 million in 2002, and accounted for 10.4% of net consolidated revenues. In the second quarter of 2002 we signed new container shipping contracts with Mediterranean Shipping and anticipate increased volumes from other existing customers such as CP Ships Inc., American Presidents Lines, Ltd., and Maersk Sealand. Construction of the yard for the new berth should be completed by the end of 2002. Additionally, the division reported an overall increase in the number of containers moved per crane, per hour, of 25%. Finally, passenger activity at Cozumel and Progreso for the first six months increased 67% compared to the same period of last year.

    SPECIALIZED MARITIME SERVICES

    In the six months ended June 30, 2002, specialized maritime revenues increased 13.5% from the prior period and amounted to $65.6 million, or 13.0% of the total net consolidated revenues. This increase in revenues was attributable to increased usage of supply vessels and expanded contracts. For the first six months of 2002, supply vessel revenues increased by 73% compared to the same period of 2001. We renewed two product tankers chartered to PEMEX that expired during the second quarter of 2002, and intend to renew a third once we complete registration of the vessel under the Mexican flag. One additional time charter contract with PEMEX was signed in December 2001 for a one-year period. We continue to pursue PEMEX outsourcing opportunities that are currently being considered by the Mexican government.

    LOGISTICS OPERATIONS

    In the six months ended June 30, 2002, total logistics operations revenues amounted to $39.1 million and accounted for 7.7% of the net consolidated revenues. This total represents an increase of $6.2 million, or 18.8%, from the total logistics operations revenues generated in the same period of 2001 of $32.9 million. This increase was mainly attributable to new logistical products, such as the RoadRailer program, providing services at the border and within Mexico. RoadRailer traffic has significantly increased since the inception of the program in 2001. In the first six months of 2001, we shipped 274 loads; in the last six months of 2001, we shipped 2,993 loads; and in the first six months of 2002, we shipped over 4,400 loads.

OPERATING PROFIT

    Total costs and operating expenses increased to $408.2 million in the six months ended June 30, 2002 compared to $399.7 million in the same period of 2001, an increase of 2.1%. In the six months ended June 30 2002, consolidated operating profit increased $5.6 million, or 6.1%, to $97.3 million from $91.7 million reported in the same period of 2001.

    The following table sets forth our operating profit (loss) by business segment for the six months ended June 30, 2002 and 2001:

                                                               GRUPO TMM OPERATIONS--
                                                            OPERATING PROFIT (LOSS)(1)(2)
                                                              (IN MILLIONS OF DOLLARS)
                                                            -----------------------------
                                                              SIX MONTHS ENDED JUNE 30,
                                                            -----------------------------
                                                              2002                2001
                                                            ---------           ---------
                                                                     (UNAUDITED)
Railroad operations.....................................     $ 83.2              $ 74.0
Port and terminal operations............................       11.3                15.8
Specialized maritime services...........................        3.2                (0.7)
Logistics operations....................................       (0.3)                2.6
Intercompany(3).........................................       (0.1)                 --
                                                             ------              ------
      Total.............................................     $ 97.3              $ 91.7
                                                             ======              ======

------------------------------

(1) Operating results are as reported in our interim notes included elsewhere in this prospectus.

(2) Includes estimated allocated corporate administrative costs: for the six months ended June 30 2002: $2.9 million in port and terminal operations,
    $3.6 million in specialized maritime services, $2.2 million in logistics operations; for the six months ended June 30 2001: $2.9 million in port and terminal operations, $3.2 million in specialized maritime services, $1.9 million in logistics operations.

(3)  Represents the elimination of intercompany transactions between segments.

    RAILROAD OPERATIONS

    Railroad operating profit for the six months ended June 30, 2002 (including TFM and the Tex-Mex Railway) increased 12.4% to $83.2 million in 2002 resulting in an operating margin of 23.3% (operating ratio 76.7%) compared to $74.0 million in the same period of 2001, which resulted in an operating margin of 20.8% (operating ratio 79.2%). Total operating costs and expenses, including those of TFM and the Tex-Mex Railway, amounted to $273.9 million for the six months ended on June 30 2002, compared to $283.0 million for the same period of 2001, which represents a decrease of 3.2%. This decrease in operating expenses is mainly attributable to a cost reduction of 1.9% in TFM stand-alone.

    PORTS AND TERMINALS OPERATIONS

    Operating profit for the six months ended on June 30 2002 decreased 28.5% to $11.3 million (including $2.9 million of estimated allocated corporate administrative costs) from $15.8 million (including $2.9 million of estimated allocated corporate administrative costs) in the same period of 2001. This decrease was mainly due to costs incurred in expanding the Manzanillo port facilities for increased container volumes during the second half of 2002.

    SPECIALIZED MARITIME SERVICES

    Operating profit increased for the six months ended June 30 2002 increased to $3.2 million (including $3.6 million of estimated allocated corporate administrative costs) from a loss of $0.7 million (including $3.2 million of estimated allocated corporate administrative costs). The results of this division continue to be stable and operations continue to grow, due mainly to a significant growth in supply ship usage and new contracts, which produced an approximate 73% increase in supply ship revenues from the same period of 2001.

    LOGISTICS OPERATIONS

    For the first six months of 2002, our logistics operations division had an operating loss of $0.3 million (including $2.2 million of estimated allocated corporate administrative costs) compared to an operating profit of $2.6 million (including $1.9 million of estimated allocated corporate administrative costs) for the first six months of 2001. This decrease resulted from the rapid expansion of logistics facilities and services that required additional preparation of terminal facilities, in anticipation of increased volume during the second half of 2002 and due to additional maintenance and lease charges for new equipment.

    FINANCIAL INCOME AND EXPENSES

    Net financial expense incurred in the first six months of 2002 was $79.6 million, compared to net financial expense of $62.7 million in the same period of 2001. Net financial expense includes a net exchange loss of $10.9 million in the first six months of 2002 and a net exchange gain of $3.6 million in 2000. The increase in net financial expense is due in part to a rapid peso devaluation during the second quarter of 2002 which impacted primarily non-operational receivables.

    OTHER (EXPENSE) INCOME--NET

    Other expense-net of $7.6 million in the first six months of 2002 includes
(i) a loss resulting from the sale of fixed assets, (ii) expenses related to railroad equipment, (iii) provisions for doubtful accounts, (iv) a loss resulting from subleasing of locomotives, and, (vi) expenses related to non operating assets such as track maintenance and electricity. Other income-net for the first six months of 2001 was of $51.4 million, which includes a gain in the sale of fixed assets.

    TAXES

    A $17.3 million tax benefit was reported for the first six months of 2002 million compared to a provision of $13.7 million in the same period of last year. The increase in tax benefit was primarily due to a decrease in pre-tax income from $80.4 million in 2001 to $10.1 million in 2002.

    MINORITY INTEREST

    Minority interest decreased to $19.4 million in the first six months of 2002 compared to $64.1 million in the same period of 2001. This significant change is mainly attributable to a one-time gain on the sale of fixed assets at TFM in the first six months of 2001.

    NET INCOME

    Net income for the first six months ended on June 30 2002 increased to $7.9 million compared to a net loss of $1.3 million reported in the same period of 2001.

 FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
                                      2000

REVENUES

    Our consolidated net revenues for 2001 were $1,000.1 million, which represents an increase of 1.0% compared to consolidated net revenues of $989.9 million for 2000. The following table sets forth our revenues by business segment for the fiscal years ended December 31, 2001 and 2000, respectively.

                                                         GRUPO TMM--REVENUES
                                                      (IN MILLIONS OF DOLLARS)
                                         ---------------------------------------------------
                                                      YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------
                                                         % OF                       % OF
                                                     CONSOLIDATED               CONSOLIDATED
                                           2001        REVENUES       2000        REVENUES
                                         ---------   ------------   ---------   ------------
Railroad operations....................  $  722.8        72.3%       $698.6         70.6%
Port and terminal operations...........     100.6        10.1%         86.5          8.7%
Specialized maritime services..........     119.0        11.9%        133.6         13.5%
Logistics operations...................      77.4         7.7%         84.0          8.5%
Intercompany revenues*.................     (19.7)      (2.0)%        (12.8)       (1.3)%
                                         --------       ------       ------        ------
      Total............................  $1,000.1         100%       $989.9          100%
                                         ========       ======       ======        ======

------------------------------

*   Represents the elimination of intercompany transactions between segments.

RESULTS BY BUSINESS UNITS

RAILROAD OPERATIONS

    Revenues for our railroad operations for the year ended December 31, 2001 totaled $722.8 million compared to $698.6 million for the year ended
December 31, 2000, which represented an increase of 3.5%. The increase in 2001 was mainly attributable to an increase of approximately 7.5% in revenues derived from haulage of automotive products, with a corresponding increase of approximately 9.3% in automotive traffic volumes.

    The following table sets forth, by product category, railroad operations revenues for the years ended December 31, 2001 and 2000, respectively.

                                                                        RAILROAD REVENUES
                                                                    (IN MILLIONS OF DOLLARS)
                                                            -----------------------------------------
                                                                    YEARS ENDED DECEMBER 31,
                                                            -----------------------------------------
                                                                       % OF NET              % OF NET
                                                                       RAILROAD              RAILROAD
PRODUCT CATEGORY                                              2001     REVENUES     2000     REVENUES
----------------                                            --------   --------   --------   --------
TFM--industrial products, metals and minerals.............   $176.9      24.4%     $175.7      25.2%
TFM--agro-industrial products.............................    167.4      23.2%      161.9      23.1%
TFM--automotive products..................................    171.4      23.7%      159.5      22.8%
TFM--chemical and petrochemical products..................     98.6      13.6%       89.2      12.8%
TFM--intermodal freight...................................     42.6       6.0%       38.8       5.6%
Tex-Mex Railway...........................................     55.0       7.6%       58.0       8.3%
Other.....................................................     10.9       1.5%       15.5       2.2%
                                                             ------     ------     ------     ------
  Total...................................................   $722.8       100%     $698.6       100%
                                                             ======     ======     ======     ======

------------------------------

Note: Reallocated as per December 2001 classification.

    The 0.7% growth in 2001 over 2000 in the industrial products, metals and minerals segment of TFM was the result of the conversion of industrial products traffic from truck to railroad transportation. The 3.4% revenue increase in agro-industrial products in 2001 over 2000 was partially attributable to enhanced traffic conversion as a result of the development of new railroad infrastructure at key locations. The 7.5% revenue increase in 2001 over 2000 in the automotive products segment was a result of increased transportation of vehicles exported to the United States and Europe from manufacturing plants in Mexico. Revenues in the chemical and petrochemical products category increased 10.5% in 2001 over 2000 as a consequence of new traffic for Cemex, S.A. de C.V and for the COMISION FEDERAL DE ELECTRICIDAD, the Mexican electric utility. Intermodal freight revenues increased 9.8% in 2001 over 2000 due to the continued conversion of automotive parts traffic from truck to railroad transportation. Tex-Mex Railway revenues in 2001 decreased by 5.2% from 2000 revenue levels, caused by slower traffic due to the track rehabilitation work during the year. Revenues in 2001 for the Tex-Mex Railway were $55.0 million and accounted for 7.6% of net consolidated railroad revenues.

PORTS AND TERMINAL OPERATIONS

    Despite a worldwide slowdown, revenues from our port and terminal operations increased by 16.3% in 2001, from $86.5 million in 2000 to $100.6 million in 2001, and accounted for 10.1% of net consolidated revenues. In the latter part of 2001 we reorganized this division which resulted in an increase of productivity, as volumes in container movements increased, mainly in the port of Manzanillo, which is the best positioned port as a transhipment terminal of TMMPyT. We expect to begin an expansion of the container yard at this port during 2002 and expect to begin the expansion of berth positions during 2003. We believe that the port and terminal operations division is a stable element of our revenue base and that our efforts to grow Tuxpan and to expand Manzanillo during 2002 should improve our revenues once they are accomplished.

SPECIALIZED MARITIME SERVICES

    In 2001, specialized maritime services revenues amounted to $119.0 million and accounted for 11.9% of the total net consolidated revenues. This total represents a 10.9% decrease from total specialized maritime services revenues of $133.6 million for 2000. This decrease in revenues was mainly caused by our planned downsizing of the unprofitable car carrier division and discontinuance of the bulk shipping services division. This division currently operates only one car carrier compared to three operated in 2000. Tugboat revenues increased due to price adjustments and the car carrier division alliances were restructured to better utilize the remaining car carrier routes, which reduced losses.

LOGISTICS OPERATIONS

    In 2001, total logistics operations revenues amounted to $77.4 million and accounted for 7.7% of the net consolidated revenues. This total represents a decrease of $6.6 million, or 7.9%, from the total logistics operations revenues generated in 2000 of $84.0 million. This decrease is mainly attributable to the sale to CP Ships Inc. of certain of our truck brokerage and agency services businesses which we estimate resulted in a $12.5 million reduction in revenues for this division. The decrease in revenues was offset, in part, by an increase in revenues from the expansion of new intermodal programs and products, such as RoadRailers. The RoadRailer program has grown from a very limited amount of traffic in the first quarter of 2001 to more than 2,000 loads in the first quarter of 2002.

OPERATING PROFIT

    Total costs and operating expenses increased to $810.9 million in 2001 compared to $792.3 million in 2000, an increase of 2.3%. In 2001, our operating profit decreased $8.5 million, or 4.3%, to $189.1 million from $197.6 million in 2000.

    The following table sets forth our operating profit (loss) by business segment for the fiscal years ended December 31, 2001 and 2000 respectively.

                                                                   GRUPO TMM OPERATIONS--
                                                                OPERATING PROFIT (LOSS)(1)(2)
                                                                  (IN MILLIONS OF DOLLARS)
                                                                -----------------------------
                                                                  YEARS ENDED DECEMBER 31,
                                                                -----------------------------
                                                                  2001                2000
                                                                ---------           ---------
Railroad operations.........................................     $153.0              $167.2
Port and terminal operations................................       30.7                27.6
Specialized maritime services...............................        3.0                 0.4
Logistics operations........................................        2.3                 3.2
Intercompany(3).............................................        0.1                (0.8)
                                                                 ------              ------
  Total.....................................................     $189.1              $197.6
                                                                 ======              ======

------------------------------

(1) Operating results are as reported in our Financial Statements included herein.

(2) Includes estimated allocated corporate administrative costs in 2001 consisting of $0.7 million in the Tex-Mex Railway, $6.3 million in port and terminal operations, $6.0 million in specialized maritime services and $4.0 million in logistics operations and in 2000 consisting of $1.5 million in the Tex-Mex Railway, $5.9 million in port and terminal operations, $7.2 million in specialized maritime services and $5.1 million in logistics operations.

(3)  Represents the elimination of intercompany transactions between segments.

RAIL OPERATIONS

    Operating profit for the year decreased from $167.2 million in 2000, a 23.9% operating margin, to $153 million in 2001 representing a 8.5% decrease and a 21.2% operating margin. Total operating expenses, including those of TFM and the Tex-Mex Railway, amounted to $569.8 million for the year ended December 31, 2001, compared to $531.4 million for the year ended December 31, 2000, which represents an increase of 7.2%. This increase in the operating expenses is mainly attributable to: the Tex-Mex Railway's need to upgrade and build new track, which increased costs by approximately $4 million; increased salary expenses at TFM of 16.8% to $111.6 million in 2001 as compared to 2000; an increase in the costs of purchased services at TFM of $8.8 million or 7.1% in 2001 over 2000; an increase of 49.4% in the costs of materials and supplies consumed at TFM during 2001 when compared to 2000; car hire costs, net of car hire income, and rents other than car hire which increased by 5.7% and 38.4%, respectively, in 2001 compared to 2000; and insurance costs which increased 17.2% in 2001 compared to 2000 due to an increase of claims of cargo damage and higher premium rates. These increased operating expenses were partially offset by lower fuel expenses, which decreased 12.9% in the year ended December 31, 2001 compared to the year ended December 31, 2000.

PORTS AND TERMINALS OPERATIONS

    Operating profit for the year increased by 11.2% from $27.6 million in 2000 to $30.7 million in 2001, which resulted in a 30.5% operating margin. We reorganized the division in the latter part of 2001, decreasing costs and expenses and expect productivity to increase as a result of the reorganization, which we expect should increase cash flow from existing operations.

SPECIALIZED MARITIME SERVICES

    Operating margin for the year continued to improve from 0.3% to 2.5% between 2000 and 2001, and operating profit increased to $3.0 million in 2001 from $0.4 million in 2000. Improved margins are a result of the specialized nature of these services, as well as lower prices of the fuel costs in this division.

LOGISTICS OPERATIONS

    Operating profit for our logistics operations division was $2.3 million in 2001 compared to $3.2 million for 2000. This decrease resulted from increased transportation equipment costs (including operating leases and operating costs) and increased depreciation. Our 2001 operating profit was also impacted by our sale of our transportation brokerage and agency services to CP Ships, which accounted for $8 million of gross profit in 2000.

FINANCIAL INCOME AND EXPENSES

    Net financial expense incurred in 2001 was $123.0 million, compared to net financial expense of $159.4 million for 2000. Net financial expense includes a net exchange gain of $2.2 million in 2001 and a net exchange loss of $1.4 million in 2000. The decrease in net financial expense is due in part to the fact that we repaid $142.99 million of debt on October 15, 2000, representing the total outstanding principal of our 8 1/2% notes, which matured on such date. This repayment of debt reduced interest expenses going forward. The decrease was also attributable to a substantial reduction in TFM's debt service which resulted from TFM using the proceeds of its commercial paper program to pay outstanding principal amounts under its senior secured facilities.

OTHER INCOME-NET

    Other income-net of $26.8 million for 2001 includes a gross gain of $60.7 million as a result of the sale of a redundant track of line sold to the Mexican government. This gain was offset in part by a write-off by TFM of certain material and equipment as a result of the improvement of rail track in the Lazaro Cardenas to Celaya Line. Other income-net for 2000 of $3.7 included a gain from the sale of a portion of our interest in our port operations to SSA Mexico, Inc., formerly known as Stevedoring Services of America, Inc. ("SSA"), and from an investment by EMD Holding Corporation ("EMD"), a subsidiary of General Motors in TMM Multimodal.

TAXES

    Deferred taxes totaled $7.2 million for 2001 and $23.0 million for 2000. TFM realized a deferred income tax expense in the year ended December 31, 2001 due to the profit recorded from the sale of the redundant LA GRIEGA-MARISCALA line which was considered taxable income. The income tax benefit in the year ended December 31, 2000 resulted from several specific provisions of Mexican Income Tax Law which permit TFM to amortize the costs of acquiring the concession rights and related assets over a six-year period for income tax purposes and to restate the costs of these assets on an annual basis to reflect the Mexican inflation rate.

MINORITY INTEREST

    Income allocated to minority interest increased to $91.1 million in 2001 compared to $57.6 million in 2000. This increase was driven mainly by the increase in the net income of Grupo TFM from $42.7 million in 2000 to $84.9 million in 2001.

DISCONTINUED OPERATIONS

    For the fiscal year ended December 31, 2000, discontinued operations represented a $5.5 million loss, but had no effect on our 2001 results.

NET INCOME

    Net income increased to $8.9 million in 2001 from $1.7 million in 2000.

 FISCAL YEAR ENDED DECEMBER 31, 2000 COMPARED TO FISCAL YEAR ENDED DECEMBER 31,
                                      1999

REVENUES

    Our consolidated net revenues for 2000 were $989.9 million, which represents an increase of 17.2% from consolidated net revenues of $844.7 million for 1999. The following table sets forth our consolidated revenues by business segment.

                                                        GRUPO TMM--REVENUES(1)
                                                       (IN MILLIONS OF DOLLARS)
                                                       YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------
                                                        % OF NET                   % OF NET
                                                      CONSOLIDATED               CONSOLIDATED
                                            2000        REVENUES       1999        REVENUES
                                          ---------   ------------   ---------   ------------
Railroad operations.....................  $   698.6         70.6%    $   575.6         68.1%
Port and terminal operations............       86.5          8.7%         72.5          8.6%
Specialized maritime services...........      133.6         13.5%        123.9         14.7%
Logistics operations....................       84.0          8.5%         91.3         10.8%
Intercompany revenues...................      (12.8)       (1.3)%        (18.6)       (2.2)%
                                          ---------      --------    ---------      --------
Total consolidated......................  $   989.9          100%    $   844.7          100%
                                          =========      ========    =========      ========

------------------------------

(1) Revenues are reported in our Financial Statements included elsewhere herein which were restated for 1999 to exclude revenues from our discontinued
    liner services.

(2)  Represents the elimination of intercompany transactions between segments.

RESULTS BY BUSINESS UNITS

RAILROAD OPERATIONS

    Revenues for the year ended December 31, 2000 totaled $698.6 million, compared to $575.6 million for the year ended December 31, 1999, which represented an increase of 21.4%.

    The following table sets forth, by product category, railroad operations revenues for the years ended December 31, 1999 and 2000.

                                                             RAILROAD REVENUES
                                                         (IN MILLIONS OF DOLLARS)
                                                 -----------------------------------------
                                                         YEARS ENDED DECEMBER 31,
                                                 -----------------------------------------
                                                            % OF NET              % OF NET
                                                            RAILROAD              RAILROAD
PRODUCT CATEGORY                                   2000     REVENUES     1999     REVENUES
-----------------------------------------------  --------   --------   --------   --------
TFM--industrial products, metals and
  minerals.....................................  $  175.7      25.1%   $  149.1      25.9%
TFM--agro-industrial products..................     161.9      23.2%      136.8      23.8%
TFM--automotive products.......................     159.5      22.8%      103.4      18.0%
TFM--chemical and petrochemical products.......      89.2      12.8%       76.7      13.3%
TFM--intermodal freight........................      38.8       5.6%       34.3       5.9%
Tex-Mex Railway................................      58.0       8.3%       51.1       8.9%
Other..........................................      15.5       2.2%       24.2       4.2%
                                                 --------    -------   --------    -------
Total..........................................  $  698.6       100%   $  575.6       100%
                                                 ========    =======   ========    =======

------------------------

Note: Reallocated as per December 2001 classification.

    The 17.8% growth in 2000 over 1999 in the industrial products, metals and minerals segment of TFM was the result of the change in freight transport mix to higher tariff shipments and to scheduled increases in the tariff rate applicable to these products. The 18.3% revenue increase in agro-industrial products in 2000 over 1999 was attributable in part to TFM's conversion to rail from truck of corn shipments in the domestic market. The 54.3% revenue increase between 1999 and 2000 in the automotive products segment was a result of increased haulage of automobiles for export to the United States, Canada and Europe, including export traffic previously transported by Ferromex, increased transport of automotive parts and TFM's conversion of automotive traffic to rail from truck. Revenues in the chemical and petrochemical products category increased 16.3% in 2000 over 1999 as a consequence of the increased haulage of petrochemical products imported by TFM's existing customers mainly for use in the production of plastic, and conversion of petrochemical cargo to rail from truck. Intermodal freight revenues increased 13.1% between 1999 and 2000 due to increased access to intermodal terminals along TFM's lines, an increase in piggy-back traffic and the raising or dismantling of the catenary between Buena Vista and Queretaro, which allowed for the use of double-stack cars. The Tex-Mex Railway total railroad operations revenues in 2000 amounted to $58.0 million and accounted for 8.3% of net consolidated railroad revenues. This represented an increase of 13.5% from total rail operations revenues of $51.1 million recorded in 1999. The Tex-Mex Railway continued to grow as Burlington Northern Santa Fe ("BNSF") and KCS increased their volume over Tex-Mex as a connector to TFM.

PORTS AND TERMINAL OPERATIONS

    In 2000, total port and terminal operations revenues amounted to $86.5 million and accounted for 8.7% of net consolidated revenues. This represented an increase of 19.3% from total port and terminal operations revenues of $72.5 million recorded in 1999. Progreso was added to our activity base in 2000 while our other port operations remained stable. Veracruz auto services received or exported through our specialized car terminals and yards approximately 343,000 cars in 2000 as compared to approximately 245,261 cars in 1999.

SPECIALIZED MARITIME SERVICES

    In 2000, total specialized maritime services revenues amounted to $133.6 million and accounted for 13.5% of net consolidated revenues. This represented an increase of 7.8% from total specialized maritime revenues of $123.9 million recorded in 1999. Specialized maritime services operations were impacted by growth in the chemical and petroleum industry, due in part to price improvements caused by the new navigation law, which gives preference to Mexican owned or Mexican flagged carriers with respect to intra-Mexico movements, and overall activity in oil exploration and transport.

LOGISTICS OPERATIONS

    In 2000, total logistic operations revenues amounted to $84.0 million and accounted for 8.5% of net consolidated revenues. This represents a decrease of 8.0% from total logistics operations revenues of $91.3 million recorded in 1999. As a result of CP Ships Inc.'s acquisition of our container ships and related logistics agency business, revenues and operating profit comparisons for 2000 as compared to 1999 were distorted, as revenues which were previously accounted for in the logistics division were transferred to CP Ships Inc. In 2000, we sold transportation brokerage and agency services to CP Ships Inc., which accounted for $12.5 million of revenue and $8 million of gross profit in 2000.

OPERATING PROFIT

    Total costs and operating expenses increased to $792.4 million in 2000 compared to $696.4 million in 1999, increasing 13.8%. Consolidated operating profit was $197.6 million in 2000, resulting in an operating margin of 20.0%. We recorded a consolidated operating profit of $148.3 million in 1999, which represented an operating margin of 17.6%.

    The following table sets forth our operating profit (loss) by business segment for the fiscal years ended December 31, 2000 and 1999 respectively.

                                                  GRUPO TMM--OPERATING PROFIT (LOSS)(1)(2)
                                                          (IN MILLIONS OF DOLLARS)
                                                  -----------------------------------------
                                                          YEARS ENDED DECEMBER 31,
                                                  -----------------------------------------
                                                         2000                  1999
                                                  -------------------   -------------------
Railroad operations.............................       $  167.2              $  126.5
Port and terminal operations....................           27.6                  23.4
Specialized maritime services...................            0.4                  (7.5)
Logistics operations............................            3.2                   5.8
Intercompany(3).................................           (0.8)                  0.1
                                                       --------              --------
Total...........................................       $  197.6              $  148.3
                                                       ========              ========

------------------------------
(1) Operating results are as reported in our Financial Statements included herein.

(2) Includes estimated allocated corporate administrative costs in 2000 consisting of $1.5 million in the Tex-Mex Railway, $5.9 million in port and terminal operations, $7.2 million in specialized maritime services and $5.1 million in logistics operations, and in 1999 consisting of $0.5 million in the Tex-Mex Railway, $7.4 million in port and terminal operations, $8.8 million in specialized maritime services and $7.0 million in logistics operations.

(3)  Represents the elimination of intercompany transactions between segments.

RAILROAD OPERATIONS

    Operating profit for the year increased from $126.5 million in 1999, a 22.0% operating margin, to $167.2 million in 2000 representing a 32.2% increase and a 23.9% operating margin. Total operating expenses amounted to $531.4 million in 2000 compared to $449.1 million in 1999, which represents an increase of 18.3%. During the fourth quarter of 2000, the Tex-Mex Railway experienced an abnormally high level of derailments. These events caused $1.6 million in direct costs in December 2000 and affected other cost categories. The increase in operating expenses is also attributable to increased salary expenses of 17.6% at TFM during 2000; an increase in the costs of purchased services which were 2.1% higher than 1999; an additional 77.1% in fuel expense at TFM during 2000 when compared to the fuel expenses in 1999, an increase of 95.9% in car hire costs between 1999 and 2000; an increase of 29.9% in rents other than car hire in 2000 compared to 1999; and an increase of 6.2% in insurance expenses for 2000 compared to 1999. These increased operating expenses were partially offset by lower costs of materials and supplies, which were 53.9% less in 2000 than in 1999.

PORTS AND TERMINAL OPERATIONS

    Operating profit from port and terminal operations increased to $27.6 million in 2000 from $23.4 million in 1999. The operating profit margin for these operations decreased slightly to 31.9% in 2000 compared to 32.3% in 1999. The Manzanillo customer base increased in 2000, resulting in higher volumes in container movements. In 2000, volume averaged 23,670 container movements per month as compared to 19,000 container movements per month in 1999.

SPECIALIZED MARITIME SERVICES

    Operating profit increased to $0.4 million in 2000 from an operating loss of $7.5 million in 1999. This increase is mainly attributable to an increase in tugboat revenues due to increases in tariffs and an increase in revenues in the car carrier division. Through our alliance with Nippon Yusen Kaisha, we restructured our car carrier routes which decreased previously reported losses and contributed to the increase in operating profit.

LOGISTICS OPERATIONS

    Operating profit from logistics operations was $3.2 million in 2000 compared to $5.8 million recorded in 1999. Logistics operations during the fourth quarter of 2000 were impacted by a loss of the Cifra/ Wal-Mart contract, which was replaced by new customers such as Grandes Superficies, S.A. de C.V. (known as Carrefour), Ford Motor Company, S.A. de C.V. and Industrias Vinicolas Pedro Domecq, S.A. de C.V. (known as Allied Domecq). This loss impacted operating results, revenue and operating profits within the trucking division.

FINANCIAL INCOME AND EXPENSES

    Net financial expense incurred in 2000 was $159.4 million, compared to net financial expense of $162.7 million for 1999. Net financial expense included a net exchange loss of $1.4 million in 2000, and an exchange loss of $1.9 million in 1999.

OTHER INCOME-NET

    Our other income-net was $3.7 million for 2000 compared to other income-net of $3.8 million in 1999. In 2000, we registered a gain of $8.4 million as a result of a premium for the sale of shares in one of our subsidiaries.

TAXES

    We had deferred tax benefits of $47.3 million in 1999, including a deferred income tax benefit of $43.2 million at TFM. This income tax benefit is a result of several specific provisions of Mexican Income Tax Law which permit TFM to amortize the costs of acquiring the concession rights and related assets over a six-year period for income tax purposes and to restate the costs of these assets on an annual basis to reflect the Mexican inflation rate. In 2000, we had $23.0 million of deferred tax benefits, attributable principally to tax loss carryforwards at TFM for $17.8 million

MINORITY INTEREST

    The loss allocated to minority interest was $39.9 million in 1999 and the income allocated to minority interest in 2000 was $57.6 million. The increase was due to the improvement in our results of operations, which reflected a net loss of $62.6 million in 1999 and net income of $1.7 million in 2000.

DISCONTINUED OPERATIONS

    We recorded a net profit before discontinued operations of $7.3 million for 2000, compared to a net profit before discontinued operations of $76.6 million for 1999. We had a $5.5 million discontinued operations loss during 2000, compared to a loss of $139.3 million from discontinued operations in 1999.

NET INCOME

    Our net income for 2000 was $1.7 million, compared to a net loss of $62.6 million in 1999.

    LIQUIDITY AND CAPITAL RESOURCES

    Our business is capital intensive and requires ongoing expenditures for, among other things, improvements to ports and terminals, structures and technology, capital expenditures, leases and repair of equipment, and maintenance of our rail system and vessels. Our principal sources of liquidity consist of cash flows from operations, existing cash balances, sales of assets and debt financing.

    We are primarily a holding company and conduct the majority of our operations, and hold a substantial portion of our operating assets, through numerous direct and indirect subsidiaries. As a result, we rely on income from dividends and fees related to administrative services provided from our operating subsidiaries for our operating income, including the funds necessary to service our indebtedness. The indentures governing TFM's notes restrict TFM's ability to pay dividends under certain circumstances limit the dividends payable to an accrued maximum aggregate amount or "basket" based on Grupo TFM's accumulated consolidated net income after a specified date. In May 2002, TFM completed a consent solicitation of holders of its notes as a result of which the indentures were amended to, among other things, further restrict TFM's ability to pay dividends. The amendments eliminated the amount accrued in the dividends basket (approximately $97.5 million at March 31, 2002) with retroactive effect to April 2, 2002, as of which date the basket will again begin to accumulate. In addition, the financial ratio required for TFM to be allowed (in the absence of a relevant exception) to incur indebtedness or pay dividends under the indentures was increased to 3.0 to 1.0 until October 31, 2003, after which such ratio will decrease to 2.5 to 1.0.

    We expect to make capital expenditures in 2002 in an amount up to approximately 5% of our consolidated revenues (excluding railroad operations revenues). These capital expenditures include the expenses we expect to incur for the expansion of our facilities in the Ports and Terminals division as well as capital expenditures related to new operations in the Logistics division. We expect to fund these capital expenditures with funds from operating cash flows.

    TFM expects to make capital expenditures in each of 2002 and 2003 in an amount up to approximately 12.0% of its transportation revenues on an annual basis. These capital expenditures include the expenses TFM expects to incur for the rehabilitation and improvement of its secondary rail lines and the construction of new intermodal terminals near the manufacturing plants of its automotive customers. TFM has funded, and expects to continue to fund, capital expenditures with funds from its operating cash flows and vendor financing.

OUR CASH FLOWS FROM OPERATING ACTIVITIES

    We generated positive cash flows from operating activities in 1999, 2000 and 2001 and as of June 30, 2002 and 2001. Net cash provided by operating activities amounted to $37.1 million for the first six months of 2002 compared to $45.5 million for the first six months of 2001. This change was mainly attributable to changes in minority interest and gains on the sale of fixed assets.

    Net cash provided by operating activities amounted to $81.1 million for 1999 compared to net cash provided by operating activities of $187.8 million for 2000. The large increase in 2000 resulted mainly from changes in working capital, which resulted from increased collections of account receivables. Deferred income taxes and minority interest increased mainly as a result of the sale of shares of a subsidiary in October 2000. Cash flows from operating activities amounted to $101.7 million for 2001, decreasing mainly due to changes in working capital which resulted from an increase in account receivables as a result of late payments from our customers and a long-term account receivable for the sale of the GRIEGA-MARISCALA track to the Mexican government.

    The following table summarizes cash flows from operating activities for the periods indicated under IAS.

                                              SIX MONTHS ENDED
                                                  JUNE 30,              YEARS ENDED DECEMBER 31,
                                             -------------------   ----------------------------------
                                               2002       2001       2001           2000       1999
                                             --------   --------   ---------      --------   --------
                                                 (UNAUDITED)
                                                            (IN THOUSANDS OF DOLLARS)
Net income from continuing operations.....   $  7,944   $  2,595   $   8,925      $  7,265   $ 76,611
Depreciation and amortization.............     53,977     52,081     107,468       102,425    100,179
Amortization of discount on senior secured
  debentures and commercial paper.........     29,354     30,971      49,531        45,665     36,145
Amortization of deferred financing cost...      1,747      1,569       3,498        14,307      6,166
Benefit for deferred income taxes.........    (17,262)    13,654      (7,150)      (23,048)   (47,262)
Provision for doubtful accounts, pension
  and others..............................     (1,000)     2,187       3,016        26,098      5,505
Minority interest.........................     19,428     64,103      91,139        57,643    (39,873)
Gain on sale of fixed assets-net..........     (4,161)   (60,744)    (53,816)(1)   (25,483)      (305)
Total changes in operating assets and
  liabilities.............................    (52,917)   (60,932)   (100,908)      (17,072)   (56,113)
                                             --------   --------   ---------      --------   --------
Net cash provided by operating
  activities..............................   $ 37,100   $ 45,484   $ 101,703      $187,800   $ 81,053
                                             ========   ========   =========      ========   ========

------------------------------
(1) This unrecognized gain is related to the long-term account receivable for the sale of the GRIEGA-MARISCALA track to the Mexican government.

OUR CASH FLOWS FROM INVESTING ACTIVITIES

    Net cash used in investing activities for the first six months ended in June 30, 2002 was $72.8 million and was mainly attributable to capital expenditures, compared to $39.1 million for the six months ended June 30, 2001. The increase in 2002 was mainly attributable to the acquisition of shares in a subsidiary.

    Net cash used in investing activities in 2001 was $96.0 million and was mainly attributable to the acquisition of property, machinery and equipment.

    In 2001, we made $110.3 million of capital expenditures, comprised of $84.6 million for railroad equipment and construction in process, $14.0 million for specialized maritime equipment and the acquisition of shares of a subsidiary, $6.6 million for port and terminal facilities, and $5.1 million for other assets.

    Net cash provided by investing activities of $55.6 million in 2000 was attributable primarily to aggregate sales of shares in subsidiaries, sales of marketable securities, sales of machinery and equipment, and sales of other assets totaling $188.1 million. This total was partially offset by capital expenditures totaling $105.7 million consisting of railroad equipment, constructions in process for the expansion and rehabilitation of rail tracks, expansions and remodeling of port facilities, purchases of machinery and equipment and other assets, and acquisition of shares of our associated companies.

    Net cash provided by investing activities in 1999 was $31.7 million. During 1999, we received $49.4 million resulting from the sale of property, machinery and equipment, $40.1 million from the sale of marketable securities, and $27.9 million from the sale of shares of subsidiaries. These inflows were partially offset by $83.8 million in capital expenditures, including, $55.8 million in railroad improvement, $14.9 million in port and terminal facilities, $10.6 million in a car carrier vessel and other equipment and $2.5 million in others. See "--Capital Expenditures and Divestitures" for further details of capital expenditures relating to the years 2001, 2000 and 1999, and the six month periods ended June 30, 2001 and June 30, 2002.

OUR CASH FLOWS FROM FINANCING ACTIVITIES

    In the six months ended in June 30, 2002, cash provided in financing activities was $202.1 million, which was primarily attributable to proceeds from TFM's Senior Notes offering as well as proceeds from our senior convertible notes.

    In 2001, cash used in financing activities was $10.4 million, which was primarily attributable to payments and proceeds, net of commercial paper of $25.2 million, which was partially offset by cash received from the sale of account receivables.

    In 2000, cash used in financing activities amounted to $250.7 million, including $143.0 million for the repayment for our 8 1/2% Notes in October 2000, $75.8 million in payments under revolving credit facilities and $20.0 million in payments related to the sale of accounts receivable. These amounts were partially offset by cash received from the sale of accounts receivables and borrowings under our commercial paper facility.

    Cash used in financing activities in 1999 amounted to $110.8 million, primarily used as follows: (i) $58.3 million in payments of long-term debt,
(ii) $22.8 million in short-term bank borrowings and (iii) $20.0 million in cash delivery derived from the sale of accounts receivable, and (iv) $10.6 million in payment for capital lease obligations. These amounts were partially offset by cash received from the sale of account receivables.

CAPITAL EXPENDITURES AND DIVESTITURES

    The following tables set forth our principal capital expenditures and divestitures during the last three years and as of June 30, 2002 and 2001:

                       OUR PRINCIPAL CAPITAL EXPENDITURES
                            (in millions of dollars)

                                              SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                                              -------------------------   ------------------------------
                                                2002(A)       2001(B)     2001(C)    2000(D)    1999(E)
                                              -----------   -----------   --------   --------   --------
CAPITAL EXPENDITURES BY                              (UNAUDITED)
Business Unit(a):
--------------------------------------------
  Railroad..................................     $66.1         $36.9       $ 84.6     $ 87.2     $55.8
  Ports and terminals.......................       5.3           3.7          6.6       14.2      14.9
  Specialized maritime......................       0.9           5.7         14.0        0.1      10.6
  Logistics.................................       1.0           4.7          3.6        1.9       1.1
  Corporate.................................       0.9            --          1.5        2.3       1.4
                                                 -----         -----       ------     ------     -----
  Total.....................................     $74.2         $51.0       $110.3     $105.7     $83.8
                                                 =====         =====       ======     ======     =====

------------------------------

(a)  In the six months ended in June 30, 2002, capital expenditures include:
     (i) Railroad: $31.4 million in the acquisition of KCS equity interest in Mexrail, $11.7 million in construction in process for the expansion and rehabilitation of rail tracks, $20.5 million in the acquisition of railroad equipment and other related assets, and $2.5 million in other fixed assets;
    (ii) ports and terminals: $2.7 million in construction in process for the expansion and maintenance of port and terminal facilities, $1.8 million in incremental capital expenditures in non consolidated subsidiaries, and $0.8 million in other fixed assets; (iii) specialized maritime:
    $0.9 million in constructions in process; (iv) logistics: $1.0 million in construction in process; and (v) corporate: $0.9 million in strategic corporate projects and other shared fixed assets.

(b)  In the six months ended in June 30, 2001, capital expenditures include:
     (i) Railroad: $8.9 million in railroad equipment and other related assets, $15.4 million in construction in process for the expansion and rehabilitation of rail tracks and $12.6 million in other fixed assets;
    (ii) ports and terminals: $2.5 million in construction in process for the expansion and maintenance of port and terminal facilities, and $1.2 million in other fixed assets; (iii) specialized maritime: $1.3 million in acquisition of vessels and other related assets and $4.4 million in the acquisition of shares in subsidiary; and (iv) logistics: $4.7 million in constructions in process.

(c) In 2001 capital expenditures includes: (i) Railroad: $24.5 million in railroad equipment, $47.2 million in construction in process for the expansion and rehabilitation of rail tracks and $12.9 million in other fixed assets; (ii) ports and terminals: $4.5 million in

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
    construction in process for the expansion and maintenance of port and terminal facilities and $2.1 million in other fixed assets;
    (iii) specialized maritime: $8.6 million in the acquisition and improvement of vessels, $4.4 million in the acquisition of shares of a subsidiary and $1.0 million in other fixed assets; (iv) logistics: $3.6 million mainly in construction in process and other assets; and (v) corporate: $1.5 million in strategic corporate projects and other shared fixed assets.

(d) In 2000 capital expenditures include: (i) Railroad: $12.9 million in railroad equipment, $54.3 million in construction in process for the expansion and rehabilitation of rail tracks and $20.0 million in the acquisition of shares of our subsidiary; (ii) ports and terminals:
    $11.3 million in construction in process for the expansion and maintenance of port and terminal facilities, $0.7 million in other fixed assets and $2.2 million in the acquisition of shares; (iii) specialized maritime:
    $0.1 million in improvements of maritime equipment and other fixed assets;
    (iv) logistics: $1.9 million in the acquisition of fixed assets and improvements and expansion of facilities; and (v) corporate: $2.3 million primarily in shared fixed assets.

(e) In 1999 capital expenditures include: (i) Railroad: $55.8 million in constructions in process for the expansion and rehabilitation of rail tracks and railroad equipment, (ii) ports and terminals: $14.9 million in constructions in process for the expansion and maintenance of port and terminal facilities, (iii) specialized maritime: $10.6 million in improvements of maritime equipment and other fixed assets; (iv) logistics:
    $1.1 million in the acquisition of fixed assets and improvements and expansion of facilities and (v) corporate: $1.4 million in corporate projects and other shared fixed assets.

                       OUR PRINCIPAL CAPITAL DIVESTITURES
                            (in millions of dollars)

                                              SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                                              -------------------------   ------------------------------
                                                2002(A)       2001(B)     2001(C)    2000(D)    1999(E)
                                              -----------   -----------   --------   --------   --------
                                                     (UNAUDITED)
CAPITAL DIVESTITURES:

Railroad equipment..........................     $ --          $ 0.9       $1.9(1)    $  6.7     $29.8
Sale of shares in subsidiary................       --            2.5          2.5      126.7      27.9
Other assets................................      0.9            8.3         10.0       23.1      19.7
                                                 ----          -----       ------     ------     -----
Total.......................................     $0.9          $11.7       $ 14.4     $156.5     $77.4
                                                 ====          =====       ======     ======     =====

------------------------------
(a)  In the six months ended June 30, 2002, capital divestitures include:
     $0.9 million in the sale of other fixed assets.

(b)  In the six months ended June 30, 2001, capital divestitures include:
     (i) $0.9 million in railroad equipment, (ii) $2.5 million in the sale of a subsidiary, (iii) $7.3 million in the sale of vessels and
    (iv) $1.0 million in the sale of other fixed assets.

(c) In 2001 capital divestitures include: (i) (1) $1.9 million in obsolete railroad equipment, this figure does not reflect the sale of La
    Griega-Mariscala track to the Mexican government, (ii) $2.5 million in the sale of shares in one subsidiary of the specialized maritime division and
    (iii) $7.3 million in the sale of vessels and $2.7 million in the sale of other fixed assets.

(d) In 2000 capital divestitures include: (i) $6.7 million in railroad equipment, (ii) $65 million in the sale of Americana Ships Limited,
    $41.7 million in the sale of shares of the Ports and Terminals division to SSA and $20.0 million in the sale of shares equivalent to 3.36% of the capital stock of TMM Multimodal to EDM Holdings (a subsidiary of General Motors) and (iii) $20.0 million in the sale of the Company's corporate building and $3.1 million in the sale of other fixed assets.

(e) In 1999 capital divestitures include: (i) $29.8 million in obsolete railroad equipment, (ii) $24.9 million in the sale of our liquid storage business and $3.0 million in the sale of shares of a subsidiary and
    (iii) $4.5 million in the sale of vessels $4.2 million in the sale of other fixed assets, and $11.0 million in the sale of port and terminal equipment.

CONTRACTUAL OBLIGATIONS

    The following table outlines our obligations for payments under our capital leases, debt obligations, operating leases and other financing arrangements for the periods indicated as of June 30, 2002.

                                               (DOLLARS IN THOUSANDS, UNLESS NOTED OTHERWISE)
INDEBTEDNESS(1)                             2002        2003       2004     THEREAFTER     TOTAL
---------------                          ----------   --------   --------   ----------   ----------
TFM's senior notes due 2012............  $   11,250   $ 22,500   $ 22,500    $348,750    $  405,000
TFM's senior discount debentures due
  2009.................................      26,056     52,111     52,111     678,001       808,279
TFM's senior notes due 2007............       7,688     15,375     15,375     188,438       226,876
Our senior notes due 2006..............      10,250     20,500     20,500     241,000       292,250
Our senior notes due 2003..............       8,402    185,277                              193,679
Our senior convertible notes(2)........      20,754     14,874                               35,627

TFM's U.S. commercial paper............     295,000                                         295,000

Our Euro-commercial paper program......      30,660                                          30,660

Our other short term debt..............       5,072                                           5,072

Our other long term debt...............         650      1,238      1,429       1,131         4,449
Our capital leases.....................          60        120        120         158           459
TFM's capital leases...................         266        298        298       1,559         2,421
                                                                                         ----------
      TOTAL INDEBTEDNESS...............                                                  $2,299,771
                                                                                         ==========
OPERATING LEASES(3)
-------------------
Our vessel, transportation equipment
  and other operating leases...........       7,135     17,347     13,046      37,208        74,736
TFM locomotives........................      14,736     28,374     28,414     421,130       492,654
TFM railcars...........................      15,818     19,252     17,131      81,435       133,636
                                                                                         ----------

      TOTAL OPERATING LEASES...........                                                     701,026
                                                                                         ==========
OTHER
---------------------------------------
Our receivables securitization
  program(4)...........................       3,262      6,523      6,523      13,046        29,354
Payments to Promotora Servia(5)........       9,400     17,500                               26,900
                                                                                         ----------
20% put option.........................                  1.5(6)
      TOTAL OTHER......................                                                  $   56,254
                                                                                         ==========

------------------------------
(1) These amounts include principal and interest payments.

(2) These amounts can be paid in shares.

(3) These amounts include the minimum lease payments.

(4) These amounts include the principal and interest payments under the facility.

(5) These amounts represent payments due to Promotora Servia under the Termination and Tax Benefits Agreements described below.

(6) Billions of UDIS.

    INDEBTEDNESS

    Following is a discussion of the terms of the contractual obligations outlined above. See "Description of Significant Indebtedness and Receivables Securitization Facility" for further information on our outstanding indebtedness.

    12 1/2% SENIOR NOTES DUE 2012

    TFM issued senior notes in June 2002. The senior notes are denominated in dollars, bear interest semiannually at a fixed rate of 12 1/2% and mature on June 15, 2012. The senior notes are redeemable at TFM's option on or after June 15, 2007 and, subject to certain limitations, at any time in the event of certain changes in Mexican tax law.

    The senior notes are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM, and are senior in right of payment to all future subordinated indebtedness of TFM.

    11 3/4 SENIOR DISCOUNT DEBENTURES DUE 2009

    TFM's debentures denominated in U.S. Dollars were issued in June 1997, at a substantial discount from their principal amount of $443.5 million, and no interest accrued on these debentures prior to June 15, 2002. The debentures will mature on June 15, 2009. The discounted offering price of the debentures represents a fixed yield to maturity of 11.75%, computed on the basis of semiannual compounding and maturing on June 15, 2002. Interest on the debentures is payable semiannually at a fixed rate of 11.75%, commencing on December 15, 2002. The debentures are redeemable, at TFM's option, in whole or in part, on or after June 15, 2002 and prior to maturity, at the following redemption prices (expressed in percentages of principal amount at maturity), plus accrued and unpaid interest, if any.

                                 SENIOR DISCOUNT
                                    DEBENTURE
YEAR                             REDEMPTION PRICE
----                             ----------------
2002................                 105.8750%
2003................                 102.9375%
2004 and thereafter..                100.0000%

    The debentures are also redeemable at TFM's option, subject to certain limitations, in the event of certain changes in Mexican tax law. The debentures are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM and are senior in right of payment to all future subordinated indebtedness of TFM. The debentures are unconditionally guaranteed on an unsecured, unsubordinated basis by Grupo TFM.

    10 1/4% SENIOR NOTES DUE 2007

    TFM issued these senior notes in June 1997. The senior notes are denominated in dollars, bear interest semiannually at a fixed rate of 10 1/4% and mature on June 15, 2007. The senior notes are also redeemable at TFM's option, subject to certain limitations, in the event of certain changes in Mexican tax law.

    The senior notes are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM, and are senior in right of payment to all future subordinated indebtedness of TFM. The senior notes are unconditionally guaranteed on an unsecured, unsubordinated basis by Grupo TFM.

    10 1/4% SENIOR NOTES DUE 2006

    We issued the 2006 notes on November 15, 1996 in an aggregate principal amount of $200 million, all of which was outstanding as of June 30, 2002, and accrue interest at a rate of 10 1/4% per annum. We are required to make interest payments on the 2006 notes on each May 15 and November 15 until maturity. The 2006 notes mature on November 15, 2006 and are unsecured, unsubordinated obligations, rank PARI PASSU in right of payment with all of our existing and future unsecured, unsubordinated obligations, and are senior in right of payment to all of our future subordinated indebtedness.

    Each indenture contains certain covenants that impose certain limitations and restrictions on our ability to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all of our assets and make investments in unrestricted subsidiaries. The events of default under the indentures include various events of default customary for similar issues of notes, including the failure to pay principal and interest when due, cross defaults on other indebtedness in excess of $10.0 million and certain events of bankruptcy, insolvency and reorganization. Upon consummation of the exchange offers and consent solicitations, virtually all of the restrictive covenants and defaults described above will be eliminated.

    9 1/2% SENIOR NOTES DUE 2003

    We issued the 2003 notes on May 15, 1993 in an aggregate principal amount of $200 million, of which approximately $176.9 million was outstanding as of June 30, 2002, and accrue interest at a rate of 9 1/2% per annum. We are required to make interest payments on the 2003 notes on each May 15 and November 15 until maturity. The 2003 notes mature on May 15, 2003 and are unsecured, unsubordinated obligations, rank PARI PASSU in right of payment with all of our existing and future unsecured, unsubordinated obligations, and are senior in right of payment to all of our future subordinated indebtedness. The 2003 notes are currently redeemable at our option at par plus accrued and unpaid interest, if any, to the redemption date.

    SENIOR CONVERTIBLE NOTES

    On May 29, 2002, we issued $32.5 million aggregate principal amount of our senior convertible notes and related note-linked securities exercisable for 1,311,290 of our Series A Share American Depositary Shares, or ADSs, at an exercise price of $9.9139 per ADS to the buyers named in the Securities Purchase Agreement (a copy of which was incorporated by reference as an exhibit to our Form 20-F for the year ended December 31, 2001).

    The senior convertible notes will be repaid in weekly installments of principal, plus 9% accrued interest per annum. At our option, the weekly installments may be repaid in cash at 105% of par or by issuing ADSs according to a conversion rate based on a 7% discount to the weighted average trading price of the ADSs over the 5 trading day period preceding each issuance. As a result, the lower the price of our ADSs at the time we convert, the greater the number of ADSs the holders will receive. In order to preserve the ability to pay the installment amounts in ADSs, we must comply with several conditions, as set forth in the convertible notes.

    In addition, the holders of our senior convertible notes may convert their convertible notes at any time into ADSs at a fixed conversion price, which was initially set at 200% of the closing price of our ADSs on the date the convertible notes were issued. Under certain circumstances, including our failure to timely repay the senior convertible notes, the fixed conversion price will be adjusted downwards.

    The convertible notes are due on May 2, 2003. If we do not desire to convert the notes into our Series A Share ADSs, we will be required to repay or refinance the notes. We cannot assure you that we will have the cash available to repay the convertible notes or that refinancing will be available or that such refinancing will be on favorable terms.

    NEW TFM BANK FACILITIES

    On September 17, 2002, TFM entered into two new bank facilities provided by a consortium of banks for an aggregate amount of $250 million in order to refinance its commercial paper program. One of the facilities consists of a two-year commercial paper facility in the amount of $122 million, which is supported by a letter of credit issued under the bank facility. The new commercial paper facility allows TFM to draw-down advances from time to time, subject to certain terms and conditions. The obligations of the commercial paper facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM.

The commercial paper facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions and restrictions on asset sales. The other new bank facility is a four-year term loan in the amount of $128 million. The term loan is payable in semi-annual installments beginning in September 2003 and ending in September 2006. The obligations of the term loan facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM. The term loan facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions and restrictions on asset sales. TFM used approximately $60 million of the proceeds of the new bank facilities to retire its commercial paper program. There is currently $122 million outstanding under the commercial paper facility and $125 million outstanding under the term loan facility.

    EURO-COMMERCIAL PAPER PROGRAM

    In April 1999, TMM established a Euro-Commercial Paper Program in the amount of $150.0 million under which notes may be issued with maturities of up to 360 days. As of June 30, 2002, $29.8 million was outstanding. We used the proceeds from the first tranche of our Convertible Notes to pay down a portion of our outstanding Euro-Commercial Paper. We used a portion of the proceeds from the December 23, 2002, expansion of our receivables securitization facility to repay our outstanding Euro-Commercial Paper.

    There can be no assurance that we will be able to continue to issue notes in the future or that we will have sufficient funds to redeem any such notes if required to do so.

    OTHER SHORT-TERM DEBT

    As of June 30, 2002 we had an aggregate principal amount of $5.0 million outstanding under two short-term bank loans, $2.0 million under a loan from Banca Mifel, S.A. and $3.0 million under a loan from Banco Invex. S.A. Also outstanding was $1.0 million from the short-term portion of our long-term debt with Banco Invex, which is described below.

    OTHER LONG-TERM DEBT

    As of June 30, 2002, our other long-term debt payments are comprised of principal and interest payments on existing bank debt with Banco Invex in the principal amount of $2.8 million, which matures in December of 2005.

    CAPITAL LEASES

    The amount outstanding under our capital lease represents payment obligations under a capital lease agreement which matures in May 2005 for the financing of a container-handling crane. The agreement contains standard provisions for this type of transaction under which, among other things, we have the option to purchase the financed assets at the end of the lease term at a previously determined price.

    TFM has payment obligations under capital lease agreements for the financing of two real estate properties for a period of 10 years. TFM's capital lease agreements contain standard provisions for this type of transaction including an option to purchase the financed assets at the end of the term of the respective agreement at a specified price.

    OPERATING LEASES

    VESSEL, TRANSPORTATION EQUIPMENT AND OTHER OPERATING LEASES

    We lease vessels, transportation and container handling equipment, our corporate office building and other assets under agreements, which are classified as operating leases. The terms of these lease agreements fluctuates between 1 and 15 years and contain standard provisions for these types of operating agreements.

    LOCOMOTIVE OPERATING LEASES

    In May 1998 and September 1999, TFM entered into two locomotive operating lease agreements, which allow TFM to maintain a more efficient fleet of locomotives. Each operating lease covers 75 locomotives, which expire at various times over the next 18 and 19 years, respectively. The lease agreements contain standard provisions for this type of transaction, including the option to either purchase the assets or return the assets to the lessor at the end of the lease term.

    RAILCAR OPERATING LEASES

    TFM leases certain railcars under standard agreements which are classified as operating leases. The length of the term of these agreements range on average from 3 to 15 years.

    OTHER ARRANGEMENTS

    RECEIVABLES SECURITIZATION FACILITY

    The amount outstanding under our receivables securitization represents the total dollar amount for future services pending to be rendered to customers under the receivables securitization program. On October 28, 2002, we and certain subsidiaries entered into amendments to the existing receivable securitization program which modified certain provisions of the securitization program and expanded the outstanding amount by a net $30 million. On
December 23, 2002, we received an additional $35.0 million from an expansion of our receivables securitization facility. The proceeds were primarily used by the Company to repay outstanding Euro Commercial Paper. After giving effect to these increases, the amount outstanding under our receivables securitization program was $86.7 million on December 23, 2002. For a more detailed description of the receivables securitization program, see "Description of Significant Indebtedness and Receivables Securitization Facility--Receivables Securitization Facility."

    Our ability to satisfy our obligations under this facility in the future will depend upon our operating performance, including our ability to maintain our existing customer base and increase revenues.

    PAYMENTS TO PROMOTORA SERVIA

    Under the terms of a Termination Agreement, as amended, we and Promotora Servia, a company owned by members of the Serrano Segovia family, agreed to terminate a management services agreement pursuant to which Promotora Servia or its predecessor company provided certain management services to us, effective upon payment of $17.5 million to Promotora Servia. The payment is required to be made on March 6, 2003. In accordance with the terms of the Termination Agreement, Promotora Servia and its predecessor ceased providing management services to us and we ceased paying for management services at the end of July of 2001. See "Related Party Transactions."

    We and Grupo Servia entered into a tax benefits contract dated December 5, 2001 providing for the transfer to us of certain of the benefits derived from Grupo Servia's ability to consolidate the results of its subsidiaries and affiliates and providing for a payment to Promotora Servia of $9.4 million by us in respect of such benefits. The due date for such payment has been extended from November 9, 2002 to March 9, 2003, pursuant to a letter agreement between us and Promotora Servia. On December 31, 1991, Grupo Servia obtained an authorization from the Ministry of Finance and Public Credit to consolidate its results with each and every one of its subsidiaries or affiliates for tax purposes (the "Fiscal Consolidation"). Pursuant to the tax benefits contract, Grupo Servia assigned to us the benefits derived from the Fiscal Consolidation. See "Related Party Transactions."

    THE MEXICAN GOVERNMENT'S PUT OPTION

    The Mexican government has the right to sell its 20.0% equity interest in TFM by October 31, 2003 in a public offering, subject to the approval of Grupo TMM and KCS. If a public offering of TFM shares does not occur by that date and the Mexican government exercises its put option, Grupo TFM will have the obligation to purchase the Mexican government's interest in TFM at the original peso purchase price per share paid by Grupo TFM for its 80.0% equity interest in TFM, indexed to Mexican inflation. If Grupo TFM does not purchase the Mexican government's TFM shares, the Mexican government may require Grupo TMM and KCS, or either Grupo TMM or KCS alone, to purchase the TFM shares at such price and release Grupo TFM from its obligation. There is no assurance that Grupo TFM, Grupo TMM or KCS will have sufficient funds to acquire the Mexican government's interest.

    TFM'S OTHER CONTRACTS NOT CLASSIFIED AS INDEBTEDNESS OR LEASE OBLIGATIONS

    LOCOMOTIVES MAINTENANCE AGREEMENTS

    TFM entered into locomotive maintenance agreements with various contractors, under which these contractors provide both routine maintenance and major overhauls of TFM's locomotive fleet in accordance with the requirements of the United States Federal Railroad Administration, which enables TFM's locomotives to operate in the United States pursuant to interchanges with major U.S. railroads.

    TFM's locomotive maintenance contracts mature at various times between 2009 and 2020 and contain standard provisions for these types of arrangements.

    TRACK MAINTENANCE AND REHABILITATION AGREEMENT

    In May 2000, TFM entered into a track maintenance and rehabilitation agreement which expires in 2012. Under this contract, the contractor provides both routine maintenance and major rehabilitation of TFM's CELAYA-LAZARO CARDENAS line. The agreement contains standard provisions for this type of operational agreement.

    ACQUISITION OF MEXRAIL, INC.

    On February 27, 2002, TFM entered into a stock purchase agreement with TMM Multimodal, Grupo TMM, KCS and KCS's subsidiary, The Kansas City Southern Railway Company ("KCSR"), to acquire from them all the outstanding capital stock of Mexrail, Inc. for $64.0 million. TFM paid for the shares using cash from operations and the transaction was completed on March 27, 2002. TMM Multimodal and KCS sold 51.0% and 49.0%, respectively, of the common stock of Mexrail, Inc. to TFM.

    THE GRUPO TFM CALL OPTION

    In connection with the original formation of Grupo TFM, the Mexican government purchased a 24.63% non-voting interest in Grupo TFM for $198.8 million. The Mexican government also granted the original shareholders of Grupo TFM an option (the "call option") to purchase the government's equity interest in Grupo TFM. TFM has been appointed as the purchaser and, on July 29, 2002, purchased all of the call option shares for an aggregate purchase price of $256.1 million. The purchase price for the call option shares was financed through (1) a portion of the proceeds of the issuance of $180 million of debt securities by TFM and (2) $85.2 million (based on the applicable exchange rate as of March 31, 2002) payable to TFM by the Mexican government as a result of TFM's recent transfer of a redundant portion of its track to the government, together with cash from TFM's operations. As a result of the acquisition of the call option shares, TFM expects to achieve financial benefits and will reduce the Mexican government's ownership and involvement in its business.

TREND INFORMATION

    We have a substantial amount of debt and significant debt service obligations. Our substantial indebtedness could interfere with our ability to pay interest and principal on our debt and may have important consequences for our operations and capital expenditure requirements in the future. The ability to satisfy our obligations under our debt in the future will depend upon our future performance, including our ability to increase revenues significantly and control expenses. Future operating performance depends upon prevailing economic, financial, business and competitive conditions and other factors, many of which are beyond our control. Our ability to refinance our debt and take other actions will depend on, among other things, our financial condition at the time, the restrictions in the instruments governing our debt and other factors, including market conditions, the macroeconomic environment and such variables as the peso-dollar exchange rate and benchmark money market rates in pesos and dollars beyond our control.

    We have funded, and expect to continue to fund, capital expenditures with funds from operating cash flows and debt financing. We may not be able to generate sufficient cash flows from our operations or obtain sufficient funds from external sources to fund our capital expenditure requirements. Also, additional financing may not be available to us.

    TFM faces significant competition from trucks and other rail carriers as well as limited competition from the shipping industry in our freight operations. In the past, the trucking industry has significantly eroded the railroad's market share of Mexico's total overland freight transportation. In some circumstances, the trucking industry can provide effective rate and service competition because trucking requires substantially smaller capital investments and maintenance expenditures, and allows for more frequent and flexible scheduling. Certain provisions of NAFTA allowing Mexican trucks to operate on U.S. highways under certain circumstances are expected to be given effect in 2002. Since a key element of TFM's business strategy is to recapture market share lost to the trucking industry, TFM's inability to successfully convert traffic from truck to rail transport would materially impair TFM's ability to achieve its strategic objectives. See "Risk Factors."

RISKS ASSOCIATED WITH OUR ABILITY TO SERVICE OR REFINANCE OUR DEBT

    Our ability to satisfy our obligations under our debt in the future will depend upon our future performance, including our ability to increase revenues significantly and control expenses. Our future operating performance depends upon prevailing economic, financial, business and competitive conditions and other factors, many of which are beyond our control.

    If our cash flow from operations is insufficient to satisfy our obligations, we may take specific actions, including delaying or reducing capital expenditures, attempting to refinance our debt at or prior to its maturity or, in the absence of such refinancing, attempting to sell assets quickly in order to make up for any shortfall in payments under circumstances that might not be favorable to getting the best price for the assets, or seeking additional equity capital. Our ability to refinance our debt and take other actions will depend on, among other things, our financial condition at the time, the restrictions in the instruments governing our debt and other factors, including market conditions, the macroeconomic environment, and the level of such variables as the peso-dollar exchange rate and benchmark money-market rates in pesos and dollars. In particular, approximately $176.9 million of our 2003 notes mature on May 15, 2003. We cannot assure you that we will successfully refinance this debt. See "Risk Factors--Factors relating to Grupo TMM--Our substantial indebtedness, and that of our subsidiary, TFM, could adversely affect our business and, consequently, our ability to pay interest and repay our indebtedness."

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

MARKET RISKS

    A majority of the company's revenues and expenses are denominated in U.S. dollars. However, occasionally the company uses currency derivatives to manage the alternating levels of exposure it has in foreign currencies. These derivatives would allow the company to offset an increase in operating and/or administrative expenses arising from foreign currency appreciation or depreciation against the U.S. dollar, as well as changes in the level of inflation in Mexico, which has a substantial impact on its Mexican peso denominated expenses.

    In the past the company has entered into, and in the future may, from time to time, enter into currency derivatives denominated in Mexican pesos or other relevant currencies. At all times, the objective of the company when using these derivatives is to manage specific risks and exposures, and not to trade such instruments for profit or loss.

    All of the company's indebtedness is denominated in U.S. dollars, and most of this debt is fixed-rate.

INTEREST RATE SENSITIVITY

    The table below provides information about the company's debt obligations. For debt obligations, the table represents principal cash flows and related weighted average interest rates by expected maturity dates. The information is presented in thousands of U.S. dollars, which is the company's reporting currency. During the first six months of 2002, the company has not entered into any interest rate-hedging transactions.

LIABILITIES                            2002**      2003       2004     THEREAFTER     TOTAL      FAIR VALUE
-----------                           --------   --------   --------   ----------   ----------   ----------
LONG TERM DEBT
Fixed Rate..........................  $ 90,338   $206,195   $20,918    $1,016,218   $1,333,669   $1,071,392
Avg Interest Rate...................     9.87%      9.58%    10.26%        11.05%       10.73%       17.80%
Variable Rate.......................  $295,650   $  1,238   $ 1,429    $    1,132   $  299,449   $  299,449
Avg Interest Rate...................     2.01%      8.00%     8.00%         8.00%        2.09%        2.09%

INTEREST RATE SWAPS
Variable to Fixed ($US).............         *          *         *             *            *            *
Average Pay Rate....................         *          *         *             *            *            *
Average Receive Rate................         *          *         *             *            *            *

------------------------------

(*)   Not applicable

(**)  This information relates to the short term debt

Note: Information as of June 30, 2002

DERIVATIVES EXPOSURE

    As of June 30, 2002, we did not have any outstanding derivative instrument, although in the past have entered into and in the future may, from time to time, enter into derivatives contracts to hedge our exposure to exchange rates and interest rates. However, as of June 30, 2002, TFM had currency derivatives and derivatives swap contracts regarding diesel.

EXCHANGE RATE SENSITIVITY

    The table below provides information about our currency derivative transactions by functional currency and presents such information in dollar equivalents. The table summarizes information on instruments and transactions that are sensitive to foreign currency exchange rates, including foreign currency forward contracts. For these foreign currency contracts, the table presents the notional amounts and weighted average strike prices by contractual maturity dates. These notional amounts are generally used to calculate the payments to be exchanged under the contract.

                                                                      EXPECTED MATURITY DATE
                                                                      (THOUSANDS OF DOLLARS)
                                                -------------------------------------------------------------------
                                                  2002       2003       2004     THEREAFTER    TOTAL     FAIR VALUE
                                                --------   --------   --------   ----------   --------   ----------
CURRENCY DERIVATIVES
  FORWARD CONTRACTS (USD Forwards)............  $20,000    $10,000         --           --    $30,000    $  30,000(a)
Average Forward Price (Pesos per Dollar)......  $ 9.912    $ 9.769          *            *    $  9.84    $    9.84

------------------------------

(a) The mark-to-market of these currency financial instruments valued at June 30, 2002 showed a profit of approximately $1,292,106 USD.

*   Not applicable.

COMMODITY PRICE SENSITIVITY

    The company holds an inventory of goods, diesel fuel, which could be subject to price changes in the commodities markets. Although the company purchases its diesel fuel and ship bunker fuel on a spot basis inside of Mexico, these purchases are exposed to changes in the international energy commodity prices. In the past, the company has entered into diesel fuel and other energy commodity derivatives to manage these changes. As of June 30, 2002, TFM had derivatives swap contracts regarding this exposure.

                                                                  EXPECTED MATURITY DATE
                                                                  (THOUSANDS OF DOLLARS)
                                          -----------------------------------------------------------------------
                                            2002        2003        2004     THEREAFTER     TOTAL     FAIR VALUE
                                          ---------   ---------   --------   ----------   ---------   -----------
DIESEL DERIVATIVES
  SWAP CONTRACTS (Heating Oil
  Gallons)..............................  4,000,000   4,000,000        --           --    8,000,000     8,000,000(a)
Average Forward Price (USD per
  gallon)...............................  $    68.2   $    68.2         *            *    $    68.2   $      68.2

------------------------------

(a) The mark-to-market of these diesel financial instruments valued at June 30, 2002 showed a profit of approximately $200,000 USD.

*   Not applicable.

                                  THE COMPANY

BUSINESS OVERVIEW

    We believe Grupo TMM is the largest integrated logistics and transportation company in Mexico, offering an integrated regional network of rail and road transportation services, port management, freight distribution, specialized maritime operations, logistics, and technology services. See "Operating and Financial Review and Prospects."

    RAIL OPERATIONS. Grupo TMM's railroad operations consist of TFM and the Tex-Mex Railway. TFM is a subsidiary of Grupo TFM. Our interest in Grupo TFM is held through TMM Multimodal, in which we have a 97% interest. TMM Multimodal, in turn, has a voting interest of 51% and a direct economic interest of 38.4% in Grupo TFM. See "--Railroad Operations." TFM operates the primary corridor of the Mexican railroad system which allows us to participate in the growing freight traffic moving between Mexico, the United States and Canada. TFM's rail lines connect the most populated and industrialized regions of Mexico with the principal border gateway between the United States and Mexico at Laredo-Nuevo Laredo. In addition, TFM's rail system serves three of Mexico's four primary seaports at Veracruz and Tampico on the Gulf of Mexico and Lazaro Cardenas on the Pacific Ocean. TFM also serves 15 Mexican states and the cities of Monterrey and Mexico City, representing approximately 70% of the country's population. TFM also expects to serve Guadalajara, Mexico's third largest city, through trackage rights with rail service to Laredo, Texas, the largest freight exchange point between the United States and Mexico.

    Tex-Mex operates a 521-mile railway between Laredo, Houston and Beaumont, Texas. The section between Laredo and Corpus Christi is operated using Tex-Mex's own track (approximately 157 miles), while the section from Corpus Christi to Beaumont, where it interchanges with KCSR's system, is operated through trackage rights that were granted to Mexrail, Inc. by the Surface Transportation Board in 1996. The Tex-Mex Railway also interchanges with TFM at Laredo, Texas, providing access to Mexico from the United States, and with the Union Pacific Railroad and the BNSF Railway at Corpus Christi. We believe the Laredo gateway is the most important interchange point for freight between the United States and Mexico. Approximately 81% of TFM's total revenue in 2001 was attributable to international freight. The majority of this international freight was bound to or from the United States and Canada, crossing the U.S.-Mexico border at Nuevo Laredo, and most of the remainder came from overseas, principally through Mexico's seaports.

    TFM's route structure enables it to benefit from the growing trade resulting from the increasing integration of the North American economies through NAFTA. Mexican foreign trade increased at an average annual rate of 15.5% from 1992 to 2000, increasing by 15.1% in 1999 from 1998 and by 22.5% in 2000 from 1999.
Notwithstanding a decrease of 4.1% in Mexican foreign trade in 2001 from 2000 as a result of the slowdown of the U.S. and global economies, TFM's revenues increased 4.2% in 2001 from 2000. The Mexican government estimates that foreign trade will grow in 2002, although at a slower rate than in past years mainly due to a decrease in exports to the United States as a result of the downturn in the U.S. economy.

    PORT AND TERMINAL OPERATIONS. We presently operate six Mexican port facilities, consisting of cargo ports at Manzanillo, Veracruz and Tuxpan, and major tourist ports at Cozumel, Acapulco and Progreso. These facilities are generally operated under long-term concessions granted by the Mexican government, which provide for certain renewal rights. We plan to continue to seek concessions to operate additional ports as the government continues its privatization program.

    SPECIALIZED MARITIME OPERATIONS. We operate a fleet of 35 vessels, including supply vessels that provide transportation and services to the Mexican off-shore oil industry, tankers that transport petroleum products, parcel tankers that transport liquid chemical cargos, tugboats that provide towing services, and "car carriers" that transport vehicles. Mexican law requires that all "cabotage" (movement within Mexico

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
and Mexican waters) must be conducted by Mexican flag vessels, providing us with a competitive advantage in this market.

    LOGISTICS OPERATIONS. We operate logistics facilities, which are strategically located in major industrial cities and at seaports and railroad hubs throughout Mexico. We offer full-service logistics facilities in Aguascalientes, Queretaro, Hermosillo, Toluca, Ramos Arizpe, Puebla, Veracruz, Nuevo Laredo, San Luis Potosi, Cuernavaca, Mexico City and Monterrey. These facilities provide consulting, analytical and logistics outsourcing services including: management of inbound movement of parts to manufacturing plants consistent with just-in-time inventory planning practices; logistics network (order-cycle) analysis; logistics information process design; warehouse/facility management; supply chain/logistics management; product manipulation/repackaging; local pre-assembly; and inbound and outbound distribution using multiple transportation modes including rail and truck transport.

    We believe we have competitive advantages as a third-party logistics provider serving Mexican and international customers in Mexico primarily as a result of our logistics facilities, which are strategically located in major industrial cities and at seaports and railroad hubs throughout Mexico, combined with our integrated nationwide network of rail and truck transport.

GENERAL

    Effective December 26, 2001, Transportacion Maritima Mexicana, S.A. de C.V. ("TMM") merged with and into Grupo TMM, with Grupo TMM surviving. Under the terms of the merger, all of the assets, privileges and rights and all of the liabilities of TMM were transferred to Grupo TMM upon the effectiveness of the merger. In preparation for the merger, the shareholders of Grupo TMM approved the ESCISION (split-up) of Grupo TMM into two companies, Grupo TMM and a newly formed corporation, Promotora Servia, S.A. de C.V ("Promotora Servia"). Under the terms of the ESCISION, Grupo TMM transferred all of its assets, rights and privileges (other than its interest in TMM) and all of its liabilities to Promotora Servia. The transfer of assets to Promotora Servia was made without recourse and without representation or warranty of any kind and all of Grupo TMM's creditors expressly and irrevocably consented to the transfer of the liabilities to Promotora Servia.

    We are a fixed capital corporation (SOCIEDAD ANONIMA) incorporated under Mexican law for a term of 99 years. We are controlled, directly and indirectly, by members of the Serrano Segovia family who currently own approximately 46.5% of our Series A Shares. We are headquartered in Mexico City, D.F., at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico City, D.F., Mexico, and our telephone number from the United States is 011-52-55-5629-8866. Our agent for service of process in the United States is CT Corporation, at 111 Eighth Avenue, New York, New York 10011.

BUSINESS STRATEGY

    FOCUS ON INTEGRATED LOGISTICS OPERATIONS

    Historically, we began our operations as an owner of container shipping liner service, which provided global transport of containerized and non-containerized cargo. As the nature of Mexican trade with the United States changed and the level increased in recent years, we determined that we would be better positioned to take advantage of these changes if we increased and streamlined our logistics operations with the strategic objective of becoming Mexico's leading integrated logistics and transportation company. Over the past 12 years, we leveraged our position as the leading maritime shipping company in Latin America to expand and diversify our scope of customer services to encompass land transportation, including trucking and rail transport, port and terminal operations, and logistics and cargo handling businesses. In July 1996, we formed Grupo TFM for the purpose of participating in the privatization of the Mexican railroad system. In December 1996, TFM was granted a concession by the Mexican government to provide freight transportation services over the primary commercial corridor of Mexico's rail system, and began its operations on June 23, 1997.

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
    THE MEXICAN MARKET

    Since TMM's formation in 1958, the growth and diversification of the Mexican economy have largely driven our growth. As a result of NAFTA, which became effective on January 1, 1994, trade with and investment in Mexico has significantly increased, resulting in greater traffic along the North-South cross-border trade routes which comprise the NAFTA corridor. The following table illustrates the growth of the foreign trade segment of the Mexican economy over the last three years and for the period January-June of 2001 and 2002.

                      MEXICAN FOREIGN TRADE--1999-2002(A)

                                    AS OF JUNE 30,                          AS OF DECEMBER 31,
                             -----------------------------      ------------------------------------------
                                2002               2001            2001            2000            1999
                             ----------         ----------      ----------      ----------      ----------
                                                       (IN MILLIONS OF DOLLARS)
Total Exports..............  $ 78,173.1         $ 80,416.9      $158,546.8      $166,454.8      $136,391.1
Total Imports..............  $ 81,367.9         $ 84,384.9      $168,276.0      $174,457.8      $141,974.8
Total Trade Flows..........  $159,541.0         $164,801.8      $326,822.8      $340,912.6      $278,365.9
Growth Rate--Exports.......     (2.79)%              1.56%         (4.75)%          22.04%          16.12%
Growth Rate--Imports.......     (3.58)%              3.29%         (3.54)%          22.88%          13.24%
Growth Rate--Total.........     (3.19)%              2.44%         (4.13)%          22.47%          14.63%
Growth Rate--GDP(b)........     (1.00)%(c)           1.03%         (0.28)%           6.92%           3.80%

------------------------
(a)  The figures include the in-bond (MAQUILADORA) industry.
(b) The methodology for calculating Growth Rate-GDP was modified by the INSTITUTO NACIONAL DE ESTADISTICA, GEOGRAFIA E INFORMATICA (INEGI) and is
    based on 1993 prices.
(c)  Estimated.
Source: Banco de Mexico (BANXICO)

    The growth rate in 2001 decreased due to a global downturn in the economy that affected international trade between Mexico and the United States.

    STRATEGY

    Our strategy is to continue to expand and strengthen our position as a leading integrated logistics and transportation company in Mexico. The principal components of this strategy are:

    - To continue to expand our land logistics services and specialized maritime activities in a variety of niche markets. We believe that by providing value-added land logistics services, such as truck and rail transportation, warehousing, storage and cargo handling, logistics support and port and terminal services, we can enhance our position as a "door-to-door" logistics and transportation services company.

    - To expand our alliances with leading companies in both the specialized maritime and the land-based businesses. These commercial and strategic alliances allow us to market a full range of non-owned assets in the context of the total supply chain distribution process. Through such alliances, we have been able to benefit not only from synergies, but also from the operational expertise of our alliance partners, thereby enhancing our competitiveness. We believe that such alliances have enhanced the likelihood of success and reduced risks associated with new business ventures.

    CERTAIN COMPETITIVE ADVANTAGES

    We benefit from the following competitive advantages:

    - No other company offers a similar breadth and depth of services as a third-party logistics provider in Mexico.

    - The ability to contract for the transportation of large amounts of cargo by sea, as well as the transport by truck or rail enables us to provide value-added "door-to-door" service to our customers. The value of our transportation service is further enhanced by our ability to provide overland transportation by rail or truck and storage and warehousing services for some types of cargo. Our ability to provide these integrated services gives us a competitive advantage over companies that provide only maritime transportation to, or overland transportation within, Mexico. See "--Logistics Operations."

    - We control one of the most important land transportation systems in Mexico through our interest in TFM, which enables us to benefit from the growth of NAFTA trade, diversify our revenue base, strengthen our multimodal capabilities and increase the volumes transported by the Tex-Mex Railway.

    We are a Mexican-owned and Mexican-operated company, a distinction that allows us marketing, operational, and in certain cases, preferential treatment in certain niche markets within Mexico.

RAILROAD OPERATIONS

    Our railroad operations consist of TFM and the Tex-Mex Railway.

    TFM RAILROAD

    TFM operates the primary corridor of the Mexican railroad system which allows us to participate in the growing freight traffic moving between Mexico, the United States and Canada. TFM's rail lines connect the most populated and industrialized regions of Mexico with the principal border gateway between the United States and Mexico at Laredo-Nuevo Laredo. In addition, TFM's rail system serves three of Mexico's four primary seaports at Veracruz and Tampico on the Gulf of Mexico and Lazaro Cardenas on the Pacific Ocean. TFM serves 15 Mexican states and the cities of Monterrey and Mexico City, representing approximately 70% of the country's population. TFM also expects to serve Guadalajara, Mexico's third largest city, through trackage rights with rail service to Laredo, Texas, the largest freight exchange point between the United States and Mexico, where TFM provides exclusive access from Mexico and also access from the United States through connections with the Tex-Mex Railway and the Union Pacific Railroad. We believe the Laredo gateway is the most important interchange point for freight between the United States and Mexico. Approximately 81% of TFM's total revenue in 2001 was attributable to international freight. The majority of this international freight was bound to or from the United States and Canada, crossing the U.S.-Mexico border at Nuevo Laredo, and most of the remainder came from overseas, principally through Mexico's seaports.

    TFM's route structure enables it to benefit from the growing trade resulting from the increasing integration of the North American economies through NAFTA. Mexican foreign trade increased at an average annual rate of 18.8% from 1992 to 2000, increasing by 15.1% in 1999 from 1998 and by 22.5% in 2000 from 1999.
Notwithstanding a decrease of 4.1% in Mexican foreign trade in 2001 from 2000 as a result of the slowdown of the U.S. and global economies, TFM's revenues increased 4.2% in 2001 from 2000. The Mexican government estimates that foreign trade will grow in 2002, although at a slower rate than in past years mainly due to a decrease in exports to the United States as a result of the downturn in the U.S. economy.

    TFM has significantly improved the operations of its rail lines by focusing on providing reliable and comprehensive customer service, implementing U.S. and Canadian railroad operating practices and making capital improvements to its track, systems and equipment designed to reduce costs and increase operating efficiencies. In 2001, TFM's operating ratio was 76.5%, compared with an operating ratio of 93.6% for the first six months following commencement of its operations. TFM's operating ratio is better than the average operating ratio for the eight Class I railroads in the United States.(*) Operating ratio is an

------------------------

(*)   Source: American Association of Railroads
industry efficiency measure, which represents a railroad's operating expenses as a percentage of its transportation revenues.

    The principal commodities hauled over TFM's rail lines are: industrial products, metals and minerals; agro-industrial products; automotive products; chemical and petrochemical products; and intermodal freight. TFM currently operates intermodal terminals located in Monterrey, Toluca and San Luis Potosi, and has access to intermodal terminals at Queretaro, Guadalajara, Ramos Arizpe and Encantada. In addition, TFM has direct access to Grupo TMM's intermodal facilities at the ports of Tampico, Veracruz and Lazaro Cardenas and to intermodal terminals in Altamira and Manzanillo (through interline service with Ferromex) and in Mexico City (through the Mexico City Railroad Terminal). TFM also has access to intermodal terminals at Laredo operated by the Tex-Mex Railway and the Union Pacific Railroad, which it is using to develop international intermodal business.

    TFM's rail lines serve major automobile and other manufacturing facilities at the intermodal terminals at Monterrey and Ramos Arizpe, important industrial and commercial districts, as well as at the facilities of many major customers.

    MEXICAN GOVERNMENT INTERESTS

    In connection with the original formation of Grupo TFM, the Mexican government purchased a 24.6% non-voting interest in Grupo TFM for $198.8 million. The Mexican government also granted the original shareholders of Grupo TFM an option (the "call option") to purchase the government's equity interest in Grupo TFM. On July 29, 2002, TFM purchased all of the call option shares for an aggregate purchase price of $256.1 million. The purchase price for the call option shares was financed through (1) a portion of the proceeds of the issuance of $180.0 million of debt securities by TFM and (2) $85.2 million (based on the applicable exchange rate as of March 31, 2002) payable to TFM by the Mexican government as a result of TFM's recent transfer of a redundant portion of its track to the government, together with cash from TFM's operations. As a result of the acquisition of the call option shares, TFM expects to achieve financial benefits and reduce the Mexican government's involvement in its business. The Mexican government retains a 20% non-voting direct equity interest in TFM.

    The Mexican government has the right to sell its 20.0% direct equity interest in TFM by October 31, 2003 in a public offering, subject to the approval of Grupo TMM and KCS. If a public offering of TFM shares does not occur by that date and the Mexican government exercises its put option, Grupo TFM will have the obligation to purchase the Mexican government's interest in TFM at the original peso purchase price per share paid by Grupo TFM for its 80.0% equity interest in TFM, indexed to Mexican inflation. If Grupo TFM does not purchase the Mexican government's TFM shares, the Mexican government may require Grupo TMM and KCS, or either Grupo TMM or KCS alone, to purchase the TFM shares at such price and release Grupo TFM from its obligation. There is no assurance that Grupo TFM, Grupo TMM or KCS will have sufficient funds to acquire the Mexican government's interest.

    Following its privatization in 1997, TFM and its shareholders have negotiated with the Mexican government the resolution of certain matters related to the granting of the concession and its acquisition of related railroad assets.

    In connection with these negotiations, on February 9, 2001, the Mexican government, through the Ministry of Transportation, issued an official statement pursuant to which TFM and the Mexican government agreed to the transfer by TFM of the redundant LA GRIEGA-MARISCALA portion of its track back to the Mexican government. On February 12, 2001, the Mexican government amended TFM's concession title to reflect the reversion of the LA GRIEGA-MARISCALA line to the Mexican government. The consideration for the transfer of the track was approximately Ps. 653.6 million, plus applicable value added tax, or approximately Ps. 751.6 million (approximately $81.9 million as of December 31,
2001). The Mexican government paid the consideration for the LA GRIEGA-MARISCALA line to TFM, amounting to $85.2 million, in conjunction with the acquisition by TFM of the Mexican government's 24.6% interest in Grupo TFM on

July 29, 2002. The LA GRIEGA-MARISCALA track is a redundant 32-kilometer stretch of track which is part of TFM's dual track running between Mexico City and the city of Queretaro. The Mexican government subsequently granted the LA GRIEGA-MARISCALA track to Ferromex to fulfill its obligation to provide Ferromex with a track along this route to facilitate transport by Ferromex through Queretaro.

    At the same time, TFM's concession was also amended to relieve TFM from responsibility for the maintenance of the electrified catenary over the portion of its dual line between Huehuetoca and Queretaro and to authorize TFM's dismantling of the catenary over that portion of the line, which TFM completed in 1999. In addition, the amendment requires TFM to complete certain railway improvements which TFM believes will not involve material expenditures.

    In addition to the foregoing, after a period of negotiation with Ferromex, TFM's principal Mexican rail competitor, and the Mexican government regarding the terms relating to the trackage rights required to be granted by TFM to Ferromex and by Ferromex to TFM under their respective concessions, TFM and Ferromex were unable to reach an agreement with respect to the fees to be paid by TFM and Ferromex for usage of the other's track. Therefore, in accordance with TFM's rights under the Mexican railroad services law, TFM asked the Ministry of Transportation to set these trackage rights using the applicable criteria under the Mexican railroad services law. In March 2002, the Ministry of Transportation issued its trackage rights ruling, which TFM is now appealing. See "Risk Factors--The rates for trackage rights set by the Ministry of Transportation may not adequately compensate TFM" and "--Legal Proceedings" for more information.

    THE CONCESSION

    TFM holds a 50-year concession title, renewable under certain conditions for an additional 50 years, to provide freight transportation services over its rail lines. This right is exclusive for the first 30 years of TFM's operations, subject to certain trackage rights to be granted to other Mexican rail operators. Under the concession, TFM has the right to use, during the full term of the concession, all rights of way, track, buildings and related maintenance facilities that are necessary for the operation of its rail lines. Under the terms of the concession, TFM is required to pay the government a fee equal to 0.5% of our gross revenues during the first 15 years of the concession period, and 1.25% of such revenues during the remainder of the period.

    TFM is required to grant trackage rights along our rail lines to Ferromex, Ferrosur and the Mexico City Terminal Railroad. The Ministry of Transportation has the right to grant exclusive passenger service concessions utilizing TFM's rail lines to a concessionaire other than TFM. Under the concession and the Mexican railroad services law, TFM may freely set its rates unless the Mexican Antitrust Commission determines that there is no effective competition, taking into account alternative rail routes and modes of transportation. If the Mexican Antitrust Commission determines that there is a lack of competition in the railroad system, the Ministry of Transportation will establish the basis for TFM's rates. TFM's rates must be registered and applied in accordance with the Mexican railroad services law and regulations. In applying its rates, TFM must not make cross-subsidies, engage in tied sales or engage in other discriminatory pricing tactics. TFM is required to provide railroad services to all users on a fair and non-discriminatory basis and in accordance with the efficiency and safety standards approved periodically by the Ministry of Transportation. In the event that TFM collects from customers rates higher than the registered rates, it must reimburse those customers with interest.

    The concession requires TFM to make investments and undertake capital projects in accordance with a business plan approved by the Mexican government. TFM is also responsible for compliance with efficiency and safety standards set forth in the concession, which are based on standards of the Association of American Railroads ("AAR").

    The Mexican railroad services law and regulations and the concession establish several circumstances under which the concession will terminate, including by revocation by the Ministry of Transportation, surrender by TFM of its rights under the concession, statutory appropriation or liquidation or bankruptcy of TFM. The Mexican railroad services law and regulations sets out the circumstances under which the concession may be revoked. These include: (1) unjustified interruption of the operation of our rail lines; (2) any act or omission that restricts the ability of other Mexican rail operators to use our rail lines; (3) failure to make payments for damages caused during the performance of services; (4) charging tariffs higher than registered tariffs; (5) a change in TFM's nationality; (6) our assignment of, or creation of liens on, the concession without the Ministry of Transportation's approval; (7) failure to maintain the insurance coverage specified in the Mexican railroad services law and regulations; and (8) noncompliance with any term or condition of the Mexican railroad services law and regulations, related regulations or the concession. In the eases of (1), (6) or (7) above, the concession will be automatically revoked. In the event that the concession is revoked by the Ministry of Transportation, we will receive no compensation, and our rail lines and all other fixtures covered by the concession, as well as all improvements made by us, will revert to the Mexican government. All other property not covered by the concession, including movable railroad property we purchased from the Mexican government, as well as all locomotives and railcars we otherwise acquired, will remain our property. However, if we attempt to sell more than 15.0% of our equipment to a third party within 90 days of termination or revocation of our concession, the Mexican government will have a right of first refusal to purchase the equipment on the same terms offered by the third party if no other concessionaire is likely to provide rail services over our rail lines and the equipment being sold is indispensable to the continuation of our rail services. After the Mexican government receives notice front us of our intention to sell the equipment, it will have 30 days to exercise its right of first refusal. In addition, the Mexican government will have the right to cause us to lease all of our service-related assets to the Ministry of Transportation for a term of at least one year, automatically renewable for additional one-year terms up to five years. The Mexican government must exercise this right within four months after revocation of the concession.

    The Ministry of Transportation has agreed that, except with respect to those events which constitute grounds for automatic revocation of the concession (as described in clauses (1), (6) and (7) in the paragraph above), it will notify those creditors which provided financing for Grupo TFM's acquisition of its equity interest in TFM and are identified by TFM and Grupo TFM to the Ministry of Transportation of all events which constitute grounds for revocation of the concession and will allow such creditors, with the Ministry of Transportation's prior written consent, the opportunity to nominate a party to assume the concession. In addition, if the concession is terminated by revocation, permanent seizure of our rail lines, or upon the liquidation or bankruptcy of TFM, then profits received by the Mexican government or by a third party concessionaire from the operation and exploitation of our rail lines shall continue to be committed to repay creditors that provided financing to TFM for work projects directly related to the rendering of railroad services and performed on the rail lines.

    The concession requires us to make investments and undertake capital projects in accordance with a business plan approved by the Mexican government. We are also responsible for compliance with efficiency and safety standards set forth in the concession, which are based on standards of the AAR.

    Under the concession we are responsible for all ecological and environmental damage that we may cause from and after the date of commencement of operations. The Mexican government has agreed to indemnify us for any environmental liability relating to soil, subsoil or groundwater contamination attributable to the Mexican government occurring prior to our acquisition of TFM's shares. We assumed full responsibility for the operation of supply depots and shops and the supervision of infrastructure projects, as well as compliance with present and future environmental protection laws and regulations.

    We are required by the concession to obtain and maintain insurance policies in accordance with the terms of the Mexican railroad services law and regulations. Except under specific circumstances, we are responsible for damage caused to cargo transported by us over our lines as well as for damage caused to third parties and such parties' property as a result of our activities.

    The concession prohibits us from refusing to transport water to communities in need of such service because of geographical or demographical characteristics, provided that we are paid at the prescribed tariff rate. We are also required to transport mail, emergency supplies necessary for rescue and salvage operations, and members of the armed forces. We must also grant a right of passage for all railroad equipment of the Mexican government's armed forces. The concession also requires us under certain circumstances to establish reserves to cover contingent labor liabilities that arise during the term of the concession.

    TEX-MEX RAILWAY

    On February 27, 2002, we and KCS agreed to sell our respective equity interests in Mexrail, Inc. to TFM for an aggregate price of $64.0 million
($32.6 million to us and $31.4 million dollars to KCS). The sale was completed on March 27, 2002. As a result of TFM's acquisition of all of the outstanding stock of Mexrail, Inc., TFM controls the operation and dispatching of the entire international rail bridge at Laredo-Nuevo Laredo and should be uniquely positioned to provide customers on both sides of the U.S.-Mexico border with seamless freight services at one quoted rate to and from Mexican markets.

    Tex-Mex operates a 521-mile railway between Laredo, Houston and Beaumont, Texas. The section between Laredo and Corpus Christi is operated using Tex-Mex's own track (approximately 157 miles), while the section from Corpus Christi to Beaumont, where it interchanges with KCSR's system, is operated through trackage rights that were granted to Mexrail, Inc. by the Surface Transportation Board in 1996. The Tex-Mex Railway also interchanges with TFM at Laredo, Texas and with the Union Pacific Railroad and the BNSF Railway at Corpus Christi.
Mexrail, Inc., which owns all of the outstanding stock of the Tex-Mex Railway, owns the northern, or U.S. portion, of the international rail bridge at Laredo, Texas that spans the U.S.-Mexico border. The southern, or Mexican, portion of the bridge is operated by TFM under its concession.

    The Tex-Mex Railway recently implemented a significant improvement program to enable it to handle the expected increase in cross border trade from NAFTA and its affiliations with KCSR and TFM. Since 2000, trains on the main line of the Tex-Mex Railway track have operated at speeds of 30 mph or greater and the right-of-way has been cleared for 21-foot doublestack containers. Because of growth of the line, substantial rebuilding of the track occurred in 2001. The Tex-Mex Railway acquired the Rosenberg-Victoria line and right of way from the Union Pacific Railroad. This acquisition, over time, is expected to reduce 70 operating miles between Laredo and Houston, and Beaumont, Texas. In addition, the Serrano rail yard in Laredo, Texas is being expanded and will serve as a customs exchange and clearinghouse for inbound rail traffic from the United States, thereby improving the efficiency of the movement of freight across the border by relieving current congestion and delays associated with customs activities conducted on the crossing bridge. The Serrano Rail Yard, which encompasses approximately 250 acres and over 8.5 miles of trackage, is the principal railcar and intermodal facility for the Tex-Mex Railway.

    We believe that the Tex-Mex Railway, together with TFM's and KCSR's extensive rail networks connecting with all U.S. Class I rail carriers, strategically positions us to capitalize on the economic integration of the North American marketplace. TFM's and Tex-Mex Railway's connections position us to provide customers on both sides of the U.S.-Mexico border with seamless freight services and with "through" rates to and from Mexican markets.

PORT AND TERMINAL OPERATIONS

    We presently have operations at six Mexican ports--Manzanillo, Progresso, Cozumel, Veracruz, Acapulco and Tuxpan. With the exception of our port operations at Tuxpan where we own both land and a multipurpose cargo terminal, all of our port facilities are operated under long-term concessions granted by the Mexican government. All of our concessions give us the right of first refusal to continue operation for a second term once the term of the original concession expires. We plan to continue to seek concessions to operate additional ports as the government continues its privatization program. The following table sets forth our existing port facilities and concessions.

        PORT                        CONCESSION                  DATE AWARDED         DURATION
        ----           -------------------------------------  -----------------   --------------
Manzanillo...........  Specialized container terminal         July 28, 1995       20 years (with
                                                                                  possibility of
                                                                                  extension)

Progreso.............  Cruise ship terminal                   October 24, 2000    20 years (with
                                                                                  possibility of
                                                                                  extension)

Cozumel..............  Cruise ship terminal                   May 1, 1996         20 years (with
                                                                                  possibility of
                                                                                  extension)

Veracruz.............  Automobile warehousing                 December 15, 1995   20 years (with
                                                                                  possibility of
                                                                                  extension)

Veracruz.............  Automobile warehousing                 May 26, 1998        20 years (with
                                                                                  possibility of
                                                                                  extension)

Veracruz.............  Stevedoring services                   January 1, 1998     23 years (with
                                                                                  possibility of
                                                                                  extension)

Acapulco.............  Integral port administration           June 21, 1996       50 years (with
                                                                                  possibility of
                                                                                  extension

    MANZANILLO

    In conjunction with SSA, we bid for the concessions to operate and manage the container terminal in the port of Manzanillo. In July 1995, the Mexican government awarded us a 20 year concession.

    As part of our port and terminal operations in Manzanillo, we are responsible through our subsidiary, TMMPyT, for loading, discharging and handling cargo at the specialized container terminal and we also provide stevedoring services in the port's public areas. Under our management, ship turn time in Manzanillo has been reduced, enabling ship owners and operators to make more efficient use of their ships. In addition, in the second quarter of 2000, in its effort to further improve port and terminal services, we expanded the facility with a second berth position, which doubled container yard capacity. Moreover, in 1999 we obtained access to a berth position of approximately 300 meters of a contiguous public berth, and we anticipate adding two additional berth positions within the next two years. We also anticipate the expansion of the container yard within the next 18 months. Furthermore, in June 2002, TMMPyT entered into a container moving agreement with Mediterranean Shipping Company of Geneva, Switzerland, which is expected to contribute additional revenue.

    PROGRESO

    In October of 2000, we were awarded the right to operate the tourist port of Progreso and immediately commenced operations. We invested $4.3 million for the 20-year concession at Progreso. In August 2001, we began construction of the first phase of the cruise and ferry terminals in Progreso which provide retail area and space for Customs and Immigration authorities and represents an additional investment of $2.6 million. Progreso is the closest port to Merida, located on the Yucatan peninsula, a growing tourist destination.

    COZUMEL

    In February 1996, we obtained a 20-year concession to operate the international cruise ship terminal on the island of Cozumel and commenced operations in May 1996 through our subsidiary, Terminal Maritima del Sureste. We paid $7.1 million for the concession. This port, situated in the Mexican Caribbean, is the most frequented port by cruise ships that visit the area. We completed the expansion of the berth in Cozumel in August 1998 and the infrastructure ashore at an estimated aggregate expenditure of $6.5 million. In October of 2000, we completed the construction of a dolphin pier at Cozumel, to accommodate larger cruise ships which has accelerated the growth of the facilities.

    VERACRUZ

    We mainly provide stevedoring services and terminal operating services at the multi-purpose public terminal of this port, as well as bulk and general cargo operations, intermodal services and automobile warehousing.

    ACAPULCO

    In June 1996, we received a 25-year concession to operate the tourist port of Acapulco and commenced operations in July 1996. We paid $7.9 million for this concession. The first phase consisting of the car carrier terminal was completed in November 1997. The second phase consisting of the Passenger Terminal was completed during the fourth quarter of 2000. We made additional capital expenditures from 1996 through 2000 of approximately $8.8 million at this port, for expenses including remodeling, rehabilitation and expansion of the facilities.

    TUXPAN

    We own approximately 2,290 acres of land in Tuxpan, and we own a terminal of multipurpose cargo operated through our wholly owned subsidiary Terminal Maritima de Tuxpan, S.A. de C.V. We have access to a contiguous public berth where containers are unloaded and delivered to our multipurpose terminal. While we currently only handle a small volume of cargo at the port, we are in the process of developing the site.

    All of our ports and terminals, with the exception of Tuxpan, are operated through TMMPyT. We own 51% of the capital stock of TMMPyT, and SSA owns 49% of its capital stock. Tuxpan is operated through Operadora Portuaria de Tuxpan, S.A. de C.V., a wholly owned subsidiary of Grupo TMM.

SPECIALIZED MARITIME SERVICES

    Our specialized maritime services include: (a) supply vessels, that provide transportation and supply services to the Mexican off-shore oil industry in the Gulf of Mexico; (b) product tankers for the transport of petroleum products;
(c) parcel tankers for the transport of liquid chemical cargoes; (d) tugboats that provide towing services for ships at the port of Manzanillo; and (e) ships that transport vehicles, known as "car carriers." Mexican law provides that cabotage (intra-Mexican movement) must be conducted by ships carrying the Mexican flag, providing us with a competitive advantage in this market.

    FLEET MANAGEMENT

    We own and operate a modern, well-maintained fleet comprised of product carriers, parcel tankers and car carrier vessels, as well as a fleet of off-shore service supply vessels and tugboats.

    Of a total of 35 vessels, 18 are owned tonnage (one car carrier, one product tanker, 13 supply ships and three tugboats), four are chartered units (three parcel tankers and one product tanker) and 13 vessels are under bare boat contracts (two product tankers, ten supply ships and one tugboat).

    The table below sets forth information about our fleet of owned, chartered and under bareboat contracts as of June 30, 2002, by type size and capacities:

                                                         TOTAL DEAD
                                                         WEIGHT TONS    TOTAL CUBIC
                                             NUMBER OF       (IN       METER CAPACITY
VESSEL TYPE                                   VESSELS    THOUSANDS)    (IN THOUSANDS)     CAPACITY
-----------                                  ---------   -----------   --------------   ------------
Offshore service vessels...................     23           19.4              *        3,588 BHP(1)
Car carrier................................      1           10.6              *        3,500 Cars
Product tankers............................      4          156.6          174.2        *
Parcel tankers.............................      3           34.8           39.2        *
Tug boats..................................      4            1.7              *        4,060 BHP
Total......................................     35          223.1          213.4

------------------------------

(1) Average break horsepower, which is the power delivered by the main engine of a vessel.

*   Not applicable.

    OFFSHORE DIVISION

    We participate in the offshore services sector in the Gulf of Mexico through a joint venture with Seacor Smit, Inc. ("Seacor") called Maritima Mexicana, S.A. ("Marmex"). Seacor is one of the largest U.S. companies engaged in operating supply ships and supplying support services to the offshore drilling platforms in the Gulf of Mexico. We hold a 60% ownership interest in Marmex. The offshore division operates 23 vessels, which are operated by Marmex and are used to service medium and long term contracts, 13 of which are directly hired by PEMEX, and 10 of which are hired by private operators engaged in the construction and maintenance sectors for PEMEX.

    PRODUCT TANKERS AND PARCEL TANKERS

    We operate a fleet of four product tankers, one of which is owned, one of which is chartered under a time charter contract, and two of which are chartered under bare boat contracts. Our product tankers are used primarily for the transportation of refined petroleum products.

    We currently time charter three product tankers to PEMEX. A fourth time charter expired in June 2002, and the corresponding vessel is currently working under spot conditions. We flagged this vessel under Mexican flag on September, 2002, and were awarded with a one-year time charter contract with PEMEX on October 7th, 2002. We will begin operating this vessel with PEMEX in the fourth quarter of 2002. Although PEMEX has not sought any long-term bids since 1993 for additional long-term contracts for tankers, we believe that PEMEX will do so in the future. We expect that if such bids are sought, we will also bid for such long-term contracts. In the event that our time charter arrangements with PEMEX are terminated or expire, we will be required to seek new time charter arrangements for these vessels. We cannot be sure that time charters will be available for the vessels following termination or expiration or that time charter rates in effect at the time of such termination or expiration will be comparable to those in effect under the existing time charters or in the present market. In the event that time charters are not available on terms acceptable to us, we may employ those tankers in the spot market.

    We also operate three parcel tankers, trading between Mexican and American ports in the Gulf of Mexico, mainly in the chemical and vegetable oil trades.

    HARBOR TOWING

    We have a 60% equity participation in a joint venture with Smit International Americas Inc., which, since January 1997, has provided tugboat services in the port of Manzanillo under a 10-year concession.

    CAR CARRIER

    The car carrier division has historically provided market services for carrier ocean shipments using either owned equipment or charter ships. During the first half of 2001, we made a decision to limit our focus on the traffic lanes of the Pacific and Caribbean Basin. As a result, we sold two vessels that were time chartered. Because of the low level of profitability in this segment, although we plan to remain involved in the car carrier industry, we no longer intend to own any vessels.

    SHIPPING AGENCIES

    Our agencies represent ship owners, charterers and shippers in proceedings with port authorities, and provide other services at several ports throughout Mexico. We own offices in four ports: Ciudad del Carmen, Campeche; Dos Bocas, Tabasco; Acapulco, Guerrero and Coatzacoalcos, Veracruz.

    We also provide our shipping agency services at other major ports, through agreements with local agents. This business segment was reclassified from the logistics operations division to the specialized maritime division in January 2002, as part of our corporate restructuring. As of June 2002, the shipping agencies segment represented 1% of the specialized maritime services total revenues.

LOGISTICS OPERATIONS

    Our logistics operations encompass: (a) an array of logistics and related consulting and analytical activities conducted from strategically located facilities throughout Mexico; (b) trucking transport, including cross-border trips into and out of Mexico as well as the trucking or "drayage" of rail cargo;
(c) value-added complementary services including container logistics and shipping agencies at major Mexican seaports; (d) maintenance and repair of containers and reefer containers in principal Mexican ports and cities; and
(e) intermodal terminal operations at principal cities along side the TFM network. Due to the scope of our operations, together with the extent of our experience and resources, we believe that we are uniquely positioned to coordinate "door-to-door" transportation logistics services for our customers.

    LOGISTICS ACTIVITIES

    We believe we have competitive advantages as a third-party logistics provider serving Mexican and international customers in Mexico primarily as a result of our logistics facilities, which are strategically located in major industrial cities and at seaports and railroad hubs throughout Mexico, combined with our integrated nationwide network of truck and rail transport.

    We offer full-service logistics facilities in Aguascalientes, Queretaro, Hermosillo, Toluca, Ramos Arizpe, Puebla, Veracruz, Nuevo Laredo, San Luis Potosi, Cuernavaca, Mexico City and Monterrey. These facilities provide consulting, analytical and logistics outsourcing services including: management of inbound movement of parts to manufacturing plants consistent with just-in-time inventory planning practices; logistics network (order-cycle) analysis; logistics information process design; warehouse/facility management; supply chain/logistics management; product manipulation/repackaging; local pre-assembly; and inbound and outbound distribution using multiple transportation modes including rail and truck transport.

    We provide specialized logistics support for the automotive industry. Services include the arrangement and coordination of the movement of motor vehicle parts or sub-assemblies from supplier facilities to assembly plants, and the inspection, yard management and movement of finished vehicles from assembly plants to regional distribution centers. The logistics operations division recently began development of an 80-acre state-of-the-art auto distribution complex in Toluca, which will provide transportation services to the major auto manufactures located in the Toluca region.

    Our logistics services can be provided as end-to-end integrated logistics programs (bundled) or discrete services (unbundled) depending on customer needs.

    In conjunction with our logistics facilities, we offer trucking transport as a value-added service component to streamline the movement of products to and from major Mexican cities, seaports and rail hubs. We provide dedicated logistics trucking services to major manufacturers and retailers with facilities and operations throughout Mexico. In addition, we provide shipping agency services at various Mexican seaports.

    ROADRAILER SERVICES

    In June 2000, we introduced "RoadRailer" technology to Mexico. RoadRailers are semi-trailers equipped with both tires for highway use and bogies with rail wheels for running directly on rail tracks. We believe the introduction of this equipment will enhance our existing land and rail transport operations primarily by facilitating interchanges with U.S. railways. This new service is designed to complement our trucking and rail transport operations to further streamline the movement of products to and from Mexico particularly along the NAFTA corridor. We currently own 200 RoadRailers and have ordered 150 additional units which we expect to receive and begin operating during the fourth quarter of 2002. The RoadRailers program increased in traffic each quarter since inception and accounted for over 4,400 loads in the first half of 2002 (2,068 in the first quarter and 2,348 in the second quarter) and 2,743 loads in the third quarter of 2002.

    TRUCKING SERVICES

    Historically, we have viewed trucking as an important complement to our core businesses. In mid-1992, in furtherance of our strategy of expansion into complementary businesses and in order to participate more significantly in NAFTA transportation trade, we formed Comercializadora Internacional de Carga, S.A. de C.V. ("CIC"), a joint venture with J.B. Hunt Transport, Inc. ("J.B. Hunt"), a leading provider of commercial road freight transportation services throughout the United States. CIC, in which we held a 51% ownership interest, provided leasing, commercial and logistics services for road freight transportation. Under Mexican law, transport in Mexico can only be performed by Mexican owned companies. We currently operate approximately 420 trucks.

    Our international service in 2000, accounted for approximately 20% of our trucking revenues. Through our international service, we operated approximately 900 long-haul trips monthly into and out of Mexico through the Laredo, Texas gateway at the U.S. border. Through the latter part of 2000 and throughout 2001 this cross border activity began to decline, as railroad alternative line haul products replaced much of the over the road volume. As a result, Grupo TMM and J.B. Hunt agreed to terminate our joint venture. See "--Certain Recent Developments--Termination of Trucking Joint Venture."

    As of June 2002, approximately 65% of our trucking services revenues were attributable to dedicated trucking operations provided to several customers, including, Ford, Jumex, Allied Domecq, Wal-Mart and Nissan. In 2000, we entered into a long-term contract with Ford to deliver spare parts from distribution centers to Ford dealerships throughout Mexico. During the second quarter of 2001, we entered a dedicated parts distribution contract with Nissan.

    Our domestic service continues to provide trucking services on a spot market basis to various customers. Additionally, we also provide port services to complement our freight-forwarding activity. We have shifted more international service vehicles to inland haulage of intra-Mexican movements as margins continue to improve in these business segments.

    Although our trucking services represent less than 1% of the Mexican market share, we continue to view trucking as an important business and are exploring other opportunities in this area which may complement our railroad business.

    CONTAINER REPAIR AND MAINTENANCE

    Through our wholly owned subsidiary, Servicios y Mantenimiento de Contenedores, we offer maintenance and repair services for dry and reefer containers in Manzanillo, Veracruz, Altamira, Monterrey, Guadalajara, Mexico City and Cuernavaca.

GRUPO TMM'S STRATEGIC PARTNERS

    We are currently a partner in strategic arrangements with a number of the leading companies in their respective industries, including:

BUSINESS                                        PARTNER
----------------------------------------------  ----------------------------------------------
Rail Transport................................  Kansas City Southern

Port and Terminal Operations..................  SSA Mexico, Inc., formerly known as
                                                Stevedoring Services of America, Inc.

Supply Ships..................................  Seacor Marine Inc.

Harbor Towing.................................  Smit International Americas, Inc.

Automotive Logistics..........................  Auto Warehousing Co.; Schnellecke GmbH

    Through Grupo TFM, we hold a controlling stake in TFM, the company which owns the concession to operate what we believe to be the most strategically important of three regional trunk line railroads in Mexico. KCS, our partner in Grupo TFM, owns KCSR, a U.S. Class I railroad. KCSR and its affiliated railroads (excluding the Tex-Mex Railway) operate a rail network of approximately 3,100 route miles of main and branch lines and 1,340 miles of other tracks within a ten state region of the United States.

    Our agreements with KCS contain certain restrictions on the transfer of shares of Grupo TFM and on the transfer of shares of our subsidiaries through which we hold our interest in Grupo TFM. Neither KCS or we may transfer control of subsidiaries through which we hold our respective interests in Grupo TFM without the prior written consent of the other party, unless that transfer is to an affiliate. In addition, transfers to affiliates require that the transferring shareholder guarantee such an affiliate's obligations and receive a retransfer of the shares if the transferee ceases to be an affiliate. We and KCS have also agreed not to transfer (directly or indirectly) our respective equity interests in Grupo TFM to any competitor of either of the parties without the prior written consent of the other. Transfers of Grupo TFM shares are restricted by Grupo TFM's Bylaws. Those Bylaws provide that share transfers (other than transfers to affiliates) must be approved by Grupo TFM's Board of Directors (not including any directors appointed by the transferring shareholder). Before the Board of Directors can approve a transfer to an unaffiliated party, the transferring shareholder must first offer the other shareholders a right of first refusal to purchase the shares.

    In October 2000, EMD, a subsidiary of General Motors, invested
$20.0 million in our subsidiary TMM Multimodal (representing a 3.36% interest in TMM Multimodal). EMD's investment as a strategic partner is part of our overall strategy designed to encourage the participation of strategic investors in our portfolio. Under the terms of the Subscription and Stockholder Agreement relating to its investment in TMM Multimodal, EMD has the right to cause Grupo TMM to purchase, or, alternatively, to cause TMM Multimodal to redeem, all, but not less than all, of EMD's shares in TMM Multimodal (the "GM Put Option"). The GM Put Option is exercisable by EMD at any time during the period beginning
June 30, 2003 and ending June 30, 2007, or earlier upon the occurrence of certain events. The price to be paid upon exercise of the GM Put Option is $20 million, plus interest compounded annually from June 30, 2000 at the rate of 12% per annum, less certain distributions received by EMD in respect of its shares of TMM Multimodal. EMD also has the right, under certain circumstances, to exchange its shares of TMM Multimodal for shares in either Grupo TMM or Grupo TFM. In addition, Grupo TMM and TMM Multimodal have the right to acquire or redeem all, but not less than all, of EMD's shares in TMM Multimodal for a price of $20 million, plus interest compounded annually from June 30, 2000 at rates beginning at 15% per annum for periods up to June 30, 2003 and increasing periodically to 20% per annum for periods after June 30, 2010, less certain distributions received by EMD in respect of its shares of TMM Multimodal.

CERTAIN RECENT DEVELOPMENTS

    NEW TFM BANK FACILITIES

    On September 17, 2002, TFM entered into two new bank facilities provided by a consortium of banks for an aggregate amount of $250 million in order to refinance its commercial paper program. One of the facilities consists of a two-year commercial paper facility in the amount of $122 million, which is supported by a letter of credit issued under the bank facility. The new commercial paper facility allows TFM to draw-down advances from time to time, subject to certain terms and conditions. The obligations of the commercial paper facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM. The commercial paper facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions and restrictions on asset sales. The other new bank facility is a four-year term loan in the amount of $128 million. The term loan is payable in semi-annual installments beginning in September 2003 and ending in September 2006. The obligations of the term loan facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM. The term loan facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions and restrictions on asset sales. TFM used approximately $60 million of the proceeds of the new bank facilities to retire its commercial paper program. There is currently $122 million outstanding under the commercial paper facility and $128 million outstanding under the term loan facility.

    CONVERTIBLE NOTE AND NOTE-LINKED SECURITIES TRANSACTION

    On May 6, 2002, we entered into a Securities Purchase Agreement with the buyers named therein, pursuant to which the buyers agreed to purchase senior convertible notes (the "senior convertible notes") in an aggregate principal amount of $32,500,000 and note-linked securities. As of December 23, 2002, $14.0 million of such senior convertible notes remained outstanding.

    At the initial closing of the transaction on May 29, 2002, the buyers purchased from us the initial tranche of senior convertible notes in the principal amount of $32,500,000 and purchased related note-linked securities exercisable for 1,311,290 of our Series A Share ADSs at an exercise price of $9.9139.

    The senior convertible notes will be repaid in weekly installments of principal, plus 9% accrued interest per annum. At our option, the weekly installments may be repaid in cash at 105% of par or by issuing ADSs according to a conversion rate based on a 7% discount to the weighted average trading price of the ADSs over the 5 trading day period preceding each issuance. Through September 30, 2002, we have elected to pay all installments in cash. In order to preserve the ability to pay the installment amounts in ADSs, we must comply with several conditions, as set forth in the senior convertible notes.

    We used the proceeds from the first tranche of senior convertible notes to pay down a portion of our Euro-Commercial Paper.

    TERMINATION OF TRUCKING JOINT VENTURE

    On February 28, 2002, we and J.B. Hunt, 51% and 49% owners, respectively, of CIC, a cross border trucking joint venture, agreed that J.B. Hunt could withdraw its investment in CIC. As part of the termination of the joint venture, J.B. Hunt received approximately $3 million in cash and trailer equipment worth approximately $1.4 million. An additional $18.1 million will be paid by us to J.B. Hunt over the next four years. As a result of the termination, we now own 100% of CIC.

    EXPANSION OF RECEIVABLES SECURITIZATION PROGRAM

    On October 28, 2002, we and certain subsidiaries entered into amended and restated agreements relating to the receivable securitization program which began in December 2001. The agreements modified certain provisions of such securitization program and expanded the outstanding amount by a net $30 million. On December 23, 2002, we received an additional $35.0 million as a result of an expansion of our receivables securitization facility. The proceeds were primarily used by the Company to repay outstanding Euro Commercial Paper. After giving effect to these increases, the amount outstanding under our receivables securitization program was $86.7 million at December 23, 2002. For a more detailed description of the receivables securitization program, see "Description of Significant Indebtedness and Receivables Securitization Facility--Receivables Securitization Facility."

    SALE OF MEXRAIL, INC. TO TFM

    On February 27, 2002, we and KCS announced that we had agreed to sell Mexrail, Inc. and its wholly owned subsidiary, the Tex-Mex Railway, to TFM for an aggregate price of $64.0 million ($32.6 million to us and $31.4 million to KCS). The sale was completed on March 27, 2002. As a result, Mexrail, Inc., with its wholly owned subsidiary, the Tex-Mex Railway, became wholly owned subsidiaries of TFM. Tex-Mex operates a 521-mile railway between Laredo, Houston and Beaumont, Texas. The section between Laredo and Corpus Christi is operated using Tex-Mex's own track (approximately 157 miles), while the section from Corpus Christi to Beaumont, where it interchanges with KCSR's system, is operated through trackage rights that were granted to Mexrail, Inc. by the Surface Transportation Board in 1996. As a result of the sale, TFM controls the operation and dispatching of the entire international rail bridge and should be uniquely positioned to provide customers on both sides of the U.S.-Mexico border with seamless freight services at one quoted rate to and from Mexican markets.

    TFM CONSENT SOLICITATION COMPLETED

    In the second quarter of 2002, TFM completed a solicitation of consents of holders of its senior notes and its debentures to an amendment providing for certain changes to the "Limitation on Restricted Payments," "Limitation on Indebtedness," and "Limitation on Liens" covenants in each of the indentures pursuant to which the securities were issued. TFM obtained the requisite consents to allow it to purchase the call option shares in Grupo TFM held by the Mexican government.

    TFM received the required consents from holders of each of the senior notes and the debentures in the consent solicitation. Holders delivering their consents in the consent solicitation were paid a cash fee of

$30.00 for each $1,000 principal amount of securities in respect of which they delivered a valid and unrevoked consent.

    On July 29, 2002, TFM purchased all of the call option shares for an aggregate purchase price of $256.1 million. See "Operating and Financial Review and Prospects--TFM--TFM's Other Contracts not Classified as Indebtedness or Lease Obligations--The Grupo TFM Call Option."

    COMPETITION

    We believe that no other company currently operating in Mexico provides the combination of transportation and logistics services offered by us. However, we face competition in particular business segments which could have an adverse effect on the results of our operations.

    The trucking industry is TFM's primary competition. In the past, the trucking industry has significantly eroded the railroad's market share of Mexico's total overland freight transportation. TFM also faces competition in some industry segments from the other railroads privatized by the government, including: Ferromex, whose rail lines run between Mexico City and four U.S. border crossings and provide a potential alternate source and route for the transport of freight, and Ferrosur, which operates the Southeast Rail Lines. Ferrosur, like TFM, serves Mexico City, Puebla and Veracruz. In particular, TFM has faced competition from Ferromex with respect to the transport of grain, minerals, and steel products. In the United States, the Tex-Mex Railway faces competition from major U.S. railroads, including the Union Pacific Railroad and can be impacted by the routing decisions of BNSF.

    Ferromex and Ferrosur recently announced that they agreed to the acquisition of Ferrosur by Ferromex. TFM filed a notice with the Mexican Antitrust Commission objecting to the proposed acquisition on the grounds that it would limit competition. The acquisition was reviewed by the Mexican Antitrust Commission and on May 16, 2002 the Mexican Antitrust Commission announced that it notified Ferromex that it has denied authorization to consummate the acquisition on antitrust grounds. Ferromex subsequently filed an appeal for review of the order, and on September 19, 2002, the Mexican Antitrust Commission confirmed its voting denying authorization to consummate the acquisition. Ferromex may request the Federal Courts in Mexico to review the decision of the Mexican Antitrust Commission. If the acquisition is completed, the resulting railroad would operate the largest rail system in Mexico, and we cannot assure you that this would not have a material adverse effect on our operations, particularly on the revenues generated by TFM's route between Mexico City and the port of Veracruz.

    Our parcel tanker and supply ship services operating in the Gulf of Mexico have faced significant competition, mainly from U.S. shipping companies. However, we expect a recently enacted Mexican law restricting cabotage (intra-Mexican movement) to Mexican-owned vessels carrying the Mexican flag to reduce competition from non-Mexican companies in this sector.

    In our logistics operations division, our trucking transport and automotive logistics services face intense competition, including price competition, from a large number of Mexican, U.S. and international trucking lines. See "Risk Factors--Factors Relating to Grupo TMM--Significant competition could adversely affect our future financial performance."

    We operate our port and terminal facilities, as well as our tugboat services, under long-term concessions granted by the Mexican government. We have concessions to operate cargo terminals at the ports of Manzanillo and Acapulco on the Pacific Coast, as well as a cruise ship terminal on the Caribbean island of Cozumel and the passenger terminal at Acapulco. Our cargo terminals do not face significant competition. However, we anticipate that over the next several years the government will grant a series of concessions to private entities to operate facilities at ports on the Pacific and Gulf of Mexico coasts. In Cozumel, our terminal facility faces competition from three other terminals. In Veracruz, there are two other stevedores that compete directly with TMMPyT. In Manzanillo, we face competition with respect to stevedoring services that operate in the public berths of the ports.

REGULATORY FRAMEWORK

    The Mexican railroad services law and regulations provides the overall general legal framework for the regulation of railroad services in Mexico. Under the Mexican railroad services law and regulations, a provider of railroad services, such as TFM, must operate under a concession granted by the Ministry of Transportation. Such a concession may only be granted to a Mexican corporation and may not be transferred or assigned without the approval of the Ministry of Transportation. The law permits foreign investors to hold up to 49.0% of the capital stock of such a corporation, unless otherwise authorized by the COMISION NACIONAL DE INVERSIONES EXTRANJERAS (the Foreign Investment Commission). TFM is also subject to the LEY GENERAL DE BIENES NACIONALES (the General Law on National Assets), which regulates all assets that fall within the public domain and by various other laws and regulations.

    The Ministry of Transportation is principally responsible for regulating railroad services in Mexico, including railroad services on TFM's rail lines. The Ministry of Transportation has broad powers to monitor TFM's compliance with its concession, and it can require TFM to supply it with any technical, administrative and financial information it requests. TFM must comply with the investment commitments established in its business plan, which forms an integral part of the concession, and must update the plan every five years. The Ministry of Transportation treats the business plans confidentially. The Ministry of Transportation monitors TFM's compliance with efficiency and safety standards as set forth in the concession. The Ministry of Transportation reviews, and may amend, these standards every five years.

    The Mexican railroad services law and regulations provides the Mexican government certain rights in its relations with TFM under the concession, including the right to take over the management of TFM and its railroad in certain extraordinary cases, such as imminent danger to national security. In the past, the Mexican government has used such a power with respect to other privatized industries, including the telecommunications industry, to ensure continued service during labor disputes.

    In addition, under the concession and the Mexican railroad services law and regulations, the Mexican Antitrust Commission under certain circumstances may determine that there is a lack of competition in the railroad industry, in which case the Ministry of Transportation would have the authority to set TFM's tariffs for rail freight services.

    Certain countries have laws which restrict the carriage of cargoes depending upon the nationality of a vessel or its crew or the origin or destination of the vessel, as well as other considerations relating to particular national interests. According to Mexican law, cabotage (intra-Mexican movement) must be conducted by ships carrying the Mexican flag. We are currently in compliance with all such restrictions imposed by the jurisdictions in which we operate. However, we cannot predict the cost of compliance if our business is expanded into other jurisdictions which have enacted similar regulations.

    We are also subject to the laws of various jurisdictions and international conferences with respect to the discharge of materials into the environment. See "--Environmental Regulation" and "--Insurance."

    Truck transportation within Mexico is reserved for Mexican nationals or entities that include in their constituent documents or Bylaws the "foreigners exclusion clause" (CLAUSULA DE EXCLUSION DE EXTRANJEROS), or a clause allowing other foreign investment through "neutral investment vehicles or securities." Truck transportation is regulated by the LEY DE CAMINOS, PUENTES Y AUTOTRANSPORTE FEDERAL and the LEY DE VIAS GENERALES DE COMUNICACION.

    Our port division is subject to the LEY DE PUERTOS. Port operations require a concession title granted by the Federal Government of Mexico to special companies incorporated under the LEY DE PUERTOS, which companies may partially assign their concession title to third parties for the use and exploitation of assets owned by the Federal Government in the different port facilities. Various port services require a special permit granted by the Ministry of Communications and Transportation of Mexico. Concession titles may be revoked under certain circumstances set forth by applicable law. Partial assignments of concession titles may be rescinded under certain circumstances established in the corresponding assignment agreements.

Foreign investment in special companies incorporated under the LEY DE PUERTOS may not exceed 49%, except through vehicles or securities deemed by applicable Mexican law as "neutral investment."

SALES AND MARKETING

    The success of our business depends on our marketing network. Our marketing network consists of affiliated offices, agencies at Mexican ports and a sales force based throughout Mexico and the United States to sell our logistics, port, specialized maritime and rail business services.

SYSTEMS AND TECHNOLOGY

    In 2001, with the implementation of a new accounting system, CIMA, which is designed to optimize the administrative process, we have been able to better report consolidated financial results and provide our management with more comprehensive reports. CIMA is based on the SAP accounting system. We continue to enhance the technology and information systems supporting our operations. These systems are regularly updated to increase operating efficiencies, improve customer satisfaction and maintain regulatory compliance.

    In 2001, we began working with Ant Factory as our external consulting firm and initiated a project to integrate logistics services based on Internet technology. This project is expected to give us the ability to provide a broader range of information services to our customers.

    Our communications systems permit our customers to access information regarding the location and status of their cargo via touch-tone telephone, personal computer or computer-facsimile link.

    TFM uses SICOTRA, a Union Pacific Technologies system, among other purposes, to report car movements in train and yard operations and to process bill of lading information. TFM has trained personnel to use SICOTRA and customized SICOTRA applications for its operations, including through the addition of a new SICOTRA-based billing system. TFM has installed SICOTRA-related software programs on state-of-the-art computer hardware, improved SICOTRA's functionality and is expanding the system into a fully integrated management information system capable of interfacing with its train dispatch systems. TFM's improvements to SICOTRA allow it to facilitate communications with major U.S. railroads using the SICOTRA system, improve the efficiency of its operations and participate in the North American rail industry's interline services management system, providing coordinated customer service and scheduled links among railroads.

ENVIRONMENTAL REGULATION

    Our operations are subject to Mexican federal and state laws and regulations relating to the protection of the environment, as well as technical environmental requirements issued by Semarnat. Semarnat and other authorized ministries have promulgated standards, for among other things, water discharge, water supply, emissions, noise pollution, hazardous substances, transportation and solid waste generation. The terms of the railroad and port concessions also impose on us certain environmental law compliance obligations. Mexrail, Inc.'s and the Tex-Mex Railway's operations are subject to U.S. environmental laws and regulation. See "--Insurance."

    Noncompliance with applicable legal provisions may result in the imposition of considerable fines, temporary or permanent shutdown of operations or other injunctive relief, or criminal prosecution. We believe that all of our facilities and operations are in substantial compliance with applicable environmental regulations. There are currently no material legal or administrative proceedings pending against us with respect to any environmental matters, and we do not believe that continued compliance with environmental laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the effect, if any, that the adoption of additional or more stringent environmental laws and regulations would have on the operations of companies that are engaged in the type of business in which we are engaged, or specifically, on our results of operations, cash flows or financial condition.

    In addition, our seagoing transport of petroleum and petroleum products subjects us to additional regulations and exposes us to liability specific to this activity. Laws and international covenants adopted by several countries in the wake of the "Exxon Valdez" accident, most notably OPA 90, could result in substantial or even unlimited liability for us in the event of a spill. Moreover, these laws subject tanker owners to additional regulatory and insurance requirements. We believe that we are in compliance with all material requirements of these regulations.

INSURANCE

    Our business is affected by a number of risks, including mechanical failure of vessels and other assets, collisions, property loss, cargo or freight loss, as well as business interruption due to weather, political circumstances, hostilities and labor strikes. In addition, the operation of any ocean-going vessel is subject to the inherent possibility of catastrophic marine disaster, including oil spills and other environmental accidents, and the liabilities arising from owning and operating vessels in international trade. OPA 90, by imposing potentially unlimited liability upon owners, operators and bareboat charters for certain oil pollution accidents in the United States, made liability insurance more expensive for ship owners and operators.

    We maintain marine hull and machinery and war risk insurance, which includes the risk of actual or constructive total loss. Additionally, we have protection and indemnity insurance. We do not carry insurance covering the loss of revenue resulting from vessel off-hire time on certain vessels. We believe that our current insurance coverage is adequate to protect against the accident-related risks involved in the conduct of our business and that we maintain a level of coverage that is consistent with industry practice. We can not assure you, however, that all risks are adequately insured against, that any particular claims will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future.

    TFM's business is also affected by a number of risks, including mechanical failure, collision, property loss, cargo loss or damage and business interruption due to natural disasters, political circumstances, hostilities and labor strikes.

    In addition, the operation of any railroad is subject to the inherent possibility of catastrophic disaster, including chemical spills and other environmental accidents.

    TFM's insurance policy provides for "per-incident" maximum amounts which vary depending upon the nature of the risk insured against. TFM's policy is renewable on an annual basis and expires in June 2003.

    TFM's present insurance coverage insures against the accident-related risks involved in the conduct of its business, and is consistent with industry practice and the requirements of the concession and the Mexican railroad services law and regulations. We can give no assurance, however, that all risks are or will be adequately insured against, that any particular claims will be paid or that TFM will be able to procure adequate insurance coverage at commercially reasonable rates in the future. The Mexican railroad services law and regulations provide that, if TFM receives insurance proceeds in respect of any damage to its rail lines, those proceeds shall be applied to the repair or remediation of such damage or, in the event that TFM elects not to undertake such repairs, these proceeds must be paid to the Mexican government.

    In recent years, we and TFM have experienced significant cost savings due to a sharp decline in liability insurance premiums resulting from heightened competition in the insurance industry and improved safety conditions in the shipping industry; nevertheless, following the catastrophic events of last September in the United States, it is widely known that the local and foreign insurance markets have strengthened and thus we and TFM are experiencing a reduction in the costs savings we were able to achieve in the past.

ORGANIZATIONAL STRUCTURE

    Members of the Serrano Segovia family hold, directly and indirectly, 46.5% of our Series A Shares. We hold a majority of the voting stock in each of our subsidiaries, including TFM. The most significant subsidiaries include:

                                                                              FIRST YEAR
                                                               COUNTRY OF         OF
NAME                                                          INCORPORATION   OPERATION
----                                                          -------------   ----------
TMM Multimodal S.A. de C.V.*................................     Mexico          1986
Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.*....     Mexico          1996
TFM, S.A. de C.V.*..........................................     Mexico          1996
TMM Puertos y Terminales, S.A. de C.V. (Ports)*.............     Mexico          1996
Administracion Porturaria Integral de Acapulco S.A. de
  C.V.*.....................................................     Mexico          1994
Maritima Mexicana, S.A. de C.V.*............................     Mexico          1961
Servicios Mexicanos en Remolcadores, S.A. de C.V.
  (Tugboats)*...............................................     Mexico          1996
Lacto Comercial Organizada, S.A. de C.V. (Trucking).........     Mexico          1961
Autotransportacion y Distribucion Logistica, S.A. de
  C.V.*.....................................................     Mexico          1998
Comercializadora Internacional de Carga, S.A. de C.V.
  (Trucking)................................................     Mexico          1992
Naviera del Pacifico, S.A. de C.V. (Parcel tankers).........     Mexico          1962
Terminal Maritima de Tuxpan, S.A. de C.V. (Ports)...........     Mexico          1996
TMM Logistics, S.A. de C.V. (Logistics).....................     Mexico          2000
Seglo, S.A. de C.V. (Logistics)*............................     Mexico          1997

--------------------------

*   Less than wholly owned by the company.

RECLASSIFICATION OF SERIES A AND SERIES L SHARES

    On September 13, 2002, we completed a reclassification of our Series L Shares of stock as Series A Shares. The reclassification combined our two classes of stock into a single class by converting each share of our Series L Shares into one share of our Series A Shares. The reclassification also eliminated the variable portion of our capital stock and we became a fixed capital corporation (SOCIEDAD ANONIMA). Following the reclassification, we had 56,963,137 Series A Shares outstanding. As a result of the elimination of the variable portion of our capital stock, our registered name changed from Grupo TMM, S.A. de C.V. to Grupo TMM, S.A.

PROPERTY, PLANT AND EQUIPMENT

    Our principal executive offices, which were owned by the company until 1999, and are currently leased, are located at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico City, D.F., Mexico. We manage logistics and transportation operations that are either concessions, rented, leased, or owned in order to conduct our business activities and the activities of our subsidiaries. Some facilities were granted as part of franchises previously awarded as a result of the Mexican government's privatization activity. Various leased or owned facilities are located in Acapulco, Aguascalientes, Altamira, Campeche, Coatzacoalcos, Cozumel, Cuernavaca, Guadalajara, Hermosillo, Manzanillo, Mexico City, Monterrey, Nuevo Laredo, Progreso, Puebla, Queretaro, Ramos Arizpe, San Luis Potosi, Silao, Toluca, Tuxpan, and Veracruz. See "The Company--Business Overview," and Notes 4 and 5 to our Financial Statements.

    CONCESSION RIGHTS AND RELATED ASSETS:

    Under the terms of TFM's concession, TFM has the right to use and the obligation to maintain the right of way, track structure, buildings and related maintenance facilities. Ownership of the property and fixtures however has been retained by the Mexican government.

    Concession rights and related assets are summarized below:

                                            SIX MONTHS ENDED             YEARS ENDED
                                                JUNE 30,                DECEMBER 31,
                                         -----------------------   -----------------------   ESTIMATED USEFUL
                                            2002         2001         2001         2000       LIVES (YEARS)
                                         ----------   ----------   ----------   ----------   ----------------
TFM route..............................   1,473,326    1,473,326    1,473,326    1,473,326         5-50

Cruise ship terminal on Cozumel........       7,148        7,148        7,148        7,148          20
API Acapulco...........................       6,783        6,783        6,783        6,783          20
Tugboats in the port of Manzanillo.....       2,170        2,170        2,170        2,170          10
Manzanillo port........................       2,589        2,589        2,589        2,589          20
Progreso container terminal............       4,577        4,577        4,577        4,577          20
                                         ----------   ----------   ----------   ----------
Total concession rights and related
  assets...............................   1,496,593    1,496,593    1,496,593    1,496,593
Accumulated amortization...............    (243,929)    (197,499)    (221,416)    (168,882)
                                         ----------   ----------   ----------   ----------
Concession rights and related
  assets--net..........................  $1,252,664   $1,299,099   $1,275,177   $1,327,711
                                         ==========   ==========   ==========   ==========

    Amortization of concession rights was $20.5 million, $20.6 million, $41.5 million and $41.2 million for the six months ended June 30, 2002 and 2001, and for the years ended December 31, 2000 and 2001, respectively. See Note 4 to our Financial Statements.

    TRACK

    As of June 30, 2002, TFM's rail lines consisted of the following track:

                                                                UNDER      TRACK USAGE
                                                              CONCESSION      RIGHTS       TOTAL
                                                              ----------   ------------   --------
                                                                        (IN KILOMETERS)
Main track..................................................    4,251           950        5,201
Sidings under centralized traffic control...................      191            --          191
Spurs, yard tracks and other sidings........................      251            --          251
                                                                -----           ---        -----
  Total.....................................................    4,693           950        5,643
                                                                =====           ===        =====

    All of TFM's track is standard gauge (56.5 inches) and is generally in good condition. Of TFM's 4,251 kilometers of main track, over 85.0% has 100 to 136-lbs. rail and approximately 81.4% is continuously welded rail. Continuously welded rail reduces track maintenance costs and, in general, permits trains to travel at higher speeds. The maximum allowable speed of trains along TFM's core routes varies between 50 kph and 70 kph. Since TFM commenced operations, it has extended sidings on its tracks up to 10,000 feet, enabling longer trains to pass or meet each other.

    The following table sets forth certain information with respect to TFM's track as of June 30, 2002:

                                                                MAIN LINE-MEXICO
                                                              CITY TO NUEVO LAREDO   ALL LINES
                                                              --------------------   ---------
                                                                      (IN KILOMETERS)
Continuously welded rail....................................          1,398            3,462
Jointed rail................................................            113              789
                                                                      -----            -----
  Total.....................................................          1,511            4,251
                                                                      =====            =====

Concrete ties installed.....................................          1,366            2,502
Wood ties installed.........................................            145            1,749
                                                                      -----            -----
  Total.....................................................          1,511            4,251
                                                                      =====            =====

    The portion of the Mexico City-Nuevo Laredo core route between Mexico City and Queretaro (a distance of approximately 260 kilometers) has double track, which accommodates greater traffic volume and maximum allowable speeds of approximately 50 kph. With the exception of the Mexico City to Acambaro via Toluca route (where the maximum acceptable gross weight is 110 tons per rail car), TFM's rail lines support a weight of 130 tons per rail car.

    TFM runs freight trains at average speeds of approximately 50 to 70 kph along its core routes between Mexico City and the U.S. border. The majority of the main line track of TFM's rail lines accommodates these speeds or greater speeds. Approximately 70.0% of TFM's main line track handles speeds of up to 60 kph.

    Installations along TFM's rail lines include supply centers, locomotive inspection centers, car inspection areas, repair shops, warehouses, freight yards and intermodal terminals.

    BRIDGES, TUNNELS AND CULVERTS

    TFM's core routes and feeder lines include 1,226 bridges with a total length of 25,252 meters, of which 1,111 are permanent, 115 are temporary, 301 are steel structures, 810 are concrete structures and 115 have inverted floor systems, timber structures or are mixed.

    There are 98 tunnels on TFM's rail lines, having a total length of 26,882 meters, which are on TFM's main lines and allow for the passage of double-stack trains. In addition, there are 7,273 culverts along the railway.

    EQUIPMENT

    TFM owns an estimated 23.0% of the cars running over its rail lines and the remaining 77.0% are privately-owned, belonging to Mexican and foreign, mainly U.S., companies or railroads. TFM owns 477 locomotives, of which 468 are diesel and 9 are electric. TFM has long-term leases for 150 additional locomotives. Through TFM's long-term leasing program, TFM is improving locomotive efficiency and utilization by adding to its fleet locomotives that provide 48.2% more horsepower per unit, compared with its 3000 horsepower road engines and 79.5% more horsepower compared to TFM's previous total horsepower base, allowing TFM to haul longer trains with fewer locomotives. TFM has also continued a decrease in fuel consumption due primarily to the fuel efficiency of these new locomotives and the fact that fewer locomotives are needed to haul the same freight.

    TFM's long-term locomotive leases are for terms of 20 years. TFM leases 55 of its owned locomotives to the Tex-Mex Railway. The average age of the locomotives in its fleet is approximately 11 years, one of the lowest average ages of the locomotive fleets operated by Class I railroads. The average remaining useful life of the locomotives in TFM's fleet is about 12 years.

    Of the 477 locomotives in TFM's fleet, approximately 247 are assigned to the hauling of freight, 46 are used for yard work, 82 locomotives are subleased to third parties (50 to the Tex-Mex Railway, 10 of which are running on the Burlington Northern and Santa Fe Railway Company line under a horsepower-per-hour interchange agreement, 12 to KCSR, and 12 to Ferrosur), 9 locomotives are electric and 73 of TFM's yard and road engines are currently in storage. TFM uses the remaining 18 units for miscellaneous purposes such as maintenance of way trains and industry switching.

    The following table describes TFM's locomotive fleet and maintenance contractors as of June 30, 2002.

                                           NUMBER     NUMBER
        MAKE                 TYPE         OF UNITS   OF AXLES   HORSEPOWER   YEAR BUILT    MAINTAINED BY
---------------------  ----------------   --------   --------   ----------   ----------   ---------------
OWNED
         EMD           SW1504              15           4         1,500        1973           MPI(1)
         EMD           MP15AC              11           4         1,500        1983             MPI
         EMD           GP38-2              50           4         2,000       1975-83           MPI
         EMD           SD45                 1           6         3,600        1978             MPI
         EMD           SD40                52           6         3,000       1968-72           MPI
         EMD           SD40-2              39           6         3,000       1973-88           MPI
        GE(3)          B23-7                7           4         2,250        1981          Alstom(4)
         GE            C30-7               38           6         3,000       1982-89         Alstom
         GE            SUPER 7             105          6         3,000       1990-94         Alstom
         GE            E-60 (Elect.)        9           6         6,000        1984           Alstom
                                            ---
Total owned............................    327
                                            ===

LONG-TERM
LEASE
         GE            AC4400CW            75           6         4,400      1998-2000        GETS(2)
         EMD           SD70MAC             75           6         4,000      1999-2000        GMM(5)
                                            ---
Total under long-term lease............    150
                                            ===

------------------------------

(1)  MPI Noreste, S.A. de C.V. ("MPI")

(2)  GE Transportation Systems Mexico, S.A. de C.V. ("GETS")

(3)  General Electric ("GE")

(4)  Alstom Transporte, S.A. de C.V. ("Alstom")

(5)  General Motors de Mexico S. de R.L. de C.V. ("GMM")

    Rail cars owned and leased by TFM as of June 30, 2002 consisted of the following:

                                                               OWNED      LEASED
                                                              --------   --------
Box cars....................................................   1,038        244
Gondolas....................................................   2,157      1,450
Covered hoppers.............................................     608      2,193
Flat cars...................................................     638        333
Bi-level carriers...........................................       0      1,279
Spine cars..................................................       0         48
Tank cars...................................................      87        297
Cabooses....................................................      53          0
Open top hoppers............................................      26        348
                                                               -----      -----
  Total.....................................................   4,603      6,192
                                                               =====      =====

    To supplement its fleet of owned railcars, TFM has implemented an operating lease program that allows it to effectively manage its car capacity to meet the varying demands of its traffic volumes. TFM's leased cars consist of covered hoppers used to transport grain, new and rebuilt gondolas, box cars, open top hoppers, flat cars and tri-level and bi-level carriers. TFM also leases large and small trucks and other equipment for a variety of functions. In addition, TFM is refurbishing some of its cars. At TFM's commencement of operations, it had a substantial shortage of box cars and grain hoppers. Through its agreements with U.S. railroads regarding car hire and its operating lease program, TFM increased its fleet size and eliminated these shortages.

    Property, Plant and Equipment are summarized below:

                                     SIX MONTHS ENDED JUNE 30,   YEARS ENDED DECEMBER 31,
                                     -------------------------   -------------------------   ESTIMATED USEFUL
                                        2002          2001          2001          2000        LIVES (YEARS)
                                     -----------   -----------   -----------   -----------   ----------------
Railroad equipment.................   $ 670,730     $ 595,457     $ 648,247     $ 577,354         8-25
Accumulated depreciation...........    (163,774)     (128,182)     (144,855)     (110,898)
                                      ---------     ---------     ---------     ---------
Railroad equipment--net............     506,956       467,275       503,392       466,456
                                      ---------     ---------     ---------     ---------
Vessels............................      64,337        72,533        64,337        72,480          25
Accumulated depreciation...........     (35,323)      (31,011)      (33,164)      (32,650)
                                      ---------     ---------     ---------     ---------
Vessels--net.......................      29,014        41,522        31,173        39,830
                                      ---------     ---------     ---------     ---------
Buildings and installations........      27,146        26,802        27,141        26,751      20 and 25
Warehousing equipment..............         152           152           152           152          10
Computer equipment.................       9,794         9,254         9,360         8,634       3 and 4
Terminal equipment.................      24,781        17,114        24,021        17,657          10
Ground transportation equipment....      39,917        38,798        39,433        40,536     4, 5 and 10
Other equipment....................      49,232        45,336        48,798        43,875          5
                                      ---------     ---------     ---------     ---------
Total other property and
  equipment........................     151,022       137,456       148,905       137,605
Less accumulated depreciation......     (73,023)      (63,140)      (67,326)      (61,091)
                                      ---------     ---------     ---------     ---------
Other property and
  equipment--net...................      77,999        74,316        81,579        76,514
Land...............................      54,073        53,754        53,968        41,411
Construction in progress...........      35,245        34,961        23,470        26,674
                                      ---------     ---------     ---------     ---------
....................................     167,317       163,031       159,017       144,599
                                      ---------     ---------     ---------     ---------
Total Property, Plant and
  Equipment--net...................   $ 703,287     $ 671,828     $ 693,582     $ 650,885
                                      =========     =========     =========     =========

    Depreciation of property, machinery and equipment was $27.2 million in June 2002, $25.9 million in June 2001, $49.4 million in 2000 and $51.8 million in 2001.

                                 THE GUARANTOR

    The Guarantor is a newly formed wholly owned subsidiary of the company which will indirectly hold, through TMM Multimodal, all of our interest in Grupo TFM. Our interest in Grupo TFM is held through TMM Multimodal, in which we hold an approximate 97% interest. TMM Multimodal, in turn, has a voting interest of 51% and a direct economic interest of 38.4% in Grupo TFM. Grupo TFM holds an 80% interest in TFM, which conducts our rail operations. The remaining 20% interest in TFM is owned by the Mexican government. Prior to these exchange offers, the Guarantor has not engaged in any other business.

    The Guarantor was formed solely for the purpose of guaranteeing the new notes. The indenture governing the new notes will prohibit the company from assigning, transferring or otherwise divesting of any of its ownership interest in the Guarantor while the guarantee is in effect and will prohibit the Guarantor from conducting any business other than holding our indirect interest in TFM and complying with its obligations under the guarantee. The indenture will also restrict the Guarantor's ability to, among other things, incur debt, create liens, dispose of any of its property, or enter into any merger. See "Description of the New Notes--The Guarantee" for a more detailed description of the guarantee and the new notes indenture.

    In addition to the new notes indenture, the Guarantor's Bylaws contain provisions that limit the Guarantor's business purpose and restrict its activities. The new notes trustee will hold one share of the common stock of the Guarantor on behalf of and for the benefit of the holders of the new notes. We will have the right to purchase this share for a nominal amount upon the termination of the guarantee. The Bylaws of the Guarantor will provide that the vote of 100% of the shares of the Guarantor, including the share held by the trustee, will be required to effect any of the following:

    - any amendments to the Bylaws of the Guarantor;

    - the merger of the Guarantor with another company, unless the shares of the surviving entity are listed on an exchange;

    - a spin-off (ESCISION) of the Guarantor;

    - the commencement of bankruptcy or similar proceedings (CONCURSO
      MERCANTIL);

    - the dissolution or liquidation of the Guarantor; and

    - any assignment or transfer of assets (other than a Qualifying Disposition or as otherwise permitted by the Indenture for the new notes).

    The Guarantor's headquarters are in Mexico City, D.F., located at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico City, D.F., Mexico, telephone from the United States 011-52-55-5629-8866. the Guarantor's agent in the United States authorized to receive service of process in any proceeding on its behalf in any proceeding arising out of or in connection with the exchange offers is CT Corporation System, with offices currently located at 111 Eighth Avenue, New York, New York 10011.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGEMENT

BOARD OF DIRECTORS

    Our ESTATUTOS SOCIALES or Bylaws provide that our board of directors shall consist of at least five and not more than twenty directors and their corresponding alternates. We currently have fourteen directors on our board. Our board of directors is elected annually by majority vote of our shareholders and is responsible for the management of Grupo TMM.

    Our directors and alternate directors, their principal occupations and years of service (rounded to the nearest year) as a director or alternate director are as follows:

                                                                              YEARS AS A
                                                                              DIRECTOR OR
                                                                               ALTERNATE
NAME                                           PRINCIPAL OCCUPATION            DIRECTOR       AGE
----                                   -------------------------------------  -----------   --------
DIRECTORS

Jose F. Serrano Segovia*.............  Chairman of the Board and Chief
                                         Executive Officer of Grupo TMM           30           61

Ramon Serrano Segovia*...............  Vice-Chairman of Grupo TMM                 14           56

Jose Serrano Cuevas..................  College Student                             4           21

Javier Segovia Serrano*..............  President of Grupo TMM                     14           41

Jacinto Marina Cortes*...............  Chief Financial Officer, Grupo TMM         10           49

Mario Mohar Ponce*...................  President, Grupo TFM                        5           52

Ignacio Rodriguez Rocha..............  Attorney                                   10           65

Lorenzo Cue Sanchez Navarro..........  Private Investor                           11           36

Gerardo Primo Ramirez................  General Director, Logistics Division
                                       of Grupo TMM                               11           49

Lydia Velasco Ruiz de Velasco........  Corporate Audit Director of Grupo TMM       4           61

Horacio Reyes Guzman.................  Corporate Planning Director of Grupo
                                         TMM                                       3           44

Silverio Di Costanzo Perez...........  General Director, Specialized
                                       Maritime Division of Grupo TMM              7           46

John Newbold*........................  Private Investor                            4           66

John Donnelly*.......................  Managing Director--JP MorganChase
                                         (Recently Retired)                        2           56

ALTERNATE DIRECTORS

Enrique Gonzalez Nunez...............  Corporate Administration Director of
                                         Grupo TMM                                 5           54

Luis Calvillo Capri..................  Corporate Director of Human Resources
                                         and Communication of Grupo TMM            8           56

Jose Manuel Munoz Arteaga............  Corporate Legal Director of Grupo TMM       8           41

Brad Lee Skinner.....................  Senior Vice President of Grupo TMM          3           54

Enrique Martinez Sanchez.............  Tax Director of Grupo TMM                   7           60

                                                                              YEARS AS A
                                                                              DIRECTOR OR
                                                                               ALTERNATE
NAME                                           PRINCIPAL OCCUPATION            DIRECTOR       AGE
----                                   -------------------------------------  -----------   --------
Juan Ignacio Lopez Fernandez.........  Executive Vice President--Commercial,
                                         TFM                                       3           44

Romualdo Segovia Serrano.............  Attorney, Haynes and Boone, S.C.           14           41

Antonio Cue Sanchez Navarro..........  Private Investor                           11           32

Juan Fernandez Galeazzi..............  Treasury Director of Grupo TMM              2           33

Elvira Ruiz Carreno..................  Internal Auditor Manager of Grupo TMM       1           47

Francisco Miguel Kassian Diaz........  Director, Corporate Affairs of Grupo
                                         TMM                                      11           54

Jesus Navarro Sanchez................  Corporate Legal Manager, Grupo TMM          1           40

Luis Federico Moreno Trevino*........  Attorney, Haynes and Boone, S.C.            1           45

Agustin Portal Ariosa*...............  Attorney, Haynes and Boone, S.C.            1           42

------------------------------

*   Members of the Executive Committee

JOSE F. SERRANO SEGOVIA

    Mr. Serrano has served as a director and as our Chairman and Chief Executive Officer since 1990. Mr. Serrano is also Chairman of the Executive Committee of the Tex-Mex Railway, Chairman of the board of directors of Grupo TFM and also serves as a member of the board of directors of various Mexican companies, including Grupo Financiero Invermexico and the Mexican Businessmen's Council. In the past, Mr. Serrano has served as Chairman of the board of directors of Grupo Anahuac, S.A. de C.V. as well as Hules Mexicanos, S.A. de C.V., a leading Mexican petrochemical company.

RAMON SERRANO SEGOVIA

    Mr. Serrano has served as Vice Chairman of the board of directors of Grupo TMM since 1987. In the past, Mr. Serrano has served as a Vice President of Cementos Anahuac, S.A. and Hules Mexicanos, S.A. de C.V.

JOSE SERRANO CUEVAS

    Mr. Serrano Cuevas is the son of our Chairman and is currently a college student.

JAVIER SEGOVIA SERRANO

    Mr. Segovia has served as President of Grupo TMM since 1999 and has served in various executive positions with companies owned by Promotora Servia since 1987. He served as President of Grupo Servia, Chief Financial Officer of Hules Mexicanos, S.A. de C.V. and as Chief Executive Officer of Electropura.

JACINTO MARINA CORTES

    Mr. Marina has served as Chief Financial Officer of Grupo TMM since 1994 and a director of Grupo TMM since 1992. He has also served in various other positions with Grupo TMM since 1991. Mr. Marina has been a member of the board of directors of Grupo TFM since 1997 and has been a member of the Executive Committee and Executive Finance Committee of TFM. Mr. Marina previously served as Executive Officer of several other Mexican companies in the transportation services and manufacturing sectors, including Mexicana de Aviacion, S.A., Hoteles Camino Real, S.A. de C.V. and Cementos Anahuac, S.A. de C.V.

MARIO MOHAR PONCE

    Mr. Mohar joined TFM in November 1996. Mr. Mohar has eight years of experience in the Mexican transportation industry in a variety of positions.
Mr. Mohar founded KINGSLEY DE MEXICO and was its Chief Executive Officer from March 1994 until joining us. From November 1990 to February 1994, Mr. Mohar served as Chief Operating Officer of Grupo TMM. Prior to joining Grupo TMM,
Mr. Mohar was Chief Executive Officer of Hules Mexicanos, S.A. de C.V., a leading Mexican petrochemical company. Mr. Mohar is also the President and Chief Executive Officer of the Tex-Mex Railway.

IGNACIO RODRIGUEZ ROCHA

    Mr. Rodriguez Rocha has been an attorney in private practice since 1960. He is a member of the Boards of Automotriz Mexico, S.A. de C.V., Chevy San Carlos, S.A. de C.V. Cominsa Factoraje, S.A. de C.V. and Diesel de Toluca, S.A. de C.V.

LORENZO CUE SANCHEZ NAVARRO

    Mr. Sanchez Navarro is a private investor. He is also a member of the Board of BCB Impulse Ingenieria Inmobiliaria (Mexico).

GERARDO PRIMO RAMIREZ

    Mr. Primo joined Grupo TMM in 1991 and has held several positions in our organization. Currently, as Logistics Director, he is responsible for our Trucking Operations. Prior to joining Grupo TMM, Mr. Primo served as Latin America Commercial Director for Holderbank Financiere Glacier AG.

LYDIA VELASCO RUIZ DE VELASCO

    Ms. Ruiz de Velazco has been Corporate Audit Director for Grupo TMM since 1995. She previously worked for several large Mexican corporations in various administrative capacities, including Hoteles Camino Real, S.A. de C.V. and Mexicana de Aviacion, S.A.

HORACIO REYES GUZMAN

    Mr. Reyes has served as Planning Director of Grupo TMM since 1999. Prior to joining TFM, Mr. Reyes worked for a consulting firm focusing on strategic planning and also worked in the financial and planning sector for various Mexican multinational companies engaged in industry and tourism, including Cementos Anahuac, S.A. de C.V.

SILVERIO DI COSTANZO PEREZ

    Mr. Di Costanzo joined Grupo TMM in 1977. He has served as Specialized Maritime Director since 1994. During his time at Grupo TMM he has held various different positions in several of our divisions, including, Dry Cargo and Containers, Car Carriers Service (1985) and Specialized Maritime Service for hydrocarbons and was the leader of Grupo TMM's Tankers Project and of the Offshore Service (1986).

JOHN NEWBOLD

    Mr. Newbold is a retired executive of Citibank N.A. and is currently a private investor. He holds membership positions on the Boards of Timex Group B.V. (Director), Chartering Solutions, Inc. (Chairman and Director), Merchants Fund, Inc. (Chairman and Director) and Castalia Partners, Ltd. (Director).

JOHN DONNELLY

    Mr. Donnelly has recently retired from his position as Managing Director of JPMorganChase--Mexico. Mr. Donnelly worked for JPMorganChase (previously Manufacturers Hanover, Chemical Bank and Chase Manhattan Bank) in various capacities since 1971. Mr. Donnelly is a member of the Boards of Arrendadora Atlas, Grupo Industrial Durango and Club de Banqueros de Mexico. He is also member of the Board of the American Chamber of Commerce of Mexico.

    All alternate directors are employed by TMM with the exception of Antonio Cue Sanchez Navarro who is a private investor, Romualdo Segovia Serrano, Luis Federico Moreno Trevino and Agustin Portal Ariosa who are partners of Haynes and Boone, S.C.

EXECUTIVE OFFICERS

    Our officers serve at the discretion of our Board of Directors. Our executive officers, their position and years of service with us and as an executive officer are as follows:

                                                                                       YEARS AS
                                                                            YEARS OF    OFFICER
NAME                                                POSITION                SERVICE    EXECUTIVE
----                                  ------------------------------------  --------   ---------
CORPORATE DIRECTORS

Jose F. Serrano Segovia.............  Chairman of the Board and Chief
                                        Executive Officer                      28         11

Javier Segovia Serrano..............  President                                14          6

Jacinto Marina Cortes...............  Chief Financial Officer                  11         10

Luis Calvillo Capri.................  Corporate Director of Human
                                        Resources and Communication             8          3

Horacio Reyes Guzman................  Corporate Planning Director               8          3

Jose Manuel Munoz Arteaga...........  Corporate Legal Director                  8          3

Brad Lee Skinner....................  Senior Vice President                     7          3

Lydia Velasco Ruiz de Velasco.......  Corporate Audit Director                  6          6

BUSINESS UNIT DIRECTORS

Mario Mohar Ponce...................  General Director, TFM                    14          6

Gerardo Primo Ramirez...............  General Director, Logistics and Land
                                        Transportation                         11         11

Javier Segovia Serrano..............  General Director, Ports and
                                      Terminals                                14          3

Silverio Di Costanzo Perez..........  General Director, Specialized
                                        Transportation                         18          7

    Jose Serrano Segovia, who is chairman of the board of directors and Chief Executive Officer of TMM, is a brother of Ramon Serrano Segovia, who is a member of the board of directors of TMM. Javier Segovia Serrano, a member of the board of directors and President of TMM, is the nephew of both Jose Serrano Segovia and Ramon Serrano Segovia. Jose Serrano Cuevas, who is a member of the Board of Directors, is the son of Jose Serrano Segovia. Romualdo Segovia Serrano, who is an alternate director is the nephew of both Jose Serrano Segovia and Ramon Serrano Segovia and is Javier Segovia Serrano's brother.

COMPENSATION

    For the year ended December 31, 2001, the aggregate total compensation paid to our 34 directors, alternate directors and executive officers for services in all capacities, including the consideration paid by Grupo TMM to Mr. Jose Serrano Segovia for his services, was approximately $5.6 million. See "Major Shareholders and Related Party Transactions--Related Party Transactions." For the six months ended

June 30, 2002, the aggregate total compensation paid to our 21 directors, alternate directors and executive officers for services in all capacities, was approximately $4.1 million.

PENSION, RETIREMENT OR SIMILAR BENEFITS

    All of our Mexican officers and employees are participants in our retirement plan. In general, (1) benefits under the retirement plan are payable when a participant reaches the age of 60 or on the date the participant actually retires; and (2) benefits are payable as an annuity paid monthly during the remaining lifetime of the employee. As of December 31, 2001 we had accrued
$11.5 million to provide pension, retirement and other similar benefits. See
Note 15 to our Financial Statements. As of June 30, 2002, we had accrued
$10.9 million to provide pension, retirement and other similar benefits.

BOARD PRACTICES

    Our Bylaws provide that our board of directors shall consist of at least five but not more than twenty directors elected by our Series A shareholders at our annual ordinary shareholders' meeting to serve until their successors accept their election at the next annual ordinary shareholders' meeting. The board of directors is responsible for the management of the Company. Mexican law requires that a majority of our executive officers and members of our board of directors be Mexican citizens.

SPECIAL COMMITTEES AND STATUTORY AUDITORS

    The board of directors has appointed an audit committee to assist in handling the various functions of the Board. The audit committee members are Messrs. Ignacio Rodriguez Rocha and Lorenzo Cue Sanchez Navarro and Ms. Lydia Velasco Ruiz de Velasco. The audit committee oversees the financial reporting process for which management is responsible, reviews with our auditors the scope and results of our internal audit procedures, reviews the independence of the audit and non-audit services provided by the auditors, considers the range of audit and non-audit fees, reviews and discusses with our independent auditors and management the effectiveness of our system of internal accounting controls and makes inquiries into other matters within the scope of its duties. Permanent invitees to meetings of the Audit Committee include Messrs. Alberto del Castillo
V. Vilchis and Javier Garcia Sabate. The board does not have a standing Compensation Committee.

    Under our Bylaws, the holders of a majority of the outstanding Series A Shares may elect a statutory auditor (COMISARIO) and a corresponding alternate statutory auditor at the annual ordinary shareholders' meeting. Mexican law requires that the statutory auditors receive monthly reports from the Board of Directors regarding material aspects of our affairs, including our financial condition, and that they be invited to attend any meeting of the board of directors. The statutory auditors are also required to report to the shareholders at the annual ordinary shareholders' meeting regarding our Financial Statements and related matters. At our 2002 annual ordinary shareholders' meeting, Alberto del Castillo V. Vilchis was elected to be our statutory auditor and Javier Garcia Sabate was re-elected to serve as our statutory alternate auditor until their successors accept election at the next annual ordinary shareholders' meeting.

EMPLOYEES

    As of June 30, 2002, we employed 6,280 persons, not including 3,892 persons employed in our railroad division, and 64.1% of the workforce was unionized. As of December 31, 2001, we employed 6,271 persons, not including 3,942 persons employed in our railroad division, and 64.7% of our workforce was unionized. In accordance with customary practice in Mexico, we negotiate union contracts annually with regard to wages and every two years with regard to other matters, including benefits. We have experienced nine strikes since 1958. The longest of these strikes occurred in 1981 and lasted 21 days. We have not experienced a strike since 1987 and believe that relations with our employees are good.

    Commencing in the first quarter of 1999, we effected a corporate reorganization with the goal of reducing administrative costs by creating a more efficient management structure. The reorganization primarily consisted of cost reductions at our corporate headquarters, where the corporate employee headcount was reduced by approximately 50.0%, or 116 employees, through the elimination of redundant positions and the transfer of certain employees to other business areas. This program of corporate overhead reduction continued in 2001. During 2001, we reduced our headcount by 40 employees.

SHARE OWNERSHIP

    As of December 31, 2001, Messrs. Javier Segovia Serrano, Mario Mohar Ponce, Brad Lee Skinner and Horacio Reyes Guzman beneficially owned Series A Shares of Grupo TMM. Each of these individuals owns less than 1% of the outstanding Series A Shares, and other than as set forth below in the table entitled "Major Shareholders," no other directors, alternate directors or executive officers owned any shares of our capital stock. As of September 13, 2002, Messrs. Jose Serrano Segovia and Ramon Serrano Segovia together with their sister, Ms. Teresa Serrano Segovia, controlled an aggregate of 26,517,918 Series A Shares, representing 46.5% of the outstanding Series A Shares.

    Series A Shares were contributed to the Master Neutral Investment Trust (Fideicomiso Maestro de Inversion Neutra) (the "CPO Trust") established with a 30-year term by Nacional Financiera, S.N.C. (the "CPO Trustee") on November 24, 1989. The CPO Trustee authorized the issuance of non-redeemable ordinary participation certificates (certificaions de participacion ordinarios no amortizables) ("CPOs") that correspond to our Series A Shares. One CPO may be issued for each Series A Share contributed to the CPO Trust. CPOs constitute separate negotiable instruments different and apart from the Series A Shares, and afford to their holders only economic right with respect to the Series A Shares held in to CPO Trust. Such voting rights are exercisable only by the CPO Trustee, which is required by the terms of the CPO Trust to vote such Series A Shares in the same manner as holders of a majority of the outstanding Series A Shares not held in the CPO Trust and voted at the relevant meeting. Mexican and non-Mexican investors may hold CPOs without restriction of any kind. The acquisition of Series A Shares representing 5% or more of the capital stock of Grupo TMM by any person or group of persons (other than the Serrano Segovia Family and the CPO Trustee), in one or a series of simultaneous or successive transactions requires the prior approval of the board of directors. As of October 31, 2002, the CPO Trustee held CPO's underlying an aggregate of 48,894,316 Series A Shares.

               MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

MAJOR SHAREHOLDERS

    The following table indicates, as of June 30, 2002, unless otherwise indicated, the persons or groups, which we know to be the beneficial owners of more than 5% of our outstanding Series A Shares, giving effect to the reclassification of our Series L Shares into Series A Shares on September 13, 2002. See "The Company--Reclassification of Series A and Series L Shares." The beneficial ownership amounts set forth below are calculated in accordance with the guidelines of the Securities and Exchange Commission. Accordingly, each person with shared voting and dispositive power with respect to certain securities may be deemed to own the totality of such securities for purposes hereof.

                                                                 SERIES A SHARES
                                                              ---------------------
                           OWNER                                AMOUNT     PERCENT
                           -----                              ----------   --------
Jose F. Serrano Segovia(a)(b)...............................  26,517,918     46.5%
Ramon Serrano Segovia(a)(b).................................  11,638,879     20.4%
Teresa Serrano Segovia(a)(b)................................   4,412,914      7.8%
Servicios Directivos Servia, S.A. de C.V.(a)(b).............   4,162,914      7.3%
Promotora Servia(a)(b)......................................   4,163,414      7.3%
Lockheed Martin(c)..........................................   7,818,515     13.7%

--------------------------

(a) Based upon information set forth in a Schedule 13D filed on May 28, 2002. The Schedule 13D was filed by the following persons, all of whom disclaim membership in a group: Jose F. Serrano Segovia, who is deemed to beneficially own 26,517,918 Series A Shares (46.5%), and who has the sole power to vote 22,354,504 of such shares, the sole power to dispose of 10,466,125 of such shares, and who has the shared power to vote and dispose of 4,163,414 of such shares; Ramon Serrano Segovia, who is deemed to beneficially own 11,638,379 Series A Shares (20.4%), and who has the sole power to vote none of such shares, the sole power to dispose of 7,475,465 of such shares and the shared power to vote and dispose of 4,163,414 of such shares; Teresa Serrano Segovia, who beneficially owns and has the sole power to dispose of 4,412,914 Series A Shares (7.8%); Servicios Directivos Servia, which beneficially owns and has the shared power to vote and dispose of 4,162,914 Series A Shares (7.3%); and Promotora Servia, S.A. de C.V., which beneficially owns and has the shared power to vote and dispose of 4,163,414 Series A Shares (7.3%).

(b)  As of June 30, 2002, (i) 15,990,000 of the 22,354,504 Series A Shares
      beneficially owned by Jose, Ramon and Teresa Serrano Segovia are represented by ADSs representing CPOs which correspondingly represent financial interests in the same number of Series A Shares and
    (ii) 3,002,914 of the 4,162,914 Series A Shares beneficially owned by Servicios Directivos Servia, S.A. de C.V. were represented by ADSs. Jose Serrano Segovia has pledged 500,000 Series A Shares to Banco Interacciones, S.A. Institucion de Banca Multiple, Grupo Financiero Interacciones, to secure a demand loan in the principal amount of $3.6 million. Jose, Ramon and Teresa Serrano Segovia have jointly pledged 9,727,150 Series A Shares to Citibank, N.A. to secure a demand loan in the principal amount of $23.1 million. Jose and Ramon Serrano Segovia have jointly pledged
    (i) 4,540,000 Series A Shares to JP Morgan Chase Bank to secure loans in the aggregate amount of $30 million, (ii) 1,550,000 Series A Shares to Banco Invex S.A., Institucion de Banca Multiple, Invex Grupo Financiero to secure a loan in the aggregate amount of $3.5 million, (iii) 1,975,354 Series A Shares to Banco Santander Mexicano, S.A., Institucion de Banca Multiple, Grupo Financiero Santander Serfin to secure a loan in the principal amount of $2.9 million and (iv) 1,797,000 ADSs and 2,265,000 Series A Shares to Banco Interacciones S.A., Institucion de Banca Multiple, Grupo Financiero Interacciones, to secure loans in the aggregate amount of $6.0 million. Servicios Directivos Servia, S.A. de C.V. has pledged (i) 752,914 ADSs and 1,000,000 Series A Shares to Citibank, N.A. to secure a demand loan in the principal amount of $23.15 million of loans referenced above, (ii) 250,000 ADSs to Banco Interacciones S.A., Institucion de Banca Multiple, Grupo Financiero Interacciones to secure the $6.0 million of loans referenced in
    (iv) above, (iii) 1,000,000 ADSs to Banca Mifel, S.A., Institucion de Banca Multiple, Grupo Financiero Mifel, to secure loans in the aggregate amount of $6.5 million and (iv) 160,000 Series A Shares to Banco Invex S.A., Institucion de Banca Multiple, Invex Grupo Financiero to secure a loan in the aggregate amount of $2.9 million.

(c) Based upon information contained in such company's Schedule 13F filed as of June 30, 2002.

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RELATED PARTY TRANSACTIONS

    We have a professional services agreement (the "Management Agreement") with our former controlling shareholder, Grupo Servia, into which we merged in December of 2001, pursuant to which Grupo Servia provided to us administrative, financial, corporate and operational services. As consideration for Grupo Servia's services, we were obligated to pay Grupo Servia, on a monthly basis, 1% of our monthly net consolidated revenues (excluding TFM). Pursuant to the Management Agreement, Grupo Servia was paid $3.59 million for its services in 2000 and $1.94 million for its services through July of 2001.

    We and Promotora Servia agreed to terminate the Management Agreement, pursuant to a termination agreement, as amended (the "Termination Agreement"). In accordance with the terms of the Termination Agreement, we and Promotora Servia agreed to terminate the Management Agreement effective March 6, 2003 and we agreed, in consideration of such termination, to pay a sum of $17.5 million to Promotora Servia on March 6, 2003. In accordance with the terms of the Termination Agreement, we ceased paying for management services received from Promotora Servia at the end of July of 2001. Promotora Servia is owned by members of the Serrano Segovia family: 57.14% by Jose F. Serrano Segovia and 42.86% by Ramon Serrano Segovia.

    We and Grupo Servia entered into a tax benefits contract dated December 5, 2001 (the "Tax Benefits Agreement") providing for the transfer to us of certain of the benefits derived from Grupo Servia's ability to consolidate the results of its subsidiaries and affiliates and providing for a payment to Promotora Servia of $9.4 million by us in respect of such benefits. Pursuant to a letter agreement with Grupo Servia, we must make the payment on or before March 9, 2003. On December 31, 1991, Grupo Servia obtained an authorization from the Ministry of Finance and Public Credit to consolidate its results with each and every one of its subsidiaries or affiliates for tax purposes (the "Fiscal Consolidation"). Pursuant to the Tax Benefits Agreement, Grupo Servia assigned to us the benefits derived from the Fiscal Consolidation.

FRS SERVICE COMPANIES, INC.

    On December 6, 2001, TMMPyT approved a loan facility in favor of FRS Service Companies, Inc. ("FRS"), an affiliate of SSA of up to $60 million aggregate principal amount. The loan bears interest at a rate of 6.35% per annum. As of June 30, 2002, $23.5 million was outstanding on the FRS loan. The loan may be paid with future dividends declared by TMMPyT to its shareholders.

BIMMSA

    As of June 30, 2002, we had an account receivable due from BIMMSA relating to maritime services we provided to them. BIMMSA is engaged primarily in installing underwater ducts in the Campeche Sound (in the Gulf of Mexico) for PEMEX. On September 28, 2000, PEMEX paid $63.9 million to BIMMSA, which transferred $52.8 million to us in payment of a portion of the receivable. The remaining receivable of approximately $28.3 has been fully reserved.

SEACOR

    Marmex and Seacor have internal arrangements under which each company may receive or transfer money in accordance with its cash requirements, as well as provide agency services and repair services to each other. As of December 31, 2000, the amount that Seacor owed to Marmex was $1.0 million; as of December 31, 2001, the net amount that Seacor owed to Marmex was $2.7 million related to a $3.2 million promissory note which was paid in April 2002 and an account receivable of $0.5 million for agency services and repairs provided.

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KCS TRANSPORTATION COMPANY MANAGEMENT SERVICES AGREEMENT

    TFM and KCS Transportation Company entered into a management services agreement pursuant to which KCS Transportation Company agreed to provide certain rail consulting and management services to TFM. Pursuant to this agreement, KCS Transportation Company agreed to make available to TFM executive rail managers familiar with U.S. railroad practices and methods, including its President and Chief Executive Officer, an operations manager, a marketing manager, a plant maintenance manager and a terminal operations manager, to assist in the development of operating and marketing practices and strategies. TFM agreed to reimburse KCS Transportation Company quarterly in arrears for the costs of its agents and employees and out-of-pocket expenses incurred in connection with the provision of such services. The management services agreement was for an initial term of 12 months commencing May 1997 and was renewable for additional one-year periods.

    On April 30, 2002, TFM and KCS, as successor in interest through merger to KCS Transportation Company, entered into an amendment to the management services agreement that provides for automatic renewal of the agreement and compensates KCS for its services under the agreement. The amendment states that KCS is entitled to receive (1) $2,500,000 paid in nine equal monthly installments beginning in April 2002, as compensation for services rendered between January 1, 1999 and December 31, 2000; (2) an additional $2,500,000 in a lump sum payment on or before January 2, 2003 as compensation for services rendered from January 1, 2001 through December 31, 2002; and (3) quarterly service payments, payable in arrears, for the period beginning January 1, 2003 at an annual rate of $1,250,000. The management services agreement is terminable by either party upon 60 days written notice.

                               LEGAL PROCEEDINGS

    In September 1998, the European Commission imposed administrative fines on us and other oceanliner companies as a result of the European Commission's ruling that the companies had failed to comply with provisions of the Transatlantic Conference Accord Procedures pertaining to competition. The fine imposed on us totaled approximately $6.9 million. We have asked the European Commission to reverse its ruling or reduce the fine, and we anticipate that the fine could be significantly reduced, but we cannot assure you that the European Commission will change its original ruling. We do not believe that the outcome of this ruling will have an adverse effect on us.

    On September 14, 2001, the Ministry of Finance and Public Credit notified us of a tax assessment in the amount of ps. 326.0 million (equivalent to approximately $34.0 million dollars), for certain alleged irregularities detected in a tax audit involving the fiscal years 1995 and 1996. Our management believes that such assessment has no merit and has prepared its legal defense accordingly. We have not provided for this contingency in our Financial Statements.

    TFM and Ferromex have not been able to agree upon the rates each of them is required to pay to the other for interline services and haulage and trackage rights. Therefore, in accordance with TFM's rights under the Mexican railroad services law and regulations, in February 2001, TFM initiated an administrative proceeding requesting a determination of such rates by the Ministry of Transportation.

    In September 2001, Ferromex filed a legal claim against TFM relating to the payments that TFM and Ferromex are required to make to each other for interline services and trackage and haulage rights. TFM believes that this legal claim is without merit, and that the payments for interline services and trackage and haulage rights owed to TFM by Ferromex exceed the amount of payments that Ferromex claims TFM owes to Ferromex for such services and rights. Accordingly, TFM believes that the outcome of this legal claim will not have a material adverse effect on the financial condition of TFM. On September 25, 2002, the third civil court of Mexico City rendered its judgment in favor of TFM. Ferromex may appeal the judgment and TFM cannot predict whether it will ultimately prevail.

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    In connection with the Ferromex claim, Ferromex temporarily prevented TFM from using certain short trackage rights which TFM has over a portion of its route running from Celaya to Silao, which is the site of a General Motors plant from where TFM transports finished vehicles to the border crossing at Nuevo Laredo. Ferromex was subsequently ordered by the court to resume giving us access, and in October 2001, TFM filed a counterclaim against Ferromex relating to these actions.

    In March 2002, the Ministry of Transportation issued its ruling in response to TFM's request, establishing a rate to be charged for trackage rights using the criteria set forth in the Mexican railroad services law and regulations. TFM is appealing the ruling and requesting a suspension of the effectiveness of the ruling pending resolution of its appeal. TFM cannot predict whether it will ultimately prevail. TFM believes that even if the rates established in the ruling goes into effect and TFM and Ferromex begin using the long-distance trackage rights over each other's rail line, this will not have a material adverse effect on TFM's results of operations. A separate ruling was issued confirming TFM's right to use the Celaya-Silao stretch of Ferromex track.

    In December 2001, disputes arose between us and KCS resulting from a dividend declaration by Grupo TFM and a lease transaction between TFM and Mexrail, Inc. involving the international rail bridge and Laredo, Texas. KCS and KCSR initiated legal actions in the State of Delaware and in Mexico.

    Preserving our respective interpretations of the operative agreements in connection with our dispute, we and KCS reached an agreement to resolve the dispute, pursuant to which, among other things, we and KCS sold our 51.0% and 49.0% equity interests in Mexrail, Inc. to TFM for $32.6 million and $31.4 million, respectively. As a result, Mexrail, Inc. became a consolidated subsidiary of TFM and a restricted subsidiary under the respective indentures governing TFM's notes. We and KCS also agreed to discontinue the litigation in Delaware and in Mexico, and the dividend declared by Grupo TFM was nullified in Mexico. Accordingly, the dividend paid to us and KCS has been returned to Grupo TFM. The dividend paid to FNM and Nafin has also been returned.

    Financial Structures Limited filed a claim against us in 2000 alleging that we and other entities agreed to enter into a sale leaseback transaction of our headquarters with Financial Structures Limited and demanded performance by us of such transaction. Although we believe that the claim has no merit, there can be no assurance that the court will find in our favor. We have not provided for this contingency in our Financial Statements.

    We are a party to various other legal proceedings and administrative actions, all of which are of an ordinary or routine nature and incidental to our operations. Although it is impossible to predict the outcome of any legal proceeding, in the opinion of our management, such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on our financial condition, results of operations or liquidity. For information regarding our pending tax assessment, see note 14 to our Financial Statements.

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                    DESCRIPTION OF SIGNIFICANT INDEBTEDNESS
                    AND RECEIVABLES SECURITIZATION FACILITY

EXISTING NOTES

    The 2003 notes were issued pursuant to an indenture between us and Citibank, N.A., as trustee. The 2006 notes were issued pursuant to an indenture between us and The Bank of New York, as trustee. The terms of the existing notes are those stated in the relevant indenture and those made part of such indenture by reference to the Trust Indenture Act of 1939, as amended (the "trust indenture act"). The existing notes are subject to all such terms and the holders of the existing notes are referred to the relevant indenture and the trust indenture act for a statement of those terms. Copies of the indentures are available from the information agent at the address and telephone numbers set forth on the back cover of this prospectus.

    The 2003 notes were issued on May 15, 1993 in an aggregate principal amount of $200 million, of which approximately $176.9 million was outstanding as of June 30, 2002, and accrue interest at a rate of 9 1/2% per annum. We are required to make interest payments on the 2003 notes on each May 15 and November 15 until maturity. The 2003 notes mature on May 15, 2003 and are unsecured, unsubordinated obligations, rank PARI PASSU in right of payment with all of our existing and future unsecured, unsubordinated obligations, and are senior in right of payment to all of our future subordinated indebtedness. The 2003 notes are currently redeemable at our option at par plus accrued and unpaid interest, if any, to the redemption date.

    The 2006 notes were issued on November 15, 1996 in an aggregate principal amount of $200 million, all of which was outstanding as of June 30, 2002, and accrue interest at a rate of 10 1/4% per annum. We are required to make interest payments on the 2006 notes on each May 15 and November 15 until maturity. The 2003 notes mature on November 15, 2006 and are unsecured, unsubordinated obligations, rank PARI PASSU in right of payment with all of our existing and future unsecured, unsubordinated obligations, and are senior in right of payment to all of our future subordinated indebtedness.

    Each indenture contains certain covenants that impose certain limitations and restrictions on our ability to incur additional indebtedness, pay dividends or make other distributions, make certain loans and investments, apply the proceeds of asset sales (and use the proceeds thereof), create liens, enter into certain transactions with affiliates, merge, consolidate or transfer substantially all of our assets and make investments in unrestricted subsidiaries.

    The events of default under the indentures include various events of default customary for similar issues of notes, including the failure to pay principal and interest when due, cross defaults on other indebtedness in excess of $10 million in respect of the 2003 notes and $20 million in respect of the 2006 notes and certain events of bankruptcy, insolvency and reorganization.

    Upon consummation of the exchange offers and consent solicitations, virtually all of the restrictive covenants and defaults described above will be eliminated.

SENIOR CONVERTIBLE NOTES

    On May 29, 2002, we issued $32.5 million aggregate principal amount of our senior convertible notes and related note-linked securities exercisable for 1,311,290 of our Series A Share American Depositary Shares, or ADSs, at an exercise price of $9.9139 per ADS. Approximately $14.0 million of senior convertible notes were outstanding as of December 23, 2002.

    The senior convertible notes will be repaid in weekly installments of principal, plus 9% accrued interest per annum. At our option, the weekly installments may be repaid in cash at 105% of par or by issuing ADSs according to a conversion rate based on a 7% discount to the weighted average trading price of the ADSs over the 5 trading day period preceding each issuance. As a result, the lower the price of our ADSs at the time we convert, the greater the number of ADSs the holders will receive. In order to preserve the ability to pay the installment amounts in ADSs, we must comply with several conditions, as set forth in the convertible notes.

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    To the extent our convertible notes are converted, a significant number of additional ADSs may be sold into the market, which could decrease the price of our ADSs due to the additional supply of ADSs relative to demand in the market. In that case, we could be required to issue an increasingly greater number of ADSs upon our future conversions of the convertible notes, sales of which could further depress the price of our ADSs. If the sale of a large amount of ADSs upon conversion of the convertible notes results in a decline in the price of our ADSs, this event could encourage short sales of our ADSs. Short sales could place further downward pressure on the price of our ADSs. The conversion of the convertible notes may result in substantial dilution to the interests of other holders of our ADSs. Even though no holder of the convertible notes may convert its securities into more than 4.99% of our then outstanding Series A Shares (excluding for purposes of such determination ADSs issuable upon conversion of any convertible notes which have not been converted and upon exercise of the note-linked securities which have not been exercised), this restriction does not prevent a holder of the convertible notes from selling a substantial number of ADSs in the market. By periodically selling ADSs into the market, a holder could eventually sell more than 4.99% of our outstanding ADSs while never holding more than 4.99% at any specific time.

    In addition, the holders of our senior convertible notes may convert their senior convertible notes at any time into ADSs at a fixed conversion price, which was initially set at 200% of the closing price of our ADSs on the date the convertible notes were issued. Under certain circumstances, including our failure to timely repay the senior convertible notes, the fixed conversion price will be adjusted downwards.

    The senior convertible notes are due on May 5, 2003. If we do not desire to convert the notes into our Series A Share ADSs, we will be required to repay or refinance the notes. We cannot assure you that we will have the cash available to repay the convertible notes or that refinancing will be available or that such refinancing will be on favorable terms.

    Upon consummation of the exchange offers, the outstanding senior convertible notes will be guaranteed on a PARI PASSU basis with the new notes.

EURO-COMMERCIAL PAPER PROGRAM

    In April 1999, TMM established a Euro-Commercial Paper Program in the amount of $150.0 million under which notes may be issued with maturities of up to 360 days. As of June 30, 2002, $29.8 million was outstanding. We used the proceeds from the first tranche of our senior convertible notes to pay down a portion of our outstanding Euro-Commercial Paper.

    We can not assure you that holders of our Euro-Commercial Paper will not demand payment upon maturity as a result of changes in our financial condition, and there can be no assurance that we will be able to continue to issue notes or that we will have sufficient funds to redeem the notes if required to do so.

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RECEIVABLES SECURITIZATION FACILITY

    On October 28, 2002, we and certain subsidiaries entered into amended and restated agreements relating to the receivable securitization program which began in December 2001 (the "Securitization Program"). The agreements modified and restated certain provisions of the Securitization Program and expanded the outstanding amount of the Securitization Program by a net amount of $30 million. On December 23, 2002, we received an additional $35.0 million from an expansion of the program. The proceeds will primarily be used by the Company to repay outstanding Euro Commercial Paper. Under the Securitization Program, we and certain of our subsidiaries sold receivables (including certain future receivables) to a trust which, in turn, issued two series of certificates to investors. From the original sale of receivables and the issuance by the trust of $25 million face amount of certificates (the "Series 2001 Certificates") in December 2001, we and our subsidiaries received approximately $23.2 million, net of fees and expenses. From the sale of additional receivables and the issuance by the trust of an additional $35 million face amount of certificates (the "Series 2002 Certificates" and, together with the Series 2001 Certificates, the "Certificates") in October 2002, we and our subsidiaries received an additional approximately $32.9 million, net of fees and expenses of which $5.0 million were applied to reduce the then outstanding amount of Series 2001 Certificates. On December 23, 2002, we received an additional $33.4 million, net of fees and expenses, of Series 2002 Certificates from an expansion of the program. After giving effect to the issuance of the Series 2002 Certificates and the reduction in the outstanding Series 2001 Certificates, approximately $86.7 million of certificates were outstanding at December 23, 2002. For accounting purposes, the Securitization Program represents the total dollar amount for future services pending to be rendered to customers under the receivables securitization program and is reflected as such in our financial statements.

    Pursuant to the agreements relating to the Securitization Program, (i) if collections of the receivables held by the trust do not provide funds sufficient to make the required quarterly payments on the Certificates and to maintain required levels of reserve accounts established as part of the Securitization Program, we and our subsidiaries participating in the Program are required to pay to the trust an amount sufficient to cover any shortfall in the collections from such receivables and (ii) upon the happening of certain events, including the failure of the Company and its subsidiaries to comply with certain covenants or to take certain actions by specified dates or the failure of the trust to pay the interest or principal on the Certificates or to pay the Certificates at maturity, we are required to repurchase from the trust all of the receivables then held by the trust for an amount equal to the remaining outstanding principal of and accrued interest on the Certificates, together with certain expenses and fees of the trustee. Upon the repayment in full of the Certificates, we can direct the trust to pay the Company and its subsidiaries any receivable amounts collected by it.

    Under the agreements relating to the Securitization Program, if the Company
(i) does not sell certain equity securities or receive proceeds from tax awards, in either case in excess of $50 million, by September 30, 2003, (ii) fails to prepay $35.0 million of Series 2001-A Certificates by April 15, 2003 or
(iii) fails to transfer its TMM Puertos y Terminales, S.A. de C.V. ("TMM Puertos y Terminales") shares to a new entity called TMM Division Puertos, S.A. de C.V. ("TMM Division Puertos") and obtain the necessary regulatory approvals for such transfer of shares on or before January 31, 2003, then, upon notice from the holders of the Series 2001 Certificates, the Company and its subsidiaries may be required to repurchase the receivables for a price equal to the outstanding amount of the Series 2001 and the Series 2002 Certificates, together with accrued interest thereon, which repurchase price would be applied by the trust to the payment of the Certificates. The Company is also required to apply amounts received by the Company and its restricted subsidiaries from certain tax refunds or recoveries, certain asset sales, certain claims and the issuance of certain equity securities (including convertible securities other than both tranches of the senior convertible notes) to reduce the outstanding Series 2001 certificates.

    Under the Securitization Program, TMM Multimodal has granted to the trust an option to acquire shares of Grupo TFM owned by it, and Grupo TMM has also granted to the trust an option to acquire

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shares of TMM Puertos y Terminales owned by it. Under the amendments to the
Securitization Program, Grupo TMM has also undertaken to transfer its shares in TMM Puertos y Terminales to a new entity called TMM Division Puertos, upon which transfer TMM Division Puertos will be substituted for Grupo TMM with respect to the option. All of the previously described options become exercisable upon the occurrence of certain events, including the nonpayment events described above and the failure of the Company to comply with certain financial and other covenants, and for a number of shares necessary to provide the trust with sufficient funds to pay the Certificates in full. Exercise of either option is subject to certain transfer restrictions contained in the bylaws of Grupo TFM and TMM Puertos y Terminales. The amendments to the Securitization Program provide that, subject to the successful completion of the Offer for the 2003 Notes, the holders of the Certificates will reasonably cooperate with the Company and will use their reasonable efforts to enter into agreements, including amendments to the existing agreements, to release the call option on the shares of Grupo TFM currently held by the trust. The release of the current option on the Grupo TFM shares is subject to certain conditions and there is no assurance that it will be completed. The option on the TMM Puertos y Terminales shares will not be released or substituted and will be outstanding for as long as any trust certificates are outstanding.

    Our ability to satisfy our obligations under this facility in the future will depend upon our operating performance, including our ability to maintain our existing customer base and increase revenues.

SIGNIFICANT INDEBTEDNESS OF TFM

    12 1/2% SENIOR NOTES DUE 2012

    TFM issued senior notes in June 2002. The senior notes are denominated in dollars, bear interest semiannually at a fixed rate of 12 1/2% and mature on June 15, 2012. The senior notes are redeemable at TFM's option on or after June 15, 2007 and, subject to certain limitations, at any time in the event of certain changes in Mexican tax law.

    The senior notes are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM, and are senior in right of payment to all future subordinated indebtedness of TFM.

    11 3/4% SENIOR DISCOUNT DEBENTURES DUE 2009

    TFM's debentures denominated in U.S. dollars were issued in June 1997, at a substantial discount from their principal amount of $443.5 million, and no interest accrued on these debentures until June 15, 2002. The debentures will mature on June 15, 2009. Interest on the debentures is payable semiannually at a fixed rate of 11 3/4%, commencing on December 15, 2002. The debentures are redeemable, at TFM's option, in whole or in part, at redemption prices stated in the governing indenture.

    The debentures are also redeemable at TFM's option, subject to certain limitations, in the event of certain changes in Mexican tax law. The debentures are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM and are senior in right of payment to all future subordinated indebtedness of TFM. The debentures are unconditionally guaranteed on an unsecured, unsubordinated basis by Grupo TFM.

    NEW TFM BANK FACILITIES

    On September 17, 2002, TFM entered into two new bank facilities provided by a consortium of banks for an aggregate amount of $250 million in order to refinance its commercial paper program. One of the facilities consists of a two-year commercial paper facility in the amount of $122 million, which is supported by a letter of credit issued under the bank facility. The new commercial paper facility allows TFM to draw-down advances from time to time, subject to certain terms and conditions. The obligations of the commercial paper facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM.

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The commercial paper facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions, restrictions on asset sales, etc. The other new bank facility is a four-year term loan in the amount of $128 million. The term loan is payable in consecutive semi-annual installments beginning in September 2003 and ending in September 2006. The obligations of the term loan facility rank at least PARI PASSU with the other senior unsecured indebtedness of TFM. The term loan facility contains customary covenant restrictions, including the maintenance of certain coverage tests, restrictions on certain payments, limitations on dividends, limitations on affiliate transactions, restrictions on asset sales, etc. TFM used approximately $60 million of the proceeds of the new bank facilities to retire its commercial paper program. There is currently
$122 million outstanding under the commercial paper facility and $128 million outstanding under the term loan facility.

    10 1/4% SENIOR NOTES DUE 2007

    TFM issued the senior notes in June 1997. The senior notes are denominated in dollars, bear interest semiannually at a fixed rate of 10 1/4% and mature on June 15, 2007. The senior notes are redeemable at TFM's option, subject to certain limitations, in the event of certain changes in Mexican tax law.

    The senior notes are unsecured, unsubordinated obligations of TFM, rank PARI PASSU in right of payment with all existing and future unsecured, unsubordinated obligations of TFM, and are senior in right of payment to all future subordinated indebtedness of TFM. The senior notes are unconditionally guaranteed on an unsecured, unsubordinated basis by Grupo TFM.

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                          DESCRIPTION OF THE NEW NOTES

    The new notes are to be issued under an indenture, to be dated as of the settlement date (the "new notes indenture"), among us, the Guarantor and The Bank of New York, as new notes trustee. A copy of the new notes indenture is filed as an exhibit to the registration statement. See "Where You Can Find More Information." The following summaries of certain provisions of the new notes indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the new notes indenture, including the definitions therein of certain terms. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions." In this section, "Description of the New Notes," unless otherwise indicated the terms "we," "us" and "our" refer to Grupo TMM, S.A. and not to any of its subsidiaries and "the Guarantor" refers to TMM Holdings, S.A. de C.V. and not to any of its subsidiaries.

GENERAL

    The new notes will be our general unsecured obligations, will be limited to $376,875,000 aggregate principal amount and will mature on February 1, 2010. The new notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issue or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2003 to the person in whose name the new note is registered at the close of business on the preceding January 15 or July 15, as the case may be. Principal of and premium, if any, interest and additional amounts, if any, on the new notes will be payable and the transfer of new notes will be registrable at the office or the agency maintained by us in the City of New York. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In addition, payment of interest and additional amounts, if any, may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the new note register.

    Our ability to service our indebtedness, including the new notes, is dependent in part upon the earnings of our subsidiaries and the distribution or other payment of such earnings to us. TFM, our largest subsidiary, is subject to significant restrictions on its ability to distribute earnings to us. See "Description of the Existing Notes and Certain Other Indebtedness--Indebtedness of TFM" In the event that TFM or any other subsidiary distributes earnings to us, the amount of any such distributions by our subsidiaries would be subject to income taxes in Mexico. Because of our tax loss carryforwards (see Note 9 to our Financial Statements), we do not believe that this would have a material effect on us. With the exception of TFM, we currently control the distribution of earnings by our subsidiaries.

FORM, DENOMINATION AND DELIVERY

    The new notes will be represented by one of more global securities deposited with DTC and registered in the name of the nominee of DTC. See "--Book-Entry; Global Securities." Each new note will be issued in denominations of $1,000 and integral multiples thereof, in book-entry form only. No service charge will be made for any registration of transfer or exchange of new notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will first issue new notes on the settlement date under the exchange offers. At our option, however, we may subsequently issue additional new notes that have terms identical to those of the new notes issued on the settlement date. Holders of these additional new notes would constitute a single class of securities with the new notes issued on the settlement date and would have the right to vote together with holders of new notes issued on the settlement date.

RANKING

    The new notes will rank PARI PASSU in right of payment with all of our existing and future unsecured indebtedness and senior to all of our existing and future subordinated indebtedness, subject to priorities,

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recognized by statute, such as tax and labor obligations. At September 30, 2002, our aggregate indebtedness on a consolidated basis was $1,027.0 million, including $2.5 million of our secured indebtedness (to which the new notes will be effectively subordinated to the extent of the value of the assets securing such indebtedness) and $ million of our subsidiaries' obligations (to which the new notes will be structurally subordinated). The new notes indenture imposes certain limitations on the amount and type of indebtedness that we and our restricted subsidiaries may incur. See "--Certain Covenants--Limitation on Indebtedness."

THE GUARANTEE

    The Guarantor, our wholly owned subsidiary, will irrevocably and unconditionally agree to pay to the holders of the new notes the principal of and premium, if any, interest and additional amounts, if any, on the new notes in full, as and when due, regardless of any defense, right of set off or counterclaim which we may have or assert, except to the extent paid by us. The Guarantor will pay additional amounts in respect of the guarantee in the manner, and subject to the exceptions, described below under the heading "--Additional Amounts," with respect to payments under the guarantee that are subject to any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any authority therein or thereof having power to tax.

    The Guarantor's obligations under the guarantee will terminate if we obtain investment grade ratings for the new notes from both Standard & Poor's and Moody's.

    The Guarantor's obligations under the guarantee are separate from, and in addition to, our obligations under the new notes. The Guarantor's assets, consisting of common stock of TMM Multimodal, had a book value of $376 million as of June 30, 2002. The book value of the shares is not necessarily representative of the fair market value of the shares. The Guarantor's indebtedness will consist of its guarantee of the new notes (which will have an aggregate principal amount outstanding of up to $376,875,000, depending upon participation in the exchange offers) and its guarantee of our senior convertible securities (which had an aggregate principal amount outstanding of $14.0 million at December 23, 2002). At September 30, 2002, we had
$38.6 million of indebtedness (on an unconsolidated basis) that will not be guaranteed by the Guarantor and would have no direct claim against the Guarantor in the event of our bankruptcy. To the extent that we incur any additional indebtedness under our senior convertible notes, which indebtedness would rank PARI PASSU with the new notes, we expect to use the proceeds to reduce the amount of our indebtedness that will not be guaranteed by the Guarantor.

    The Guarantor's assets will consist solely of shares of common stock of TMM Multimodal (representing a 100% voting interest and an approximate 97% economic interest in TMM Multimodal). TMM Multimodal, in turn, holds, directly and indirectly, an effective 51% voting interest and 48% economic interest in Grupo TFM. The securities of TMM Multimodal and Grupo TFM held directly and indirectly by the Guarantor may be difficult to sell should such sale become necessary and the lenders under our existing receivables securitization program have certain rights in relation to those securities. See "Risk Factors--Factors Relating to the New Notes--The Shares of Grupo TFM held by the Guarantor may be difficult to sell in the event that the Guarantor is called upon to satisfy the guarantee of the new notes" and "--We have granted a call option on our Grupo TFM shares which may result in our loss of control of Grupo TFM and TFM."

    In addition to the new notes, the Guarantor will guarantee the senior convertible notes on a PARI PASSU basis. As of December 23, 2002, we had outstanding $14.0 million principal amount of senior convertible notes. The outstanding senior convertible notes mature on May 5, 2003 and require weekly payments of principal and interest. Subject to certain conditions and limitations, we may issue up to an additional $32.5 million of senior convertible notes on or prior to December 31, 2002. Payments of principal of and interest on the senior convertible notes may, at our option, be made by issuing shares of our common stock. To date, we have elected to pay all installments in cash. As a result of the guarantee of the new notes and the

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senior convertible notes, holders of our other indebtedness, including any existing notes that remain outstanding after the exchange offers, will not be entitled to receive any of the proceeds from the sale of the shares of TMM Multimodal or Grupo TFM until the holders of the new notes and the senior convertible notes are paid in full.

    If we do not meet the criteria specified below as of December 1, 2008, the Guarantor is required:

    - to cause TMM Multimodal to use its best efforts to sell the shares of Grupo TFM that it holds,

    - to cause TMM Multimodal to distribute to it its share of the net proceeds of such sale (based upon its percentage ownership of TMM Multimodal), and

    - to deposit the proceeds of such sale, up to the amount that would be required to defease the new notes, with the new notes trustee under an irrevocable trust agreement in form and substance satisfactory to the new notes trustee, as funds in trust for the benefit of the holders of the new notes for the purpose of paying principal and interest on, and any other amounts owing under, the new notes and instruct the new notes trustee to apply the trust funds for that purpose.

    The Bylaws of Grupo TFM and other agreements relating to our investment in Grupo TFM contain restrictions on the sale or other disposition of the shares of Grupo TFM and TMM Multimodal. These restrictions may delay any sale of such shares and may limit the buyers for these shares. For a description of these restrictions, see "The Company--Grupo TMM's Strategic Partners."

    If (a) an underwritten public equity offering in respect of TMM Multimodal or (b) a Qualifying Disposition has occurred prior to December 1, 2008, the Guarantor may sell the shares of TMM Multimodal or the securities received as a result of the Qualifying Disposition instead of causing TMM Multimodal to sell its shares of Grupo TFM. In either case, such sale must be completed and closed as promptly as practicable. If we are required to cause the sale of the Grupo TFM shares, or to sell the other securities, as described above, and the required sale is not completed prior to August 1, 2009, we will be required to cause those securities to be transferred to a trust that will be formed under Mexican law for the specific purpose of selling the securities as provided below. This trust will be administered by a trustee we select from among the five largest financial institutions (based on assets) in Mexico. We will pay the trust's administrative expenses and will have the right to instruct the trustee. Upon receiving the securities, the trust will:

    - select a reputable financial institution to provide an appraisal of the Grupo TFM shares (or, (i) if a public equity offering in respect of TMM Multimodal has occurred prior to that date, the shares of TMM Multimodal that the Guarantor holds or (ii) if a Qualifying Disposition has occurred, the substituted securities that the Guarantor holds);

    - undertake to sell the shares of Grupo TFM (or, as appropriate, the shares of TMM Multimodal or the substituted securities that it holds), which it may do upon such terms as it agrees to at its own discretion (subject, in any event, to certain transfer restrictions affecting the TMM Multimodal shares, the Grupo TFM shares or the substituted securities, as the case may be, and any other required governmental approvals), so long as the value of the proceeds obtained is equal to at least 90% of the appraised value of the securities (which, if the appraisal results in a range, shall be the midpoint of such range);

    - upon any such sale, deposit the proceeds (net of expenses and, if it is the Grupo TFM shares or substituted securities that are sold, the portion of such proceeds payable to TMM Multimodal's minority shareholders), up to the amount that would be required to defease the new notes, with the new notes trustee under the terms of an irrevocable trust agreement for the benefit of the holders of the new notes (as described above); and

    - remit the balance of the net proceeds from the sale to TMM Multimodal or as directed by the Company.

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    Prior to the issuance of the new notes, TMM Multimodal, as holder of the
Grupo TFM shares, will acknowledge and agree in writing to abide by the foregoing procedures in the event that Grupo TFM shares, or substituted securities following a Qualifying Disposition, or any combination thereof, are required to be sold.

    The threshold criteria we must meet in order to avoid triggering the requirement that we proceed with such sale are:

    - our Consolidated Debt Service Coverage Ratio for the four fiscal quarters immediately preceding such date for which quarterly financial statements are available, taken as one period, must be greater than 2.75 to 1.0 (for the four fiscal quarters ended June 30, 2002, our Consolidated Debt Service Coverage Ratio was 1.2 to 1.0);

    - our Ratio of Consolidated Indebtedness to Consolidated Cash Flow Available for Interest Expense for the four fiscal quarters immediately preceding such date for which quarterly financial statements are available, taken as one period, must be less than 3.50 to 1.0 (for the four fiscal quarters ended June 30, 2002, our Ratio of Consolidated Indebtedness to Consolidated Cash Flow Available for Interest Expense was 7.0 to 1.0); and

    - the new notes must be rated "BB" or higher by Standard and Poor's and "Ba" or higher by Moody's.

    The guarantee will terminate upon the earlier of (i) the date on which we obtain Investment Grade Ratings from the Required Rating Agencies and (ii) the payment in full to the holders of the new notes of the principal of and premium, if any, interest and additional amounts, if any, on the new notes and additional amounts, if any, in respect of the guarantee.

    The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the new notes must restore payment of any sum paid under the new notes or the guarantee. The guarantee will constitute a guarantee of payment and not of collection. The new notes trustee or, under the conditions set forth under "--Events of Default," the holders of at least 25% in aggregate principal amount of the outstanding new notes may institute a legal proceeding directly against the Guarantor to enforce rights under the guarantee without first instituting a legal proceeding against us or any other person or entity.

OPTIONAL REDEMPTION

    The new notes will be redeemable at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each holder of new notes to be redeemed at his address appearing in the new note register, at any time on or after February 1, 2006 at a redemption price equal to 101% of the principal amount thereof together with accrued interest and additional amounts, if any, to the redemption date; provided that interest which is payable on any interest payment date which occurs after a notice of redemption is given but prior to such redemption date will be payable to the holders of new notes of record at the close of business on the relevant record dates. The new notes will not be redeemable at our option during the continuance of certain defaults under the new notes indenture.

    In addition, to the extent that we or any of our Restricted Subsidiaries receive, directly or indirectly, any amounts from TFM (whether by way of dividends, advances or the purchase of capital stock or otherwise) we may redeem, at our option, upon not less than 30 nor more than 60 days' notice mailed to each holder of new notes to be redeemed, new notes having a principal amount equal to the amount so received by us or our Restricted Subsidiaries (up to the amount of proceeds received by TFM as a result of the VAT award), PROVIDED, that, after giving effect to such redemption, the outstanding principal amount of new notes shall not be less than $150 million unless the company redeems the new notes in full. The redemption price for any such redemption shall be 100% of the principal amount thereof, together with accrued interest and additional amounts, if any, to the redemption date.

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    In addition, the company may redeem new notes, in whole or in part, upon not more than 30 nor more than 60 days' notice mailed to each holder of new notes to be redeemed, with the net proceeds from any sale by the company or its restricted subsidiaries of capital stock (other than disqualified stock); PROVIDED, that, after giving effect to such redemption, the outstanding principal amount of new notes shall not be less than $150 million unless the company redeems the new notes in full. The redemption price for any such redemption shall be 100% of the principal amount thereof, together with accrued interest and additional amounts, if any, to the redemption date; PROVIDED, that interest which is payable on any interest payment date which occurs after the notice of redemption is given but prior to such redemption date will be payable to the holders of new notes of record at the close of business on the record date for such interest payment.

OPTIONAL TAX REDEMPTION

    The new notes may be redeemed at our option, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the new notes indenture, at any time at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Mexico (or of any political subdivision or taxing authority thereof or therein) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which Mexico (or such political subdivision or taxing authority) is a party, which becomes effective on or after the date of this prospectus, we are or would be required on the next succeeding interest payment date to pay additional amounts with respect to the new notes in excess of the additional amounts described under the last paragraph of "--Payments of Additional Amounts" as payable as of the date of this prospectus, and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to us. We will also pay to holders on the redemption date any additional amounts which would otherwise be payable.

    Prior to the publication of any notice of redemption pursuant to this provision, we shall deliver to the new notes trustee an officers' certificate stating that we are entitled to effect such redemption based on an opinion of counsel qualified under the relevant jurisdiction that we have or will become obligated to pay such additional amounts as a result of such change or amendment. Such notice, once delivered by us to the new notes trustee, will be irrevocable.

OFFER TO PURCHASE UPON A CHANGE OF CONTROL

    If:

    (a) any person or group within the meaning of Section 13(d)(3) of the Exchange Act (a "Group") together with any Affiliates and Associates of any thereof, other than (A) the Serrano Segovia family, its Affiliates and Associates, and (B) the trustee relating to our outstanding CPOs, ("CPO Trustee") and any successor to the CPO Trustee, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) at least 35% of the total voting power of all classes of our capital stock entitled to vote generally in the election of our directors PROVIDED that, in the event 100% of the total voting power of all classes of our capital stock entitled to vote generally in the election of our directors is held by another person, a Change of Control shall be determined with respect to us as if we were such other person; or

    (b) we are liquidated or dissolved or our stockholders adopt a plan for our liquidation or dissolution (each a "change of control"),

then we shall make an offer (an "Offer") to purchase all of the new notes then outstanding on a date 60 days after a change of control (the "Repurchase Date") at a purchase price equal to 101% of their principal amount plus accrued interest to the Repurchase Date.

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    In the event of:

    (a) a leveraged buyout transaction or other transaction involving management or its affiliates, including the Serrano Segovia family, or

    (b) our recapitalization,

a change of control would not be deemed to occur, and our obligation to offer to repurchase the new notes would not be triggered, unless one of the events described in clauses (a) and (b) of the previous paragraph also occurred.

    We shall provide the new notes trustee with notice of an Offer and with all information required to accompany such notice, not more than ten days after the date of the change of control. Notice of an Offer shall be mailed by the new notes trustee (at our expense) not more than ten Business Days after receipt by the new notes trustee of such notice from us to all holders of the new notes at their last registered addresses appearing in the new note register. The Offer shall remain open from the date of the mailing until the Repurchase Date. The notice shall be accompanied by our most recently filed annual report (including audited consolidated financial statements) and our most recent subsequently filed quarterly report. We shall provide the new notes trustee with copies of all materials to be delivered with such notice. The notice shall contain all instructions and materials necessary to enable holders to tender new notes pursuant to the Offer. The notice shall state:

    (a) that the Offer is being made pursuant to this "change of control" covenant, the reason for the Offer and that all new notes tendered will be accepted for payment;

    (b) the material circumstances and relevant material facts regarding such change of control;

    (c) the purchase price and the Repurchase Date;

    (d) the name and address of the paying agent and the new notes trustee and that new notes must be surrendered to the paying agent to collect the purchase price;

    (e) that any new note not tendered or accepted for payment will continue to accrue interest;

    (f) that any new note accepted for payment pursuant to the Offer shall cease to accrue interest after the Repurchase Date;

    (g) that each holder electing to have a new note purchased pursuant to an Offer will be required to surrender the new note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the new note completed, to the paying agent at the address specified in the notice prior to the close of business on the Repurchase Date;

    (h) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the Business Day immediately preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of new notes which the holder delivered for purchase, the certificate numbers of the new notes which the holder delivered and a statement that such holder is withdrawing its election to have such new notes purchased;

    (i) that holders will be issued replacement new notes equal in principal amount to the unpurchased portion of the new notes surrendered if such holders only desire part of such new notes to be purchased; and

    (j) any other information required by applicable law, rules and regulations.

    For purposes of this "change of control" covenant, the new notes trustee shall act as paying agent. Neither our Board of Directors nor the new notes trustee may waive the holders' rights to tender their new

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notes upon a change of control without the consent of the holders of a majority of principal amount of the new notes.

    To the extent that any of the procedures relating to the making and accepting of an Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Offer in lieu of, and only to the extent of, such conflicting procedures. We will comply with Rule 14e-l under the Exchange Act and any other applicable tender offer rules with respect to a repurchase of new notes pursuant to a change of control Offer.

    In certain cases, a change of control under the new notes indenture would also constitute a change of control under contracts governing other indebtedness that we and our subsidiaries owe and in such event, we could be required to repay such indebtedness as well as the new notes. There can be no assurance that we will have sufficient funds available at the time of any change of control to repurchase any tendered new notes and to repay any other outstanding indebtedness required to be repaid. In addition, other agreements to which we and our subsidiaries are subject, including other financing arrangements, may contain provisions that prohibit us from making such a repurchase. See "Risk Factors--Risks Relating to the New Notes--We may not be able to finance a change of control offer" and "Description of Significant Indebtedness."

PAYMENT OF ADDITIONAL AMOUNTS

    All payments of principal and interest in respect of the new notes and of amounts owing under the guarantee will be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Mexico or any authority therein or thereof having power to tax. In the event any such taxes or duties are so imposed or levied, we, in the case of payments in respect of the new notes, and the Guarantor, in the case of payments in respect of the guarantee, will pay such additional amounts as will result in receipt by the holders of the new notes of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable for or on account of:

    (a) any tax, assessment or other governmental charge which would not have been imposed but for:

        (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein; or

        (ii) the presentation of a new note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

    (c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the new notes;

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    (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the new note with a request we addressed to the holder:

        (i) to provide information, documents and other evidence concerning the nationality, residence or identity of the holder or such beneficial owner; or

        (ii) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by us) or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

    (e) any combination of items (a), (b), (c) and (d) above.

    In addition, we shall not be required to pay additional amounts with respect to any payment of the principal of, or any interest on, any new note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member or such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such new note.

    As of the date of this prospectus, we are obligated, as a result of the Mexican withholding tax of 4.9%, to pay additional amounts to holders of the new notes with respect to all interest payments to be made on the new notes.

    We may at our option redeem the new notes at any time at 100% of the principal amount of the new notes and any accrued interest, if the Mexican withholding tax rate on payments of interest in respect of the new notes is increased, as a result of a change in Mexican law, to a rate in excess of 4.9%. See "Description of the New Notes--Optional Redemption" and "--Optional Tax Redemption."

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Payments in respect of the new notes will be made at our office or agency maintained for that purpose as we may designate from time to time. At our option, interest payments on the new notes may be made by check mailed to the address of the person entitled as specified in the note register. If a holder of the new notes has given wire transfer instructions to us and our paying agent prior to the applicable record date for such payment, we will make payments with respect to the new notes by wire transfer of funds to the account specified by such holder. Payment of any installment of interest will be made to the person in whose name such new note is registered at the close of business on the regular record date for such interest.

    The new notes will be transferable or exchangeable at our agency maintained for such purpose as designated by us from time to time. The new notes may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

CERTAIN COVENANTS

    COVENANT SUSPENSION

    The Indenture will provide that from and after any date (the "Suspension Date") that the new notes have Investment Grade Ratings from the Required Rating Agencies, the Company and its Restricted

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Subsidiaries will not be subject to the provisions of the Indenture and the new notes described under the following captions (collectively, the "Suspended Covenants"):

    - "The Guarantee;"

    - "Offer to Purchase Upon a Change of Control;"

    - "Certain Covenants--Limitation on Restricted Payments;"

    - "Certain Covenants--Limitation on Indebtedness;"

    - "Restriction on Asset Dispositions;"

    - "Limitation on Investments;"

    - "Limitation on Issuance of Subordinated Indebtedness;"

    - "Limitation on Business Activities;"

    - clauses (c), (d) and (e) of the first paragraph of "Merger and Consolidation;" and

    - "Additional Covenants Applicable to the Guarantor."

    In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants for a period of time as a result of the preceding sentence and, on any subsequent date (a "Reversion Date"), (1) one or both Required Rating Agencies withdraws its rating or downgrades the new notes such that the new notes no longer have Investment Grade Ratings from the Required Rating Agencies or (2) an Event of Default occurs and is continuing, then, in either case, we and our Restricted Subsidiaries will again be subject to the Suspended Covenants (other than the guarantee and the covenants under the caption "Additional Covenants Applicable to the Guarantor," which shall not be reinstated) with respect to any events thereafter, subject to our right to have the Suspended Covenants again suspended if, on a future Suspension Date, we once again have Investment Grade Ratings from the Required Rating Agencies.

    The period of time between any Suspension Date and the immediately following Reversion Date is referred to in this description as a "Suspension Period." Notwithstanding the fact that the Suspended Covenants may be reinstated on any Reversion Date, no Default or Event of Default will be deemed to have occurred as a result of the failure to comply with any of the Suspended Covenants during the Suspension Period. Subject to the preceding sentence, (1) for purposes of the covenant described under the caption "Certain Covenants--Limitation on Restricted Payments," (A) any Restricted Payments made on or after a Reversion Date shall be calculated as if such covenant had been in effect during the entire period of time from the Initial Issuance Date, and (B) such covenant shall not prohibit any payments in respect of any Indebtedness incurred during the Suspension Period that ranks junior in right of payment to the new notes (provided that any such payments shall be taken into account for purposes of calculating our ability to make other Restricted Payments); (2) for purposes of the covenant described under the caption "Certain Covenants--Limitation on Indebtedness," on the Reversion Date, all Indebtedness incurred during the Suspension Period shall be deemed to have been incurred (A) pursuant to the first paragraph or an applicable provision of the second paragraph under the heading "Certain Covenants--Limitation on Indebtedness," as determined by the Company (to the extent that such Indebtedness would be permitted to be incurred under any such provision as of the Reversion Date and after giving effect to any Indebtedness incurred during the Suspension Period and outstanding on the Reversion Date), and (B) to the extent not permitted by clause (A), shall be deemed to be Indebtedness existing on the Initial Issuance Date; and (3) for purposes of compliance with the covenant described under the caption "Certain Covenants--Limitation on Business Activities," any activities engaged in by us and our Restricted Subsidiaries on the Reversion Date shall be deemed to have been engaged in by us and our Restricted Subsidiaries on the date of the new notes indenture.

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    LIMITATION ON RESTRICTED PAYMENTS.  We shall not, and shall cause our
Restricted Subsidiaries not to, directly or indirectly:

    (a) declare or pay any dividend on, or make any distribution to the holders of, any of our Capital Stock other than dividends or distributions payable in our Capital Stock (other than Disqualified Stock);

    (b) repay, redeem or otherwise acquire or retire for value (other than the value represented by Capital Stock (excluding Disqualified Stock)) any of our or our Restricted Subsidiaries' Capital Stock, other than any such repayment, redemption, acquisition or retirement of such Capital Stock held by us or our Restricted Subsidiaries;

    (c) repay, redeem, defease or otherwise acquire or retire for value (other than value represented by our Capital Stock (excluding Disqualified Stock)), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any of our or our Restricted Subsidiaries' Indebtedness that ranks junior in right of payment to the new notes, except as permitted pursuant to the Limitation on Indebtedness covenant; or

    (d) make any Investment in any Affiliate other than (i) an Investment by us or any of our Restricted Subsidiaries in us or any such Restricted Subsidiaries or in TFM or any other Affiliate that is bidding for or has obtained concessions or railroad assets from the Mexican government with respect to the ownership or operations of railroads in Mexico, or (ii) an Investment by us or our Restricted Subsidiaries arising as a result of or in connection with a Qualifying Disposition,

(the foregoing actions set forth in clauses (a) through (d) being referred to hereinafter as "Restricted Payments") if at the time of any such Restricted Payment, and after giving effect thereto on a pro forma basis:

    (1) a Default or an Event of Default shall have occurred and be continuing,

    (2) our Consolidated Net Worth shall be less than $250 million,

    (3) we could not incur at least $1.00 of additional Indebtedness in accordance with the provisions of the first paragraph of the Limitation on Indebtedness covenant, or

    (4) the aggregate amount of all Restricted Payments declared or made after the Initial Issuance Date including such Restricted Payment (the value of any such payment, if other than cash, shall be the value determined in good faith by the Board of Directors and evidenced by a Board Resolution) shall exceed the sum of:

        (i) 50% of our aggregate Consolidated Net Income (or, in the event such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) earned subsequent to January 1, 1993 to the end of the fiscal quarter immediately preceding such Restricted Payment (treated as a single accounting period) ($(60.1) million as of June 30, 2002), plus

        (ii) the aggregate net cash proceeds received by us from the issuance or sale (other than to any of our Restricted Subsidiaries) subsequent to January 1, 1993 of our Capital Stock (excluding Disqualified Stock) including any such shares issued upon exercise of any rights, options or warrants or upon the conversion of any of our Indebtedness ($21.8 million as of June 30, 2002), plus

       (iii) $10 million.

    The provisions of this covenant will not prevent:

    (A) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

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    (B) the purchase, redemption, acquisition or retirement of any shares of our
       Capital Stock solely out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of shares of Capital Stock (other than Disqualified Stock); or

    (C) our purchase of shares of our Capital Stock pursuant to the terms of our share repurchase program as in effect on the Initial Issuance Date.

For purposes of calculating the aggregate amount of Restricted Payments made pursuant to clause (4) of the first paragraph of the description of the Limitation on Restricted Payments covenant:

    (x) payments made under clauses (A) and (B) of this paragraph shall be included in such amount and payments made pursuant to clause (C) of this paragraph shall be excluded, provided that dividends paid within 60 days of the date of declaration shall be deemed to be paid at the date of declaration, and

    (y) any Restricted Payments made by Grupo Servia, S.A. de C.V., one of our predecessor corporations, prior to the effective date of its merger with Transportacion Maritima Mexicana, S.A. de C.V. shall be excluded.

    Prior to making any Restricted Payment under this covenant (other than a permitted Restricted Payment described in clause (C) above), we shall deliver to the new notes trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments was determined. The new notes trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

    LIMITATION ON INDEBTEDNESS. Subject to the other provisions of this covenant, we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, suffer to exist, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness (collectively, an "incurrence"), PROVIDED that we may incur additional Indebtedness if, at the time of the original incurrence of such Indebtedness and after giving effect thereto on a pro forma basis, our Consolidated Debt Service Coverage Ratio for the four fiscal quarters immediately preceding such incurrence for which quarterly financial statements are available, taken as one period, is greater than 2.0 to 1.0.

    Notwithstanding the foregoing, we and our Restricted Subsidiaries may incur:

    (a) Indebtedness existing on the Initial Issuance Date;

    (b) Indebtedness evidenced by the new notes and the new notes indenture;

    (c) Indebtedness owing to us or a Restricted Subsidiary, provided that any such Indebtedness that we owe to a Restricted Subsidiary shall rank junior in right of payment to the new notes;

    (d) Acquired Indebtedness, provided that such Indebtedness would be in compliance with the first paragraph of this covenant if incurred by us;

    (e) Guarantees of Indebtedness otherwise permitted to be incurred pursuant to the "Limitation on Indebtedness" covenant;

    (f) Indebtedness in respect of letters of credit for the benefit of trade vendors issued in the ordinary course of business in an aggregate amount not exceeding $20 million at any one time outstanding; and

    (g) Indebtedness issued in exchange for, or the proceeds of which are used to repay or refund or refinance or discharge or otherwise retire for value, our Indebtedness or that of any of our Restricted Subsidiaries permitted under clauses (a), (b), (d), (h), (i) and (j) of this paragraph, under this clause (g) and under the first paragraph of this covenant ("Refinancing Indebtedness") in a principal amount (or if such Refinancing Indebtedness provides for an amount less than the

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       principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue amount not to exceed such principal amount), not to exceed the principal amount of the Indebtedness so refinanced (or, if the Indebtedness being refinanced was issued with original issue discount, the original issue amount), plus customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and any subsequent refinancings thereof; PROVIDED THAT:

        (i) Refinancing Indebtedness of any of our Restricted Subsidiaries shall not be used to refund or refinance our outstanding Indebtedness, and

        (ii) with respect to any Refinancing Indebtedness which refinances Indebtedness which ranks junior in right of payment to the new notes, (x) such Refinancing Indebtedness is subordinated in right of payment at least to the same extent as the Indebtedness to be refunded or refinanced if such Indebtedness had remained outstanding and (y) the Refinancing Indebtedness has an Average Life and Stated Maturity which is equal to or greater than that of the Indebtedness to be repaid or refunded or refinanced or discharged or otherwise retired for value at the time of such incurrence.

    (h) Indebtedness incurred to finance the cost of acquisition, construction, refurbishing, modification to or alteration of vessels used or to be used in our business or that of our Restricted Subsidiaries;

    (i) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that the obligations under such agreements are related to payment obligations incurred in compliance with the indenture governing the new notes and that such agreements (a) are designed solely to protect us or our Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

    (j) Indebtedness in an amount that, when added to the amount of all other Indebtedness previously incurred and outstanding pursuant to this clause
       (j), does not exceed 15% of our Consolidated Net Tangible Assets at the time such new Indebtedness is incurred; or

    (k) Indebtedness, to the extent the net proceeds thereof are promptly applied to defease any of the new notes as described below under "--Satisfaction and Discharge" and to pay fees, expenses, premiums and other payment obligations related to such defeasance.

    RESTRICTION ON ASSET DISPOSITIONS. We shall not, and shall not permit any of our Restricted Subsidiaries to, make any Asset Disposition unless:

    (a) the consideration received from such Asset Disposition is equal to or greater than the fair market value of the assets or stock sold (as determined in good faith by the Board of Directors and evidenced by a Board Resolution); and

    (b) at least 80% of the consideration received from such Asset Disposition is in the form of cash; provided, however, that (i) the amount of
       (x) any of our or any Restricted Subsidiary's liabilities (as shown on our or the Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, including any Indebtedness of a consolidated Subsidiary whose stock is purchased by the transferee, and (y) any notes or other obligations received by us or any such consolidated Subsidiary from such transferee that are immediately converted by us or such consolidated Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and (ii) this clause (b) shall not apply in the case of any Qualifying Disposition.

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    We may apply, or cause our Restricted Subsidiaries to apply, within
180 days of the receipt of Net Cash Proceeds from any such Asset Disposition, 100% of such Net Cash Proceeds to:

    (a) the prepayment or repurchase of the new notes or the prepayment, repayment or repurchase of any of our or our Restricted Subsidiaries' other Indebtedness which ranks senior or PARI PASSU with the new notes; or

    (b) the purchase of assets or businesses in the shipping, transportation and distribution services industry.

    Any Net Cash Proceeds which are not applied as permitted by the immediately preceding sentence shall constitute "Excess Proceeds." If at any time the aggregate amount of Excess Proceeds exceeds $10 million, we shall offer to purchase (a "Net Cash Proceeds Offer") from all holders of new notes, pursuant to procedures set forth in the new notes indenture, the maximum principal amount of new notes that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest and additional amounts, if any, to the purchase date.

    To the extent that the aggregate amount of new notes tendered pursuant to such offer is less than the amount of Excess Proceeds, we shall use such portion of the Excess Proceeds that is not used to purchase new notes so tendered:

    (a) to reduce our Indebtedness or that of any of our Restricted
       Subsidiaries;

    (b) to acquire assets or businesses engaged in the shipping, transportation and distribution services industry; or

    (c) for general corporate purposes.

    Until such time as the Net Cash Proceeds from any Asset Disposition are applied in accordance with the preceding paragraph, such Net Cash Proceeds shall be segregated from our other assets and those of our Restricted Subsidiaries and invested in Cash Equivalents.

    We may credit against our obligation to make a Net Cash Proceeds Offer 100% of the principal amount of new notes which have been acquired by us and surrendered for cancellation after the making of the Net Cash Proceeds Offer and which have not been used as a credit against or acquired pursuant to any prior obligation to make an offer to purchase new notes pursuant to the change of control covenant or this covenant.

    To the extent that any of the procedures relating to the making and accepting of a Net Cash Proceeds Offer conflict with the provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder, such provisions of the Exchange Act, other applicable federal or state law, or the regulations which may be promulgated thereunder shall govern such Net Cash Proceeds Offer in lieu of, and only to the extent of, such conflicting procedures. We will comply with Rule 14e-l under the Exchange Act and any other applicable tender offer rules with respect to a repurchase of new notes pursuant to a Net Cash Proceeds Offer.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. We shall not, and shall not permit any of our Restricted Subsidiaries, to directly or indirectly sell, lease, transfer or otherwise dispose of any of our or its properties or assets to, or purchase or lease any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or make any loan, advance or capital contribution to, or for the benefit of, any of our Affiliates or any direct or indirect holder of 10% or more of the shares of our outstanding Capital Stock or with an Affiliate of any such holder (an "Affiliate Transaction") unless:

    (a) such transaction or series of transactions is on terms that are no less favorable to us or our Restricted Subsidiary, as the case may be, than would be available in a comparable arm's length transaction with an unrelated person;

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    (b) with respect to a transaction or series of related transactions involving aggregate consideration greater than $1 million, such transaction or series of related transactions is approved by a majority of the Board of Directors, including a majority of the disinterested directors, and evidenced by a Board Resolution; and

    (c) with respect to a transaction or series of related transactions involving aggregate consideration greater than $10 million, an opinion as to the fairness of such transaction or series of related transactions to us or our Restricted Subsidiary from a financial point of view is issued to us by an independent investment banking firm of national standing.

    Notwithstanding the foregoing, Affiliate Transactions shall not include:

    (a) the payment of reasonable and customary fees to our directors or executive officers or any of our Restricted Subsidiaries; or

    (b) any transaction between or among us and any of our Restricted Subsidiaries in the ordinary course of business and consistent with our past practices or those of our Restricted Subsidiaries.

    LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. We shall not, and shall not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction unless:

    (a) we or the Restricted Subsidiary could have incurred and secured a Lien on Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Limitation on Indebtedness and Limitation on Liens covenants; or

    (b) the proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined in good faith by the Board of Directors and evidenced by a Board Resolution) of the property and we or the Restricted Subsidiary applies or causes to be applied an amount in cash equal to the net proceeds from such sale to (A) purchase new notes or Indebtedness ranking PARI PASSU with the new notes or (B) purchase assets or businesses in the shipping, transportation and distribution services industry, in each case within 90 days of the effective date of any such sale.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. We shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by us or our Restricted Subsidiaries, (b) pay any Indebtedness owed to us or our Restricted Subsidiaries, (c) make loans or advances to us or our Restricted Subsidiaries, (d) transfer any of our properties or assets to us or our Restricted Subsidiaries or (e) guarantee any of our Indebtedness, except for such encumbrances or restrictions existing under or by reason of:

    (a) applicable law;

    (b) any instrument governing Acquired Indebtedness permitted to be incurred under the Limitation on Indebtedness covenant, which encumbrances or restrictions are not applicable to any person or the properties or assets of any person, other than the person so acquired, or the property or assets of the person so acquired or its consolidated Subsidiaries;

    (c) any restrictions existing under agreements in effect on the date of the new notes indenture;

    (d) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

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    (e) any agreement governing Indebtedness restricting the sale or other disposition of property securing such Indebtedness if such agreement does not expressly restrict the ability of a Restricted Subsidiary to pay dividends or to make distributions, loans or advances;

    (f) customary restrictions in leases relating to property covered thereby;
       or

    (g) the new notes indenture.

    LIMITATION ON LIENS. We shall not, and shall not permit any of our Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of our or its property or assets (including assets acquired after the Initial Issuance Date and Capital Stock of any Restricted Subsidiary), except for:

    (a) Liens securing our Indebtedness that ranks PARI PASSU in right of payment to the new notes, if the new notes are secured equally and ratably with such Indebtedness;

    (b) scheduled Liens outstanding on the Initial Issuance Date;

    (c) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on our books or those of our Restricted Subsidiaries, as the case may be, in conformity with IAS;

    (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen or repairmen, or other like Liens arising in the ordinary course of business and not discharged for a period of not more than 90 days after notice thereof or which are being contested in good faith by appropriate proceedings;

    (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

    (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of our business or that of our Restricted Subsidiary;

    (g) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

    (h) Liens securing Acquired Indebtedness, provided that such Liens attach solely to the assets of the acquired entity and do not extend to or cover any of our other assets or those of our Restricted Subsidiaries;

    (i) Liens to secure all or any part of the purchase price of property acquired or constructed (including construction of improvements or additions to improvements on existing property), or to secure debt incurred solely to finance the acquisition or construction (including construction of improvements or additions to improvements on existing property) of such property ("Purchase Money Liens") by us or any of our Restricted Subsidiaries, provided that such Purchase Money Liens
       (A) attach solely to the property which is the subject of the transaction giving rise to such obligation and do not extend to or cover any other property and (B) attach within 180 days of the date of the acquisition or completion of construction of such property;

    (j) pledges by us of receivables relating to property which is the subject of a permitted Purchase Money Lien, in an aggregate amount not to exceed $50 million at any one time outstanding;

    (k) any interest or title of a lessor pursuant to a lease constituting a Capitalized Lease Obligation;

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    (l) Liens on any assets acquired by us or any of our Restricted Subsidiaries after the Initial Issuance Date, which Liens were in existence on or prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof;

    (m) Liens securing Indebtedness owed to us by any of our Restricted Subsidiaries;

    (n) additional Liens ("Additional Liens") securing Indebtedness outstanding from time to time not greater than the difference between the amount of outstanding Indebtedness on the Initial Issuance Date secured by Liens under clause (b) above ("Existing Liens") and the amount of outstanding Indebtedness secured by Existing Liens at the time of the creation, incurrence or assumption of the Additional Lien, provided that the Additional Lien shall not extend to assets other than those covered by Existing Liens, except as otherwise permitted hereunder;

    (o) restrictions on the disposition of securities imposed by applicable law or by contract with respect to securities received in connection with any Qualifying Disposition or interests arising in connection with any joint venture agreement; and

    (p) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets. This covenant does not authorize the incurrence of any Indebtedness not otherwise permitted by the Limitation on Indebtedness covenant.

    For the avoidance of doubt, the new notes indenture will stipulate that neither of the call options granted under our Receivables Securitization Facility shall constitute a Lien.

    LIMITATION ON INVESTMENTS. We shall not, and shall not permit any of our Restricted Subsidiaries to, make any Investment in any person except:

    (a) any Investment in any Cash Equivalent;

    (b) any Investment in an amount not in excess of the amount of Restricted Payments that we would be permitted to make under the Limitation on Restricted Payments covenant immediately prior to the making of such Investment;

    (c) Investments in any person engaged in the same or a similar line of business as us and our consolidated subsidiaries or made for the purpose of maintaining, enhancing the productivity of or expanding our capabilities and those of our consolidated subsidiaries in the transportation, shipping and distribution services industry, including Investments that are part of, or directly related to, of a Qualifying PEMEX Securitization Transaction;

    (d) Investments, not to exceed $15 million at any one time outstanding, in the publicly traded equity securities of any other companies;

    (e) Investments arising as a result of a Qualifying Disposition; or

    (f) Investments existing on the Initial Issuance Date.

    LIMITATION ON ISSUANCE OF SUBORDINATED INDEBTEDNESS. We shall not, directly or indirectly, incur, create or assume any Indebtedness which:

    (a) is subordinate or junior in right of payment of principal, premium, if any, or interest to the new notes; and

    (b) requires any principal payment, redemption payment or sinking fund payment thereon, or purchase thereof, in whole or in part, to be made prior to the final Stated Maturity of the new notes; provided that this covenant shall not prohibit the incurrence of Indebtedness owing by us to any Restricted Subsidiary.

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    LIMITATION ON BUSINESS ACTIVITIES.  We shall not, and shall not permit any of our Restricted Subsidiaries to, engage in any type of business other than the businesses in which we and our Restricted Subsidiaries are engaged in on the date of the new notes indenture, other business activities within the transportation, shipping and distribution services industry, and other business activities complementary, incidental or reasonably related thereto.

    PAYMENTS FOR CONSENT. Neither we, any of our consolidated Subsidiaries nor any of their respective Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the new notes indenture or the new notes unless such consideration is offered to be paid or agreed to be paid to all holders of the new notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    REPORTING. For so long as any of the new notes are outstanding, we will provide the new notes trustee with:

    (a) within 45 business days of the close of our fiscal year, or such later time as is then permitted under Mexican law, an English translation of our unaudited consolidated financial statements, together with information sufficient to ascertain the financial condition and results of our operations and those of our Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

    (b) within 120 days of the close of our fiscal year, or such later time as is then permitted under Mexican law, an English translation of our audited consolidated financial statements, together with information sufficient to ascertain our financial condition and results of operations and those of our Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

    (c) within 180 days of the close of our fiscal year, an English translation of our audited consolidated financial statements, together with a reconciliation (in the form required by the Commission) to U.S. generally accepted accounting principles, together with information sufficient to ascertain our the financial condition and results of operations and those of our Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

    (d) within 30 business days of the close of the relevant quarter, an English translation of our unaudited quarterly consolidated financial statements, for each of the first three fiscal quarters, together with information sufficient to ascertain our financial condition and results of operations and those of our Restricted Subsidiaries, accounting for Grupo TFM and its consolidated subsidiaries under the equity method of accounting;

    (e) simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (b), (c) and (d) above, an officers' certificate stating whether any Event of Default exists on the date of such certificate and, if any Event of Default then exists, setting forth the details thereof and the action which we are taking or propose to take with respect thereto;

    (f) without duplication, copies of such other reports or notices as may be filed by us with the Commission or the Luxembourg Stock Exchange or, if the new notes cease to be listed on the Luxembourg Stock Exchange, as would be required to be so filed if the new notes continued to be so listed; and

    (g) upon any of our officers becoming aware of the existence of an Event of Default, an officers' certificate setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

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    As soon as practicable after the mailing of such material to our stockholders, we will mail to the registered holders of the new notes, or cause to be mailed to them, English translations of copies of all quarterly and annual financial reports that have been distributed to our stockholders generally.

    MAINTENANCE OF PROPERTIES AND INSURANCE. We will, and will cause our Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all vessels and properties used or useful in our businesses; provided, however, that neither we nor our Restricted Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those vessels or properties which, in our judgment, are no longer desirable in the conduct of our business, or that of any Subsidiary.

    For so long as any vessel or property is deemed to be useful to the conduct of our business or that of any of our Restricted Subsidiaries, we will, or will cause our Restricted Subsidiaries to, maintain appropriate insurance, in accordance with industry practice, on such vessels and properties.

    MERGER AND CONSOLIDATION. We shall not consolidate with, merge with or into, or transfer, directly or indirectly by lease, assignment, sale or otherwise, including, without limitation, as a result of the merger or consolidation of a Restricted Subsidiary with any other person (collectively, a "transfer"), all or substantially all of our assets in one transaction or a series of related transactions to, any person or group of affiliated persons or permit any of our Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a transfer of all or substantially all of our assets and those of our Restricted Subsidiaries on a consolidated basis, unless:

    (a) either we shall be the continuing person, or the person formed by such consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred or to which all or substantially all of our assets and those of our Restricted Subsidiaries on a consolidated basis are transferred (the "surviving entity") shall be a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Mexico and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the new notes trustee, in form satisfactory to the new notes trustee, all our obligations under the new notes and the new notes indenture; provided that a corporation at all times shall be a co-obligor together with the continuing person or transferee if the continuing person or transferee is itself not a corporation;

    (b) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists;

    (c) immediately after giving effect to such transaction, our and our Restricted Subsidiaries' Consolidated Net Worth or that of the surviving entity is equal to or greater than our and our Restricted Subsidiaries' Consolidated Net Worth immediately prior to the transaction;

    (d) immediately after giving effect to such transaction, we or the surviving entity could incur at least $1.00 of additional Indebtedness under the Limitation on Indebtedness covenant; and

    (e) we have delivered to the new notes trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with paragraphs (c) and (d)) and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and such supplemental indenture comply with this paragraph and that all conditions precedent herein provided for relating to such transactions have been complied with.

    The foregoing provisions shall not apply to any merger or other transfer that is a Qualifying Disposition.

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    ADDITIONAL COVENANTS APPLICABLE TO THE GUARANTOR.  In addition to complying with the covenants applicable to them as Restricted Subsidiaries, the Guarantor shall not, and we and the Guarantor shall cause TMM Multimodal not to:

    (a) create, assume or incur Indebtedness other than, in the case of the Guarantor, the guarantee of the new notes and the senior convertible notes;

    (b) create or suffer to exist any Liens on its respective assets other than Liens for taxes, assessments and other governmental charges not yet due and payable;

    (c) sell, assign, lease, transfer or hedge, directly or indirectly, the securities that it currently owns (as described in this prospectus), except in a Qualifying Disposition or as described under "--The Guarantee;"

    (d) consolidate or merge with or into any other person, except that TMM Multimodal may so consolidate or merge if (i) such merger or consolidation is a Qualifying Disposition and (ii) all of the following conditions are satisfied:

       (1) either TMM Multimodal shall be the continuing person, or the person formed by such consolidation or into which TMM Multimodal is merged (the "surviving entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or Mexico;

       (2) immediately before and immediately after giving effect to such transaction no Default or Event of Default exists; and

       (3) we have delivered to the new notes trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger complies with this paragraph and that all conditions precedent herein provided for relating to such transactions have been complied with; or

    (e) engage in any business activity other than as required or contemplated under the new notes indenture.

    In the event the securities are sold in a Qualifying Disposition as described in subsection (c) above or (d) above, then any Net Cash Proceeds up to the amount required to repurchase, redeem or repay the new notes and the senior convertible notes, shall be either (i) applied to repurchase, redeem or otherwise repay the new notes and the senior convertible notes, or
(ii) promptly irrevocably deposited with the new notes trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the new notes trustee, as trust funds in trust solely for the benefit of the holders of the new notes (and the holders of the senior convertible notes, if any such are outstanding at such time), for the purpose of paying principal and interest, and any other amounts owing under, on the new notes and instruct the new notes trustee to apply the trust funds for that purpose.

    These additional covenants will be reflected in the Guarantor's Bylaws as well as in the indenture. The new notes trustee will hold one share of the common stock of the Guarantor on behalf of and for the benefit of the holders of the new notes and the vote of 100% of the shares of the Guarantor will be required to amend the Bylaws of the Guarantor. In addition to these covenants, the indenture will provide that we may not assign, transfer, sell or otherwise divest of any of our ownership interest in the Guarantor while the guarantee is in effect.

    If we would be allowed to sell shares of TMM Multimodal rather than Grupo TFM and the Guarantor has ceased to own at least a majority of the economic and voting interests in TMM Multimodal, these covenants will cease to apply to TMM Multimodal.

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CERTAIN DEFINITIONS

    The term "Acquired Indebtedness" means Indebtedness of a person existing at the time such person became a Subsidiary or assumed in connection with the acquisition of assets from such person and not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or such acquisition.

    The term "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    The term "Asset Disposition" means any sale, lease, conveyance, transfer or other disposition (or series of related sales, leases, conveyances, transfers or dispositions) of any Capital Stock of any of our Restricted Subsidiaries (whether or not upon issuance), property or other assets (each referred to for the purposes of this definition as a "disposition") by us or any of our Restricted Subsidiaries, whether for cash or other consideration, other than:

    (a) a disposition by any of our Wholly Owned Subsidiaries to us or another of our Wholly Owned Subsidiaries,

    (b) a disposition by us to any of our Wholly Owned Subsidiaries,

    (c) the disposition in any single transaction or series of transactions of any assets or Capital Stock or other ownership interest by us or our Restricted Subsidiaries if the gross proceeds thereof (exclusive of indemnities) do not exceed $10 million (such proceeds, to the extent not in cash, to be determined in good faith by the Board of Directors) in any 12-month period,

    (d) an exchange of assets, provided the assets received are to be used in the lines of business engaged in by us or any of our Restricted Subsidiaries on the Initial Issuance Date or reasonably related extensions of such lines of business,

    (e) a Qualifying Disposition or a disposition that is governed by Article Eleven of the new notes indenture relating to mergers and consolidations,

    (f) a disposition of assets in one or a series of related transactions which are no longer used or, in our reasonable opinion (which, in the case of each disposition for gross proceeds in excess of $2 million will be evidenced by a Board Resolution as set forth in an Officers' Certificate delivered to the new notes trustee) useful in our business or that of any Restricted Subsidiary, or

    (g) a disposition pursuant to a Qualifying PEMEX Securitization Transaction.

    The term "Associate" has the meaning assigned to such term in Rule 12b-2 of the rules and regulations of the Commission promulgated under the Exchange Act.

    The term "Attributable Debt" means, with respect to a sale and leaseback transaction, as at the time of determination, the greater of:

    (a) the fair market value of the property subject to such sale and leaseback transaction (as set forth in a Board Resolution) and

    (b) the present value (discounted at the interest rate borne by the new notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

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    The term "Average Life" means as of the date of determination, with respect to any debt security, the quotient obtained by dividing:

    (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by

    (b) the sum of all such principal payments.

    The term "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of such person's capital stock and warrants, options and similar rights to acquire such capital stock.

    The term "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of such person under IAS and, for purposes of the new notes indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with IAS.

    The term "Cash Equivalents" means:

    (a) any evidence of indebtedness, maturing not more than one year after the date of purchase, issued or fully guaranteed or insured by Mexico or the United States of America, or an instrumentality or agency thereof;

    (b) any certificate of deposit, Eurodollar time deposit, overnight bank deposit or bankers' acceptance maturing not more than one year after the date of purchase, issued by, or time deposit of, a commercial banking institution which has combined capital and surplus and undivided profits of not less than $100 million;

    (c) commercial paper, that is:

        (i) maturing not more than 180 days after the date of purchase,

        (ii) issued by a corporation that is not our Affiliate and that is organized and existing under the laws of Mexico or the United States of America, and

       (iii) rated, at the time as of which any investment therein is made, "P-1" (or higher) by Moody's Investors Service or "Al" (or higher) by Standard and Poor's Corporation;

    (d) money market funds; and

    (e) deposits with financial institutions available for withdrawal on demand.

    The term "Consolidated Amortization Expense" means, for any period, our and our Restricted Subsidiaries' amortization expense, determined on a consolidated basis for such period in accordance with IAS.

    The term "Consolidated Cash Flow Available for Interest Expense" means for any period, the sum (without duplication) of the amounts for such period of:

    (a) Consolidated Net Income;

    (b) Consolidated Interest Expense;

    (c) Consolidated Income Tax Expense;

    (d) Consolidated Depreciation Expense;

    (e) Consolidated Amortization Expense; and

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    (f) other non-cash items reducing Consolidated Net Income, all as determined on a consolidated basis for us and our Restricted Subsidiaries for such period in accordance with IAS.

    The term "Consolidated Debt Service Coverage Ratio" means the ratio of:

    (a) the aggregate amount of Consolidated Cash Flow Available for Interest Expense for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Debt Service Coverage Ratio (the "Transaction Date") to

    (b) the aggregate amount of Consolidated Interest Expense for the fiscal quarter in which the Transaction Date occurs and to be accrued during the three fiscal quarters immediately subsequent to such fiscal quarter (based upon the pro forma amount of our and our Restricted Subsidiaries' Indebtedness that we expect to be outstanding on the Transaction Date); provided that in making the calculation of Consolidated Interest Expense for purposes of this clause (b), interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless such person is a party to an interest rate protection agreement which has the effect of reducing the rate below the rate on the date of computation, in which case such lower rate shall be used.

    For purposes of this definition, "Consolidated Cash Flow Available for Interest Expense" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

    (a) the incurrence by us or any Restricted Subsidiary of any Indebtedness during the period commencing on the first day of the four full fiscal quarters immediately preceding the Transaction Date for which financial information in respect thereof is available to and including the Transaction Date (the "Relevant Period");

    (b) the repayment by us or any Restricted Subsidiary of any Indebtedness during the Relevant Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (a) or the proceeds from the sale or other disposition of assets referred to in clause (d) below;

    (c) the acquisition during the Relevant Period of any other person that, as a result of such acquisition, becomes a Restricted Subsidiary or the acquisition of assets during the Relevant Period from any person that constitute all or substantially all of an operating unit or business of such person and further, for purposes of this definition, the Consolidated Debt Service coverage ratio shall be calculated on a pro forma basis without giving effect to assets or liabilities or results of operations of Grupo Servia, S.A. de C.V., one of our predecessor corporations, prior to the effective date of its merger with Transportacion Maritima Mexicana, S.A. de C.V.; and

    (d) any sale or other disposition of assets or properties outside the ordinary course of business by us or one of our Restricted Subsidiaries occurring during the Relevant Period, as if such incurrence, repayment, acquisition, sale or disposition occurred on the first day of the Relevant Period.

    The term "Consolidated Depreciation Expense" means, for any period, our and our Restricted Subsidiaries' depreciation and depletion expense determined on a consolidated basis for such period in accordance with IAS.

    The term "Consolidated Income Tax Expense" means, for any period, the aggregate of our and our Restricted Subsidiaries' income tax expense, determined on a consolidated basis for such period in accordance with IAS.

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    The term "Consolidated Interest Expense" means, for any period, the aggregate of:

    (a) our and our Restricted Subsidiaries' interest expense (including, without limitation, amortization of the issuance cost of any Indebtedness other than the new notes, original issue cost of any Indebtedness other than the new notes, original issue discount on any Indebtedness, the interest portion of any deferred payment obligation in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with interest swap obligations to the extent attributed to such period) and

    (b) our and our Restricted Subsidiaries' interest expense with respect to guaranteed Indebtedness (to the extent not included in the clause above),

    determined on a consolidated basis for such period in accordance with IAS.

    The term "Consolidated Net Income" means, for any period, the aggregate of our and our Restricted Subsidiaries' net income or loss for such period, determined on a consolidated basis in accordance with IAS, PROVIDED that:

    (a) the net income (or loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or distributions paid by, such person or its consolidated subsidiaries to such other person in such period;

    (b) the net income (or loss) of any Restricted Subsidiary that is subject to any restriction or limitation on the payment of dividends and other distributions (including loans or advances) by operation of the terms of its charter or by agreement, instrument, judgment, decree, order or governmental regulation applicable to the Restricted Subsidiary shall be excluded to the extent of such restriction or limitation in such period;

    (c) the net income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (d) any cash gains or losses attributable to dispositions of capital assets shall be included, including provisions for any such dispositions, and any noncash extraordinary items shall be excluded; and

    (e) the net income (or loss) from discontinued operations shall be excluded.

    The term "Consolidated Net Tangible Assets" means the total amount of assets of us and our Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with IAS), after deducting therefrom (i) all current liabilities of us and our Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on (or determined in accordance with) the most recent quarterly or annual consolidated balance sheet of us and our Subsidiaries prepared in conformity with IAS.

    The term "Consolidated Net Worth" means our and our Restricted Subsidiaries' consolidated stockholders' equity determined on a consolidated basis in accordance with IAS, but excluding (to the extent not already excluded from such stockholders' equity) any amounts attributed to our or our Restricted Subsidiaries' Disqualified Stock.

    The term "Consolidated Total Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount (without duplication) of all our and our Restricted Subsidiaries' Indebtedness outstanding at such time (excluding Indebtedness owing to us or a Restricted Subsidiary that, in the case of any such Indebtedness that we owe to a Restricted Subsidiary, ranks junior in right of payment to the new notes).

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    The term "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

    The term "Disqualified Stock" of any person means any Capital Stock of such person that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to, the stated final maturity of the new notes, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for any Capital Stock of such person that is not Disqualified Stock.

    The term "guarantee" means, as applied to any Indebtedness:

    (a) a guarantee (other than by endorsement of negotiating instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Indebtedness; or

    (b) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

    Notwithstanding anything herein to the contrary, a guarantee shall not include any agreement solely because such agreement creates a Lien on the assets of any person or any agreement providing for indemnification.

    The amount of a guarantee shall be deemed to be the maximum amount of the Indebtedness guaranteed for which the guarantor could be held liable under such guarantee.

    The term "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect from time to time; provided that with respect to our obligations under Articles Five and Eleven of the new notes indenture, "IAS" means accounting principles issued by the International Accounting Standards Committee as in effect on the date of the new notes indenture, in each case, as consistently applied by us.

    The term "Indebtedness" with respect to any person means (without duplication) any liability, whether or not contingent:

    (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; or

    (b) representing the balance deferred and unpaid of the purchase price of any property, conditional sales obligations and obligations under any title retention agreement (but excluding trade account payables and other accrued current liabilities arising in the ordinary course of business) and shall also include (without duplication):

        (i) any Capitalized Lease Obligations,

        (ii) the maximum fixed repurchase price of any Disqualified Stock of such person,

       (iii) obligations of others secured by a Lien to which any property or asset, including leasehold interests under Capitalized Lease Obligations and any other tangible or intangible property rights, owned or held by such person is subject, whether or not the obligation secured thereby shall have been assumed (provided that, if the obligations have not been assumed, such obligations shall be deemed to be in an amount equal to the fair market value of the property or properties to which the Lien relates, as determined in good faith by the Board of Directors of such person and as evidenced by a Board Resolution),

        (iv) reimbursement obligations in respect of letters of credit (other than letters of credit issued for the benefit of trade creditors in the ordinary course of business of such person in connection with obtaining goods, materials or services) and

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        (v) guarantees with respect to the foregoing items (regardless of whether the foregoing items would appear as a liability on a balance sheet of such person prepared on a consolidated basis in accordance with IAS);

    provided that, for the purpose of computing the amount of Indebtedness of such person outstanding at any time, such items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such person's consolidated financial statements.

    For purposes of the definition of "Indebtedness," the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the new notes indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person. Notwithstanding anything in this definition to the contrary, "Indebtedness" shall not include:

    (a) customer advance payments and customer deposits received by us or any of our Restricted Subsidiaries in the ordinary course of business or

    (b) revenue and costs of voyages in process.

    For the avoidance of doubt, the obligations of the Company and its Restricted Subsidiaries under the agreements entered into in connection with the Receivables Securitization Facility shall not be considered to be "Indebtedness" for purposes of this Indenture.

    The term "Initial Issuance Date" means the date upon which the 2003 notes were issued.

    The term "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

    The term "Investment" means any direct or indirect advance, loan or other extension of credit or capital contribution (by means of any transfer of cash or other property (other than our Capital Stock, excluding Disqualified Stock) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other person.

    The term "Investment Grade Rating" shall mean a rating equal to or higher than BBB- (or the equivalent at the time) from Standard & Poor's and Baa3 (or the equivalent at the time) by Moody's.

    The term "Lien" means any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof), and any agreement to give a lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge or other encumbrance of any kind. For the avoidance of doubt, the arrangements entered into by the Company and its Restricted Subsidiaries under the Amended and Restated Option Agreement, dated as of December 10, 2002, or any other similar arrangements that are hereafter entered into relating to the same or other assets of the Company or its Restricted Subsidiaries, in each case with respect to the Receivables Securitization Facility shall not be considered to be a "Lien" for purposes of this Indenture.

    The term "Net Cash Proceeds" means cash payments in U.S. dollars or a currency freely convertible into U.S. dollars received by us or any of our Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise or amounts eliminated from any reserve referred to in clause (e) below, but only as and when received or eliminated) from any Asset Disposition (after repayment of any Indebtedness due by reason of such Asset

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Disposition) made by us or such Restricted Subsidiaries after the Initial
Issuance Date, in each case net of the amount of:

    (a) brokers' and advisors' fees and commissions payable in connection with such Asset Disposition;

    (b) all foreign, federal, state and local taxes payable as a direct consequence of such Asset Disposition, including in connection with the payment of a dividend, or the making of a distribution, by any of our Restricted Subsidiaries of such cash payments to us or any of our Restricted Subsidiaries (including, without limitation, taxes withheld in connection with repatriation of such proceeds), net of any tax benefits derived in respect of such dividend or distribution;

    (c) the fees and expenses attributable to such Asset Disposition to the extent not included in clause (a), except to the extent payable to any of our Affiliates;

    (d) any amount required to be paid to any person (other than to us or any of our Restricted Subsidiaries) owning a beneficial interest in the property or assets sold; and

    (e) deduction of appropriate amounts to be provided by us or our Restricted Subsidiaries as a reserve, in accordance with IAS, against any liabilities retained by us or any of our Subsidiaries associated with such assets after such Asset Disposition, including, without limitation, any indemnification or purchase price adjustment associated with such Asset Disposition.

For purposes of the foregoing, Net Cash Proceeds shall be deemed to include awards of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such awards or proceeds equal or exceed $500,000 (per occurrence) and within 180 days after the receipt thereof such asset or property has not been replaced or repaired or construction has not commenced, provided that if, at any time such repair or construction is abandoned or otherwise discontinued prior to completion or is not diligently pursued, such remaining awards or proceeds, as the case may be, shall constitute Net Cash Proceeds at such time.

    The term "person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or a government or any agency or political subdivision thereof.

    The term "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Stock that are not convertible into or exchangeable into Disqualified Stock.

    The term "Qualifying Disposition" means any (i) sale, conveyance, transfer or other disposition (or series of related sales, conveyances, transfers or other dispositions) of the Capital Stock of TMM Multimodal or Grupo TFM (or any successor of either of them) or (ii) any merger or consolidation with or of TMM Multimodal or Grupo TFM (or any successor of either of them) where:

    (i) we and the Guarantor receive an opinion from an independent investment banking firm of national standing in Mexico and the United States to the effect that the consideration to be received in connection with such transaction is fair, from a financial point of view, to TMM Multimodal or the Guarantor, as the case may be;

    (ii) the consideration to be received in connection with the transaction will be cash, securities, or a combination of the two;

   (iii) any securities to be received in such transaction are issued by an entity that is eligible to register securities on Form F-3 or Form S-3 under the Securities Act and such securities so received are either (x) freely transferable under the Securities Act or (y) entitled to the benefits of a registration rights agreement pursuant to which the issuer of the securities is required to effect a registration under the Securities Act of the shares received in such transaction not later than six months after the closing of the transaction (subject to customary blackout, hold-back and other similar provisions); and

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
    (iv) if equity securities of any entity constitute a portion of the consideration received in connection with the transaction and following the transaction we directly and indirectly own a majority of the voting interests or economic interests in such entity, such entity shall expressly assume, by written agreement, executed and delivered to the new notes trustee, in form satisfactory to the new notes trustee, TMM Multimodal's agreement to be bound by the covenants and procedures applicable to it under the new notes and the new notes indenture.

    (v) the party to which such shares of Capital Stock are sold, conveyed, transferred or otherwise disposed of or with or into which such company is merged is not, prior to the transaction, an Affiliate of the Company.

    For purposes of determining whether any series of related transactions is a "Qualifying Disposition," all of such related transactions shall be viewed as a single integrated transaction and any intermediate steps in such transaction shall not be considered individually.

    The term "Qualifying PEMEX Securitization Transaction" means a transaction in which:

    (i) certain of our assets used or intended to be used in connection with services to be rendered to or contracts with PEMEX are transferred at fair market value to an entity formed for the sole purpose of participating in the Qualifying PEMEX Securitization Transaction;

    (ii) we receive an opinion as to the fairness of such transaction to us from a financial point of view issued to us by an independent investment banking firm of national standing in Mexico and the United States; and

   (iii) such entity incurs Indebtedness secured by such assets that is not guaranteed by, is not recourse to, and is not Indebtedness of, us or any of our Restricted Subsidiaries.

    The term "Rating Agencies" shall mean Standard & Poor's and Moody's (or any successor to the respective rating business of either of them).

    The term "Ratio of Consolidated Indebtedness to Consolidated Cash Flow Available for Interest Expense" means, as of any date of determination, the ratio of:

    (a) the aggregate amount of Consolidated Total Indebtedness as of such date (the "Reference Date") to

    (b) the aggregate amount of Consolidated Cash Flow Available for Interest Expense for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the Reference Date.

For purposes of this definition, "Consolidated Total Indebtedness" and "Consolidated Cash Flow Available for Interest Expense" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

    (a) the incurrence by us or any Restricted Subsidiary of any Indebtedness during the period commencing on the first day of the four full fiscal quarters immediately preceding the Reference Date for which financial information in respect thereof is available to and including the Reference Date (the "Reference Period");

    (b) the repayment by us or any Restricted Subsidiary of any Indebtedness during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (a) or the proceeds from the sale or other disposition of assets referred to in clause (d) below;

    (c) the acquisition during the Reference Period of any other person that, as a result of such acquisition, becomes a Restricted Subsidiary or the acquisition of assets during the Reference Period from any person that constitute all or substantially all of an operating unit or business of such person and further, for purposes of this definition, the Consolidated Debt Service coverage ratio shall be calculated on a pro forma basis without giving effect to assets or liabilities or results of operations of Grupo Servia, S.A. de C.V., one of our predecessor corporations, prior to the effective date of its merger with Transportacion Maritima Mexicana, S.A. de C.V.; and

    (d) any sale or other disposition of assets or properties outside the ordinary course of business by us or one of our Restricted Subsidiaries occurring during the Reference Period, as if such incurrence, repayment, acquisition, sale or disposition occurred on the first day of the Reference Period.

In addition, the amount of Indebtedness under any revolving credit facility will be computed based on:

    (a) the average daily balance of such Indebtedness during such four quarter period, or

    (b) if such facility was created after the end of such four quarter period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation.

    The term "Receivables Securitization Facility" means the receivables securitization facility established pursuant to the Second Amended and Restated Master Trust Agreement, dated as of December 10, 2002, and the documents related thereto, in each case as in effect from time to time, and any replacement, refinancing or extension thereof.

    The term "Restricted Subsidiary" means any of our consolidated Subsidiaries other than Grupo TFM and its consolidated subsidiaries and other than any Subsidiary formed for the sole purpose of, and whose only operations are, participating in a Qualifying PEMEX Securitization Transaction.

    The term "Subsidiary" means any corporation in respect of which we directly or indirectly own or control stock which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation.

EVENTS OF DEFAULT

    The following will be Events of Default under the new notes indenture:

    (a) failure to pay principal of or premium, if any, on any new note when due or at maturity;

    (b) failure to pay any interest or any Additional Amount on any new note when due, which failure continues for 30 days;

    (c) our failure to perform our obligations under the covenant requiring that we maintain our corporate existence or under the Merger and Consolidation covenant;

    (d) our failure to perform, or breach of, any other covenant or warranty in the new notes indenture, which failure continues for 30 days after written notice as provided in the new notes indenture;

    (e) failure to pay when due the principal of, or the acceleration of, indebtedness for money borrowed by us or any of our Restricted Subsidiaries in excess of $10 million, individually or in the aggregate;

    (f) the Guarantor's failure to continue to hold the shares of TMM Multimodal owned by it on the date of this prospectus, or any securities held in lieu of any such shares following a Qualifying Disposition, unencumbered or of TMM Multimodal to continue to hold its shares of Grupo TFM, or any securities held in lieu of any such shares following a Qualifying Disposition, unencumbered (other than as permitted by the new notes indenture);

    (g) the Guarantor's failure to perform, or breach of, any other covenant or warranty in the new notes indenture, which failure continues for 30 days after written notice as provided in the new notes indenture;

    (h) certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Restricted Subsidiaries; or

    (i) a final judgment or judgments against us or any of our Restricted Subsidiaries in excess of $10 million in the aggregate which remains unsettled, discharged or unstayed for a period of 60 days or with respect to which enforcement proceedings have been commenced by any creditor.

    If an event of default shall occur and be continuing, either the new notes trustee or the holders of at least 25% in aggregate principal amount of the outstanding new notes may accelerate the maturity of all new notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding new notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the new notes indenture. For information as to waiver of defaults, see "--Modification and Waiver."

    No holder of any new note will have any right to institute any proceeding with respect to the new notes indenture or the guarantee or for the appointment of a receiver or for any other remedy thereunder unless:

    (a) such holder shall have previously given to the new notes trustee written notice of a continuing Event of Default;

    (b) the holders of at least 25% in aggregate principal amount of the outstanding new notes shall have made written request to the new notes trustee to institute such proceeding as new notes trustee;

    (c) such holder shall have offered to the new notes trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

    (d) the new notes trustee shall have failed to institute such proceeding within 60 days after the receipt of such notice; and

    (e) no direction inconsistent with such request shall have been given to the new notes trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding new notes.

MODIFICATION AND WAIVER

    Modifications and amendments of the new notes indenture may be made by us and the new notes trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding new notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding new note affected thereby:

    (a) change the Stated Maturity of the principal of, or any installment of interest or additional amounts on, any new note;

    (b) reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any new note;

    (c) change the place or currency of payment of principal of, or premium, interest or additional amounts on, any new note;

    (d) impair the right to institute suit for the enforcement of any payment on any new note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

    (e) release, or amend in a manner adverse to the holders of the new notes, the obligation of the Guarantor to make payments under the guarantee;

    (f) reduce the percentage in principal amount of outstanding new notes necessary for waiver of compliance with certain provisions of the new notes indenture or for waiver of certain defaults and their consequences; or

    (g) modify provisions (a) though (f) above or the percentage in principal amount of outstanding new notes necessary for waiver of past defaults, except to increase any such percentage or to provide that certain other provisions of the new notes cannot be modified or waived without the consent of each holder of new notes affected thereby.

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
    Modifications and amendments of the new notes indenture may be made by us and the new notes trustee without the consent of any holders to:

    (a) evidence the succession of another person to us or the Guarantor, and the assumption by any such successor of our or the Guarantor's covenants in the new notes indenture and in the new notes,

    (b) add to our or the Guarantor's covenants for the benefit of the holders, or surrender any right or power in the new notes indenture conferred upon us or the Guarantor, or

    (c) cure ambiguities, correct inconsistencies or make other changes provided such modifications and amendments do not adversely affect the interests of the holders.

    The holders of a majority in aggregate principal amount of the outstanding new notes may waive compliance by us or the Guarantor with certain restrictive provisions of the new notes indenture. The holders of a majority in aggregate principal amount of the outstanding new notes may waive any past default under the new notes indenture and its consequences, except a default in the payment of principal, premium, or interest or additional amounts on any new note or a default with respect to certain provisions under the new notes indenture.

SATISFACTION AND DISCHARGE

    The new notes trustee, on our request, shall acknowledge in writing the satisfaction and discharge of the new notes indenture upon compliance with certain enumerated conditions, including our payment of all sums payable by us under the new notes indenture, delivery to the new notes trustee for cancellation of all new notes previously authenticated and delivered (other than destroyed, lost or stolen new notes which have been replaced or paid) and our delivery to the new notes trustee of an officers' certificate and an opinion of counsel each stating that there has been compliance with all conditions precedent provided for in the new notes indenture relating to such satisfaction and discharge.

    In addition, the new notes indenture provides that we may be discharged from our obligations in respect of the new notes (except for certain obligations, including, without limitation, to make, or cause to be made, payments on the new notes, to register the transfer, substitution or exchange of new notes and to replace stolen, lost or mutilated new notes, to maintain the office or agency described in "--General" above and the rights, obligations and immunities of the new notes trustee, which obligations shall survive until the new notes are no longer outstanding, or such other time as specified in the new notes indenture), if:

    (a) either:

        (i) the new notes mature within one year or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the new notes trustee for giving notice of redemption or

        (ii) we shall have delivered to the new notes trustee either

           (A) a ruling directed to the new notes trustee received from the Internal Revenue Service to the effect that the holders of the new notes will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to defease and be discharged from our obligations under the new notes indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or

           (B) an opinion of nationally recognized United States counsel, to the same effect as the ruling described in clause (A) above with no material qualifications;

    (b) subject to applicable stock exchange requirements, if any, we irrevocably deposit with the new notes trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the new notes trustee, as trust funds in trust solely for the benefit of the holders for that purpose, money or U.S. Government Obligations (as defined in the new notes indenture), maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the new notes trustee), without consideration of any reinvestment of such interest on such U.S. Government Obligations, to pay principal of and interest on the outstanding new notes to maturity or redemption, as the case may be, and to pay all other sums payable by it under the new notes, PROVIDED that the new notes trustee shall have been irrevocably instructed to apply such trust funds to the payment of principal and interest on the outstanding new notes;

    (c) no Default or Event of Default with respect to the new notes indenture or the new notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit or shall occur on or before 90 days after the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

    (d) we shall have paid or caused to be paid all sums then payable by us under the new notes indenture and under the new notes;

    (e) such deposit shall not cause the new notes trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act of 1939, as amended;

    (f) we have delivered to the new notes trustee an opinion of nationally recognized United States counsel, with no material qualifications, stating that (A) the deposit shall not result in our, the new notes trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and
       (B) upon making the deposit, a valid trust is created at the time of such deposit and the holders of the new notes will have the sole beneficial ownership interest under applicable law in the money or U.S. Government Obligations so deposited in such trust, except that the opinion of counsel referred to in this clause (B) may contain a qualification that in the event that a court of competent jurisdiction were to determine that the trust funds remained our property after such deposit, the holders of the new notes will have a non-avoidable first priority perfected security interest under applicable law in the money or U.S. Government Obligations so deposited, which security interest will not be subject to any prior rights of holders of any of our other indebtedness;

    (g) we take any and all acts necessary to create and perfect, in favor of the holders of the new notes, a first priority security interest in the money or U.S. Government Obligations so deposited and take any other action and execute and deliver any other documents that may reasonably be requested by the new notes trustee to effectuate such security interest, and do all of the above at such appropriate time so that the security interest attaches to the deposit at the time the deposit is made; and

    (h) we have delivered to the new notes trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent provided for in the new notes indenture relating to satisfaction and discharge have been complied with.

Our obligations under the new notes indenture (except as stated above) shall be discharged as of the end of the 90-day period referred to in clause (c) above.

BOOK-ENTRY; GLOBAL SECURITIES

    The new notes will be issued in the form of one or more global securities (each, a "global security") in registered form, deposited with DTC and registered in the name of Cede & Co., DTC's nominee.

    So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the new notes represented by such global security for all purposes under the new notes indenture. Except as described below, owners of beneficial interests in a

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
global security will not be entitled to have new notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of new notes in certificated form and will not be considered the owners or holders thereof under the new notes indenture.

    If (1) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and, in either case, a successor depository is not appointed by us within 60 days, or (2) an Event of Default has occurred and is continuing, we will execute and cause the new notes trustee to authenticate and deliver new notes in definitive registered form in exchange for the global securities. In addition, we may at any time, and in our sole discretion, determine not to have any new notes represented by one or more global securities, and, in such event, execute and cause the new notes trustee to authenticate and deliver new notes in definitive registered form in exchange for the relevant global securities. In any such instance, the new notes in definitive registered form shall be registered in such name and in such denomination as the direct or indirect participants of DTC shall instruct, and the new notes trustee shall deliver the new notes. New notes so issued in definitive registered form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons. DTC will act as securities depository for the new notes.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

    Purchases of new notes under the DTC system must be made by or through direct participants, which will receive a credit for the new notes on DTC's records. The ownership interest of each actual purchaser of each new note ("beneficial owner") is in turn recorded on the Direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in new notes are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in new notes, except in the event that use of the book-entry system for the new notes is discontinued.

    To facilitate subsequent transfers, the new notes are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the new notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes; DTC records reflect only the identity of the direct participants to whose accounts new notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed

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by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. consents or votes with respect to the new notes. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the new notes are credited on the record date (identified on a list attached to the Omnibus Proxy). Principal and interest payments on the new notes are made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the new notes trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is the responsibility of the company or the new notes trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. DTC may discontinue providing its services as securities depository with respect to the new notes at any time by giving reasonable notice to us and the new notes trustee. Under such circumstances, in the event that a successor securities depository is not appointed, new note certificates are required to be printed and delivered.

    We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, new note certificates will be printed and delivered. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Neither we, the dealer manager, the new notes trustee nor any paying agent for the new notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records.

LISTING

    Application will be made to list the new notes on the New York Stock
Exchange.

CONCERNING THE NEW NOTES TRUSTEE

    The Bank of New York, the new notes trustee under the new notes indenture, is also the trustee under the existing indenture governing the 2006 notes and it and its affiliates may at times be a depository for funds of, make loans to, or perform services for us and our subsidiaries in the normal course of our business. The new notes indenture does not preclude the new notes trustee from enforcing its rights as a creditor.

    The occurrence of a default under the new notes indenture could create a conflicting interest for the new notes trustee under the Trust Indenture Act. If any such default has not been cured or waived within 90 days after the new notes trustee has or acquires a conflicting interest, the new notes trustee generally would be required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the new notes. In the event of the new notes trustee's resignation, we will promptly appoint a successor new notes trustee.

GOVERNING LAW

    The new notes, the new notes indenture and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York applicable to obligations and agreements made and to be performed therein. We have submitted to the jurisdiction and venue of any New York State or U.S. federal court sitting in New York City, County of New York, for purposes of all legal actions and proceedings instituted in connection with the new notes or the guarantee. We and the Guarantor have each appointed C.T. Corporation System as our respective authorized agent upon which process may be served in any such action.

                   COMPARISON OF MATERIAL DIFFERENCES BETWEEN
                THE 2003 NOTES, THE 2006 NOTES AND THE NEW NOTES

    The following is a summary comparison of the material terms of the 2003 notes, the 2006 notes and the new notes. This summary does not purport to be complete and is qualified in its entirety by reference to the new notes indenture and the form of new notes, which have been filed as exhibits to the registration statement of which this prospectus forms a part, and the existing notes indentures and the existing notes. For a more detailed description of the new notes, see "Description of the New Notes."

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
Principal Amount             $176,875,000                 $200,000,000                 up to $376,875,000
Outstanding (Aggregate)....

Interest Rate..............  9 1/2%                       10 1/4%                      10 3/4%

Payment Frequency..........  May 15 and November 15 of    May 15 and November 15 of    February 1 and August 1 of
                             each year                    each year                    each year

Maturity...................  May 15, 2003                 November 15, 2006            February 1, 2010

Optional Redemption........  The 2003 notes are           The 2006 notes are not       The new notes will be
                             currently redeemable in      redeemable at our option.    redeemable at our option,
                             whole, or from time to time                               in whole or in part, at any
                             in part, at our option, at                                time and from time to time,
                             a redemption price equal to                               on and after February 1,
                             100% of the principal                                     2006 at 101% of the
                             amount thereof, together                                  principal amount thereof,
                             with accrued interest and                                 together with accrued
                             additional amounts, if any,                               interest and additional
                             to the redemption date.                                   amounts, if any, to the
                                                                                       redemption date. In
                                                                                       addition, to the extent
                                                                                       that we or any of our
                                                                                       restricted subsidiaries (i)
                                                                                       receive, directly or
                                                                                       indirectly, any amounts
                                                                                       from TFM (whether by way of
                                                                                       dividends, advances or the
                                                                                       purchase of capital stock
                                                                                       or otherwise) we may
                                                                                       redeem, at our option, new
                                                                                       notes having a principal
                                                                                       amount equal to the amount
                                                                                       so received by us or our
                                                                                       restricted subsidiaries
                                                                                       (but not greater than our
                                                                                       pro rata share of the
                                                                                       amount received by TFM as
                                                                                       result of the VAT award) or
                                                                                       (ii) issue certain capital
                                                                                       stock, we may redeem, at
                                                                                       our option new notes with a
                                                                                       principal amount equal to
                                                                                       the amount so received, in
                                                                                       such case, at a redemption
                                                                                       price equal to 100% of the
                                                                                       principal amount thereof,
                                                                                       together with accrued
                                                                                       interest and additional
                                                                                       amounts, if any, to the
                                                                                       redemption date.

Tax Redemption.............  We may, at our option,       We may, at our option,       We may, at our option,
                             redeem the 2003 notes at     redeem the 2006 notes at     redeem the new notes at any
                             any time at 100% of the      any time at 100% of the      time at 100% of the
                             principal amount of the      principal amount of the      principal amount of the new
                             2003 notes together with     2006 notes together with     notes together with any
                             any accrued interest, if     any accrued interest, if     accrued interest, if the
                             the Mexican withholding tax  the Mexican withholding tax  Mexican withholding tax
                             rate on payments of          rate on payments of          rate on payments of
                             interest in respect of the   interest in respect of the   interest in respect of the
                             new notes is increased, as   new notes is increased, as   new notes is increased, as
                             a result of a change in      a result of a change in      a result of a change in
                             Mexican law, to a rate in    Mexican law, to a rate in    Mexican law, to a rate in
                             excess of 15%.               excess of 4.9%.              excess of 4.9%.

Guarantee..................  None.                        None.                        The Guarantor, our wholly
                                                                                       owned subsidiary, will
                                                                                       irrevocably and
                                                                                       unconditionally agree to
                                                                                       pay to the holders of the
                                                                                       new

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                                                                                       notes the principal of and
                                                                                       premium, if any, interest
                                                                                       and additional amounts, if
                                                                                       any, on the new notes in
                                                                                       full, as and when due,
                                                                                       regardless of any defense,
                                                                                       right of set-off or
                                                                                       counterclaim that we may
                                                                                       have or assert, except to
                                                                                       the extent paid by us. The
                                                                                       Guarantor's obligations
                                                                                       under the guarantee will
                                                                                       terminate if we obtain
                                                                                       investment grade ratings
                                                                                       for the new notes from both
                                                                                       Standard & Poor's and
                                                                                       Moody's. See "The
                                                                                       Guarantor" and "Description
                                                                                       of the New Notes -- The
                                                                                       Guarantee" for a more
                                                                                       detailed description of the
                                                                                       Guarantor and the
                                                                                       guarantee.

Change of Control
Repurchase Offer...........  We are required to make an   The indenture governing the  The new notes indenture
                             offer to purchase all of     2006 notes contains the      will contain the same Offer
                             the 2003 notes upon a        same Offer to Purchase Upon  to Purchase Upon a Change
                             change of control at 101%    a Change of Control          of Control provision as the
                             of the principal amount      provision as the indenture   indenture governing the
                             thereof plus accrued         governing the 2003 notes.    2003 notes.
                             interest.                                                 The definition of "change
                                                                                       of control" found in the
                                                                                       new notes indenture is
                                                                                       substantially the same as
                                                                                       that found in the existing
                                                                                       notes indentures, except
                                                                                       that it has been clarified
                                                                                       that the insertion of a
                                                                                       holding company owning 100%
                                                                                       of our shares would not
                                                                                       itself constitute a change
                                                                                       of control.

Limitation on
Indebtedness...............  Neither we nor any of our    The indenture governing the  The new notes indenture
                             restricted subsidiaries      2006 notes contains the      contains the same
                             may, directly or             same Limitation on           Limitation on Indebtedness
                             indirectly, incur or         Indebtedness covenant as     covenant as the indenture
                             otherwise become directly    the indenture governing the  governing the 2006 notes
                             or indirectly liable with    2003 notes described in the  described in the previous
                             respect to any               previous column, except      column.
                             indebtedness, unless, at     that clause (f) thereof
                             the time of incurrence and   contains the number "$20
                             after giving effect thereto  million" rather than "$10
                             on a pro forma basis, our    million," and covenant
                             Consolidated Debt Service    applicable to the 2006
                             Coverage Ratio for the four  notes contains additional
                             fiscal quarters immediately  exceptions for incurrence
                             preceding such incurrence    of the following:
                             for which quarterly          (a) indebtedness incurred
                             financial statements are     to finance the cost of
                             available, taken as one      acquisition, construction,
                             period, is greater than 2.0  refurbishing, modification
                             to 1.0.                      or alteration of vessels
                             Notwithstanding the          used or to be used in our
                             foregoing, we and our        or our restricted
                             restricted subsidiaries may  subsidiaries' business;
                             incur:                       (b) indebtedness under
                             (a) indebtedness existing    Currency Agreements and
                             on the date the 2003 notes   Interest Swap Obligations;
                             were issued;                 provided that the
                             (b) indebtedness evidenced   obligations under such
                             by the new notes and the     agreements are related to
                             new notes indenture;         payment obligations
                             (c) indebtedness owing to    incurred in compliance with
                             us or a restricted           the indenture and that such
                             subsidiary, so long as any   agreements (a) are designed
                             indebtedness that we owe to  solely to protect us or our
                             a restricted subsidiary      restricted subsidiaries
                             ranks junior in right of     against fluctuations in
                             payment to the 2003 notes;   foreign

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------

                             (d) Acquired Indebtedness,   currency exchange rates or
                             as long as that              interest rates and (b) do
                             indebtedness would be in     not increase the
                             compliance with the first    indebtedness of the obligor
                             paragraph of this covenant   outstanding at any time
                             if incurred by us;           other than as a result of
                             (e) guarantees of            fluctuations in foreign
                             indebtedness otherwise       currency exchange rates or
                             permitted to be incurred     interest rates or by reason
                             pursuant to the "Limitation  of fees, indemnities and
                             on Indebtedness" covenant;   compensation payable
                             (f) indebtedness in respect  thereunder;
                             of letters of credit for     (c) indebtedness in an
                             the benefit of trade         amount that, when added to
                             vendors issued in the        the amount of all other
                             ordinary course of business  indebtedness previously
                             in an aggregate amount not   incurred and outstanding
                             exceeding $10 million at     pursuant to this clause,
                             any one time outstanding;    does not exceed 15% of the
                             and                          Company's Consolidated Net
                             (g) certain refinancing      Tangible Assets at the time
                             indebtedness.                such new indebtedness is
                                                          incurred; and
                                                          (d) indebtedness, to the
                                                          extent the net proceeds
                                                          thereof are promptly
                                                          applied to defease any of
                                                          the 2006 notes in
                                                          accordance with the
                                                          indenture and to pay fees,
                                                          expenses, premiums and
                                                          other payment obligations
                                                          related to such defeasance.

Restriction on Asset
Dispositions...............  The indenture governing the  The indenture governing the  The new notes indenture
                             2003 notes provides that     2006 notes contains the      will contain the same
                             neither we nor our           same Restriction on Asset    Restriction on Asset
                             restricted subsidiaries may  Dispositions covenant as     Dispositions covenant as
                             make any asset disposition   the 2003 notes.              the 2003 notes indenture
                             unless:                      If the proceeds of asset     and the 2006 notes
                             (a) we receive fair market   dispositions by us and our   indenture, except that the
                             value for the asset; and     restricted subsidiaries      new notes indenture will
                             (b) at least 80% of the      exceed 10% of our            exclude from the definition
                             consideration received is    consolidated net tangible    of "Asset Disposition"
                             in the form of cash.         assets and, within 180 days  dispositions of assets in
                             If, within 180 days of the   of the asset disposition,    connection with a
                             asset disposition, we do     we do not (1) reinvest 100%  Qualifying PEMEX
                             not (1) reinvest 100% of     of the net cash proceeds of  Securitization Transaction
                             the net cash proceeds of     any asset disposition in     and Qualifying
                             any asset disposition in     assets related to our        Dispositions.
                             assets related to our        business or (2) use such
                             business or (2) use such     proceeds to prepay the 2003
                             proceeds to prepay the 2003  notes or other indebtedness
                             notes or other indebtedness  that ranks senior to or
                             that ranks senior to or      PARI PASSU with the 2003
                             PARI PASSU with the 2003     notes, then, at any time
                             notes, then, at any time     that the aggregate amount
                             that the aggregate amount    of such proceeds exceeds
                             of such proceeds exceeds     $10 million, we must make
                             $10 million, we must make    an offer to purchase the
                             an offer to purchase the     2003 notes with such
                             2003 notes with such         proceeds.
                             proceeds.

Limitation on
Investments................  The indenture for the 2003   The indenture for the 2006   The new notes indenture
                             notes prohibits us from      notes does not restrict      contains the same
                             making investments, with     investments except to        Limitation on Investments
                             certain exceptions           prohibit us and our          covenant as the 2003 notes,
                             including, among others,     restricted subsidiaries      except that the exception
                             investments in any person    from becoming an investment  particularly described in
                             engaged in the same or a     company subject to the       the first column
                             similar line of business as  Investment Company Act of    specifically allows
                             us and our restricted        1940, as amended.            investments directly
                             subsidiaries or made for                                  related to a Qualifying
                             the purpose of maintaining,                               PEMEX Securitization
                             enhancing the productivity                                Transaction. Additionally,
                             of or expanding our                                       the new notes indenture
                             capabilities and those of                                 excludes from the
                                                                                       restriction on investments
                                                                                       any

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                             our restricted subsidiaries                               investments arising as a
                             in the transportation,                                    result of a Qualifying
                             shipping and distribution                                 Disposition.
                             services industry.

Payment of Additional
Amounts....................  The 2003 notes contain a     The 2006 notes also contain  The new notes also contain
                             provision requiring us to    a provision requiring us to  a provision requiring us to
                             pay additional amounts to    pay additional amounts to    pay additional amounts to
                             holders of the 2003 notes    holders of the 2006 notes    holders of the new notes so
                             so that all payments of      so that all payments of      that all payments of
                             principal and interest in    principal and interest in    principal and interest in
                             respect of the 2003 notes    respect of the 2006 notes    respect of the new notes
                             are made free and clear of,  are made free and clear of,  are made free and clear of,
                             and without withholding or   and without withholding or   and without withholding or
                             deduction for, any taxes,    deduction for, any taxes,    deduction for, any taxes,
                             duties, assessments or       duties, assessments or       duties, assessments or
                             governmental charges of      governmental charges of      governmental charges of
                             whatever nature imposed,     whatever nature imposed,     whatever nature imposed,
                             levied, collected, withheld  levied, collected, withheld  levied, collected, withheld
                             or assessed by or within     or assessed by or within     or assessed by or within
                             Mexico or any authority      Mexico or any authority      Mexico or any authority
                             therein or thereof having    therein or thereof having    therein or thereof having
                             power to tax. The provision  power to tax. However, the   power to tax. The provision
                             is identical to the          provision in the 2006 notes  is identical to the
                             provision contained in the   containing exceptions to     provision contained in the
                             new notes, which is          the gross-up requirement     2003 notes, and is
                             described in detail under    differs from those of the    described in detail under
                             "Description of the New      2003 notes and the new       "Description of the New
                             Notes--Additional Amounts."  notes in certain respects,   Notes-- Additional
                                                          including a requirement in   Amounts."
                                                          the 2006 notes, not found
                                                          in the 2003 notes or the
                                                          new notes,h that the
                                                          trustee be given 60 days'
                                                          notice if the company will
                                                          not be paying additional
                                                          amounts to any holder based
                                                          on such holder's failure to
                                                          provide relevant
                                                          information upon the
                                                          request of the company.

Payments for Consents......  The indenture for the 2003   The 2006 notes indenture     The indenture for the new
                             notes prohibits us and our   contains no similar          notes will contain the same
                             restricted subsidiaries      provision.                   restrictions on payments
                             from paying any                                           for consents as the 2003
                             consideration to any holder                               notes indenture.
                             of the 2003 notes for or as
                             inducement to any consent,
                             waiver or amendment of any
                             of the terms or provisions
                             of the 2003 notes indenture
                             or the 2003 notes, unless
                             such consideration is
                             offered to all holders of
                             2003 notes which so
                             consent, waive or agree to
                             amend.

Limitation on Business
Activities.................  The indenture governing the  The 2006 notes indenture     The new notes indenture
                             2003 notes prohibits us and  contains no similar          will contain the same
                             our restricted subsidiaries  provision.                   restrictions on business
                             from engaging in any type                                 activities as the 2003
                             of business other than the                                notes indenture.
                             businesses in which we or
                             our restricted subsidiaries
                             were engaged in on the date
                             of the indenture, other
                             than business activities
                             within the transportation,
                             shipping and distribution
                             services industry, and
                             other than complementary
                             business activities.

Definition of Consolidated
Debt Service Coverage
Ratio......................  The 2003 notes indenture     The 2006 notes indenture     The definition of
                             defines "Consolidated Debt   defines "Consolidated Debt   "Consolidated Debt Service
                             Service Coverage Ratio" as   Service Coverage Ratio" as   Coverage Ratio" in the new

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                             the ratio of (i) the         the ratio of (i) the         notes indenture is the same
                             aggregate amount of our      aggregate amount of our      as the definition in the
                             Consolidated Cash Flow       Consolidated Cash Flow       2003 notes indenture.
                             Available for Interest       Available for Interest
                             Expense for the four full    Expense for the four full
                             fiscal quarters for which    fiscal quarters for which
                             financial information in     financial information in
                             respect thereof is           respect thereof is
                             available immediately prior  available immediately prior
                             to the date of the           to the date of the
                             transaction giving rise to   transaction giving rise to
                             the need to calculate the    the need to calculate the
                             Consolidated Debt Service    Consolidated Debt Service
                             Coverage Ratio (the          Coverage Ratio (the
                             "Transaction Date") to       "Transaction Date") to
                             (ii) the aggregate of our    (ii) the aggregate of our
                             Consolidated Interest        Consolidated Interest
                             Expense for the fiscal       Expense for such four
                             quarter in which the         fiscal quarter period;
                             Transaction Date occurs and  PROVIDED that in making the
                             to be accrued during the     calculation of Consolidated
                             three fiscal quarters        Interest Expense for
                             immediately subsequent to    purposes of this clause
                             such fiscal quarter (based   (ii), interest on any
                             upon the pro forma amount    Indebtedness (whether
                             of our consolidated          existing or being incurred)
                             Indebtedness expected to be  bearing a floating interest
                             outstanding on the           rate shall be computed as
                             Transaction Date); provided  if the rate in effect on
                             that in making the           the date of computation had
                             calculation of Consolidated  been the applicable rate
                             Interest Expense for         for the entire period
                             purposes of this             unless such person is a
                             clause (ii), interest on     party to an Interest Rate
                             any Indebtedness (whether    Agreement which will be in
                             existing or being incurred)  effect for at least 12 more
                             bearing a floating interest  months and which has the
                             rate shall be computed as    effect of reducing the rate
                             if the rate in effect on     below the rate on the date
                             the date of computation had  of computation, in which
                             been the applicable rate     case such lower rate shall
                             for the entire period        be used.
                             unless we are a party to an
                             interest swap obligation     For purposes of this
                             which has the effect of      definition, "Consolidated
                             reducing the rate below the  Cash Flow Available for
                             rate on the date of          Interest Expense" and
                             computation, in which case   "Consolidated Interest
                             such lower rate shall be     Expense" shall be
                             used. For purposes of        calculated after giving
                             clause (i) of this           effect on a pro forma basis
                             definition, "Consolidated    for the period of such
                             Cash Flow Available for      calculation to (i) the
                             Interest Expense" and        incurrence of any
                             "Consolidated Interest       Indebtedness of us or our
                             Expense" shall be            restricted subsidiaries
                             calculated after giving      during the period
                             effect on a pro forma basis  commencing on the first day
                             for the period of such       of the four full fiscal
                             calculation to (i) the       quarters immediately
                             incurrence of any            preceding the Transaction
                             Indebtedness by us or any    Date for which financial
                             restricted subsidiary        information in respect
                             during the period            thereof is available to and
                             commencing on the first day  including the Transaction
                             of the four full fiscal      Date (the "Reference
                             quarters immediately         Period"), (ii) the
                             preceding the Transaction    repayment of any
                             Date for which financial     Indebtedness of us or any
                             information in respect       restricted subsidiary
                             thereof is available to and  during the Reference Period
                             including the Transaction    with the proceeds of any
                             Date (the "Reference         Indebtedness referred to in
                             Period"), (ii) the           the immediately preceding
                             repayment of any             clause (i) or the proceeds
                             Indebtedness by us or a      from the sale or other
                             restricted subsidiary        disposition of assets
                             during the Reference Period  referred to in clause
                             with the proceeds of any     (iv) below, (iii) the
                             Indebtedness referred to in  acquisition by us or any
                             the immediately preceding    restricted subsidiary
                             clause (i) or the proceeds   during the Reference Period
                             from the sale or other       of any other person which,
                             disposition of assets        as a result of such
                             referred to in clause (iv)   acquisition, becomes a
                             below,                       subsidiary of ours

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                             (iii) the acquisition by us  or any restricted
                             or any restricted            subsidiary or the
                             subsidiary during the        acquisition of assets
                             Reference Period of any      during the Reference Period
                             other person which, as a     from any person which
                             result of such acquisition,  constitutes all or
                             becomes a restricted         substantially all of an
                             subsidiary or the            operating unit or business
                             acquisition of assets        of such person and
                             during the Reference Period  (iv) any sale or other
                             from any person which        disposition of assets or
                             constitutes all or           properties outside the
                             substantially all of an      ordinary course of business
                             operating unit or business   by such person occurring
                             of such person and           during the Reference
                             (iv) any sale or other       Period, as if such
                             disposition of our assets    incurrence, repayment,
                             or properties outside the    acquisition, sale or
                             ordinary course of business  disposition occurred on the
                             occurring during the         first day of the Reference
                             Reference Period, as if      Period. In addition, for
                             such incurrence, repayment,  purposes of this
                             acquisition, sale or         definition, in the event of
                             disposition occurred on the  the Merger, the
                             first day of the Reference   Consolidated Debt Service
                             Period. In addition, for     Coverage Ratio of the
                             purposes of this             surviving corporation shall
                             definition, in the event of  be calculated on a pro
                             the Merger, the              forma basis without giving
                             Consolidated Debt Service    effect to assets or
                             Coverage Ratio of the        liabilities or results of
                             surviving corporation shall  operations of Grupo Servia
                             be calculated on a pro       prior to the effective date
                             forma basis without giving   of the Merger.
                             effect to assets or
                             liabilities or results of
                             operations of Grupo Servia
                             prior to the effective date
                             of the Merger.

Prohibitions on Restricted
Payments...................  The 2003 notes indenture     The 2006 notes indenture     The new notes indenture
                             limits our ability to        contains a restricted        will contain a restricted
                             (i) pay dividends or make    payments provision similar   payments provision
                             other distributions with     to that of the 2003 notes,   substantially similar to
                             respect to our capital       with the following material  the provision contained in
                             stock, (ii) repay, prepay    differences:                 the 2003 notes indenture,
                             or otherwise redeem capital  (1) the 2006 notes           except that investments by
                             stock, (iii) repay, redeem   indenture does not contain   us or our restricted
                             or otherwise acquire for         a Consolidated Net       subsidiaries arising as a
                             value (other than for            Worth threshold; and     result of or in connection
                             certain capital stock) any   (2) the 2006 notes           with a Qualifying
                             of our indebtedness prior    indenture provides that the  Disposition are excluded
                             to a scheduled payment date      aggregate of all         from the restriction on
                             or (iv) make investments in      restricted payments      investments in affiliates
                             an affiliate (other than         made after the date the  in clause (iv) in the first
                             our restricted subsidiaries      2006 notes were issued   column. For purposes of
                             or Grupo TFM) if at the          cannot exceed the sum    calculating the aggregate
                             time of any such restricted      of:                      amount of restricted
                             payment (and after giving       (A) 50% of the aggregate  payments made pursuant to
                             effect thereto on a pro          Consolidated Net Income  clause (4) of the first
                             forma basis) (1) a default       (or, in the event such   paragraph of such test,
                             or an event of default           aggregate Consolidated   described in the first
                             shall have occurred and be       Net Income shall be a    column, the aggregate
                             continuing, (2) our              loss, minus 100% of      amount will continue to be
                             Consolidated Net Worth is        such loss) of the        measured from the issue
                             less than $250 million,          Company earned           date of the 2003 notes, and
                             (3) we could not incur at        subsequent to            all references to
                             least $1.00 of additional        September 30, 1996 to    January 1, 1993 will remain
                             indebtedness pursuant to         the end of the fiscal    the same.
                             the "Limitation on               quarter immediately
                             Indebtedness" covenant, or       preceding such
                             (4) the aggregate amount of      restricted payment
                             all restricted payments          (treated as a single
                             declared or made after the       accounting period),
                             date the 2003 notes were         plus
                             issued exceeds the sum of:      (B) the aggregate net
                             (A) 50% of our aggregate         cash proceeds we
                             Consolidated Net Income          receive from the
                             (or, in the event such           issuance or sale (other
                             aggregate Consolidated Net       than to a restricted
                             Income shall be a loss,          subsidiary) subsequent
                             minus 100% of such loss) of      to
                             the Company earned
                             subsequent to

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------

                             January 1, 1993 to the end       September 30, 1996 of
                             of the fiscal quarter            our capital stock
                             immediately preceding such       (excluding disqualified
                             restricted payment (treated      stock) including any
                             as a single accounting           such shares issued upon
                             period), plus                    exercise of any rights,
                             (B) the aggregate net cash       options or warrants or
                             proceeds we received from        upon the conversion of
                             the issuance or sale (other      any our indebtedness of
                             than to a restricted             the Company, plus
                             subsidiary) subsequent to        (C) the amount on
                             January 1, 1993 of our           September 30, 1996
                             capital stock (excluding         calculated pursuant to
                             disqualified stock)              clauses (A), (B) and
                             including any such shares        (C) of the indenture
                             issued upon exercise of any      governing our 8 1/2%
                             rights, options or warrants      notes due 2000 (which
                             or upon the conversion of        are no longer
                             any our indebtedness, plus       outstanding).
                             (C) $10 million.
                             The foregoing restrictions
                             do not prevent: (i) the
                             payment of any dividend
                             within 60 days after the
                             date of its declaration if
                             the dividend would have
                             been permitted on the date
                             of declaration, (ii) the
                             purchase, redemption,
                             acquisition or retirement
                             of any shares of our
                             capital stock solely out of
                             the proceeds of the
                             substantially concurrent
                             sale (other than to a
                             restricted subsidiary) of
                             shares of capital stock
                             (other than disqualified
                             stock) or (iii) purchases
                             by us of shares of our
                             capital stock pursuant to
                             the terms of our share
                             repurchase program as in
                             effect on the date the 2003
                             notes were issued.
                             For purposes of calculating
                             the aggregate amount of
                             restricted payments made
                             pursuant to clause (4) of
                             the first paragraph above,
                             (A) payments made under
                             clauses (i) and (ii) above
                             shall be included in such
                             amount and payments made
                             under clause (iii) above
                             shall be excluded, provided
                             that dividends paid within
                             60 days of the date of
                             declaration shall be deemed
                             to be paid at the date of
                             declaration and (B) in the
                             event of the Merger (as
                             defined in the 2003 notes
                             indenture), any Restricted
                             Payments made by Grupo
                             Servia prior to the
                             effective date of the
                             Merger shall be excluded.

Limitation on Transactions
with Affiliates............  The 2003 notes indenture     The 2006 notes indenture     The new notes indenture
                             restricts our ability to     contains substantially the   contains substantially the
                             enter into transactions      same restrictions on         same "Limitation on
                             with our affiliates unless   affiliate transactions       Transactions with
                             certain conditions are met,  contained in the 2003 notes  Affiliates" covenant as the
                             including that any such      indenture. However, the      2003 notes indenture.
                             transaction be at arms       2006 notes indenture
                             length and are approved by   contains the following
                             a majority of the            additional carve-outs from
                             disinterested members of     the restrictions: (i) any
                             our board of directors (if
                             the

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                             transaction value is         transaction by us or a
                             greater than $1 million) or  restricted subsidiary
                             is the subject of a          constituting a Permitted
                             fairness opinion (if the     Investment (as defined in
                             transaction value is         the 2006 notes indenture)
                             greater than $10 million).   in which neither Grupo
                                                          Servia nor any 10% or
                             The following transactions   greater holder of our
                             are carved out of the        voting securities has an
                             foregoing restrictions:      interest in such
                             (i) the payment of           transaction in excess of
                             reasonable fees to           $10 million; and (ii) any
                             directors or executive       transactions between us or
                             officers; (ii) the payment   a restricted subsidiary and
                             of fees to Grupo Servia      Grupo TFM or any of its
                             pursuant to the terms of     subsidiaries relating to
                             the Management Agreement     the provision to third
                             (or any renewal or           parties of transportation
                             amendment thereof, provided  or transportation related
                             it contains comparable fee   services which is at arms
                             calculations); and           length and is approved by a
                             (iii) any transaction        majority of the
                             between or among us and our  disinterested members of
                             restricted subsidiaries in   our board of directors.
                             the ordinary course of
                             business and consistent
                             with past practices.

Limitation on Sale and
Leaseback Transactions.....  The 2003 notes indenture     The 2006 notes indenture     The new notes indenture
                             provides that we shall not,  contains substantially the   contains substantially the
                             and shall not permit any     same restrictions on sale    same restrictions on sale
                             restricted subsidiary to,    and leaseback transactions   and leaseback transactions
                             enter into any sale and      as the 2003 notes            as the 2003 notes
                             leaseback transaction        indenture. However, those    indenture, without the
                             unless (i) we or such        restrictions do not apply    additional carve-out noted
                             restricted subsidiary could  to any sale and leaseback    with respect to the 2006
                             have incurred and secured a  transaction effected within  notes in the previous
                             lien on indebtedness in an   180 days of the acquisition  column.
                             amount equal to the          of any capital asset.
                             Attributable Debt (as
                             defined in the 2003 notes
                             indenture) relating to such
                             sale and leaseback
                             transaction pursuant to the
                             Limitation on Indebtedness
                             and Limitation on Liens
                             covenants or (ii) the
                             proceeds of such sale and
                             leaseback transaction are
                             at least equal to the fair
                             value (as determined in
                             good faith by our Board of
                             Directors and evidenced by
                             a Board Resolution) of the
                             property and we or such
                             restricted subsidiary
                             applies or causes to be
                             applied an amount in cash
                             equal to the net proceeds
                             from such sale to
                             (A) purchase the 2003 notes
                             or indebtedness ranking
                             PARI PASSU with the 2003
                             notes or (B) purchase
                             assets or businesses in the
                             shipping, transportation
                             and distribution services
                             industry, in each case
                             within 180 days of the
                             effective date of any such
                             sale.

Covenant Suspension........  The 2003 notes indenture     The 2006 notes indenture     The new notes indenture
                             does not have a provision    does not have a provision    will provide that we and
                             suspending covenants.        suspending covenants.        our restricted subsidiaries
                                                                                       will not be subject to
                                                                                       certain covenants contained
                                                                                       in the indenture during any
                                                                                       period in which (1) the new
                                                                                       notes receive investment
                                                                                       grade ratings from each of
                                                                                       Moody's and Standard &
                                                                                       Poor's and

                                     2003 NOTES                   2006 NOTES                    NEW NOTES
                             ---------------------------  ---------------------------  ---------------------------
                                                                                       (2) no event of default on
                                                                                       the new notes has occurred
                                                                                       and is continuing.

Limitation on Liens........  The 2003 notes indenture     The 2006 notes indenture     The new notes indenture
                             prohibits us and our         contains substantially the   will contain the same
                             restricted subsidiaries      same limitation on liens     limitation on liens
                             from incurring liens,        covenant as the 2003 notes   covenant as the 2003 notes
                             subject to certain           indenture.                   indenture and the 2006
                             exceptions.                                               notes indenture, with the
                                                                                       following two additional
                                                                                       carve-outs:
                                                                                       (1) restrictions on the
                                                                                       disposition of securities
                                                                                       imposed by applicable law
                                                                                       or by contract with respect
                                                                                       to securities received in
                                                                                       connection with any
                                                                                       Qualifying Disposition or
                                                                                       interests arising in
                                                                                       connection with any joint
                                                                                       venture agreement will not
                                                                                       be prohibited liens, and
                                                                                       (2) any call or similar
                                                                                       option agreements to
                                                                                       purchase for fair market or
                                                                                       appraised value shares of a
                                                                                       restricted subsidiary in
                                                                                       favor of the trustee of any
                                                                                       trust established pursuant
                                                                                       to the Receivables
                                                                                       Securitization Facility or
                                                                                       in favor of the holders of
                                                                                       certificates issued by such
                                                                                       trust will not be
                                                                                       prohibited liens.

Additional Covenants
Applicable to the
Guarantor..................  Not applicable.              Not applicable.              In addition to complying
                                                                                       with the covenants
                                                                                       applicable to it as a
                                                                                       restricted subsidiary, the
                                                                                       Guarantor is subject to
                                                                                       certain additional
                                                                                       covenants described under
                                                                                       "Description of the New
                                                                                       Notes -- Certain Covenants
                                                                                       --Additional Covenants
                                                                                       Applicable to the
                                                                                       Guarantor."

Additional Events of
Default Related to the
Guarantor..................  Not applicable.              Not applicable.              Events of default under the
                                                                                       new notes indenture include
                                                                                       all of the events of
                                                                                       default under the existing
                                                                                       notes indentures, plus the
                                                                                       following additional
                                                                                       events:
                                                                                       - the Guarantor's failure
                                                                                       to continue to hold its
                                                                                       shares of TMM Multimodal,
                                                                                       or any securities held in
                                                                                       lieu of any such shares
                                                                                       following a Qualifying
                                                                                       Disposition, unencumbered
                                                                                       or TMM Multimodal's failure
                                                                                       to continue to hold its
                                                                                       shares of Grupo TFM, or any
                                                                                       securities held in lieu of
                                                                                       any such shares following a
                                                                                       Qualifying Disposition,
                                                                                       unencumbered; and
                                                                                       - the Guarantor's failure
                                                                                       to perform, or breach of,
                                                                                       any other covenant or
                                                                                       warranty in the new notes
                                                                                       indenture, which failure
                                                                                       continues for 30 days after
                                                                                       receiving notice.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    This discussion constitutes the opinion of Milbank, Tweed, Hadley & McCloy LLP, our U.S. counsel ("Counsel"), as to the material United States federal income tax consequences to United States Holders and Non-United States Holders (each, as defined below) of (i) the exchange of existing notes for new notes pursuant to the exchange offers (including the receipt of the consent fee),
(ii) holding the new notes received in the exchange, and (iii) the adoption of the proposed amendments, in the case of holders that continue to hold existing notes. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published administrative interpretations of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change, possibly on a retroactive basis. The discussion does not purport to consider all aspects of United States federal income taxation that may be relevant to a particular United States Holder. Further, the tax treatment of a United States Holder may vary depending on that Holder's particular situation. Certain classes of United States Holders (including insurance companies, tax-exempt organizations, employee stock ownership plans, financial institutions, brokers, dealers, subchapter S corporations, partnerships or other entities treated as partnerships for United States federal income tax purposes, persons whose functional currency is not the United States dollar, persons who hold existing notes as a hedge or otherwise have hedged the risk of holding existing notes, persons who hold existing notes as part of (or in connection with) a "straddle," "conversion" or other integrated transaction and persons who use the mark-to-market method of accounting) may be subject to special rules not discussed below. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws.

    This discussion assumes that United States Holders have held their existing notes as "capital assets" (generally, property held for investment) within the meaning of Code Section 1221. For purposes of the summary, a United States Holder means a beneficial owner of existing notes who or which is (i) an individual who is a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States person have the authority to control all substantial decisions of the trust. The term "Non-United States Holder" means any holder that is not a United States Holder.

TAXATION OF UNITED STATES HOLDERS

    TREATMENT OF THE EXCHANGE

    TREATMENT OF INTEREST. United States Holders will receive cash with respect to any accrued or unpaid interest. Such amount will be treated as interest income and will be recognized as such by United States Holders that have not previously recognized the income in accordance with their method of accounting. Amounts paid with respect to accrued and unpaid interest are not included in references to cash in the following discussion.

    EXCHANGE OF EXISTING NOTES FOR NEW NOTES. The United States federal income tax consequences to United States Holders who exchange their existing notes for new notes will depend on, among other things, whether the existing notes and new notes constitute "securities" under Code Section 354.

    The rules for determining whether an obligation constitutes a security for purposes of Code Section 354 are unclear. The term security is not defined in the Code or the Treasury Regulations and has not been clearly defined by judicial decisions. The test as to whether a debt instrument is a security involves an overall evaluation of the nature of the debt instrument, the extent of the investor's proprietary interest in the issuer and certain other considerations. One of the most significant factors considered in determining whether a particular debt instrument is a security is its original term. In general, debt instruments with a term of less than five years are not likely (but may in certain circumstances) be considered securities, debt instruments with a term of ten years or more are highly likely to be considered securities, while debt instruments with an initial term at issuance of five to ten years might be considered securities, but their status is unclear.

    Although the matter is not free from doubt, Grupo TMM believes, based on the advice of Counsel, that, taking into account the reasons for the exchange offer, the restructuring of Grupo TMM's interest in TFM and the guarantee provided TMM Holdings on the new notes, and more generally the risks borne by United States Holders of existing notes and the new notes, both the existing notes and the new notes should be treated as securities for United States federal income tax purposes. In that case, the exchange of existing notes for new notes would constitute a "recapitalization." A United States Holder would not recognize loss on the exchange. Assuming that the consent fee is treated as "boot" received in the exchange (and not as a separate fee), as discussed below under "TREATMENT OF THE EXCHANGE--EFFECT OF CONSENT PAYMENTS", a United States Holder would recognize gain only to the extent of the lesser of (i) the gain realized on the exchange and (ii) the amount of cash "boot," if any, received by the United States Holder. The gain realized on the exchange would equal the excess of
(x) the United States Holder's amount realized on the exchange over (y) the United States Holder's adjusted tax basis in the existing notes that it exchanged. The United States Holder's amount realized would equal the sum of cash received on the exchange, if any, and the "issue price" (as described below under "TREATMENT OF THE EXCHANGE--ISSUE PRICE OF NEW NOTES") of the new notes received by the United States Holder on the exchange. A United States Holder's adjusted tax basis in an existing note equals the price such holder paid for that note, increased by the amount of any market discount previously included in income by such holder with respect to the note and reduced (but not below zero)
(i) by any amortizable bond premium allowable as a deduction with respect to the note and (ii) by any payments received by such holder on the note prior to the sale other than interest payments. Gain and loss would be computed separately for each block of bonds exchanged and losses on one block cannot be netted against gains on another. The United States Holder's tax basis in the new notes will equal the holder's adjusted tax basis in the existing notes increased by any gain recognized on the exchange and decreased by any cash received on the exchange. The United States Holder's holding period for the new notes will include the period that the Holder held its exchanged existing notes.

    If the existing notes or the new notes are not treated as securities for purposes of Code Section 354, then the exchange of existing notes for new notes and cash, if any, would be a taxable event. In that event, a United States Holder would recognize taxable gain or loss equal to the difference between
(i) the sum of the issue price of the new notes received by the United States Holder in exchange for existing notes, and cash received, if any, over
(ii) such holder's adjusted tax basis in the existing notes.

    Subject to the applicability of the market discount rules, any gain on the exchange would be capital gain and would be long-term capital gain if the United States Holder had held the existing notes for more than one year. In general, if a United States Holder acquired the existing notes with market discount, any gain realized by the holder on the exchange would be treated as ordinary income to the extent of the portion of the market discount that accrued while such existing notes were held by the holder, unless the holder has elected to include market discount in income currently as it accrues. The United States Holder's tax basis in the new notes would equal the issue price of the new notes it received, and the holder's holding period for the new notes would begin on the date following the date of the exchange. As described below under "CONSEQUENCES OF HOLDING NEW NOTES--ACQUISITION PREMIUM, MARKET DISCOUNT AND BOND PREMIUM," a United States Holder will be deemed to hold the existing notes with market discount if its tax basis in the existing notes at the time it acquired the notes (which in most cases would be its purchase price for the notes) was less than the adjusted issue price of the existing notes by more than a DE MINIMIS amount. As described below under "CONSEQUENCES OF HOLDING NEW NOTES--ORIGINAL ISSUE DISCOUNT", it is expected that the new notes will be treated as issued with original issue discount ("OID") for United States federal income tax purposes. As a result, a United States Holder who originally acquired its existing notes at a market discount may have all or part of such market discount effectively converted into OID.

    ISSUE PRICE OF NEW NOTES. As described above under "TREATMENT OF THE EXCHANGE--EXCHANGE OF EXISTING NOTES FOR NEW NOTES," the amount of gain or loss recognized by a United States Holder on an exchange, if any, will depend in part on the issue price of the new notes. The issue price of the new notes also will affect the application of the OID rules, as described below under "CONSEQUENCES OF HOLDING NEW NOTES--ORIGINAL ISSUE DISCOUNT."

    The issue price of the new notes depends on whether a substantial amount of the new notes or the existing notes are treated as "traded on an established market" within the meaning of the applicable Treasury Regulations. Notes are treated as "traded on an established market" if, among other things, the notes are listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 or if price quotations are readily available from dealers, brokers or traders. If a substantial amount of the new notes are so traded, as is expected to be the case, the issue price of the new notes would be their fair market value on the date of the exchange. Because the existing notes are listed on the New York Stock Exchange, if the new notes are not treated as "traded on an established market", the issue price of the new notes would be equal to the fair market value of the existing notes, on the date of the exchange, for which a substantial amount of the new notes were exchanged. Though the issue may depend on the extent of actual trading during the sixty day period ending 30 days after the exchange date, Grupo TMM expects, after consultation with Counsel regarding the meaning of "traded on an established market," that the new notes will be "traded on an established market" and, to the extent required, to report information to the IRS on that basis. If it determines, based on the facts and circumstances, that the new notes should not be treated as publicly traded, it will, to the extent required, report information to the IRS on the basis of the trading prices of the existing notes.

    EFFECT OF CONSENT PAYMENTS. Though the issue is not free from doubt, based on the advice of Counsel, if required to take a position for United States federal income tax purposes, Grupo TMM intends to take the position that the consent payment, if any, is part of the consideration received by a United States Holder in exchange for the holder's existing note. Under that treatment, if the exchange is treated as a recapitalization, the consent payment would be treated as boot as described in "TREATMENT OF THE EXCHANGE--EXCHANGE OF EXISTING NOTES FOR NEW NOTES" above. The IRS may take the position, however, that the consent payment is not part of the consideration received by a United States Holder in exchange for the holder's existing note but rather, that the consent payment is a separate fee for consenting to the proposed amendments to the existing notes. In that case, the consent payment would be taxable as ordinary income to a United States Holder (but the consent payment would not constitute "boot" which may reduce the amount of gain recognized by a United States Holder on the exchange).

    FOREIGN TAX CREDITS. Payments on the existing notes are subject to withholding tax imposed by Mexico. Subject to numerous limitations, United States Holders may receive a foreign tax credit with respect to such withholding. In certain circumstances, United States Holders may deduct Mexican withholding tax in lieu of claiming foreign tax credits. Generally, any gain or loss recognized by a United States Holder on the exchange of existing notes will be treated as income from sources within the United States or loss allocable to income from sources within the United States, as the case may be. Any amounts attributable to interest on the existing notes generally will be treated as foreign source passive income or, in some cases, financial services income, for United States foreign tax credit limitation purposes. If consent payments are treated as fees, the source of that fee income is unclear.

    CONSEQUENCES OF HOLDING NEW NOTES

    ORIGINAL ISSUE DISCOUNT. If the issue price of the new notes is less than their "stated redemption price at maturity" by more than a DE MINIMIS amount
( 1/4 of 1 percent of the new notes' stated redemption price at maturity multiplied by the number of complete years to their stated maturity), the new notes will be treated as issued with OID for United States federal income tax purposes. The issue price of the new notes will be determined as described above under "TREATMENT OF THE EXCHANGE--ISSUE PRICE OF NEW NOTES." The new notes' stated redemption price at maturity is the sum of all payments due under the new notes other than payments of qualified stated interest (including Additional Amounts attributable thereto). "Qualified stated interest" includes stated interest, calculated as the product of a single fixed rate of interest and the outstanding principal amounts of the notes, that is unconditionally payable in cash at least annually. Interest payments on the new notes (including additional amounts attributable thereto) will be treated as qualified stated interest, so that the stated redemption price of a new note will equal its stated principal amount. It is expected that the issue price of the new notes will be less than their stated redemption price at maturity by more than a DE MINIMIS amount, and that they will be issued with OID, which may be substantial.

    In general, a United States Holder will be required to include OID in gross income under a constant yield method over the term of the new note (and such income would be treated as ordinary income) in advance of cash payments attributable to such income, regardless of whether such United States Holder is a cash or accrual method taxpayer, and without regard to the timing or amount of any actual payments.

    ACQUISITION PREMIUM, MARKET DISCOUNT AND BOND PREMIUM. If a United States Holder has a tax basis in a new note that is more than the issue price of such note but less than the stated redemption price at maturity of such note, such holder has acquisition premium with respect to such note to the extent of that excess, and the holder will not include OID on the new note in income to the extent of the acquisition premium.

    Any United States Holder that has a tax basis in a new note that is less than the issue price of such note will be subject to the market discount rules (unless the amount of the excess of the issue price over the basis is less than a specified DE MINIMIS amount, in which case market discount is considered to be zero). If a note is purchased with market discount, a United States Holder may elect (but is not required) to take market discount into income over the remaining life of a note, either on a ratable or economic yield basis. In addition, assuming that the exchange of existing notes for new notes is treated as a recapitalization, a United States Holder who acquired its existing note at a market discount may be required to carry over to the new note any accrued market discount with respect to the existing note to the extent that the accrued market discount was not previously included in income. Because, as discussed above, the issue price of the new notes is expected to be less than the stated principal amount of the new notes, such a United States Holder may have all or part of such market discount effectively converted into original issue discount. Any gain recognized on a sale or exchange of a note with market discount is treated as ordinary income to the extent of the market discount accrued to the date of disposition, less any accrued market discount previously reported as ordinary income.

    If a United States Holder has a tax basis in a new note that exceeds the note's stated redemption price at maturity, the new note has bond premium to the extent of that excess, and the holder will not be required to include any of the OID on the new note in income. A United States Holder generally may elect to amortize the premium using the constant yield to maturity method as a reduction of the United States Holder's interest income from the note. The election to amortize premium on a constant yield to maturity method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Premium on a note held by a United States Holder that does not make such election will decrease the gain or increase the loss otherwise recognized on disposition or retirement of the note.

    FOREIGN TAX CREDITS. For purposes of the foreign tax credit rules discussed above under "TREATMENT OF THE EXCHANGE--FOREIGN TAX CREDITS," any amounts attributable to interest on the new notes generally will be treated as foreign source passive income or, in some cases, financial services income.

UNITED STATES HOLDERS OF EXISTING NOTES NOT PARTICIPATING IN THE EXCHANGE OFFERS

    United States Holders that do not participate in the exchange offers (or that participate with respect to less than all of their existing notes) will not be affected with respect to their retained notes unless the proposed amendments are adopted. If the proposed amendments are adopted, United States Holders that do not participate in the exchange offers will be affected if (and only if), under applicable Treasury

Regulations, the adoption of the amendments results in a "significant modification" of the existing notes. In that event, the existing notes would be deemed exchanged (a "Deemed Exchange") for deemed new notes.

    Adoption of the proposed amendments would result in a "significant modification" if, based on all the facts and circumstances and taking into account all modifications, other than certain specified modifications, the legal rights and obligations under the existing notes are altered in a manner that is "economically significant." While Treasury Regulations provide that a modification that adds, deletes or alters customary accounting and financial covenants is not a significant modification, the proposed amendments (including the deletion of certain subsidiary cross defaults) may be viewed as extending beyond such modifications. Although the matter is not free from doubt, Grupo TMM believes, based on the advice of Counsel, and intends to take the position for United States information reporting purposes, that, the adoption of the amendments should not result in a significant modification of the existing notes. Under this treatment, United States Holders will have the same adjusted tax basis and holding period in the existing notes after the adoption of the proposed amendments that such holder had in the existing notes immediately before such adoption. If the proposed amendments were to result in a significant modification of the existing notes, so that these notes were subject to a Deemed Exchange, the consequences of the Deemed Exchange would be analogous to those described above under "TREATMENT OF THE EXCHANGE--EXCHANGE OF EXISTING NOTES FOR NEW NOTES" and, as discussed above, would depend on whether the existing notes and the notes as modified were treated as securities for purposes of Code
Section 354.

UNITED STATES TAXATION OF NON-UNITED STATES HOLDERS

    Interest on notes paid by a Non-United States Holder generally will not be subject to United States withholding tax if the interest is not effectively connected with the holder's conduct of a trade or business in the United States. Gain realized by a Non-United States Holder on the disposition of existing or new notes will generally not be subject to United States federal income tax unless (i) the gain is effectively connected with the holder's conduct of a United States trade or business or (ii) the holder is an individual present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    The exchange of existing notes by a United States Holder pursuant to the offers generally will be subject to information reporting requirements. To avoid the imposition of backup withholding, a United States Holder should complete an IRS Form W-9 (which can be obtained at the website of the Internal Revenue Service at www.irs.gov) and either (i) provide its correct taxpayer identification number ("TIN") which, in the case of an individual United States Holder, is his or her social security number, and certain other information, or
(ii) establish a basis for an exemption from backup withholding. Certain holders (including, among others, corporations, individual retirement accounts and certain foreign individuals) are exempt from these backup withholding and information reporting requirements.

    If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, a United States Holder may be subject to a backup withholding tax on the gross proceeds received in the offers.

    Payments on the new notes, and proceeds of sale of the new notes, also are subject to information reporting requirements, and to backup withholding unless the United States Holder is exempt from backup withholding or provides its TIN as described above.

    If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

    ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE OFFERS IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

               MATERIAL MEXICAN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following represents the opinion of Ortiz, Sainz y Erreguerena, S.C., our Mexican tax counsel, as to the material Mexican federal income tax consequences to foreign holders (as defined below) that do not have a permanent establishment in Mexico of (i) the exchange of existing notes for new notes pursuant to the exchange offer and (ii) the receipt of a consent fee.

    For purposes of Mexican taxation, an individual or corporation that does not satisfy the requirements to be considered a resident of Mexico for tax purposes, specified below, is deemed a non-resident of Mexico for tax purposes ("foreign holder"). An individual is a resident of Mexico if the individual established the individual's home in Mexico, unless the individual has resided in another country for more than 183 days, whether consecutive or not, during a calendar year and can demonstrate that the individual became a resident of such other country for tax purposes. A legal entity is a resident of Mexico if it has been incorporated pursuant to Mexican law or if it maintains the principal administration of its business or the effective location of its management in Mexico. A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate otherwise. If a legal entity or an individual is deemed to have a permanent establishment in Mexico for Mexican tax purposes, all income attributable to that permanent establishment will be subject to Mexican taxes, in accordance with applicable tax laws.

    The governments of the United States and Mexico ratified an income tax treaty and a protocol which came into effect on January 1, 1994. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

    This summary is based on Mexican federal income tax law (LEY DEL IMPUESTO SOBRE LA RENTA) and regulations applicable on the date of this exchange offer and consent solicitation. All of these things are subject to change, and to different interpretations. This summary does not address all of the tax consequences that may be applicable to holders of existing notes and does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to exchange the existing notes or to give their consent.

    Holders of existing notes are urged to consult with their own tax advisors regarding the particular consequences to them of the offers under the laws of Mexico and the United States or any other jurisdictions in which they may be subject to tax.

EXCHANGE OF EXISTING NOTES FOR NEW NOTES

    It is important to mention that the mere exchange of the existing notes for the new notes gives rise to no tax implications in Mexico. The proposed amendments to the existing notes indentures do not have any tax implications in Mexico.

CONSENT FEE

    Grupo TMM does not intend to make any payment of withholding taxes with respect to the consent fee payable to holders of the existing notes that consent to the proposed amendments, based on Grupo TMM's belief that it is more likely than not that the consent fee will not be characterized as interest under Mexican Income Tax Law. However, if by any future event the consent fee is subject to a Mexican withholding tax, Grupo TMM has agreed, subject to certain exceptions, to pay to holders that receive the consent fee such additional amounts as will result in receipt by these holders of the consent fee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Mexican Withholding Taxes"), ultimately found to be due by these holders as a result of receiving the consent fee. In the event that any Mexican withholding taxes are paid with respect to the consent fee, Grupo TMM will, upon written request, provide the new notes trustee, the holders that receive the consent fee and the paying agent with a duly certified or authenticated copy of an original receipt of the payment of the Mexican withholding taxes that Grupo TMM had withheld or deducted in respect of the consent fee.

PAYMENTS OF INTEREST

    Pursuant to Article 195, Section II, paragraph (a) of the Mexican Income Tax Law, payments of interest (which is deemed to include any amounts paid by Grupo TMM in excess of the original issue price of the existing notes) to foreign holders will be subject to Mexican withholding tax at a rate of 4.9%, if, as expected, the following requirements are met:

    - the notes are registered at the Special Section of the REGISTRO NACIONAL DE VALORES ("National Registry of Securities") and evidence of such registration is filed with the SECRETARIA DE HACIENDA Y CREDITO PUBLICO (the "Ministry of Finance and Public Credit");

    - the notes are placed outside of Mexico through banks or brokerage houses in a country with which Mexico has in force a treaty for the avoidance of double taxation; and

    - we duly comply with the information requirements established in the general rules issued by the Ministry of Finance and Public Credit for those purposes.

    If any of the above-mentioned requirements is not met, the Mexican withholding tax will be 10.0%.

    Neither the 4.9% rate nor the 10.0% rate will apply, and therefore, a 35.0% withholding tax rate will apply in 2002 (34% in 2003, 33% in 2004 and 32% in 2005), if the effective beneficiaries, directly or indirectly, individually or jointly with related parties, receive more than 5.0% of the interest paid on the notes and (1) own directly or indirectly, individually or jointly with related parties, more than 10.0% of our voting stock or (2) are entities 20.0% or more of whose stock is owned directly or indirectly, individually or jointly, by parties related to us.

    As of the date of this offering circular, the Ministry of Finance and Public Credit has not issued a specific general rule establishing the information requirements mentioned above; however, the Ministry of Finance and Public Credit has taken the position that Rule 3.25.15 is applicable to Article 195,
Section II, paragraph (a) of the Mexican Income Tax Law. Such Rule 3.25.15 published by the Ministry of Finance and Public Credit on May 30, 2002 and in force through February 28, 2003 requires that we file with the Ministry of Finance and Public Credit (1) certain information relating to the issuance of the notes; and (2) confirmation that neither (A) shareholders of Grupo TMM that own, directly or indirectly, individually or jointly with related parties, more than 10.0% of our voting stock nor (B) entities 20.0% or more of whose stock is owned directly or indirectly, individually or jointly, by parties related to us, are, directly or indirectly, individually or jointly, the effective beneficiary of more than 5.0% of the aggregate amount of such interest payment. We expect that this rule will be extended or that a substantially similar successor of such rule will be published; however, we cannot assure you that this will happen.

    Grupo TMM expects that these conditions will be met, and accordingly expects to withhold Mexican tax from interest payments made to foreign holders in respect of the notes at a 4.9% rate.

    As of the date of this offering and consent solicitation, the U.S.-Mexico tax treaty is not expected to have any material effect on the Mexican tax consequences described herein, because, as described above, under Mexico's income tax law, Grupo TMM will be entitled to withhold taxes in connection with interest payments under the notes at a 4.9% rate.

    Payments of interest on the notes to non-Mexican pension and retirement funds will be exempt from Mexican withholding tax provided that:

    - such fund is duly incorporated pursuant to the laws of its country of residence and is the effective beneficiary of the interest payment;

    - such income is exempt from taxes in its country of residence; and

    - such fund is registered with the Ministry of Finance and Public Credit for these purposes.

We have agreed, subject to certain exceptions, to pay additional amounts in respect of the above mentioned Mexican withholding taxes. See "Description of New Notes--Payment of Additional Amounts."

PAYMENTS OF PRINCIPAL

    Under Mexican Income Tax Law, principal paid to foreign holders of the notes by Grupo TMM is not subject to Mexican withholding tax.

TAXATION OF CAPITAL GAINS

    Capital gains from the sale or other disposition of the existing notes and the new notes by foreign holders will not be subject to Mexican income or withholding taxes.

OTHER MEXICAN TAXES

    There are no Mexican estate, inheritance, succession, or gift taxes generally applicable to the acquisition, ownership, or disposition of the existing notes and the new notes by foreign holders. There are no Mexican stamp, issue registration, or similar taxes or duties payable by foreign holders of the existing notes and the new notes.

                                 LEGAL MATTERS

    The validity of the new notes will be passed upon as to Mexican law by Haynes & Boone, S.C., Mexico City, Mexico, and as to New York law by Milbank, Tweed, Hadley & McCloy LLP, New York, New York, as our special U.S. counsel. Ortiz, Sainz y Erreguerena, S.C. has rendered an opinion regarding the Mexican tax consequences of the exchange offers and consent solicitations referred to in "Material Mexican Federal Income Tax Considerations." Certain legal matters will be passed upon for the dealer manager by Cleary, Gottlieb, Steen & Hamilton.

                                    EXPERTS

    The consolidated financial statements of Grupo TMM as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this prospectus and the consolidated financial statements of Grupo TFM incorporated by reference in this prospectus by reference to the Annual Report on Form 20-F of Grupo TMM for the year ended December 31, 2001 have been so included and incorporated in reliance on the reports of PricewaterhouseCoopers S.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement or otherwise filed with the SEC, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by this reference.

    Grupo TMM is subject to the informational requirements of the Exchange Act. Reports and other information contain additional information about our company. You can inspect and copy these materials at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the Commission at 1-800-SEC-0330.

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

    Neither delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS                                                          PAGE
--------                                                      -------------

  CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
    DECEMBER 31, 2001, 2000 AND 1999

Report of Independent Accountants...........................    F-2 and F-3

Consolidated Balance Sheets.................................            F-4

Consolidated Statements of Income...........................            F-5

Consolidated Statements of Changes in Stockholders'
  Equity....................................................            F-6

Consolidated Statements of Cash Flows.......................    F-7 and F-8

Notes to Consolidated Financial Statements..................    F-9 to F-59

  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX
    MONTHS ENDED JUNE 30, 2002 AND JUNE 30, 2001

Consolidated Balance Sheets.................................           F-60

Consolidated Statements of Income...........................           F-61

Consolidated Statements of Changes in Stockholders'
  Equity....................................................           F-62

Consolidated Statements of Cash Flows.......................           F-63

Notes to Consolidated Financial Statements..................   F-64 to F-79

                       REPORT OF INDEPENDENT ACCOUNTANTS

Mexico City, March 27, 2002, except with respect to Note 16c and Note 18 as to which the date is August 14, 2002.

To the Board of Directors and Stockholders of Grupo TMM, S. A. de C. V.

    We have audited the accompanying consolidated balance sheets of Grupo TMM,
S. A. de C. V. ("Grupo TMM"), formerly Grupo Servia, S. A. de C. V., as of December 31, 2001 and 2000, and the related consolidated statements of income, of changes in stockholders' equity and of cash flows for each of the three years in the period ended December 31, 2001, all expressed in US dollars. These consolidated financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Transportacion Maritima Mexicana, S. A. de C. V. ("TMM"), which statements reflect total assets of 18.77% of the related consolidated totals as of December 31, 2000 and total revenues of 36.23% and 38.99% of the related consolidated totals for the years ended December 31, 2000 and 1999, respectively. Those consolidated financial statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to information included for TMM, is based solely on the reports of the others auditors.

    We conducted our audits in accordance with International Auditing Standards and Auditing Standards Generally Accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and that they were prepared in accordance with International Accounting Standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Notes 1 and 11 to the consolidated financial statements in December 2001, Grupo TMM completed a corporate reorganization and merger, in which TMM was merged with and into Grupo TMM, its parent entity.

    As more fully discussed in Note 16c, Grupo TMM has outstanding
US$176.9 million of ten year senior notes, which bear interest at a rate of 9.50% and are due in full on May 15, 2003. At the present time, Grupo TMM is attempting to refinance this obligation by offering to exchange the outstanding senior notes for new notes with a maturity date of 2009. In the event that the exchange offer contemplated is not successful, Grupo TMM will not be able to repay the 2003 notes at maturity unless it finds an alternative means of financing or sells assets. The failure to repay or refinance the 2003 notes may also result in an acceleration of other debt obligations.

    As more fully discussed in Note 18, on August 12, 2002, Grupo TMM created a wholly-owned Mexican subsidiary named TMM Holdings, S.A. de C.V. ("TMM Holdings") into which it transferred its 96.64% controlling interest in its subsidiary TMM Multimodal, S.A. de C.V., which in turn holds, directly and indirectly, all of Grupo TMM's controlling interest in Grupo TFM. TMM Holdings will irrevocably and unconditionally guarantee the debt refinancing contemplated by Grupo TMM of its 9 1/3% Notes due 2003 and 10 1/4% Notes due 2006.

    In our opinion, based on our audits and the report of other accountants referred to in the first paragraph on this report, the aforementioned consolidated financial statements present fairly, in all material respect, the consolidated financial position of Grupo TMM at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended on December 31, 2001, in conformity with International Accounting Standards.

    International Accounting Standards differ in certain material respects from Accounting Principles Generally Accepted in the United States of America. The application of the latter would have affected the determination of the net income for each of the three years in the period ended December 31, 2001, and the determination of stockholders' equity and consolidated financial position as of December 31, 2001 and 2000, to the extent summarized in Note 17 to the consolidated financial statements.

PricewaterhouseCoopers

Alberto Del Castillo V. Vilchis
Audit Partner

                           GRUPO TMM, S. A. DE C. V.

                          CONSOLIDATED BALANCE SHEETS

                                    (NOTE 1)

                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
ASSETS
Current Assets:
Cash and cash equivalents...................................  $   92,323    $   87,628
Accounts receivable, net of allowance for doubtful accounts
  of $25,247 and $17,967 at December 31, 2000 and 2001,
  respectively, and $24,718 at June 30, 2001................     116,689       151,610
Related parties (Note 10)...................................       2,010        20,903
Other accounts receivable--net..............................      96,442       127,636
Materials and supplies......................................      29,610        29,102
Other current assets........................................      13,900        12,970
Discontinued assets (Note 2)................................       7,992
                                                              ----------    ----------
    Total current assets....................................     358,966       429,849

Long-term investments.......................................       1,739
Due from Mexican Government (Note 4)........................                    81,892
Concession rights and related assets--net (Note 4)..........   1,327,711     1,275,177
Property, machinery and equipment--net (Note 5).............     650,885       693,582
Deferred costs and other assets (Note 6)....................      74,530        79,297
Equity investments (Note 3h.)...............................      20,460        19,659
Deferred income taxes (Note 12).............................     230,258       238,751
Discontinued non-current assets (Note 2)....................       6,662
                                                              ----------    ----------
    Total assets............................................  $2,671,211    $2,818,207
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short term liabilities:
  Current portion of long-term debt (Note 7)................  $   72,081    $  332,958
  Suppliers.................................................      74,524        77,454
  Accounts payable and accrued expenses.....................     100,501       101,904
  Related parties (Note 10).................................       2,995         8,255
  Obligations for sale of receivables (Note 9)..............                     2,212
  Discontinued short-term liabilities (Note 2)..............      59,719
                                                              ----------    ----------
    Total short-term liabilities............................     309,820       522,783
                                                              ----------    ----------
Long-term debt (Note 7).....................................   1,192,832       953,171
Dividends payable...........................................       9,803         9,803
Reserve for pensions and seniority premiums (Note 15).......      11,347        11,538
Obligations for sale of receivables (Note 9)................                    21,719
Other long-term liabilities.................................      16,297        32,865
Discontinued long-term liabilities (Note 2).................      16,866
                                                              ----------    ----------
    Total long-term liabilities.............................   1,247,145     1,029,096
                                                              ----------    ----------
    Total liabilities.......................................   1,556,965     1,551,879
                                                              ----------    ----------
Minority interest...........................................   1,104,867     1,089,397
                                                              ----------    ----------
Commitments and contingencies (Note 14)

Stockholders' equity (Note 11):
Common stock................................................      29,900       121,158
(Deficit) retained earnings.................................      (2,764)       73,530
Initial accumulated translation loss........................     (17,757)      (17,757)
                                                              ----------    ----------
      Total stockholders' equity............................       9,379       176,931
                                                              ----------    ----------
    Total liabilities and stockholders' equity..............  $2,671,211    $2,818,207
                                                              ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                           GRUPO TMM, S. A. DE C. V.

                       CONSOLIDATED STATEMENTS OF INCOME

                                    (NOTE 1)
         (AMOUNTS IN THOUSANDS OF US DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999       2000        2001
                                                              --------   --------   ----------
Transportation and service revenues.........................  $844,666   $989,934   $1,000,092
                                                              --------   --------   ----------
Costs and operating expenses:
  Costs and operating expenses..............................   598,819    692,494      707,630
  Depreciation and amortization.............................    97,559     99,888      103,319
                                                              --------   --------   ----------
Total costs and operating expenses..........................   696,378    792,382      810,949
                                                              --------   --------   ----------
Operating income............................................   148,288    197,552      189,143
                                                              --------   --------   ----------
Other income--net...........................................     3,848      3,693       26,769
                                                              --------   --------   ----------
Interest income.............................................     7,123      7,739       15,933
Interest expense............................................  (167,919)  (165,767)    (141,103)
Exchange (loss) income--net.................................    (1,864)    (1,357)       2,172
                                                              --------   --------   ----------
Net comprehensive financing cost............................  (162,660)  (159,385)    (122,998)
                                                              --------   --------   ----------
(Loss) income before benefit for income taxes, minority
  interest and discontinued operations......................   (10,524)    41,860       92,914

Benefit for income taxes (Note 12)..........................    47,262     23,048        7,150
                                                              --------   --------   ----------
Income before minority interest and discontinued
  operations................................................    36,738     64,908      100,064
Minority interest...........................................    39,873    (57,643)     (91,139)
                                                              --------   --------   ----------
Income from continuing operations...........................    76,611      7,265        8,925

Net loss from discontinued operations (Note 2)..............  (139,259)    (5,535)
                                                              --------   --------   ----------
Net (loss) income for the period............................  $(62,648)  $  1,730   $    8,925
                                                              ========   ========   ==========
Income per share from continuing operations.................  $  5,590   $  0.417   $    0.477
Net loss per share from discontinued operations.............   (10,161)    (0.318)
                                                              --------   --------   ----------
Net (loss) income for the period per share (Notes 3o. and
  11).......................................................  $ (4.571)  $  0.099   $    0.477
                                                              ========   ========   ==========
Weighted average of shares outstanding (thousands) for the
  period....................................................    13,705     17,442       18,694
                                                              ========   ========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                           GRUPO TMM, S. A. DE C. V.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                                (NOTES 1 AND 11)

                       (AMOUNTS IN THOUSANDS OF DOLLARS)

                                NUMBER OF COMMON                  RETAINED        INITIAL
                                     SHARES                       EARNINGS      ACCUMULATED
                                  OUTSTANDING      COMMON STOCK   (DEFICIT)   TRANSLATION LOSS    TOTAL
                                ----------------   ------------   ---------   ----------------   --------
Balance at December 31,
  1998........................      3,219,548        $  5,885      $58,154        $(17,757)      $ 46,282
Capital stock increase........     14,222,042          24,015                                      24,015
Net loss for the period.......                                     (62,648)                       (62,648)
                                   ----------        --------      -------        --------       --------
Balance at December 31,
  1999........................     17,441,590          29,900       (4,494)        (17,757)         7,649
Net income for the period.....                                       1,730                          1,730
                                   ----------        --------      -------        --------       --------
Balance at December 31,
  2000........................     17,441,590          29,900       (2,764)        (17,757)         9,379
Capital stock increase of
  December 7, 2001............      4,412,914          33,411                                      33,411
Capital stock spin-off of
  December 7, 2001............                         (7,738)                                     (7,738)
Capital stock increase of
  December 26, 2001...........     35,108,633          65,585                                      65,585
Other effects of merger.......                                      67,369                         67,369
Net income for the period.....                                       8,925                          8,925
                                   ----------        --------      -------        --------       --------
Balance at December 31,
  2001........................     56,963,137        $121,158      $73,530        $(17,757)      $176,931
                                   ==========        ========      =======        ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           GRUPO TMM, S. A. DE C. V.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (NOTE 1)
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        2000        2001
                                                              ---------   ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations...........................  $  76,611   $   7,265   $   8,925
                                                              ---------   ---------   ---------
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     97,559      99,888     103,319
  Other amortizations.......................................      2,620       2,537       4,149
  Amortization of discount on senior secured debentures,
    obligations and commercial paper........................     36,145      45,665      49,531
  Amortization of deferred financing cost...................      6,166      14,307       3,498
  Benefit for income taxes..................................    (47,262)    (23,048)     (7,150)
  Provision for doubtful accounts, pension and others.......      5,505      26,098       3,016
  Minority interest.........................................    (39,873)     57,643      91,139
  Loss on sale of property, machinery and equipment--net....     16,367       7,854       6,928
  Gain on sale of shares of subsidiaries....................    (16,672)    (33,337)
  Gain on transfer of concession rights--net................                            (60,744)
  Changes in assets and liabilities:
    Accounts receivable.....................................    (16,716)    (20,151)    (39,695)
    Other accounts receivable and related parties...........    (37,889)     13,467     (44,389)
    Material and supplies...................................      6,465      (2,788)        508
    Other current assets....................................      3,288       2,778         930
    Accounts payable and accrued expenses...................      8,192       3,992       2,998
    Other non-current assets and long-term liabilities......    (19,453)    (14,370)    (21,260)
                                                              ---------   ---------   ---------
  Total adjustments.........................................      4,442     180,535      92,778
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................     81,053     187,800     101,703
                                                              ---------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of property, machinery and equipment...................     49,444      29,728      11,808
Acquisition of property, machinery and equipment............    (83,842)    (82,090)   (105,907)
Acquisition of marketable securities........................     (1,977)    (27,126)
Sales of marketable securities..............................     40,147      31,666
Sales of shares of subsidiaries.............................     27,924     126,729       2,543
Acquisition of associated companies.........................                 (4,016)     (4,422)
Other.......................................................                (19,310)
                                                              ---------   ---------   ---------
Net cash provided by (used in) investing activities.........     31,696      55,581     (95,978)
                                                              ---------   ---------   ---------

                           GRUPO TMM, S. A. DE C. V.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                    (NOTE 1)
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        2000        2001
                                                              ---------   ---------   ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from revolving credit facility.....................     67,000      15,102
Payments under revolving credit facility....................    (67,000)   (100,100)
Payments under capital lease obligation.....................    (10,617)    (12,174)     (4,292)
Short-term bank borrowings--net.............................    (22,760)     14,585        (864)
Payments under commercial paper.............................                            (55,000)
Proceeds from commercial paper..............................                280,662      29,844
Payments under long-term debt...............................    (58,259)   (429,029)
Cash received (paid) from sale of accounts
  receivable--net...........................................    (20,000)    (20,000)     23,931
Capital contributions by minority stockholders..............      3,047
Dividends paid to minority stockholders.....................     (2,203)       (260)     (5,773)
Other.......................................................                    544       1,734
                                                              ---------   ---------   ---------
Net cash used in financing activities.......................   (110,792)   (250,670)    (10,420)
                                                              ---------   ---------   ---------
Net increase (decrease) in cash and cash equivalents........      1,957      (7,289)     (4,695)
Cash and cash equivalents at beginning of the period........     97,655      99,612      92,323
                                                              ---------   ---------   ---------
Cash and cash equivalents at end of the period..............  $  99,612   $  92,323   $  87,628
                                                              =========   =========   =========
SUPPLEMENTAL CASH DISCLOSURES:
Interest paid...............................................  $ 120,976   $ 107,698   $  73,192
                                                              =========   =========   =========
Income tax and asset tax paid...............................  $   1,575   $   1,012   $   1,943
                                                              =========   =========   =========
Due from Mexican Government.................................                          $  81,892
                                                                                      =========
Assets acquired through capital lease obligations...........              $     496   $   2,448
                                                                          =========   =========
Capital stock increase (non-cash transaction)...............  $  24,015               $  98,996
                                                              =========               =========
Capital stock spin-off (non-cash transaction)...............                          $   7,738
                                                                                      =========
Other effects of merger (non-cash transaction)..............                          $  67,369
                                                                                      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 1--THE COMPANY:

    Grupo TMM, S. A. de C. V. ("Grupo" or the "Company") is a Mexican company whose main activity is providing maritime, land and rail freight transportation, storage and agent services, as well as attending to cruise ships and other similar activities appropriate to the shipping and cargo transport business. Due to the nationality of some of the subsidiaries and the activities in which they are engaged, Grupo and its subsidiaries are subject to the laws and ordinances of other countries, as well as international regulations governing maritime transportation and the disposal of contaminating waste into the environment.

    At the Extraordinary General Stockholders' Meeting held on March 15, 2001, the Company changed its name from Grupo Servia, S. A. de C. V. to Grupo TMM, S.
A. de C. V.

    Grupo wholly owns the shares comprising the capital stock of the following companies:

Compania Arrendadora TMM, S. A. de C. V. and subsidiaries
Contrataciones Maritimas, S. A. de C. V.
IDJ, Ltd. and subsidiaries (Bermuda)
Inmobiliaria TMM, S. A. and subsidiaries
Linea Mexicana TMM, S. A. de C. V. and subsidiaries
Operadora de Apoyo Logistico, S. A. de C. V. and subsidiaries
Operadora Maritima TMM, S. A. de C. V.
Servicios en Puertos y Terminales, S. A. de C. V. and subsidiaries Taxi Aereo TMM, S. A. de C. V.
Transportes Maritimos del Pacifico, S. A. and subsidiaries
Transportes Maritimos Mexico, S. A. and subsidiaries
Olympus, Ltd. and subsidiaries (Liberia)

    Grupo also holds an equity interest in the following consolidated subsidiaries:

                                                                PERCENTAGE OF
                                                                OWNERSHIP AT
                                                              DECEMBER 31, 2001
                                                              -----------------
TMM Multimodal, S. A. de C. V. and subsidiaries.............        96.64
Administracion Portuaria Integral de Acapulco, S. A. de C.
  V.........................................................           51
Comercializadora Internacional de Carga, S. A. de C. V. and
  subsidiary................................................           51
Seamex International, Ltd. (Liberia) and subsidiaries.......           60
Servicios Administrativos Portuarios, S. A. de C. V.........           51
Servicios Administrativos en Puertos y Terminales, S. A. de
  C. V......................................................           51
TMM Puertos y Terminales, S. A. de C. V.....................           51

    Grupo holds 51% of the voting shares (38.4397% of all shares) of Grupo Transportacion Ferroviaria Mexicana, S. A. de C. V. ("Grupo TFM") through its subsidiary TMM Multimodal, S. A. de C. V. ("TMM Multimodal"). Grupo TFM is a non-operating holding company whose most important operations and assets are the investment in TFM, S. A. de C. V. ("TFM"). In December 1996, the Mexican Government (the "Government") granted TFM a concession (the "Concession") to operate the railway system for the north east of the country (the "TFM Route") for an initial period of fifty years (exclusive for 30 years),

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 1--THE COMPANY: (CONTINUED)
renewable under certain conditions for another equal period, and sold a number of locomotives, rail cars, materials and accessories, as well as 25% of its participation in the capital of the company operating the Mexico City rail terminal. The TFM Route is comprised of approximately 2,641 (excluding the 20 miles of the Griega-Mariscala stretch, see Note 4) miles of track which form a strategically link between Mexico and the North American Free Trade Agreement corridor. The TFM Route directly links Mexico City and Monterrey (as well as Guadalajara through trackage rights) with the ports of Lazaro Cardenas, Veracruz and Tampico, and the Mexican/United States border crossings of Nuevo Laredo, Tamaulipas--Laredo, Texas and Matamoros, Tamaulipas--Brownsville, Texas.

MERGER

    In December 2001, the Boards of Directors of Transportacion Maritima Mexicana ("TMM") and Grupo unanimously approved the corporate reorganization and merger, in which TMM was merged with and into Grupo. Each holder of TMM stock, after the merger, continued to own, as a shareholder of Grupo, the same relative economic interest in Grupo as it owned in TMM. As a result of this merger, the capital stock and the retained earnings of Grupo increased by $65,585 and $67,369, respectively, resulting from the issuance of shares to the previous minority shareholders of TMM, who subsequent to the merger, became shareholders of Grupo (Note 11).

    In preparation for the merger, the shareholders of Grupo approved the split-up of Grupo into two companies, Grupo and a newly formed corporation, Promotora Servia, S.A. de C.V. ("Promotora Servia"). Under the terms of the split-up, Grupo transferred all of its assets, rights and privileges (other than its interest in TMM) and all of its liabilities to Promotora Servia.

    The terms of the reorganization are set forth in the merger agreement signed on December 3, 2001 by and between TMM and Grupo. The Merger Agreement provided for the merger of TMM with and into Grupo, with Grupo, the surviving company. Under the terms of the merger agreement, all of the assets, privileges and rights, and all of the liabilities of TMM were transferred to Grupo upon the effectiveness of the merger on December 26, 2001.

    Since the above corporate reorganization and merger was a transaction between entities under common control, the transaction, for financial reporting purposes, has been accounted for on a historical cost basis in a manner similar to a pooling of interest.

    The merger is also part of a broader Company-wide restructuring plan launched by TMM's management in 1998 with the strategic objectives of
(i) divesting under-performing businesses and continuing the expansion of historically higher-margin businesses, (ii) continuing the development of TMM as the largest Mexican provider of an integrated array of transportation and logistics services, and (iii) streamlining TMM's corporate structure to realize certain financial and corporate governance efficiencies.

    The assets, liabilities and operations not corresponding to the new structure and operation of the Company and which were spun-off in conjunction with the merger, are presented as discontinued operations in the accompanying consolidated financial statements. See Note 2b.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 2--RESTRUCTURING AND DISCONTINUED OPERATIONS:

A.  RESTRUCTURING

PORT BUSINESS

    In October 2000, TMM sold to SSA 35.2% of its investment in Operadora Portuaria TMM, S.A. de C.V., for US$41.3 million as part of the restructuring of the port business. This transaction generated a gain of $24,944, which is shown in the statement of income under other income.

    On June 21, 2001, TMM and SSA International Inc. ("SSA"), a strategic partner, signed an addendum to the master contract and signed a stockholders' agreement to take all the necessary steps to consolidate the operations and assets of TMM's Ports Division into an organized corporation denominated TMM Puertos y Terminales, S. A. de C. V. ("TMMPyT"), in which TMM would hold an equity interest of 51%, and SSA the remaining 49%.

OTHER RESTRUCTURING

    In 1999, TMM sold its 51% equity interest in Van Ommeren TMM Terminals for $27 million. As a result of this transaction: (i) TMM disposed of four terminals in Mexico used to store chemical products and vegetable oils and
(ii) recognized a pre-tax profit of $16,673, which is shown under other income on the statement of income.

B.  DISCONTINUED OPERATIONS

    On July 28, 1998, TMM and CP Ships Holdings, Inc. ("CP Ships"), a Canadian shipping company, signed an agreement to form a joint venture in which each has an equal equity interest in the container shipping transport business of TMM, Lykes Lines, Ivaran Lines and Contship Med-Gulf. Each partner maintained its fleet of vessels and containers, which were leased to the new company. For this purpose, in September 1998, TMM established a new subsidiary named Americana Ships, Ltd. ("ASL"), to which TMM transferred all the agreed assets and liabilities at their book value.

    On January 27, 1999, TMM and CP Ships signed the final contribution agreement, whereby CP Ships contributed the assets to ASL in exchange for a 50% equity interest in ASL. The other 50% equity interest is held by TMM.

    At the end of 1999, TMM agreed to sell its 50% equity interest in ASL to CP Ships for $65 million. The operation was concluded in the first quarter of 2000. The transfer of rights and benefits took effect as of January 1, 2000. This transaction was presented as a discontinued operation for all periods. The final result of this operation was a loss of $134,709, of which $129,674 was recorded in 1999 and $5,035 in 2000; the latter figure represents the amount by which the definitive loss on the sale of this segment exceeded the estimated amount in 1999.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 2--RESTRUCTURING AND DISCONTINUED OPERATIONS: (CONTINUED)
    Below are the income, expenses and results of the above mentioned discontinued operations as well as those being transferred to Promotora Servia as described in Note 1 for the years ended December 31, 1999 and 2000.

                                                               YEARS ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                                        1999                               2000
                                          ---------------------------------   -------------------------------
                                                      PROMOTORA                          PROMOTORA
                                             ASL       SERVIA       TOTAL       ASL       SERVIA      TOTAL
                                          ---------   ---------   ---------   --------   ---------   --------
Service income..........................  $ 519,430    $ 9,873    $ 529,303               $6,915     $ 6,915
Operating cost and expenses.............   (560,116)   (11,662)    (571,778)              (5,083)     (5,083)
                                          ---------    -------    ---------               ------     -------
Operating (loss) income.................    (40,686)    (1,789)     (42,475)               1,832       1,832
Financing cost..........................     (8,665)    (9,062)     (17,727)              (9,305)     (9,305)
Other (expenses) income.................   (134,361)     1,072     (133,289)  $(5,035)    14,385       9,350
                                          ---------    -------    ---------   -------     ------     -------
(Loss) profit before tax and minority
  interest..............................   (183,712)    (9,779)    (193,491)   (5,035)     6,912       1,877
Current and deferred taxes..............     51,408        194       51,602               (7,497)     (7,497)
Minority interest.......................      2,630                   2,630                   85          85
                                          ---------    -------    ---------   -------     ------     -------
Loss on discontinued operations.........  $(129,674)   $(9,585)   $(139,259)  $(5,035)    $ (500)    $(5,535)
                                          =========    =======    =========   =======     ======     =======

    The following items are shown by the Company in the consolidated balance sheet at December 31, 2000, under assets and liabilities of discontinued operations:

                                                               YEARS ENDED DECEMBER 31, 2000
                                                              -------------------------------
                                                                         PROMOTORA
                                                                ASL       SERVIA      TOTAL
                                                              --------   ---------   --------
ASSETS
Cash and cash equivalents...................................              $ 1,041    $ 1,041
Other accounts receivable...................................   $3,955       2,996      6,951
                                                               ------     -------    -------
Discontinued current assets.................................    3,955       4,037      7,992
Discontinued non-current assets.............................                6,662      6,662
                                                               ------     -------    -------
Total assets of discontinued operations.....................   $3,955     $10,699    $14,654
                                                               ======     =======    =======
LIABILITIES
Bank loans..................................................              $54,873    $54,873
Other expenses and accrued tax payable......................   $4,097         749      4,846
                                                               ------     -------    -------
Discontinued current liabilities............................    4,097      55,622     59,719
                                                               ------     -------    -------
Long term debt..............................................               15,500     15,500
Other discontinued long-term liabilities....................                1,366      1,366
                                                               ------     -------    -------
Discontinued long-term liabilities..........................               16,866     16,866
                                                               ------     -------    -------
Total liabilities of discontinued operations................   $4,097     $72,488    $76,585
                                                               ======     =======    =======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 2--RESTRUCTURING AND DISCONTINUED OPERATIONS: (CONTINUED)
ADMINISTRATIVE SERVICE AGREEMENT WITH PROMOTORA SERVIA

    In connection with the restructuring described in Note 1, TMM and Grupo entered into an agreement to terminate the management services agreement between TMM and Grupo that had been in effect since January 15, 1991. Under this agreement, TMM was obligated to pay Grupo, 1% of the TMM's net consolidated revenues, excluding TFM's revenues. The termination agreement, dated
October 11, 2001 provides for the payment by TMM to Grupo of $17.5 million on or before September 7, 2002 if the agreement is not renewed on that date. This agreement was transferred to Promotora Servia, the company arising from the Grupo's spin-off. (See Note 1).

NOTE 3--SUMMARY OF ACCOUNTING POLICIES AND PRACTICES:

    Grupo and subsidiaries prepare their financial statements in accordance with International Accounting Standards ("IAS") expressed in US dollars, the currency in which most transactions and a significant portion of their assets and liabilities arose and/or are denominated. The Mexican National Banking and Securities Commission approved this method in 1985. The initial effect of conversion to US dollar as the functional currency is shown as a debit of $17,757 in the statement of changes in stockholders' equity of Grupo.

    Grupo and subsidiaries are also required to keep books and records in Mexican pesos for tax purposes.

    The IAS differ in certain material respect from those under United States of America Generally Accepted Accounting Principles ("U.S. GAAP"). (See Note 17).

    The most significant accounting policies are described below:

A.  CONSOLIDATION BASIS

    The consolidated financial statements include the accounts of Grupo and its subsidiaries. All intercompany balances and transactions have been eliminated. Grupo consolidates the companies in which it holds 51% or more direct or indirect participation and/or has control.

B.  TRANSLATION

    Monetary assets and liabilities denominated in other currencies are translated into US dollars using current exchange rates. Differences arising from fluctuations in exchange rates between the dates on which transactions are entered into and those on which they are settled, or the balance sheet date, are applied to income. Non-monetary assets and liabilities denominated in other currencies are translated into US dollars at the historical rate of exchange in effect on the date they are entered into. The capital stock and minority interest are translated at the historical exchange rate. Results of operations are mainly translated at the monthly average exchange rates. Depreciation and amortization of non-monetary assets are translated at the historical exchange rate.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 3--SUMMARY OF ACCOUNTING POLICIES AND PRACTICES: (CONTINUED)

C.  CASH AND CASH EQUIVALENTS

    Cash and cash equivalents represent highly liquid interest-bearing deposits and investments with and original maturity of less than three months and are stated at cost plus interest earned.

D.  MATERIALS AND SUPPLIES

    Materials and supplies consist mainly of fuel and items for maintenance of property and equipment, are valued at the lower of the average cost or market.

E.  CONCESSION RIGHTS AND RELATED ASSETS

    Costs incurred by Grupo TFM to acquire the concession rights and related assets were capitalized and are amortized on a straight-line basis over the estimated useful lives of the related assets and rights acquired (see Note 4). The purchase price to acquire the concession rights and related assets was allocated to the identifiable assets acquired and liabilities assumed in connection with the privatization process (see Note 4) based on their estimated fair value.

    The assets acquired and liabilities assumed include:

    (i) The tangible assets acquired pursuant to the asset purchase agreement, consisting of locomotives, rail cars and material and supplies;

    (ii) The rights to utilize the right of way, track structure, buildings and related maintenance facilities of the TFM lines;

   (iii) The 25% equity interest in the company established to operate the Mexico City rail terminal facilities; and

    (iv) Capital lease obligations assumed.

    Other concession rights correspond to payments made for the rights to operate them, they are stated at cost, and are amortized over the terms specified in the concessions agreements.

F.  PROPERTY, MACHINERY AND EQUIPMENT

    TFM's machinery and equipment acquired through the asset purchase agreement were initially recorded at their estimated fair value. Subsequent acquisitions are stated at cost. Depreciation is calculated by the straight-line method based on the estimated useful lives of the respective fixed assets. (See Note 5).

    The other property, machinery and equipment are stated at construction or acquisition cost. Acquisitions through capital leases or charter arrangements with an obligation to purchase are capitalized based on the present value of future minimum payments, recognizing the related liability (see Note 14). The construction cost of vessels is determined by adding the accrued interest during the construction period to the agreed price. Depreciation of vessels, containers and tractor trucks is computed using the straight-line method based on the useful lives of the assets net of the estimated salvage value. Depreciation

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 3--SUMMARY OF ACCOUNTING POLICIES AND PRACTICES: (CONTINUED) of other fixed assets is computed using the straight-line method based on the estimated useful lives of the assets.

    Recurring maintenance is expensed as incurred, whereas the reconstruction of locomotives and major repairs on vessels are amortized over the period that benefits are expected to be derived (eight years for locomotives and two to three years for vessels).

G.  DEFERRED COSTS AND OTHER ASSETS

    These represent deferred costs that benefit a period of more than one year. Such costs are amortized over a period ranging from 3 to 12 years using the straight-line method (see Note 6). They also include fees and other related expenses paid by the Company to obtain long-term debt. These costs are amortized by the effective-interest method during the outstanding period of such long-term debt.

H.  EQUITY INVESTMENTS

    Equity investments of less than 20% are valued at cost. Equity investments in associated companies are valued using the equity method. The carrying value of equity investments are periodically reviewed for impairment.

I.  DEFERRED INCOME TAX

    Deferred income tax is determined following interperiod allocation procedures under the full liability method.

    Under this method, the Company is required to establish a provision for deferred income taxes on the tax indexation of certain non-current assets and, in relation to an acquisition, on the difference between the acquisition cost of the net assets acquired and their tax base.

J.  DERIVATIVE FINANCIAL INSTRUMENTS

    In 2001, the Company adopted the provisions of IAS 39 "Financial
Instruments".

    Periodically, the Company enters into financial and commodity derivative instruments as a part of its risk management program including currency exchange contracts, interest rate arrangements, and U.S. based fuel futures. Under IAS 39, these contracts are mark to market and accordingly gains and losses related to such transactions are recognized in results of operations on a monthly basis.

    Prior to the adoption of IAS 39, the Company already mark to market and hence, the adoption of IAS 39 did not have a material impact. See Note 8.

K.  SENIORITY PREMIUMS

    Pension and seniority premium costs are recognized based on actuarial computations as services are rendered. (See Note 15).

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 3--SUMMARY OF ACCOUNTING POLICIES AND PRACTICES: (CONTINUED)
    Other compensation based on length of service to which employees may be entitled in the event of dismissal or death, in accordance with the Mexican Federal Labor Law, are charged to income in the year in which they become payable.

L.  FOREIGN CURRENCY POSITION

    At December 31, 2000 and 2001, the Company had monetary assets and liabilities denominated in currencies other than the US dollar, determined at the interbank exchange rate, as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Assets......................................................   $149,403      $262,967
Liabilities.................................................    (72,140)      (93,543)
                                                               --------      --------
                                                               $ 77,263      $169,424
                                                               ========      ========

M. RECOGNITION OF REVENUES AND COSTS

    Voyage revenues and costs are recognized in income in the period in which the voyage is completed. Revenues and costs associated with voyages in process are deferred and recognized at the conclusion of the voyage.

    Revenues and costs associated with trucking transportation services and other non-maritime transactions are recognized at the time the services are rendered.

    Railroad revenue is recognized proportionally as a shipment moves from origin to destination.

N.  INTANGIBLE ASSETS AND LONG-LIVED ASSETS

    The carrying value of intangible assets and long-lived assets are periodically reviewed by the Company and impairments are recognized when the expected future operating cash flows undiscounted and without interest charges derived from such intangible assets and long-lived assets are less than their carrying value.

O.  NET INCOME PER SHARE

    Net income per share is calculated based on the weighted average number of shares outstanding during the year. The weighted average number of shares outstanding for the years ended December 31, 1999, 2000 and 2001 was 13,705,204, 17,441,590 and 18,693,635, respectively. The weighted average number of shares has been retroactively adjusted for 15.06 for one reverse stock split that occurred on October 31, 2001 (see Note 11).

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 3--SUMMARY OF ACCOUNTING POLICIES AND PRACTICES: (CONTINUED)
P.  CONCENTRATION OF RISK

    An important source of the Company's revenues are generated by the automotive industry, which is made up of a relatively small number of customers. Not one single client represents individually more than 10% of the total revenues.

Q.  USE OF ESTIMATES

    The preparation of financial statements requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

R.  COMPREHENSIVE INCOME (LOSS)

    Comprehensive income (loss) includes certain changes to stockholder' equity not affecting net income (loss) and not related to capital payments, dividend payments or similar transactions with the shareholders. The comprehensive income
(loss) for the Company, for all periods presented, is equal to the net income
(loss), as there are no other items of comprehensive income (loss), except for the initial accumulated translation loss recorded in stockholders' equity.

S.  RECLASSIFICATIONS

    Certain 2000 figures were reclassified to conform with 2001 classifications.

NOTE 4--CONCESSION RIGHTS AND RELATED ASSETS:

    Under the terms of TFM's Concession, TFM has the right to use and the obligation to maintain the right of way, track structure, buildings and related maintenance facilities. Ownership of such property and fixtures, however, has been retained by the Government.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 4--CONCESSION RIGHTS AND RELATED ASSETS: (CONTINUED)
    Concession rights and related assets are summarized below:

                                                            YEARS ENDED DECEMBER 31,      ESTIMATED
                                                            -------------------------      USEFUL
                                                               2000          2001       LIVES (YEARS)
                                                            -----------   -----------   -------------
Land......................................................  $  132,878    $  132,878       50
Buildings.................................................      33,113        33,113      27-30
Bridges...................................................      75,350        75,350       41
Tunnels...................................................      94,043        94,043       40
Rail......................................................     317,268       317,268       29
Concrete and wood ties....................................     137,351       137,351       27
Yards.....................................................     106,174       106,174       35
Ballast...................................................     107,189       107,189       27
Grading...................................................     391,808       391,808       50
Culverts..................................................      14,942        14,942       21
Signals...................................................       1,418         1,418       26
Others....................................................      61,792        61,792      5-50
                                                            ----------    ----------
TFM route.................................................   1,473,326     1,473,326

International cruise ship terminal on Cozumel Island......       7,148         7,148       20
Integral Acapulco Port Administration.....................       6,783         6,783       20
Tugboats in the port of Manzanillo........................       2,170         2,170       10
Manzanillo port...........................................       2,589         2,589       20
Progreso port.............................................       4,577         4,577       20
                                                            ----------    ----------
                                                             1,496,593     1,496,593
Accumulated amortization..................................    (168,882)     (221,416)
                                                            ----------    ----------
Concession rights and related assets--net.................  $1,327,711    $1,275,177
                                                            ==========    ==========

    Amortization of concession rights was $42.5 million, $41.5 million and $41.2 million for the years ended December 31, 1999, 2000 and 2001, respectively.

    On February 9, 2001, the SCT issued statement 4.123. Under this statement, the SCT and TFM agreed to transfer a line of the two-way Griega-Mariscala stretch to the Government in order to be included in the North Pacific concession. In return for this stretch, TFM will receive approximately $71,210 plus value added tax, at the latest, on the date in which TFM, Grupo TFM or their stockholders acquire the 20% of the TFM capital stock or the 24.6% of the Grupo TFM's capital stock currently owned by Ferrocarriles Nacionales de Mexico ("FNM") and the Government, respectively, or October 31, 2003. During 2001, the Company recognized a net gain related with this transaction of approximately $60,744, which was credited to other income in the statement of income.

    Government payment may be restated in accordance with an appraisal performed by the "Comision de Avaluos de Bienes Nacionales," until the payment date.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 4--CONCESSION RIGHTS AND RELATED ASSETS: (CONTINUED)
    On February 12, 2001, the SCT modified the Concession title granted to TFM to the transfer of the Griega-Mariscala stretch described above, and authorized the dismantling of the catenary running over the route between Huehuetoca State of Mexico and the City of Queretaro.

NOTE 5--PROPERTY, MACHINERY AND EQUIPMENT:

                                                          YEARS ENDED DECEMBER 31,     ESTIMATED
                                                          -------------------------   USEFUL LIVES
                                                             2000          2001         (YEARS)
                                                          -----------   -----------   ------------
Railroad equipment......................................   $577,354      $648,247        8-25
Accumulated depreciation................................   (110,898)     (144,855)
                                                           --------      --------
                                                            466,456       503,392
                                                           --------      --------
Vessels.................................................     72,480        64,337         25
Accumulated depreciation................................    (32,650)      (33,164)
                                                           --------      --------
                                                             39,830        31,173
                                                           --------      --------
Buildings and installations.............................     26,751        27,141      20 and 25
Warehousing equipment...................................        152           152         10
Computer equipment......................................      8,634         9,360       3 and 4
Terminal equipment......................................     17,657        24,021         10
Ground transportation equipment.........................     40,536        39,433     4, 5 and 10
Other equipment.........................................     43,875        48,798          5
                                                           --------      --------
                                                            137,605       148,905
Less accumulated depreciation...........................    (61,091)      (67,326)
                                                           --------      --------
                                                             76,514        81,579
Land....................................................     41,411        53,968
Construction in progress................................     26,674        23,470
                                                           --------      --------
                                                            144,599       159,017
                                                           --------      --------
                                                           $650,885      $693,582
                                                           ========      ========

    Pursuant to the asset purchase agreement, TFM obtained the right to acquire locomotives and rail cars and various materials and supplies formerly owned by FNM. TFM also agreed to assume the outstanding indebtedness, as of the commencement of operations, relating to certain locomotives originally acquired by FNM under capital lease arrangements. Legal title to the purchased assets was transferred to TFM at that time.

    Depreciation of property, machinery and equipment was $47.5 million in 1999, $49.4 million in 2000 and $51.8 million in 2001.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 6--DEFERRED COSTS AND OTHER ASSETS:

    These items are as follows:

                                                           YEARS ENDED DECEMBER 31,      ESTIMATED
                                                           -------------------------      USEFUL
                                                              2000          2001       LIVES (YEARS)
                                                           -----------   -----------   -------------
Debt issuance commissions and expenses...................    $57,791       $65,531        3-12
Dry-docks (major vessel repairs).........................      6,406         8,770         5
Capitalized software.....................................      6,253         6,433         5
Other deferred costs.....................................     26,614        43,342         10
                                                             -------       -------
                                                              97,064       124,076
Accumulated amortization.................................    (55,337)      (77,613)
                                                             -------       -------
                                                              41,727        46,463
Guarantee deposit........................................      3,005         2,800
Other assets.............................................     29,798        30,034
                                                             -------       -------
                                                             $74,530       $79,297
                                                             =======       =======

    Amortization of deferred costs and other assets was $16.2 million in 1999, $25.8 million in 2000 and $17.8 in 2001.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 7--FINANCING:

    Total debt is summarized as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                 2000          2001
                                                              -----------   ----------
Senior discount debentures(1)...............................  $  443,501    $ 443,501
Senior notes(2).............................................     150,000      150,000
Commercial paper(3).........................................     290,000      265,000
Obligations(4)..............................................     200,000      200,000
Obligations(5)..............................................     176,875      176,875
Europaper(6)................................................      60,890
Europaper(7)................................................                   60,800
Bank loan(8)................................................       5,523        4,286
Bank loan(9)................................................       5,000
Bank loan(10)...............................................                    5,000
Capital lease obligations...................................       4,694        2,836
Other.......................................................       2,437        2,000
                                                              ----------    ---------
Total debt..................................................   1,338,920    1,310,298
Less:
Discount on senior discount debentures, obligations and
  commercial paper..........................................     (74,007)     (24,169)
Current portion.............................................     (72,081)    (332,958)
                                                              ----------    ---------
Long-term bank loans and other long-term obligations........  $1,192,832    $ 953,171
                                                              ==========    =========

------------------------

(1) Senior discount debentures ("SDD")

    The US dollar denominated SDD were sold in June 1997, at a substantial discount from their principal amount of $443,501, and no interest will be payable thereon prior to June 15, 2002. The SDD will mature on June 15, 2009. The price of the SDD represents a yield to maturity of 11.75% fixed rate, computed on the basis of semiannual compounding and maturing on June 15, 2002. Interest on the SDD is payable semiannually at a fixed rate of 11.75% commencing on December 15, 2002. The SDD are redeemable at the option of TFM, in whole or in part, at any time on or after June 15, 2002, at the following redemption prices (expressed in percentage of principal amount at maturity), plus accrued and unpaid interest, if any. The unamortized discount at December 31, 2001 amounted to $22,563.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 7--FINANCING: (CONTINUED)

                                                                     SENIOR DISCOUNT
                                                                        DEBENTURE
                                                                       REDEMPTION
      YEAR                                                                RATE
      ----                                                           ---------------
      2002........................................................      105.8750%
      2003........................................................      102.9375%
      2004 and thereafter.........................................      100.0000%

(2) Senior notes

    In June 1997 TFM issued US dollar denominated securities bearing interest semiannually at a fixed rate of 10.25% and maturing on June 15, 2007.

(3) Commercial paper

    In September 2000, TFM issued commercial paper at a discount of $5 million from its principal amount of $290 million, as part of a two-year
    $310 million program. Interest rates on the outstanding commercial paper are at weighted average rate of around 2%. Proceeds from commercial paper were used to pay Tranches "A" and "B" of the Senior credit facilities and their respective revolving loan. The unamortized discount at December 31, 2001 amounted to $362.

(4) Ten-year instruments bearing 10.25% annual interest (10.00% annually up to November 14, 2000) (net of taxes) through November 15, 2006. The unamortized discount at December 31, 2001 amounted to $351.

(5) Obligations over a ten-year term, bearing interests at the rate of 9.50% (9.25% annually up to November 14, 2000), (net of taxes) up to May 15, 2003, with the option to pay all or part as from May 15, 1998. The unamortized discount at December 31, 2001 amounted to $52.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 7--FINANCING: (CONTINUED)
    For compliance with the conditions for obligations (4) and (5) above, in the next page are the condensed consolidated balance sheets and results of operations of Grupo and subsidiaries, accounting for Grupo TFM and subsidiary under the equity method of accounting.

                                                                      CONDENSED CONSOLIDATED
                                                                          BALANCE SHEETS
                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                        2000           2001
                                                                    ------------   ------------
                                                                            (UNAUDITED)
      Total current assets........................................  $    155,174   $    185,201
      Concession rights and related assets--net...................        18,811         17,586
      Property, machinery and equipment--net......................       167,316        183,980
      Investment in Grupo TFM.....................................       374,125        406,309
      Deferred taxes..............................................        92,176        105,264
      Other assets................................................        56,916         43,634
                                                                    ------------   ------------
      Total assets................................................  $    864,518   $    941,974
                                                                    ============   ============
      Total short-term liabilities................................  $    260,875   $    238,084
      Total long-term liabilities.................................       398,374        419,375
                                                                    ------------   ------------
      Total liabilities...........................................       659,249        657,459
                                                                    ------------   ------------
      Minority interest...........................................       195,890        107,584
                                                                    ------------   ------------
      Capital stock...............................................        29,900        121,158
      (Deficit) retained earnings.................................       (20,521)        55,773
                                                                    ------------   ------------
      Total stockholders' equity..................................         9,379        176,931
                                                                    ------------   ------------
      Total liabilities and stockholders' equity..................  $    864,518   $    941,974
                                                                    ============   ============

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 7--FINANCING: (CONTINUED)

                                                                       CONDENSED CONSOLIDATED
                                                                      STATEMENTS OF INCOME FOR
                                                                     THE YEAR ENDED DECEMBER 31,
                                                                    -----------------------------
                                                                        2000            2001
                                                                    -------------   -------------
                                                                             (UNAUDITED)
      Revenue from freight and services...........................  $    358,571    $    343,932
      Total operating expenses....................................       327,547         310,703
                                                                    ------------    ------------
      Operating income............................................        31,024          33,229
      Other income (expenses)--net................................        26,658          (7,869)
      Comprehensive financing cost................................       (50,702)        (43,212)
                                                                    ------------    ------------
      Income (loss) before provision for deferred income tax
        benefit, minority interest, interest in TFM and
        discontinued operations...................................         6,980         (17,852)
      Deferred income tax benefit.................................         8,876          11,824
      Minority interest...........................................       (24,638)        (17,701)
      Interest in TFM.............................................        16,047          32,654
                                                                    ------------    ------------
      Income from continuing operations...........................         7,265           8,925
      Discontinued operations.....................................        (5,535)
                                                                    ------------    ------------
      Net income for the year.....................................  $      1,730    $      8,925
                                                                    ============    ============

(6) Issue of Europaper which matured on December 11, 2001.

(7) Issue of Europaper with maturities from January 31 through June 11, 2002 and annual interest rates ranging from 10% and 10.875%.

(8) Loan with Banco Invex bearing 12.75% interest maturing on December 21, 2005. The unamortized discount at December 31, 2001 amounted to $841.

(9) This loan with Chase Manhattan Bank bore annual interest at the LIBOR plus 4.0% and was early paid on January 26, 2001. The effective rate at December 31, 2000 was 10.66%.

(10) Loan with Banco Invex which matured on February 21, 2002.

    Interest expense amounted $157,638, $149,022 and $133,501 for each one of the years ended December 31, 1999, 2000 and 2001, respectively. Average interest rates paid were 9.70% in 1999, 10.06% in 2000 and 9.5% in 2001.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 7--FINANCING: (CONTINUED)
TOTAL MATURITY OF THE LONG-TERM DEBT AT DECEMBER 31, 2001

                                                                  YEAR ENDED
YEAR ENDING                                                    DECEMBER 31, 2001
-----------                                                    -----------------
2003........................................................       $178,193
2004........................................................          1,628
2005........................................................          1,520
2006........................................................        199,947
2007 and thereafter.........................................        571,883
                                                                   --------
                                                                   $953,171
                                                                   ========

NOTE 8--FINANCIAL INSTRUMENTS:

INTEREST RATES AGREEMENTS

    The Company entered into various types of interest rate contracts in managing its interest rate risk. The Company uses interest rates swaps to reduce the potential impact of increases in its interest rates under its long-term debt described in Note 7 and on rental payments for the leasing of the vessels "Tepozteco II" and "Aya II."

    As a condition to certain debt which was paid in 2000, the Company entered into an interest rate swap, which expired on March 10, 2000. At the expiration date, the Company recognized an additional cost of approximately $200. With respect to the vessels described above, the Company has contracted 5.50% annual LIBOR interest rate swaps which matured on March 30, 2001. The benefit derived from these operations was $151 in 2000 and $12 in 2001.

FUEL FUTURES CONTRACTS

    TFM may seek to assure itself of more predictable fuel expenses through U.S. fuel futures contracts. Hedge positions are also closely monitored to ensure that they will not exceed actual fuel requirements in any period. During 2001, TFM did not enter into fuel futures contracts.

FOREIGN EXCHANGE CONTRACTS

    The purpose of the Company's foreign exchange contracts is to limit the risks arising from its non-US dollar denominated monetary assets and liabilities.

    The nature and quantity of these transactions will be determined by Management of the Company based upon on net asset exposure and market conditions.

    As of December 31, 2001, TFM had eight Mexican peso call options outstanding in the notional amount of $10 million each one, based on the average exchange rate of Ps9.973 per dollar. These options will expire during 2002.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 8--FINANCIAL INSTRUMENTS: (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value.

    The fair values of cash and cash equivalents, accounts receivable and accounts payable approximate carrying values because of the short maturity of these financial instruments. The fair value of the equity investments approximate carrying values because the Company reviewed them and adjusted for impairment on an annual basis.

    The fair value of the Company's bank loans and other obligations is estimated based on the quoted market prices or on the rates offered to the Company for debt of the same remaining maturities at the end of each year. Debt bearing interest at variable rates is generally representative of the rates that are currently available to the Company at December 31, 2001 for the issuance of debt with similar terms and remaining maturities and therefore the carrying values of these obligations are reasonable estimate of their fair value.

    A summary of the estimated fair values of the Company's bank loans and other obligations is shown as follows:

                                                         YEAR ENDED              YEAR ENDED
                                                      DECEMBER 31, 2000       DECEMBER 31, 2001
                                                   -----------------------   -------------------
                                                    CARRYING       FAIR      CARRYING     FAIR
                                                     AMOUNT       VALUE       AMOUNT     VALUE
                                                   ----------   ----------   --------   --------
Long-term debt...................................  $1,192,394   $1,051,447   $949,874   $814,963
Debt at variable rates...........................         438          438      3,297      3,297
                                                   ----------   ----------   --------   --------
                                                   $1,192,832   $1,051,885   $953,171   $818,260
                                                   ==========   ==========   ========   ========

NOTE 9--OBLIGATIONS FOR SALE OF RECEIVABLES:

    In November 1997, the Company entered into a factoring agreement with the Mexican Transportation Trust (through 1998, the Industrial Bank of Japan, Ltd. acted as trustee and as from since the start of 1999, the Bank of New York, N.
A. has acted in this capacity), for the sale of future receivables. Under this agreement the Company receives advances, which it repays with accounts receivable for future services to be provided. The agreement contemplates the sale of specific customer receivables for a total of $60,000. In December 1997, TMM received advances of $30,000 for the future sale of receivables in terms of the agreement, at an effective rate of 7.30% over a period of three years. In May 1998, TMM received an additional $25,000 advance on the future sale of receivables. In March 2000, this transaction was concluded.

    On November 30, 2001, the Company entered into a factoring agreement with the Bank of New York, N. A. for the sale of future receivables. Under this agreement, the Company receives advances, which are repaid with future accounts receivable which will be generated. TMM received advances of $25,000 for the

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 9--OBLIGATIONS FOR SALE OF RECEIVABLES: (CONTINUED) future sale of receivables in terms of the agreement, at an effective rate of 8.98% over a period of five years. Which was reflected as a liability on the consolidated balance sheet. At December 31, 2001, Grupo has deposited into the trust accounts receivable totalling $4.9 million, which when collected, will be applied against the principal amount of the borrowings. Such receivables, whose carrying value approximates the fair value, are reflected in the consolidated balance sheet within accounts receivable. At December 31, 2001, Grupo has paid $1,069.

NOTE 10--BALANCES AND TRANSACTIONS WITH RELATED PARTIES:

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                                 2000            2001
                                                              ----------      ----------
Due from:
FRS Service Companies, Inc..................................                   $ 16,615
Bufete de Infraestructura Maritima Mexicana, S. A.
  ("BIMMSA")................................................   $  1,000           1,730
Seacor Marine, Inc. ("Seacor")..............................      1,010
JB Hunt Transport, Inc. ("JB Hunt").........................                      2,558(1)
                                                               --------        --------
                                                               $  2,010        $ 20,903
                                                               ========        ========
Due to:
Seacor Marine, Inc..........................................                   $  2,679
Kansas City Southern Industries ("KCSI")....................   $  2,363           3,268
Terminal Ferroviaria del Valle de Mexico, S. A. de C. V.....        632           2,308(2)
                                                               --------        --------
                                                               $  2,995        $  8,255
                                                               ========        ========

------------------------

(1) See Note 16.

(2) Represents the account payable by TFM regarding interline services, trackage and haulage rights and car hire.

    The most important transactions with related parties are summarized as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Transportation revenues.....................................  $ 3,055    $30,625    $40,276
                                                              =======    =======    =======
Management services.........................................  $ 8,238    $ 3,586    $ 1,524
                                                              =======    =======    =======
Other income (expense)......................................  $    96    $(5,009)   $  (877)
                                                              =======    =======    =======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 10--BALANCES AND TRANSACTIONS WITH RELATED PARTIES: (CONTINUED) FRS SERVICE COMPANIES, INC. (A SUBSIDIARY OF SSA)

    The Board of Directors of TMMPyT approved via a shareholders resolution held on December 6, 2001, to enter into lending arrangements with the shareholders and their respective affiliates. At December 31, 2001, TMMPyT had lent $16,615 to FRS Service Companies, Inc. at an interest rate of 6.35%. This loan may be paid with future dividends declared by TMMPyT to its shareholders.

BIMMSA

    The account due from BIMMSA (a joint venture company) is derived from maritime services provided to that company. BIMMSA is engaged primarily in installing underwater ducts in the Campeche Sound (in the Gulf of Mexico for PEMEX). On September 28, 2000, PEMEX Exploracion y Produccion paid $63,895 to BIMMSA, who transferred $52,824 to TMM.

SEACOR

    Seamex International, Ltd. and Seacor have internal arrangements under which each company may receive or transfer money in accordance with its cash requirements, as well as to provide agency services and to provide repair services to each other. At December 31, 2000, the amount due from corresponds to repair services provided to Seacor and the net amount due to Seacor at December 31, 2001 corresponds to a promissory note of $3,200 payable in April 2002, and an account receivable of $521 for agency services and repairs provided.

KCS TRANSPORTATION COMPANY ("KCSTC") MANAGEMENT SERVICES AGREEMENT

    The Company and KCSTC, a wholly owned subsidiary of KCSI, Grupo TFM's stockholder, entered into a management service agreement pursuant to which KCSTC makes available to TFM certain railroad consulting and management services commencing in May 1997 for a term of 12 months and which may be renewed for additional one-year periods by agreement of the parties. Under the terms of the agreement, KCSTC is to be reimbursed for its costs and expenses incurred in the performance of such services.

    The above-mentioned agreement has not been renewed, and TFM has accrued the payments due to KCSTC under the terms of the original agreements through December 30, 2001.

NOTE 11--STOCKHOLDERS' EQUITY:

CAPITAL STOCK

    At the Extraordinary Stockholders' Meeting held on April 16, 1999, the stockholders agreed to increase the capital stock (in proportionate parts) by $ 24,015. This increase was carried out through the capitalization of accounts payable to stockholders.

    At the Ordinary and Extraordinary Stockholders' Meeting held on October 31, 2001, the Stockholders agreed to approve a new capital structure in connection with the spin-off of certain assets and merger of the Company, as described in
Note 1. As a result, Grupo effected a 15.06 for one reverse stock split and

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 11--STOCKHOLDERS' EQUITY: (CONTINUED) converted its 1,596,700 Series "B" shares, 833,189 Series "B-1" shares, 26,061,401 Series "B-2" shares, 5,447,075 Series "B-3" shares and 228,715,601
Series "B-4" shares into one class of 17,440,890 new Series "B" common shares, ordinary and without par value.

    At the Extraordinary Stockholders' Meetings held on December 7, 2001, the Grupo's stockholders agreed to:

--  Transfer of 17,440,890 shares Series "B" to the Series "A" shares.

-- Increase the capital stock by $33,411 (Ps308,887) through the issuance of 4,412,914 new Series "A" shares.

-- Capital stock spin-off by $7,738 (Ps71,542) without affecting the outstanding shares.

    At the Extraordinary Stockholders' Meeting held on December 21, 2001, the Company's stockholders agreed to merge TMM into Grupo through the increase of capital stock by $65,585 as a result of the merger, through issuing
(i) 20,867,849 shares Series "A" which were delivered to the Series "A" stockholders of TMM, and (ii) 14,240,784 shares Series "L" which were delivered to Series "L" stockholders of TMM.

    After giving effect to the transactions described above, at December 31, 2001, the capital stock is variable with a fixed minimum of Ps525,000 (nominal). The capital stock of Grupo is divided into series "A" and "L" without par value, of which: a) 42,722,353 series "A" shares with voting rights representing the fixed capital stock of Grupo, which can be held only by persons or companies of Mexican nationality and represent up to 75% of the capital stock of Grupo;
b) 14,240,784 series "L" shares, representing the variable capital stock of Grupo, there are no restrictions on the subscription of Series "L" shares (except that such shares may not be owned by foreign governments or states). Such shares extend limited voting rights, which may be exercised only at extraordinary stockholders' meetings and solely on the following matters:

--  Significant changes of the Company

-- Merger of the Company, when it is not the surviving company, or when merging with a company engaged in different activities.

-- Cancellation of the registration of the shares with the Mexican Stock Exchange or any foreign stock exchange.

DIVIDENDS

    Dividends paid from retained earnings on which income tax has been previously paid are not subject to tax withholding. If dividends are paid from retained earnings which have not been previously taxed, they will give rise to tax payable by the Company equivalent to 53.85% of the dividends paid, and should be credited to the taxable income of the Company in the three subsequent years. Additionally, as from January 1, 2002, all dividends paid to individuals or residents abroad are not subject to income tax withholding. Capital stock reductions in excess of capital contributions, inflation indexed in accordance

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 11--STOCKHOLDERS' EQUITY: (CONTINUED) with the procedures established in the Mexican Income Tax Law, are accorded the same tax treatment as dividends.

NOTE 12-- INCOME TAX, ASSET TAX, TAX LOSS CARRYFORWARDS AND EMPLOYEES' STATUTORY PROFIT SHARING:

INCOME TAX

    The Company determines its consolidated tax result as authorized by the General Technical Revenue Direction of the Ministry of Finance, in ruling number 396-I-B-3-49-1482 dated December 31, 1991.

    For the years ended December 31, 1999, 2000 and 2001, there was a consolidated tax (loss) income of ($37,405), $6,745 and ($132,662) (estimated), respectively. The difference between tax losses and book income is due principally to the inflation gain or loss recognized for tax purposes, the difference between book and tax depreciation and amortization and temporary differences for certain items that are reported in different periods for financial reporting an income tax purposes, and non deductible expenses.

    The benefit for income tax credited to income was as follows:

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Current income tax..........................................  $  (417)   $(2,254)    $ (766)
Deferred income tax benefit.................................   47,102     24,658      8,493
                                                              -------    -------     ------
Net benefit.................................................   46,685     22,404      7,727
Asset tax and other taxes...................................      577        644       (577)
                                                              -------    -------     ------
Total benefit for income taxes..............................  $47,262    $23,048     $7,150
                                                              =======    =======     ======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 12-- INCOME TAX, ASSET TAX, TAX LOSS CARRYFORWARDS AND EMPLOYEES' STATUTORY PROFIT SHARING: (CONTINUED)
    Reconciliation of the income tax benefit based on the statutory income tax rate, and the effective income tax benefit recorded by the Company is as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
(Loss) income before benefit for income taxes, minority
  interest, and discontinued operations.....................  ($10,524)  $ 41,860   $92,914
                                                              ========   ========   =======
(Benefit) income tax at 35%.................................  ($ 3,684)  $ 14,460   $32,520
Decrease (increase) resulting from:
Profits reported by the foreign subsidiaries................     8,033      1,426     2,593
Effects of inflationary components and other items..........    (6,931)    (3,040)  (29,747)
Effects on inflation indexing on tax loss carryforwards.....   (43,048)   (35,934)  (15,724)
Non-deductible expenses.....................................     1,177        672     1,093
Change in tax rate from 34% to 35%..........................    (2,159)
Other--net..................................................       (73)        12     1,538
                                                              --------   --------   -------
Net deferred income tax benefit.............................  $(46,685)  $(22,404)  $(7,727)
                                                              ========   ========   =======

    According to the amendments to the Mexican Income Tax Law in 2002, the income tax rate will decrease one percent per year from 35% starting in 2003 up to 32% in 2005. Management expects that this change in tax law will reduce the carrying amount of the net deferred tax asset. Nevertheless, it is presently evaluating the potential impact.

    The components of deferred tax assets and (liabilities) are as follow:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Tax-loss carryforwards......................................   $335,421      $397,615
Income tax paid on dividends................................     16,238        17,403
Loss on investment on shares................................     14,968        15,787
Inventories and provisions--net.............................     44,766        68,604
Property, machinery and equipment...........................    (31,409)      (30,187)
Concession rights and other assets..........................   (146,519)     (209,811)
                                                               --------      --------
Deferred tax assets--net....................................    233,465       259,411
Less: valuation allowance...................................     (3,207)      (20,660)
                                                               --------      --------
Net deferred tax assets.....................................   $230,258      $238,751
                                                               ========      ========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 12-- INCOME TAX, ASSET TAX, TAX LOSS CARRYFORWARDS AND EMPLOYEES' STATUTORY PROFIT SHARING: (CONTINUED)

ASSET TAX

    The Asset Tax Law establishes a tax of 1.8% on the average of assets, less certain liabilities, which is payable when it exceeds the income tax due. There was no asset tax base in the consolidated returns for 1999, 2000 and 2001. Some subsidiaries generated an asset tax on individual basis of $577, for the year ended December 31, 2001.

TAX LOSS CARRYFORWARDS

    At December 31, 2001 Grupo, with the exception of Grupo TFM, have the tax loss carryforwards shown in the next page, which under the Mexican Income Tax Law, are inflation-indexed through the date of utilization.

                                                               INFLATION-INDEXED
                                                                 AMOUNTS AS OF
                                                                 DECEMBER 31,       YEAR OF
YEAR IN WHICH LOSS AROSE                                             2001          EXPIRATION
------------------------                                       -----------------   ----------
1992........................................................       $      6           2002
1993........................................................            130           2003
1994........................................................          8,980           2004
1995........................................................         22,460           2005
1996........................................................         17,242           2006
1997........................................................          9,769           2007
1998........................................................         89,176           2008
1999........................................................         25,484           2009
2000........................................................         23,555           2010
2001........................................................        119,112           2011
                                                                   --------
                                                                   $315,914
                                                                   ========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 12-- INCOME TAX, ASSET TAX, TAX LOSS CARRYFORWARDS AND EMPLOYEES' STATUTORY PROFIT SHARING: (CONTINUED)
    Grupo TFM has tax losses updated in the terms of the Income Tax Law, that can be amortized as shown below:

                                                               INFLATION-INDEXED
                                                                 AMOUNTS AS OF
                                                                 DECEMBER 31,       YEAR OF
YEAR IN WHICH LOSS AROSE                                             2001          EXPIRATION
------------------------                                       -----------------   ----------
1996........................................................       $ 15,691           2046
1997........................................................        250,810           2046
1998........................................................        316,965           2046
1999........................................................          6,740           2046
2000........................................................        171,967           2046
2001........................................................         57,956           2046
                                                                   --------
                                                                   $820,129
                                                                   ========

EMPLOYEES' STATUTORY PROFIT SHARING

    Employees' statutory profit sharing is determined by the Company at the rate of 10% on taxable income, adjusted as prescribed by the Mexican Income Tax Law.

    For the periods ended December 31, 1999, 2000 and 2001, there was no basis for employee's profit sharing.

NOTE 13--FINANCIAL INFORMATION BY SEGMENT:

    The Company operates in the following segments: specialized maritime transportation, land transportation, operation of ports and terminals, railroad transportation and maritime lines services (the latter until 1999). Maritime lines services refer to containerized and bulk cargo transportation. The line segment was sold at the end of 1999 and therefore is reported as a discontinued operation (see Note 2b.). Specialized maritime transportation ("Maritime Transportation Division") operations include liquid petroleum products in bulk, materials and supplies for drilling platforms and vehicle transportation operations, as well as tugboat services.

    Land transportation ("Logistics Division") includes truck services and logistics. Port operations ("Ports and Terminal Division") include terminal activities, both cargo and passenger. Rail transportation ("Railroad Division") includes interline connections, consisting of US and Mexican railroad lines and traffic in the United States of America.

    Grupo took into account different factors when determining these segments, being the principal financial measures revenues, operating costs and expenses, depreciation, results of operations and total assets.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 13--FINANCIAL INFORMATION BY SEGMENT: (CONTINUED)
    Information for each operating segment is as follows:

                                                                                      ELIMINATION
                                                                                        BETWEEN
                                   SPECIALIZED               PORTS AND                SEGMENTS AND
                                    MARITIME     LOGISTICS   TERMINALS    RAILROAD       SHARED         TOTAL
                                    DIVISION     DIVISION    DIVISION     DIVISION      ACCOUNTS     CONSOLIDATED
                                   -----------   ---------   ---------   ----------   ------------   ------------
DECEMBER 31, 2001
Total revenues...................    $118,988     $77,401    $100,617    $  722,845     $(19,759)     $1,000,092
Operating cost and expenses......    (111,235)    (72,248)    (66,479)     (490,258)      32,590        (707,630)
Depreciation and amortization....      (4,699)     (2,844)     (3,463)      (79,496)     (12,817)       (103,319)
                                     --------     -------    --------    ----------     --------      ----------
Operating income.................    $  3,054     $ 2,309    $ 30,675    $  153,091     $     14         189,143
                                     ========     =======    ========    ==========     ========
Costs, expenses and income not
  allocated......................                                                                       (180,218)
                                                                                                      ----------
Income from continuing
  operations.....................                                                                     $    8,925
                                                                                                      ==========
Total assets by segment..........    $226,782     $80,524    $137,581    $2,327,682                   $2,772,569
Shared assets....................                                                       $ 45,638          45,638
                                     --------     -------    --------    ----------     --------      ----------
Total assets.....................    $226,782     $80,524    $137,581    $2,327,682     $ 45,638      $2,818,207
                                     ========     =======    ========    ==========     ========      ==========
DECEMBER 31, 2000
Total revenues...................    $133,643     $83,979    $ 86,491    $  698,640     ($12,819)     $  989,934
Operating cost and expenses......    (128,170)    (77,859)    (56,398)     (453,933)      23,866        (692,494)
Depreciation and amortization....      (5,093)     (2,868)     (2,499)      (77,541)     (11,887)        (99,888)
                                     --------     -------    --------    ----------     --------      ----------
Operating income.................    $    380     $ 3,252    $ 27,594    $  167,166     ($   840)        197,552
                                     ========     =======    ========    ==========     ========
Costs, expenses and income not
  allocated......................                                                                       (190,287)
                                                                                                      ----------
Income from continuing
  operations.....................                                                                     $    7,265
                                                                                                      ==========
Total assets by segment..........    $292,267     $67,684    $ 42,930    $2,206,834                   $2,609,715
Shared assets and discontinued
  operations.....................                                                       $ 61,496          61,496
                                     --------     -------    --------    ----------     --------      ----------
Total assets.....................    $292,267     $67,684    $ 42,930    $2,206,834     $ 61,496      $2,671,211
                                     ========     =======    ========    ==========     ========      ==========
DECEMBER 31, 1999
Total revenues...................    $123,850     $91,285    $ 72,538    $  575,619     ($18,626)     $  844,666
Operating cost and expenses......    (125,875)    (82,979)    (44,766)     (374,752)      29,553        (598,819)
Depreciation and amortization....      (5,524)     (2,440)     (4,396)      (74,386)     (10,813)        (97,559)
                                     --------     -------    --------    ----------     --------      ----------
Operating (loss) income..........    ($ 7,549)    $ 5,866    $ 23,376    $  126,481     $    114         148,288
                                     ========     =======    ========    ==========     ========
Costs, expenses and income not
  allocated......................                                                                        (71,677)
                                                                                                      ----------
Income from continuing
  operations.....................                                                                     $   76,611
                                                                                                      ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 14--COMMITMENTS AND CONTINGENCIES:

A.  COMMITMENTS:

CONCESSION DUTY

    Under the Concession, the Government has the right to receive a payment from TFM equivalent to 0.5% of the gross revenue during the first 15 years of the Concession period and 1.25% during the remaining years of the Concession period. For the years ended December 31, 1999, 2000 and 2001, the concession duty expense amounted to $2,751, $3,334 and $3,391, respectively, which were recorded as operating expense.

LOCOMOTIVES OPERATING LEASES

    In May 1998 and September 1999, Grupo TFM entered into operating lease agreements for 75 locomotives each one, which expire over the next 18 and 19 years respectively. At the end of the contracts the locomotives will be returned to the lessor. As of December 31, 2001 Grupo TFM had received 150 locomotives. Rents under these agreements amounted to $10.6 million in 1999, $18.6 million in 2000 and $28.2 million in 2001.

    Future minimum payments by year and in the aggregate, under the aforementioned leases are as follows:

YEAR ENDING DECEMBER 31,                                         AMOUNT
------------------------                                       ----------
2002........................................................    $ 28,720
2003........................................................      28,720
2004........................................................      28,720
2005........................................................      28,720
2006........................................................      28,720
2007 and thereafter.........................................     350,571
                                                                --------
                                                                $494,171
                                                                ========

RAILCARS OPERATING LEASES

    Grupo TFM leases certain railcars under agreements, which are classified as operating leases. The term of the contracts fluctuate between 3 and 15 years. Future minimum rental payments at December 31, 2001, under these agreements are shown in the next page.

YEAR ENDING DECEMBER 31,                                         AMOUNT
------------------------                                       ----------
2002........................................................    $ 31,588
2003........................................................      19,393
2004........................................................      17,147
2005........................................................      12,204
2006........................................................       9,682
2007 and thereafter.........................................    $ 60,006
                                                                --------
                                                                $150,020
                                                                ========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 14--COMMITMENTS AND CONTINGENCIES: (CONTINUED)
LOCOMOTIVES MAINTENANCE AGREEMENTS

    Grupo TFM has entered into two locomotives maintenance agreements, which expire in 2004 and 2018 with third-party contractors. Under current arrangements, the contractors provide both routine maintenance and major overhauls at an established rate in a range from four to five hundred dollars per locomotive per day.

TRACK MAINTENANCE AND REHABILITATION AGREEMENT

    In May 2000, Grupo TFM entered into a track maintenance and rehabilitation agreement, which expires in 2012. Under this contract, the contractor provides both routine maintenance and major rehabilitation to the Celaya-Lazaro Cardenas stretch, which is comprised of approximately 350 miles. Maintenance and rehabilitation expense amounted to $2.3 million in 2000 and $30.1 million in 2001. Under this agreement, TFM will pay approximately $97 million over the remaining term of the contract.

FUEL PURCHASE AGREEMENT

    On December 19, 1997, TFM entered into a fuel purchase agreement with PEMEX Refinacion, under which TFM has the obligation to purchase a minimum of 29,550 cubic meters and a maximum of 42,400 cubic meters per month of PEMEX diesel. The term of the agreement is indefinite, but can be terminated for justified cause by each party with a written notification three months notice.

LEASES AND CHARTERS

    The Company uses various time-chartered vessels to supplement its fleet for periods ranging from seven months to ten years. The related charter expenses were to $40,440 in 1999, $63,634 in 2000, $56,780 in 2001, respectively. In addition, at the end of 1998, the Company leased several cranes for periods from two to five years for use in a port. Rental payments for these cranes amounted $3,941 in 1999, $6,439 in 2000 and $6,375 in 2001.

    An analysis of minimum future charter and lease payments specified in the related agreements at December 31, 2001 is as follows:

YEAR                                                            AMOUNT
----                                                           ---------
2002........................................................    $37,054
2003........................................................     19,707
2004........................................................      9,500
2005........................................................      6,430
2006........................................................      5,898
2007-2008...................................................     11,796
                                                                -------
                                                                $90,385
                                                                =======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 14--COMMITMENTS AND CONTINGENCIES: (CONTINUED)
OBLIGATION PERTAINING TO A PUBLIC BID FOR PORT OPERATIONS

    As part of the competitive bidding process to obtain the partial assignment agreements to operate the Ports of Manzanillo, Cozumel and Progreso, and the concession to operate the integral port administration of Acapulco, the Company agreed to invest $2,350 in infrastructure after December 31, 2001, as well as to make monthly rental payments. Such payments totaled $6,051 in 2001 and $6,636 in 2000.

PURCHASE- SALE OF SHARES BETWEEN SSA AND TMM

    With respect to the share purchase sale agreement between SSA and TMM mentioned in Note 2a., TMM granted SSA the irrevocable right to purchase all (but not less than all) of the shares of the Joint Ports Business at any time, should certain credit requirements not be met.

B.  CONTINGENCIES

-- Grupo TFM has filed a claim for the refund of approximately Ps2,111 million ($262 million) of value added tax paid in connection the Acquisition. However, a full valuation allowance has been provided in the accompanying consolidated financial statements.

-- In 2000, TMM and some of its subsidiaries assumed joint and several responsibility for the pre-payment of federal taxes for some of the Groups' other subsidiaries, having informed the Ministry of Finance and Public Credit of the tax liabilities that such subsidiaries had generated, on the understanding that the former would be jointly and severally liable for payments of such taxes.

-- In September 1998, the European Commission issued a partial ruling on the Transatlantic Conference Accord Procedures and imposed administrative fines on all Conference participants. The fine imposed on TMM and Tecomar, Ltd., a subsidiary company, was $6,928. TMM has asked the Court to reverse the decision or to reduce the fine; however, no ruling has been handed down on the matter to date. TMM recorded a provision of $3,000 for the payment of this fine, since it does not expect the amount that will eventually be paid to exceed $3,000.

-- At December 31, 2000 and at the date of this report, Grupo has requested an injunction relief from the Supreme Court, which has not yet been granted, against different legal provisions contained in the Tax Consolidation Regime as from January 1, 1999. The main claim relates to the consolidation of only 60% of the results of the Company's subsidiaries, rather than 100%.

-- TMM and KCSI hold and option to acquire FNM's Grupo TFM shares through July 31, 2002, which is exercisable at $198.8 million plus interest based upon one year U.S. Treasury rates.

-- The Mexican Government has retained a 20% interest in TFM's shares and has reserved the right to sell such shares by October 31, 2003 in a public offering. In the event that such public offering does not occur by October 31, 2003, Grupo TFM may purchase the Mexican Government's equity interest in TFM at a purchase price equal to the per share price initially paid by Grupo TFM, indexed based on Mexican inflation. If Grupo TFM does not purchase the Government's TFM interest, the Government may require TMM and KCSI to purchase the TFM shares at the price discussed above.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 14--COMMITMENTS AND CONTINGENCIES: (CONTINUED)
-- In September 2001, Ferrocarril Mexicano, S. A. de C. V. ("Ferromex") filed a legal claim against TFM relating to payments that both parties are required to make to each other for interline services and trackage and haulage rights pursuant to each of their respective concessions. At the date of issuance of these consolidated financial statements, Grupo TFM and Ferromex have not been able to agree upon the rates that each is required to pay to the other for such services and rights. Accordingly, in 2001 Grupo TFM has initiated and administrative proceeding pursuant to the Mexican Railroad Services Law and Regulations requesting a determination of such rates by the SCT and a determination of the conditions under which such services and rights are to be rendered. On March 14, 2002, the Company received the ruling from the SCT establishing the procedures and conditions for the trackage rights for 2002.

    Grupo TFM believes that the outcome of this legal claim will not have material adverse effect on its financial condition or results of operations.

-- In November 2001, Grupo filed a claim for nullity against the Federal Tax and Administrative Court, whereby the tax loss for the fiscal year 1996, for income tax purposes, is reduced, and differences were determined as a result of withholdings from the payment of interest to nonresidents, derived from the placement of Yankee bonds abroad, as well as the value-added tax, restatement, surcharges and fines in the amount of Ps326,000 ($36 million) for fiscal years 1995 and 1996.

NOTE 15--LABOR OBLIGATIONS:

    Seniority premiums and retirement plan benefits ("pension benefits") obligations are recorded as cost for the years in which the services are rendered, by recording a provision against which contributions are made to an irrevocable trust fund. Both items are based on actuarial calculations using the projected unit credit method. Pension benefits are based mainly on years of service, age and salary upon retirement.

    Seniority premiums and pension benefits charged to income include the amortization of past service costs over the average remaining working lifetime of employees.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 15--LABOR OBLIGATIONS: (CONTINUED)
    The following is a breakdown of the labor cost, together with the actuarial estimation of the present value of these benefits, as well as the basic actuarial assumptions for the calculation of those labor obligations.

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Labor cost..................................................  $   671    $   626     $ 179
Financial cost..............................................      996        988       262
Return on trust assets......................................     (509)      (234)     (244)
Amortization of the transitory obligation and variations in
  assumptions...............................................     (127)       (92)      (20)
Effect of employee reduction................................              (1,716)
                                                              -------    -------     -----
Net period cost (benefit)...................................  $ 1,031    ($  428)    $ 177
                                                              =======    =======     =====

                                                                   YEARS ENDED DECEMBER 31,
                                                                  --------------------------
                                                                     2000            2001
                                                                  ----------      ----------
Reserve for pension and seniority premiums:
Projected benefit obligations...............................       ($13,673)       ($12,950)
Plan assets.................................................          2,900           2,336
Unamortized transition asset................................           (574)           (924)
                                                                   --------        --------
Reserve for pensions and seniority premiums.................       ($11,347)       ($11,538)
                                                                   ========        ========

    Plan assets consist basically of fixed-rate investments, marketable securities authorized for pension plans by the Mexican National Banking and Securities Commission as well as Mexican Bonds.

    As of December 31, 2001, 64.7% of the Company's employees are covered under a collective bargaining agreements. Under these labor agreements, the compensation terms of the collective bargaining agreements are subject to renegotiation on an annual basis, whereas all other terms are to be renegotiated every two years.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 16--SUBSEQUENT EVENTS:

    a) On February 27, 2002, TFM entered into a stock purchase agreement with Kansas City Southern Railway Co. ("KCS") and TMM Multimodal to acquire all of the common stock of Mexrail, Inc. for $64,000. TMM Multimodal and KCS own 51% and 49% of the common stock of Mexrail, Inc., respectively.

    b) On February 28, 2002, Grupo and J.B. Hunt owners of Comercializadora Internacional de Carga, S. A. de C. V. ("CIC") at 51% and 49%, respectively, agreed to reduce J. B. Hunt's investment in CIC represented by 670,141 nominative Series "B" shares. At December 31, 2001, Grupo made advances amounting to $2,558, which will be adjusted with the final price. As a result of these transactions the joint venture with J.B. Hunt will be terminated.

    c) As discussed in Note 7, the Company has outstanding US$176.9 million of ten year senior notes, which bear interest at a rate of 9.50% and are due in full on May 15, 2003. At the present time, Grupo TMM is attempting to refinance this obligation for new notes with a maturity date of 2009. In the event that the exchange offer contemplated is not successful, Grupo TMM will not be able to repay the 2003 notes at maturity unless it finds an alternative means of financing or sell assets. The failure to repay or refinance the 2003 notes may also result in the acceleration of other debt obligations. The Company's ability to refinance the senior notes and take other actions will depend on, among other things, their financial position at the time, the restrictions governing the debt, market conditions, and the macroeconomic environment at the time. Management cannot assure that they will be able to execute the above to satisfy the debt obligation.

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP:

    The Company's consolidated financial statements are prepared in accordance with IAS which differ in certain material respects from U.S. GAAP.

    The main differences between IAS and U.S. GAAP are summarized in the following pages. An explanation is provided when considered necessary of the effects on the consolidated operating results and on stockholders' equity.

    As requested by the obligations described in point (4) and (5) of Note 7 above, the net (loss) income and stockholders' equity for the years ended December 31, 2001 and 2000 under U.S. GAAP, accounting for Grupo TFM and subsidiary under the equity method of accounting, would be the same as the amounts shown in the points a. and b. of this note.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)
A.  RECONCILIATION BETWEEN CONSOLIDATED RESULTS:

                                                                         YEARS ENDED DECEMBER 31,
                                                       REFERENCE TO   ------------------------------
                                                        SUBNOTE D.      1999       2000       2001
                                                       ------------   --------   --------   --------
Net income from continuing operations under IAS......                 $ 76,611   $ 7,265    $ 8,925
Deferred gain on building and vessels arising from
  sales and lease back transactions--net.............         i.         4,001   (11,534)     7,600
Pension and seniority premium plan...................        ii.          (172)   (2,021)      (374)
Compensated absences.................................       iii.           361       680
Translation adjustments of U.S. GAAP adjustments.....         v.         1,985     1,790      1,314
Deferred taxes.......................................        vi.       (39,279)    4,991     (1,160)
Effect of U.S. GAAP adjustments on minority
  interest...........................................       vii.        59,918     2,314      7,464
Financing costs expensed for the pre-payment of the
  senior credit facilities...........................        ix.                   5,075
Deferred charges.....................................         x.                               (933)
Investments..........................................        xi.                             (5,000)
                                                                      --------   -------    -------
U.S. GAAP income from continuing operations before
  cumulative effect of the accounting change related
  to the costs of start-up activities (SOP 98-5),
  extraordinary item and discontinued operations.....                  103,425     8,560     17,836
Cumulative effect of the accounting change related to
  the costs of start-up activities (SOP 98-5)........        iv.        (8,987)
                                                                      --------   -------    -------
Income before discontinued operations and
  extraordinary item under U.S. GAAP.................                   94,438     8,560     17,836
                                                                      --------   -------    -------
Loss from discontinued operations under IAS..........                 (139,259)   (5,535)
Effect of U.S. GAAP adjustments on discontinued
  operations.........................................      viii.       (25,942)      798
                                                                      --------   -------    -------
Net loss on discontinued operations under U.S.
  GAAP...............................................                 (165,201)   (4,737)
                                                                      --------   -------    -------
Net (loss) income before extraordinary item under
  U.S. GAAP..........................................                  (70,763)    3,823     17,836
Extraordinary item, net..............................        ix.                  (5,075)
                                                                      --------   -------    -------
Net (loss) income under U.S. GAAP....................                 ($70,763)  ($1,252)   $17,836
                                                                      ========   =======    =======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)
B.  RECONCILIATION OF STOCKHOLDERS' EQUITY:

                                                                          YEARS ENDED DECEMBER 31,
                                                           REFERENCE TO   -------------------------
                                                            SUBNOTE D.       2000          2001
                                                           ------------   -----------   -----------
Balance under IAS........................................                  $  9,379      $176,931
Deferred gain on building and vessels arising from sales
  and lease back transactions--net.......................         i.        (26,203)      (18,603)
Pension and seniority premium plan.......................        ii.          2,068          (653)
Deferred taxes...........................................        vi.        (78,558)      (76,057)
Effect of US GAAP adjustments on minority interest.......       vii.         83,966        53,688
Deferred charges.........................................         x.                         (933)
Investments..............................................        xi.                       (5,000)
                                                                           --------      --------
Balance under US GAAP....................................                  ($ 9,348)     $129,373
                                                                           ========      ========

C.  ANALYSIS OF CHANGES IN STOCKHOLDERS' EQUITY UNDER US GAAP:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Balance at beginning of period..............................    ($8,096)     ($ 9,348)
Capital stock increase......................................                   98,996
Capital stock spin-off......................................                   (7,738)
Other effect of merger under IAS............................                   67,369
Other effect of merger under U.S. GAAP......................                  (37,742)
Net loss....................................................     (1,252)       17,836
                                                                -------      --------
Balance at end of period....................................    ($9,348)     $129,373
                                                                =======      ========

D.  SIGNIFICANT DIFFERENCES BETWEEN IAS AND U.S. GAAP:

I. DEFERRED GAIN ON SALES AND LEASE BACK TRANSACTIONS ARISING FROM DISPOSAL OF BUILDING AND VESSELS

    Under IAS, the Company recognized a gain on the sale of its corporate building in 2000, three vessels in 1998 and two in 1997, which were leased back for a period of five years in 2000 and five and eight years in 1998 and five years in 1997, respectively, without any obligation to repurchase. Under IAS, the gains were recognized at the respective transactions dates whereas U.S. GAAP, the gains be deferred and

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED) amortized over the terms of the lease contracts. Accordingly, the gains and the related deferred income tax effects are being recognized over such leaseback periods.

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Deferred gain under U.S. GAAP...............................             ($17,844)
Deferred gain amortization..................................   $4,001       6,310    $7,600
                                                               ------    --------    ------
                                                               $4,001    ($11,534)   $7,600
                                                               ======    ========    ======

II.  PENSION AND SENIORITY PREMIUM PLANS

    The Company accrues expenses for the pension and seniority premium plans on the basis of actuarial computations. Retirement benefits are based primarily on years of service, age, and the employee's pay at retirement. The difference between IAS and U.S. GAAP relates mainly to the amortization of transition liability, variances in assumptions and the effect on employee reduction.

    The pension and seniority premium plans liability is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Actuarial present value of benefit obligations:
Vested benefit obligation...................................    $ 6,343       $ 7,522
Nonvested benefit obligation................................      2,868         2,631
                                                                -------       -------
Accumulated benefit obligation..............................      9,211        10,153
Additional benefits related to future compensation
  increases.................................................      4,456         2,797
                                                                -------       -------
Projected benefit obligation................................    $13,667       $12,950
                                                                =======       =======

    The change in the pension plan benefit obligation is as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Benefit obligation at beginning of year.....................  $17,455    $12,845    $13,667
Service cost................................................      794        895        301
Interest cost...............................................      996        988        528
Actuarial gain..............................................   (5,847)      (369)      (695)
Benefits paid...............................................     (553)      (692)      (851)
                                                              -------    -------    -------
Benefit obligation at end of year or period.................  $12,845    $13,667    $12,950
                                                              =======    =======    =======

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)

    The change in projected plan assets and funded status of the plan is as follows:

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Fair value of plan assets at beginning of year..............    $2,655        $2,900
Exchange gain on value of plan assets at beginning of
  year......................................................        58            36
Actual return on plan assets................................       879          (154)
Employer contributions......................................                     405
Benefits paid...............................................      (692)         (851)
                                                                ------        ------
Fair value of plan assets at end of year....................    $2,900        $2,336
                                                                ======        ======

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Funded status...............................................  ($10,190)  ($10,767)  ($10,614)
Unrecognized net actuarial loss (gain)......................       572      2,273     (1,620)
Unrecognized net transition obligation and intangible
  asset.....................................................    (1,157)      (785)        43
                                                              --------   --------   --------
Accrued benefit cost........................................  ($10,775)  ($ 9,279)  ($12,191)
                                                              ========   ========   ========

    The difference between reserve for pensions and seniority premiums costs under SFAS No. 87 and IAS 19 were as follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Net cost (benefit) of pension and seniority premiums under
  IAS.......................................................  $ 1,031    ($  428)    $ 177
Net (cost) benefit of pension and seniority premiums under
  U.S. GAAP.................................................   (1,203)    (1,593)     (551)
                                                              -------    -------     -----
U.S. GAAP net income adjustment.............................  ($  172)   ($2,021)    ($374)
                                                              -------    -------     -----

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Reserve for pension and seniority premiums under IAS........    $11,347       $11,538
Reserve for pension and seniority premiums under U.S.
  GAAP......................................................     (9,279)      (12,191)
                                                                -------       -------
U.S. GAAP stockholders equity adjustment....................    $ 2,068       ($  653)
                                                                =======       =======

III. COMPENSATED ABSENCES

    Under U.S. GAAP, SFAS 43 requires an employer to accrue a liability for employees' rights to receive compensation for future absences such as vacations an holidays. Up to December 31, 1999 the Company did not accrue this liability for IAS purposes. Starting in 2000, the Company accrues a liability for

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED) employees' rights to receive compensation for future absences under IAS and therefore, on a go-forward basis, there are no differences with IAS.

IV.  REPORTING ON THE COSTS OF START-UP ACTIVITIES

    Under IAS 38 "Intangible Assets," the Company expenses preoperating expenses as incurred.

    Under U.S. GAAP, in April 1998, the AICPA issued Statement of Position 98-5 ("SOP 98-5"), Reporting the costs of start-up activities, which requires that costs related to start-up activities be expensed as incurred. Prior to 1998, the Company capitalized its preoperating expenses and other projects expenses. The Company adopted the provisions of the SOP 98-5 in its financial statements for the year ended December 31, 1999 and consequently, wrote-off the cumulative capitalize costs which has been reflected as a cumulative effect of an accounting change of $8,987, net of taxes of $2,865.

V.  TRANSLATION ADJUSTMENTS OF U.S. GAAP ADJUSTMENTS

    These differences are related to the effects of exchange rates on deferred taxes, pension and seniority premium costs and liabilities, which these are calculated in pesos and translated to U.S. dollars, as shown on the next page.

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Translation adjustment on:
Pension and seniority premium plan..........................   $   94    $ 3,270    $(2,347)
Deferred taxes..............................................    1,891     (1,480)     3,661
                                                               ------    -------    -------
                                                               $1,985    $ 1,790    $ 1,314
                                                               ======    =======    =======

VI.  DEFERRED INCOME TAX

    As mentioned in Note 3, income tax is recorded in accordance with IAS 12 (revised), which among other provisions, requires the recognition of deferred taxes for non-monetary assets indexed for tax purposes. Under U.S. GAAP, the Company follows the procedures established in SFAS No. 109 "Accounting for Income Taxes." This statement does not permit recognition of deferred taxes for differences related to assets and liabilities that are remeasured from local currency into the functional currency using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes.

    For U.S. GAAP purposes the deferred tax computation on non-monetary assets and liabilities is based on current historical pesos whereas for IAS purposes amounts in historical US dollars are considered for book purposes and for tax purposes indexation is recognized. Therefore, deferred tax assets for U.S. GAAP purposes are less than the related amounts for IAS purposes.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)
    In Mexico, companies are required to pay their employees a portion of net income as defined by specific regulations. For U.S. GAAP purposes, deferred profit sharing liabilities or assets would be recorded for temporary differences that may arise in the determination of the current liability based on the statutory rate of 10%. These temporary differences are similar to those that exist for deferred income tax purposes. IAS does not require the establishment of deferred tax assets or liabilities for these differences. U.S. GAAP, employee profit sharing would be considered as operating expense.

    The deferred tax adjustment included in the consolidated results and stockholders' equity reconciliations, also include the effect of deferred taxes on the other U.S. GAAP adjustments.

VII. EFFECTS OF U.S. GAAP ADJUSTMENTS ON MINORITY INTEREST

    This item corresponds to the effect of U.S. GAAP adjustments on minority interest.

VIII. RECONCILING ITEMS ON DISCONTINUED OPERATIONS

    These items relate to the cumulative U.S. GAAP adjustments attributable to operations that were discontinued (See Note 2b.).

                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Deferred gain on vessels arising from sales and lease back
  transactions--net.........................................  $    321   $ 1,926
Pension and seniority premium plan..........................     3,873
Provision for vacations.....................................                 520
Goodwill derived from subsidiaries acquisition..............      (118)   (1,648)
Deferred taxes..............................................   (30,018)
                                                              --------   -------     ------
                                                              $(25,942)  $   798     $   --
                                                              ========   =======     ======

IX.  EXTRAORDINARY ITEM

    Under IAS, deferred financing costs expensed for the pre-payment of the senior credit facilities for an amount of $9,227 were included in interest expense, while under U.S. GAAP, it would be included in the income statement as an extraordinary item, net of taxes of $4,152.

X.  DEFERRED CHARGES

    During 2001, TFM incurred in certain financing costs paid to third parties which were capitalized under IAS. Under U.S. GAAP, it is required that these costs are expensed as incurred.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)
XI.  INVESTMENTS

    Under IAS, in 2000, Grupo established a reserve of $5,000 for an investment which it had decided to abandon in the foreseeable future. In 2001, due to a change in economic circumstances, management has elected to maintain the investment and consequently, the reserve was reversed.

    Under U.S. GAAP, the reversal of adjustments to the carrying basis of cost method investees is not permitted.

XII. SALES AND DISPOSALS OF FIXED ASSETS

    In accordance with SAB 101, the gains or losses on sales and disposal of fixed assets should be included in other operating expenses. Under IAS, these expenses are included in other expenses--net. For the years ended December 31, 1999, 2000 and 2001, the gains or losses on sales and disposals of fixed assets amounted to $4,861, $23,435 and ($57,269), respectively.

XIII. EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    --  In June 1998, the Financial Accounting Standard Board ("FASB") issued
       Statement No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("SFAS 133"), which requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if so, if it is the type of hedge transaction. In June 2000, the FASB issued Statement No. 138 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--AND AMENDMENT OF SFAS 133." This amendment addressed certain issues causing implementation difficulties for entities that have adopted FAS 133. This statement was adopted by the Company on January 1, 2001, there are no differences with IAS 39.

    --  On July 20, 2001, the FASB issued Statements of Financial Accounting
       Standards No. 141 ("FAS 141"), "BUSINESS COMBINATIONS," and No. 142 ("FAS 142"), "GOODWILL AND OTHER INTANGIBLE ASSETS."

       FAS 141 supersedes Accounting Principles Board Opinion No. 16 (APB 16), "BUSINESS COMBINATIONS." The most significant changes made by FAS 141 are: (1) requiring that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, (2) establishing specific criteria for the recognition of intangible assets separately from goodwill, and (3) requiring unallocated negative goodwill to be written off immediately as an extraordinary gain (instead of being deferred and amortized).

       FAS 142 supersedes APB 17, "INTANGIBLE ASSETS." FAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition (i.e., the post-acquisition accounting). The provisions of FAS 142 will be effective for fiscal years beginning after December 15, 2001. However, early adoption of FAS 142 will be permitted for companies with a

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED) fiscal year beginning after March 15, 2001, provided interim financial statements for periods after March 15, 2001 have not been previously issued. In all cases, FAS 142 must be adopted at the beginning of a fiscal year. The most significant changes made by FAS 142 are:
       (1) goodwill and indefinite lived intangible assets will no longer be amortized, (2) goodwill will be tested for impairment at least annually at the reporting unit level, (3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and
       (4) the amortization period of intangible assets with finite lives will no longer be limited to forty years.

    --  On August 15, 2001, the FASB issued Statement of Financial Accounting
       Standards No. 143 ("FAS 143") "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. As used in this Statement, a legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. This Statement also requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Earlier application is encouraged.

    --  On October 4, 2001, the FASB issued Statement of Financial Accounting
       Standards No. 144 ("FAS 144") "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF," and the accounting and reporting provisions of APB Opinion No. 30, "REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS," for the disposal of a SEGMENT OF A BUSINESS (as previously defined in that Opinion). This Statement also amends ARB No. 51, "CONSOLIDATED FINANCIAL STATEMENTS," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. LONG-LIVED ASSETS TO BE HELD AND USED. This Statement retains the requirements of Statement 121 to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. LONG-LIVED ASSETS TO BE DISPOSED OF OTHER THAN BY SALE. This Statement requires that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off be considered held and used until it is disposed of. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED) those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively.

    The Company is presently evaluating the impact if any, that these new standards (FAS 141 to 144) will have on its consolidated financial statements.

E.  CONDENSED CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS

    Below are the condensed balance sheets and income statements reflect the effects of the principal differences between IAS and U.S. GAAP.

                                                               CONDENSED CONSOLIDATED
                                                                    BALANCE SHEET
                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 2000          2001
                                                              -----------   -----------
Total current assets........................................  $  358,966    $  429,849
Concession rights and related assets--net...................   1,327,711     1,275,177
Property, machinery and equipment--net......................     624,682       674,979
Deferred taxes..............................................     151,700       162,694
Other non-current assets....................................     103,391       174,915
                                                              ----------    ----------
  Total assets..............................................  $2,566,450    $2,717,614
                                                              ==========    ==========
Total short-term liabilities................................  $  309,820    $  522,783
Total long-term liabilities.................................   1,245,077     1,029,749
                                                              ----------    ----------
  Total liabilities.........................................   1,554,897     1,552,532
                                                              ----------    ----------
Minority interest...........................................   1,020,901     1,035,709
                                                              ----------    ----------
Capital stock...............................................      29,900       121,158
(Deficit) retained earnings.................................     (39,248)        8,215
                                                              ----------    ----------
  Total stockholders' equity................................      (9,348)      129,373
                                                              ----------    ----------
  Total liabilities and stockholders' equity................  $2,566,450    $2,717,614
                                                              ==========    ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 17--RECONCILIATION OF DIFFERENCES BETWEEN IAS AND U.S. GAAP: (CONTINUED)

                                                              CONDENSED CONSOLIDATED STATEMENT
                                                                         OF INCOME
                                                                  YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999       2000        2001
                                                              --------   --------   ----------
Transportation and service revenues.........................  $844,666   $989,934   $1,000,092
Total costs and operating expenses..........................   700,214    819,044      757,754
                                                              --------   --------   ----------
Operating income............................................   144,452    170,890      242,338
Other income (expenses)--net................................     8,709     27,128      (27,288)
Net comprehensive financing cost............................  (160,675)  (157,595)    (122,617)
                                                              --------   --------   ----------
(Loss) income before benefit for income taxes, minority
  interest, cumulative effect of the accounting change,
  discontinued operations and extraordinary item............    (7,514)    40,423       92,433
Benefit for deferred income taxes...........................    11,148     23,466        9,078
Minority interest...........................................    99,791    (55,329)     (83,675)
                                                              --------   --------   ----------
Income before cumulative effect of the accounting change,
  discontinued operations and extraordinary item............   103,425      8,560       17,836
Cumulative effect of the accounting change..................    (8,987)
                                                              --------   --------   ----------
Income before discontinued operations and extraordinary
  item......................................................    94,438      8,560       17,836
Discontinued operations--net................................  (165,201)    (4,737)
                                                              --------   --------   ----------
Net (loss) income before extraordinary item.................   (70,763)     3,823       17,836
Extraordinary item--net.....................................               (5,075)
                                                              --------   --------   ----------
Net (loss) income for the period............................  ($70,763)  ($ 1,252)  $   17,836
                                                              ========   ========   ==========
Net income (loss) per share:
From continuing operations..................................  $  7.547   $  0.491   $   0.9541
From cumulative effect......................................    (0.656)
From discontinued operations................................   (12.054)    (0.272)
From extraordinary item.....................................               (0.291)
                                                              --------   --------   ----------
Net.........................................................  ($ 5.163)  ($ 0.072)  $   0.9541
                                                              ========   ========   ==========
Weighted average of shares (thousands)......................    13,705     17,442       18,694
                                                              ========   ========   ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION:

    On August 12, 2002, Grupo created a wholly owned Mexican subsidiary named TMM Holdings, S.A. de C.V. "TMM Holdings" into which it transferred its 96.64% controlling interest in its subsidiary TMM Multimodal which in turn holds, directly and indirectly, all of Grupo's controlling interest in Grupo TFM. TMM Holdings will irrevocably and unconditionally guarantee the refinancing contemplated by Grupo of the 9 1/2% Notes due 2003 and 10 1/4% Notes due 2006.

    Presented below is condensed consolidating information as of December 31, 2001 and 2000 and for the three years ended December 31, 2001 for i) the parent company, ii) the guarantor subsidiary, iii) the combined non-guarantor subsidiaries, iv) eliminations and v) the Company's consolidated financial statements.

    Where applicable the equity method has been used by the parent company and guarantor with respect to its investment in certain subsidiaries for the respective periods presented.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiary because management has determined that such information is not material to investors.

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2001
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                     GRUPO TMM,                        COMBINED
                                    S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                  (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                  ----------------   -------------   -------------   ------------   ------------
Total current assets............     $ 106,491         $       5       $  394,910     $  (71,557)    $  429,849
Concession rights and related
  assets--Net...................                                        1,275,177                     1,275,177
Property, machinery and
  equipment--Net................         4,222                            689,360                       693,582
Deferred costs and others
  assets........................        29,224                             50,073                        79,297
Deferred income taxes...........        46,845                            191,906                       238,751
Equity investments..............       507,900           395,019           19,659       (902,919)        19,659
Others non-current assets.......                                           81,892                        81,892
                                     ---------         ---------       ----------     ----------     ----------
      Total assets..............       694,682           395,024        2,702,977       (974,476)     2,818,207
                                     =========         =========       ==========     ==========     ==========
Total short-term liabilities....       110,311                            484,029        (71,557)       522,783
Total long-term liabilities.....       407,440                            621,656                     1,029,096
                                     ---------         ---------       ----------     ----------     ----------
      Total liabilities.........       517,751                          1,105,685        (71,557)     1,551,879
Minority interest...............                                        1,089,397                     1,089,397
Capital stock...................       121,158           334,030          415,161       (749,191)       121,158
Accumulated (deficit) retained
  earnings......................        55,773            60,994           92,734       (153,728)        55,773
                                     ---------         ---------       ----------     ----------     ----------
      Total stockholders'
        equity..................       176,931           395,024          507,895       (902,919)       176,931
                                     ---------         ---------       ----------     ----------     ----------
Total liabilities and
  stockholders' equity..........     $ 694,682         $ 395,024       $2,702,977     $ (974,476)    $2,818,207
                                     =========         =========       ==========     ==========     ==========
Total stockholders' equity under
  IAS...........................       176,931           395,024          507,895       (902,919)       176,931
U.S. GAAP adjustments:
Deferred taxes..................        21,037                --          (97,094)            --        (76,057)
Investment in subsidiaries......       (57,253)          (22,695)              --         79,948             --
Deferred gain on building and
  vessels arising from sales and
  lease back
  transactions--Net.............        (7,136)               --          (11,466)            --        (18,602)
Effect of US GAAP adjustments on
  minority interest.............            --                --           53,688             --         53,688
Others..........................        (4,206)               --           (2,381)            --         (6,587)
                                     ---------         ---------       ----------     ----------     ----------
Total U.S. GAAP adjustments.....       (47,558)          (22,695)         (57,253)        79,948        (47,558)
                                     ---------         ---------       ----------     ----------     ----------
      Total stockholders' equity
        under U.S. GAAP.........     $ 129,373         $ 372,329       $  450,642     $ (822,971)    $  129,373
                                     =========         =========       ==========     ==========     ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                    CONDENSED CONSOLIDATING INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2001
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                      GRUPO TMM,                        COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                   (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   -------------   -------------   ------------   ------------
Transportation and service
  revenues.......................      $ 48,359                         $ 994,338       $(42,605)     $1,000,092
Total costs and operating
  expenses.......................        60,689                           792,865        (42,605)        810,949
                                       --------                         ---------       --------      ----------
      Operating income...........       (12,330)                          201,473                        189,143
Other Income (expense)--net......       147,768                          (121,000)                        26,768
Net comprehensive financing
  cost...........................       (41,577)                          (81,420)                      (122,997)
Benefit (provision) for taxes....       (41,951)                           49,101                          7,150
Minority interest................                                         (91,139)                       (91,139)
Equity interest..................       (42,985)        $ 29,257                          13,728
                                       --------         --------        ---------       --------      ----------
      Net income for the year
        under IAS................      $  8,925         $ 29,257        $ (42,985)      $ 13,728      $    8,925
                                       ========         ========        =========       ========      ==========
U.S. GAAP adjustments:
Deferred taxes...................        34,640                           (35,800)                        (1,160)
Investment in subsidiaries.......       (25,095)          (3,041)                         28,136
Deferred gain on building and
  vessels arising from sales and
  lease back transactions--net...         2,088                             5,512                          7,600
Effect of US GAAP adjustments on
  minority interest..............                                           7,464                          7,464
Translation adjustments..........        (2,348)                            3,662                          1,314
Others...........................          (374)                           (5,933)                        (6,307)
                                       --------         --------        ---------       --------      ----------
Total U.S. GAAP adjustments......         8,911           (3,041)         (25,095)        28,136           8,911
                                       --------         --------        ---------       --------      ----------
Net income (loss) for the year
  under U.S. GAAP................      $ 17,836         $ 26,216        $ (68,080)      $ 41,864      $   17,836
                                       ========         ========        =========       ========      ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2001
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                      GRUPO TMM,                        COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                   (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   -------------   -------------   ------------   ------------
Cash flows from operating
  activities:
Income (loss) from continuing
  operations.....................      $  8,925         $ 29,257        $ (42,985)      $ 13,728       $   8,925
Adjustments to reconcile net
  income to net cash provided by
  operating activities...........       (17,624)         (29,257)         254,295        (13,728)        193,686
Net change in working capital....         6,420                          (107,328)                      (100,908)
                                       --------         --------        ---------       --------       ---------
Net cash (used in) provided by
  operating activities...........        (2,279)                          103,982                        101,703
Cash flows from investing
  activities:
Sale of fixed assets.............           189                            14,162                         14,351
Acquisition of fixed assets......        (1,777)                         (108,552)                      (110,329)
                                       --------         --------        ---------       --------       ---------
Net cash used in investing
  activities.....................        (1,588)                          (94,390)                       (95,978)
Cash flows provided by financing
  activities:
Short-term bank
  borrowings--net................                                            (864)                          (864)
Payments from commercial paper--
  net............................          (372)                          (24,784)                       (25,156)
Payments under capital lease
  obligation.....................                                          (4,292)                        (4,292)
Cash received from sale of
  accounts receivable--net.......         6,250                            17,681                         23,931
Other provided by (used in)
  financing activities...........           855                            (4,894)                        (4,039)
                                       --------         --------        ---------       --------       ---------
Net cash provided by (used in)
  financing activities...........         6,733                           (17,153)                       (10,420)
                                       --------         --------        ---------       --------       ---------
Net increase (decrease) in cash
  and cash equivalents...........         2,866                            (7,561)                        (4,695)
Cash and cash equivalents at
  beginning of the period........         6,989                5           85,329                         92,323
                                       --------         --------        ---------       --------       ---------
Cash and cash equivalents at end
  of the period..................      $  9,855         $      5        $  77,768                      $  87,628
                                       ========         ========        =========       ========       =========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                             GRUPO TMM, S.A. DE C.V
                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                     GRUPO TMM,                         COMBINED
                                    S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTORS
                                  (PARENT COMPANY)   S.A. DE C.V.     SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                  ----------------   -------------   --------------   -----------   ------------
Total current assets............     $  93,653         $       5       $  342,075     $  (76,767)    $  358,966
Concession rights and related
  assets--net...................                                        1,327,711                     1,327,711
Property, machinery and
  equipment--net................         3,495                            647,390                       650,885
Deferred costs and others
  assets........................         7,356                             67,174                        74,530
Deferred income taxes...........        88,981                            141,277                       230,258
Equity investments..............       374,895           365,761           20,460       (740,656)        20,460
Others non-current assets.......         9,704                              3,508         (4,810)         8,402
                                     ---------         ---------       ----------     ----------     ----------
      Total assets..............     $ 578,084         $ 365,766       $2,549,595     $ (822,233)    $2,671,212
                                     =========         =========       ==========     ==========     ==========

Total short-term liabilities....       141,064                            245,523        (76,767)       309,820
Total long-term liabilities.....       427,641                            819,504                     1,247,145
                                     ---------         ---------       ----------     ----------     ----------
      Total liabilities.........       568,705                          1,065,027        (76,767)     1,556,965

Minority interest...............                                        1,104,868                     1,104,868
Capital stock...................        29,900           334,030          359,926       (693,956)        29,900
Accumulated (deficit) retained
  earnings......................       (20,521)           31,736           19,774        (51,510)       (20,521)
                                     ---------         ---------       ----------     ----------     ----------
Total stockholders' equity......         9,379           365,766          379,700       (745,466)         9,379
                                     ---------         ---------       ----------     ----------     ----------
Total liabilities and
  stockholders' equity..........     $ 578,084         $ 365,766       $2,549,595     $ (822,233)    $2,671,212
                                     =========         =========       ==========     ==========     ==========
Total stockholders' equity
  under IAS.....................         9,379           365,766          379,700       (745,466)         9,379
U.S. GAAP adjustments:
Deferred taxes..................       (13,603)               --          (52,226)            --        (65,829)
Investment in subsidiaries......         5,584           (19,653)              --         14,069             --
Deferred gain on building and
  vessels arising from sales and
  lease back
  transactions--net.............        (9,225)               --          (16,978)            --        (26,203)
Effect of US GAAP adjustments on
  minority interest.............            --                --           71,237             --         71,237
Others..........................        (1,483)               --            3,551             --          2,068
                                     ---------         ---------       ----------     ----------     ----------
Total U.S. GAAP adjustments.....       (18,727)          (19,653)           5,584         14,069        (18,727)
                                     ---------         ---------       ----------     ----------     ----------
Total stockholders' equity under
  U.S. GAAP.....................     $  (9,348)        $ 346,113       $  385,284     $ (731,397)    $   (9,348)
                                     =========         =========       ==========     ==========     ==========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                    CONDENSED CONSOLIDATING INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                      GRUPO TMM,                        COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                   (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   -------------   -------------   ------------   ------------
Transportation and service
  revenues.......................      $ 50,236                         $ 999,309      $ (59,611)      $ 989,934
Total costs and operating
  expenses.......................        69,670                           782,323        (59,611)        792,382
                                       --------                         ---------      ---------       ---------
Operating income.................       (19,434)                          216,986                        197,552
Other income (expense)--net......        44,686                           (40,993)                         3,693
Net comprehensive financing
  cost...........................       (35,214)                         (124,171)                      (159,385)
Benefit (provision) for taxes....        (2,783)                           25,831                         23,048
Minority interest................                                         (57,643)                       (57,643)
Equity interest..................        13,791         $ 14,427                         (28,218)
Net income (loss) from
  discontinued business..........           684                           (13,289)         7,070          (5,535)
                                       --------         --------        ---------      ---------       ---------
Net income (loss) for the year
  under IAS......................      $  1,730         $ 14,427        $   6,721      $ (21,148)      $   1,730
                                       ========         ========        =========      =========       =========
U.S. GAAP Adjustments:
Deferred taxes...................         8,630                            (3,639)                         4,991
Investment in subsidiaries.......          (903)            (800)                          1,703              --
Deferred gain on building and
  vessels arising from sales and
  lease back transactions--net...        (9,225)                           (2,309)                       (11,534)
Effect of US GAAP adjustments on
  minority interest..............                                           2,314                          2,314
Effect to US GAAP adjustments on
  discontinued operations........                                             798                            798
Translation adjustments..........                                           1,790                          1,790
Others...........................        (1,484)                              143                         (1,341)
                                       --------         --------        ---------      ---------       ---------
Total U.S. GAAP adjustments......        (2,982)            (800)            (903)         1,703          (2,982)
                                       --------         --------        ---------      ---------       ---------
Net (loss) income for the year
  under U.S. GAAP................      $ (1,252)        $ 13,627        $   5,818      $ (19,445)      $  (1,252)
                                       ========         ========        =========      =========       =========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                      GRUPO TMM,                        COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                   (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   -------------   -------------   ------------   ------------
Cash flows from operating
  activities:
Income (loss) from continuing
  operations.....................     $   1,046         $  14,427       $  20,010       $(28,218)      $   7,265
Adjustments to reconcile net
  income to net cash provided by
  operating activities...........       (21,471)          (14,427)        205,287         28,218         197,607
Net change in working capital....       103,897                          (120,969)                       (17,072)
                                      ---------         ---------       ---------       --------       ---------
Net cash provided by operating
  activities.....................        83,472                           104,328                        187,800
Cash flows from investing
  activities:
Sale of fixed assets.............       126,841                            29,616                        156,457
Acquisition of fixed assets......      (115,098)                          (85,682)       114,674         (86,106)
Other investing
  activities--net................                                          99,904       (114,674)        (14,770)
                                      ---------         ---------       ---------       --------       ---------
Net cash provided by investing
  activities.....................        11,743                            43,838                         55,581
Cash flows provided by financing
  activities:
Payments of revolving credit
  facility--net..................                                         (84,998)                       (84,998)
Short-term bank (payments)
  borrowings--net................      (128,415)                          143,000                         14,585
Proceeds from commercial paper--
  net............................                                         280,662                        280,662
Payments under capital lease
  obligation.....................                                         (12,174)                       (12,174)
Payments under long-term debt....                                        (429,029)                      (429,029)
Cash paid for sale of accounts
  receivable--net................       (13,453)                           (6,547)                       (20,000)
Other provided by (used in)
  financing activities...........           544                              (260)                           284
                                      ---------         ---------       ---------       --------       ---------
Net cash used in financing
  activities.....................      (141,324)                         (109,346)                      (250,670)
                                      ---------         ---------       ---------       --------       ---------
Net increase (decrease) in cash
  and cash equivalents...........       (46,109)                           38,820                         (7,289)
Cash and cash equivalents at
  beginning of the period........        53,098                 5          46,509                         99,612
                                      ---------         ---------       ---------       --------       ---------
Cash and cash equivalents at end
  of the period..................     $   6,989         $       5       $  85,329                      $  92,323
                                      =========         =========       =========       ========       =========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                    CONDENSED CONSOLIDATING INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1999
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                      GRUPO TMM,                        COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                                   (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   -------------   -------------   ------------   ------------
Transportation and service
  revenues.......................      $ 64,846                         $ 859,878       $(80,058)      $ 844,666
Total costs and operating
  expenses.......................        97,494                           678,942        (80,058)        696,378
                                       --------         --------        ---------       --------       ---------
  Operating income...............       (32,648)                          180,936                        148,288
Other Income (expense)--net......       (67,412)                           71,260                          3,848
Net comprehensive financing
  cost...........................       (27,059)                         (135,601)                      (162,660)
Benefit (provision) for taxes....        58,399                           (11,137)                        47,262
Minority interest................                                          39,873                         39,873
Equity interest..................        14,072         $ 17,802            1,415        (33,289)
Net loss from discontinued
  business.......................        (8,000)                         (130,928)          (331)       (139,259)
                                       --------         --------        ---------       --------       ---------
Net (loss) income for the year
  under IAS......................      $(62,648)        $ 17,802        $  15,818       $(33,620)      $ (62,648)
                                       ========         ========        =========       ========       =========
U.S. GAAP adjustments:
Deferred taxes...................        (4,514)                          (34,765)                       (39,279)
Equity investment................          (786)         (16,846)                         17,632
Deferred gain on vessels arising
  from sales and lease back
  transactions--net..............                                           4,001                          4,001
Effect of US GAAP adjustments on
  minority interest..............                                          59,918                         59,918
Effect to US GAAP adjustments on
  discontinued operations........                                         (25,942)                       (25,942)
Cumulative effect of other
  accounting change related to
  the cost of start-up activities
  (SOP 98-5)--net................        (2,815)                           (6,172)                        (8,987)
Translation adjustments..........                                           1,985                          1,985
Others...........................                                             189                            189
                                       --------         --------        ---------       --------       ---------
Total U.S. GAAP adjustments......        (8,115)         (16,846)            (786)        17,632          (8,115)
                                       --------         --------        ---------       --------       ---------
Net (loss) income for the year
  under U.S. GAAP................      $(70,763)        $    956        $  15,032       $(15,988)      $ (70,763)
                                       ========         ========        =========       ========       =========

                           GRUPO TMM, S. A. DE C. V.
                    (FORMERLY GRUPO SERVIA, S. A. DE C. V.)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 1999, 2000 AND 2001

          (AMOUNTS IN THOUSANDS OF US DOLLARS EXCEPT NUMBER OF SHARES)

NOTE 18--GUARANTOR FINANCIAL INFORMATION: (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999
                      (AMOUNTS IN THOUSANDS OF US DOLLARS)

                                       GRUPO TMM,
                                      S.A. DE C.V.                   COMBINED NON-
                                        (PARENT      TMM HOLDINGS,     GUARANTOR
                                        COMPANY)     S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                      ------------   -------------   -------------   ------------   ------------
Cash flows from operating
  activities:
(Loss) income from continuing
  operations........................    $ (54,648)     $ 17,802        $ 146,746       $(33,289)      $  76,611
Adjustments to reconcile net income
  to net cash provided by operating
  activities........................       18,188       (17,802)          26,880         33,289          60,555
Net change in working capital.......       59,520                       (115,633)                       (56,113)
                                        ---------      --------        ---------       --------       ---------
Net cash (used in) provided by
  operating activities..............       23,060                         57,993                         81,053
Cash flows from investing
  activities:
Sale of fixed assets................       54,878                         22,490                         77,368
Acquisition of fixed assets.........      (43,286)                       (40,556)                       (83,842)
Other investing activities--net.....       18,476                         19,694                         38,170
                                        ---------      --------        ---------       --------       ---------
Net cash provided by (used in)
  investing activities..............       30,068                          1,628                         31,696
Cash flows provided by financing
  activities:
Short-term bank borrowings--net.....      (23,509)                           749                        (22,760)
Payments under capital lease
  obligation........................       (2,856)                        (7,761)                       (10,617)
Payments under long-term debt.......                                     (58,259)                       (58,259)
Cash paid for sale of accounts
  receivable--net...................       (6,225)                       (13,775)                       (20,000)
Other provided by (used in)
  financing activities..............        9,480                         (8,636)                           844
                                        ---------      --------        ---------       --------       ---------
Net cash used in financing
  activities........................      (23,110)                       (87,682)                      (110,792)
                                        ---------      --------        ---------       --------       ---------
Net increase (decrease) in cash and
  cash equivalents..................       30,018                        (28,061)                         1,957
Cash and cash equivalents at
  beginning of the period...........       23,080             5           74,570                         97,655
                                        ---------      --------        ---------       --------       ---------
Cash and cash equivalents at end of
  the period........................    $  53,098      $      5        $  46,509                      $  99,612
                                        =========      ========        =========       ========       =========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)
                CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
                                    (NOTE 1)
                     (AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                                     JUNE 30,
                                                              -----------------------
                                                                 2001         2002
                                                              ----------   ----------
ASSETS

Total current assets........................................  $  383,342   $  612,809
Due from Mexican Government.................................      82,803       82,141
Concession rights and related assets--net...................   1,299,094    1,252,664
Property, machinery and equipment--net......................     671,828      703,287
Deferred costs and others assets--net.......................      75,855      105,055
Deferred income taxes.......................................     217,420      256,664
Equity investments..........................................      18,819       22,025
Discontinued non-current assets.............................       9,254           --
                                                              ----------   ----------
      Total assets..........................................  $2,758,415   $3,034,645
                                                              ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Total short-term liabilities................................  $  307,604   $  736,905
Total long-term liabilities.................................   1,284,191    1,048,515
                                                              ----------   ----------
      Total liabilities.....................................   1,591,795    1,785,420
                                                              ----------   ----------

Minority interest...........................................   1,158,563    1,058,824

Capital stock...............................................      29,900      121,158
Accumulated retained (deficit) earnings.....................     (21,843)      69,243
                                                              ----------   ----------
    Total stockholders' equity..............................       8,057      190,401
                                                              ----------   ----------

  Total liabilities and stockholders' equity................  $2,758,415   $3,034,645
                                                              ==========   ==========

  The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)
             CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
                                    (NOTE 1)
        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 2001          2002
                                                              -----------   -----------
Transportation and service revenues.........................   $491,442      $505,550
Total costs and operating expenses..........................    399,725       408,216
                                                               --------      --------
      Operating income......................................     91,717        97,334
Other income (expense)--net.................................     51,360        (7,623)
Net comprehensive financing cost............................    (62,725)      (79,601)
                                                               --------      --------
Income before (provision) benefit for income taxes, minority
  interest and discontinued operations......................     80,352        10,110
(Provision) benefit for income taxes........................    (13,654)       17,262
                                                               --------      --------

Income before minority interest and discontinued
  operation.................................................     66,698        27,372
Minority interest...........................................    (64,103)      (19,428)
                                                               --------      --------
Income from continuing operations...........................      2,595         7,944
Net loss from discontinued operations.......................     (3,917)
                                                               --------      --------
    Net (loss) income for the period........................   $ (1,322)     $  7,944
                                                               ========      ========
Income per share from continuing operations, basic and
  diluted...................................................   $   0.15      $   0.14
Net loss from discontinued operations, basic and diluted....      (0.22)
Net (loss) income for the period per share, basic and
  diluted...................................................   $  (0.08)     $   0.14
Weighted average of shares outstanding (thousands) for the
  period:
    Basic...................................................     17,442        56,963
    Diluted.................................................     17,442        58,274

  The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

                           GRUPO TMM, S. A. DE C. V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)
             CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CHANGES
                            IN STOCKHOLDERS' EQUITY
                FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                    (NOTE 1)
        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                RETAINED        INITIAL
                                                                (DEFICIT)     ACCUMULATED
                                                 COMMON STOCK   EARNINGS    TRANSLATION LOSS    TOTAL
                                                 ------------   ---------   ----------------   --------
Balance at December 31, 2000...................    $ 29,900      $(2,764)       $(17,757)      $  9,379

Capital stock increase of December 7, 2001.....      33,411                                      33,411

Capital stock spin-off of December 7, 2001.....      (7,738)                                     (7,738)

Capital stock increase of December 26, 2001....      65,585                                      65,585

Other effect of merger.........................                   67,369                         67,369

Net income for the year........................                    8,925                          8,925
                                                   --------      -------        --------       --------

Balance at December 31, 2001...................    $121,158      $73,530        $(17,757)      $176,931

Warrants.......................................                    5,526                          5,526

Net income for the period (unaudited)..........                    7,944                          7,944
                                                   --------      -------        --------       --------

Balance at June 30, 2002.......................    $121,158       87,000        $(17,757)      $190,401
                                                   ========      =======        ========       ========

  The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

                           GRUPO TMM, S. A. DE C. V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)
           CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
                                    (NOTE 1)
                     (AMOUNTS IN THOUSANDS OF U.S. DOLLARS)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 2001          2002
                                                              -----------   -----------
Income from continuing operations...........................   $  2,595      $  7,944

Adjustments to reconcile net income to net cash provided by
  operating activities:.....................................    103,821        82,073
Net change in working capital...............................    (60,932)      (52,917)
                                                               --------      --------
Net cash provided by operating activities...................     45,484        37,100

Cash flows from investing activities:
Sale of fixed assets........................................      9,218           900
Acquisition of fixed assets.................................    (44,128)      (74,172)
Others investing activities--net............................     (4,147)          500
                                                               --------      --------
Net cash used in investing activities.......................    (39,057)      (72,772)
                                                               --------      --------

Cash flows provided by financing activities:
Short-term bank borrowings--net.............................     (3,668)       (2,000)
Payments of commercial paper--net...........................                   (4,275)
Proceeds from convertible notes and warrants................                   32,500
Proceeds from senior notes..................................                  177,491
Payments under capital lease obligations....................     (4,791)          (58)
Payments under long-term debt...............................                     (495)
Cash paid for sale of accounts receivable--net..............                   (1,070)
Other.......................................................        (22)
                                                               --------      --------
Net cash (used) provided by in financing activities.........     (8,481)      202,093
                                                               --------      --------
Net (decrease) increase in cash and cash equivalents........     (2,054)      166,421
                                                               --------      --------
Cash and cash equivalents at beginning of the period........     92,323        87,628
                                                               --------      --------
Cash and cash equivalents at end of the period..............   $ 90,269      $254,049
                                                               ========      ========
Income and asset tax paid...................................      1,324         1,293
Interest paid...............................................     36,208        36,632

  The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 1--BASIS OF PRESENTATION:

    The interim consolidated financial statements of Grupo TMM, S.A. de C.V. and its consolidated subsidiaries (collectively, the "Company"), as of June 30, 2002 and 2001, and for the six months period then ended are unaudited. In the opinion of the management of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the consolidated financial statements have been included therein. The results of interim periods are not necessarily indicative of results of the entire year.

    For purposes of these interim consolidated financial statements, certain information and disclosures normally included in financial statements prepared in accordance with International Accounting Standards ("IAS") have been condensed or omitted. These unaudited statements should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001 and the notes thereto for the years ended December 31, 2001, 2000 and 1999 (the "audited annual financial statements") included elsewhere in this Registration Statement.

    The Company prepares its financial statements in accordance with IAS expressed in U.S. dollars, the currency in which most transactions and a significant portion of their assets and liabilities arose and/or are denominated.

    IAS differs in certain material respects from those accounting principles generally accepted in the U.S. ("U.S. GAAP"). See Note 17 of our audited annual financial statements.

    These financial statements have been prepared from information published in Mexico. Certain reclassifications and adjustments have been made for the purposes of this Registration Statement.

NOTE 2--SIGNIFICANT TRANSACTIONS

    SALE OF MEXRAIL, INC. TO TFM

    On February 27, 2002, the Company and Kansas City Southern Industries ("KCSI") announced that they had agreed to sell Mexrail, Inc. and its wholly owned subsidiary, the Tex-Mex Railway, to TFM for an aggregate price of $64.0 million ($32.6 million to the Company and $31.4 million to KCSI). The sale was completed on March 27, 2002 resulting in a gain on dilution for TMM amounting to $8.1 million. As a result, Mexrail, Inc., with its wholly owned subsidiary, the Tex-Mex Railway, became wholly owned subsidiaries of TFM. TFM now controls the operation and dispatching of the entire international rail bridge.

    TERMINATION OF J.B. HUNT PARTNERSHIP

    On February 28, 2002, the Company and J.B. Hunt Transport Inc. ("J.B. Hunt"), 51% and 49% owners, respectively, of Comercializadora Internacional de Carga, S.A. de C.V. ("CIC"), a cross border trucking partnership agreed that J.B. Hunt could withdraw its investment in CIC. As part of the termination of the joint venture, J.B. Hunt received approximately $3.0 million in cash and trailer equipment worth approximately $1.4 million. The Company will pay them an additional $18.1 million over the next 4 years. As a result of the termination, the Company owns 100% of CIC.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 2--SIGNIFICANT TRANSACTIONS (CONTINUED)
    CONSENT SOLICITATION

    In the second quarter of 2002, TFM completed a solicitation of consents of holders of 10 1/4% Senior Notes due 2007 and 11 3/4% Senior Discount Debentures due 2009 senior notes and its debentures to an amendment providing for certain changes to the "Limitation on Restricted Payments," "Limitation on Indebtedness," and "Limitation on Liens" covenants in each of the indentures pursuant to which the securities were issued. TFM obtained the requisite consents and paid a fee of $17.0 million to allow it to issue additional
$180.0 million in new debt and to purchase the call option shares in Grupo TFM held by the Mexican government (see Note 3 and 7).

    TFM received the required consents from holders of each of the senior notes and the debentures in the consent solicitation. Holders delivering their consents in the consent solicitation were paid a cash fee of thirty dollars for each thousand of U.S. dollars principal amount of securities in respect of which they delivered a valid and unrevoked consent.

NOTE 3--NOTES PAYABLE AND LONG-TERM DEBT:

    CONVERTIBLE NOTE AND NOTE-LINKED SECURITIES TRANSACTION

    On May 6, 2002, the Company entered into a Securities Purchase Agreement with the buyers named therein, pursuant to which the buyers agreed to purchase senior convertible notes (the "senior convertible notes") in an aggregate principal amount of $32,500 with note-linked securities ("detachable warrants"). Subject to certain terms and conditions as contained in the Securities Purchase Agreement, the Company may sell a second tranche of senior convertible notes in an aggregate principal amount of up to $32,500. The size of the second tranche may be reduced based upon the number of ADSs available for issuance upon conversion, which depends, in part, upon the market price of the Company's ADSs.

    At the initial closing of the transaction on May 29, 2002, the buyers purchased from the Company the initial tranche of senior convertible notes with detachable warrants in the principal amount of $32,500, the latter of which is exercisable for 1,311,290 of the Company's Series A Share ADSs at an exercise price of $9.9139.

    The senior convertible notes will be repaid in weekly installments of principal, plus 9% accrued interest per annum. At the Company's option, the weekly installments may be repaid in cash at 105% of par or by issuing ADSs according to a conversion rate based on a 7% discount to the weighted average trading price of the ADSs over the five-trading-day period preceding each issuance. Through July 31, 2002, the Company has elected to pay all installments in cash. In order to preserve the ability to pay the installment amounts in ADSs, the Company must comply with several conditions, as set forth in the agreement.

    The Company's draw down of the second tranche of the senior convertible notes is subject to the satisfaction (or waiver) of several conditions, the most important of which are:

    - the refinancing of at least 80% of the Company's 2003 Notes;

    - the Company's compliance with certain debt covenants in the Securities Purchase Agreement;

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 3--NOTES PAYABLE AND LONG-TERM DEBT: (CONTINUED)
    - the continued trading and listing of its ADR's on the New York Stock Exchange; and

    - its compliance with the terms of the 2003 and 2006 indentures.

    In addition, the Company may not incur any new secured indebtedness or, after having drawn down on the second tranche, repurchase any of the 2006 notes without having, guaranteeing or repurchasing an equal amount of the outstanding senior convertible notes. The Company believes it will have satisfied (or received waivers of) all of the conditions prior to the settlement date. The senior convertible notes issued in the second tranche may be subject to an accelerated amortization schedule in the event that the trading volume of the Company's ADSs increases.

    12 1/2% SENIOR NOTES DUE 2012

    TFM issued senior notes in June 2002 for an aggregate principal amount of $180 million (the "Senior Notes"). The Senior Notes are denominated in dollars, bear interest semi-annually at a fixed rate of 12 1/2% and mature on June 15, 2012. The Senior Notes are redeemable at TFM's option on or after June 15, 2007 and, subject to certain limitations, at any time in the event of certain changes in Mexican tax law. The Senior Notes were issued at a discount of $2.5 million which is being amortized based on the interest method over its term.

    The Company incurred and capitalized $24.6 million in consent (see Note 2) and professional services fees in connection with the issuance of these notes and is being amortized based on the interest method over the term of the Senior Notes.

NOTE 4--PROVISION FOR TAXES AND EMPLOYEE PROFIT SHARING:

    The Company recognizes deferred income tax and profit sharing based on the estimated annual effective tax rate. In order to project taxable income for the year, which in turn is used to estimate the annual provision for taxes currently payable, the Company estimated temporary differences as well as those "rate differentials" entering into the current provision. The temporary differences identified to estimate the current provision were included in the projected year-end temporary differences that are used to estimate the annual provision for deferred taxes, including any change in the valuation allowance. During the first six months of 2002, the Company reversed $14 million of the valuation allowance into income as it's management now expect to realize a portion of their net loss carryforwards. In addition, it recognized a tax benefit of $4.5 million mainly due to the rate differential in computing deferred taxes since the enacted Mexican tax rate will decrease one percent per year from 35% in 2002 to 32% in 2005. For the six month periods ended June 30, 2002 and 2001, there was no basis for employee's profit sharing.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 5--SEGMENT DATA

    The table below presents information by segment for the six months ended June 30, 2002 and 2001:

                                     SPECIALIZED               PORTS AND                    ELIMINATION
                                      MARITIME     LOGISTICS   TERMINAL     RAILROAD     BETWEEN SEGMENTS        TOTAL
JUNE 30, 2002                         DIVISION     DIVISION    DIVISION     DIVISION    AND SHARED ACCOUNTS   CONSOLIDATED
-------------                        -----------   ---------   ---------   ----------   -------------------   ------------
Total revenues.....................    $ 65,645    $ 39,082    $ 52,290    $  357,095         $ (8,562)        $  505,550
Operating costs and expenses.......     (60,229)    (38,146)    (38,827)     (232,753)           8,894           (361,061)
Depreciation and amortization......      (2,227)     (1,241)     (2,129)      (41,097)            (461)           (47,155)
                                       --------    --------    --------    ----------         --------         ----------
Operating (loss) income............    $  3,189    $   (305)   $ 11,334    $   83,245         $   (129)            97,334
                                       ========    ========    ========    ==========         ========
Costs expenses and income not
  allocated........................                                                                               (89,390)
                                                                                                               ----------
Net income for the period..........                                                                            $    7,944
Total assets by segment............     157,017      68,678     137,036     2,512,285                           2,875,016
Shared assets and discontinued
  operations.......................                                                            159,629            159,629
                                       --------    --------    --------    ----------         --------         ----------
Total assets.......................    $157,017    $ 68,678    $137,036    $2,512,285         $159,629         $3,034,645
                                       ========    ========    ========    ==========         ========         ==========

JUNE 30, 2001
-------------
Total revenues.                      $    57,777   $  32,872   $  49,024   $  357,090   )            (5,321   $    491,442
Operating costs and expenses.......     (56,025)    (28,699)    (31,316)     (243,854)          10,260           (349,634)
Depreciation and amortization......      (2,500)     (1,523)     (1,868)      (39,266)          (4,934)           (50,091)
                                       --------    --------    --------    ----------         --------         ----------
Operating (loss) income............    $   (748)   $  2,650    $ 15,840    $   73,970         $      5         $   91,717
                                       ========    ========    ========    ==========         ========
Costs expenses and income not
  allocated........................                                                                               (89,122)
                                                                                                               ----------
Income from continuing
  operations.......................                                                                            $    2,595
                                                                                                               ==========
Total assets by segment............     226,800      80,913      90,755     2,298,695                           2,697,163
Shared assets and discontinued
  operations.......................                                                             61,252             61,252
                                       --------    --------    --------    ----------         --------         ----------
Total assets.......................    $226,800    $ 80,913    $ 90,755    $2,298,695         $ 61,252         $2,758,415
                                       ========    ========    ========    ==========         ========         ==========

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP:

    The Company's interim consolidated financial statements are prepared in accordance with IAS, which differs in certain significant respects from U.S. GAAP. For a full description of the differences between IAS and U.S. GAAP, refer to the Company's annual financial statements for the years ended December 31, 2001, 2000 and 1999, included elsewhere in the Registration Statement.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP: (CONTINUED)
    The main differences between IAS and U.S. GAAP, as they relate to the six months ended June 30, 2002 and 2001 are summarized in the following pages. An explanation is provided when considered necessary of the effects on the consolidated operating results and stockholders' equity.

    a. Reconciliation between consolidated results:

                                                                           SIX MONTHS ENDED JUNE 30,
                                                           REFERENCE TO   ---------------------------
                                                            SUBNOTE D:        2001           2002
                                                           ------------   ------------   ------------
Net income of continuous operations under IAS............                      2,595          7,944
Deferred gain on building and vessels arising from sales
  and lease back transactions--net.......................         I            3,800          3,800
Pension and seniority premium plan.......................        II               32           (187)
Translation adjustments..................................       III            4,195         (8,716)
Deferred taxes...........................................        IV          (15,270)        55,817
Effect of U.S. GAAP adjustments on minority interest.....         V            5,673        (35,000)
Deferred charges.........................................        VI                             933
Amortization of Goodwill.................................       VII                             804
Dilution in sale of Mexrail..............................      VIII                          (8,111)
Depreciation and amortization............................      VIII                             (98)
Income before discontinued operations under U.S. GAAP....                      1,025         17,186
                                                                             -------        -------
Loss from discontinued operations under IAS..............                     (3,917)            --
Effect to U.S. GAAP adjustments on discontinued
  operations.............................................                         --
                                                                             -------        -------
Net (loss) income on discontinued operations under U.S.
  GAAP...................................................                     (3,917)            --
                                                                             -------        -------
Net loss under U.S. GAAP.................................                     (2,892)        17,186
                                                                             =======        =======

    b. Reconciliation of stockholders' equity

                                                           REFERENCE TO    JUNE 30,     JUNE 30,
                                                            SUBNOTE D:       2001         2002
                                                           ------------   ----------   ----------
Stockholders' equity under IAS...........................                    8,057      190,401
Deferred gain on building and vessels arising from sales          I        (22,403)     (14,800)
  and lease back transactions--Net.......................
Pension and seniority premium plan.......................        II          2,319       (1,113)
Deferred taxes...........................................        IV        (77,123)     (28,683)
Effects of U.S. GAAP adjustments on minority interest....         V         76,910       18,684
Investments cost.........................................       VII                      (5,000)
Accumulated amortization.................................                                   804
Dilution in sale of Mexrail..............................      VIII                       6,036
Depreciation and amortization............................      VIII                         (98)
                                                                           -------      -------
Stockholders' equity under U.S. GAAP.....................                  (12,240)     166,231
                                                                           =======      =======

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP: (CONTINUED)
    c. Analysis of changes in stockholders' equity under U.S. GAAP

                                                           REFERENCE TO    JUNE 30,     JUNE 30,
                                                            SUBNOTE D:       2001         2002
                                                           ------------   ----------   ----------
Balance at beginning of period...........................                    9,348      129,373
Warrants.................................................                                 5,525
Dilution in sale of Mexrail..............................      VIII                      14,147
Net income...............................................                    2,892       17,186
                                                                           -------      -------
Balance at end of period.................................                  (12,240)     166,231
                                                                           =======      =======

    D. SIGNIFICANT DIFFERENCES BETWEEN IAS AND U.S. GAAP

     i. DEFERRED GAIN ON SALES AND LEASE BACK TRANSACTIONS ARISING FROM DISPOSAL BUILDING AND VESSELS

       Under IAS, the Company recognized a gain on the sale of its corporate building in 2000, three vessels in 1998 and two in 1997, which were leased back for a period of five years in 2000 and five and eight years in 1998 and five years in 1997, respectively, without any obligation to repurchase. Under IAS, the gains were recognized at the respective transaction dates whereas under U.S. GAAP, the gains would be deferred and amortized over the terms of the lease contracts. Accordingly, the gains and the related deferred income tax effects are being recognized over such leaseback periods.

     ii. PENSION AND SENIORITY PREMIUM PLANS

       The Company accrues expenses for the pension and seniority premium plans on the basis of actuarial computations. Retirement benefits are based primarily on years of service, age, and the employee's pay at retirement. The difference between IAS and U.S. GAAP relates mainly to the amortization of transition liability, variances in assumptions and the effect of employee reduction.

    The difference between reserve for pensions and seniority premiums costs under SFAS No. 87 and IAS 19 were as follows:

                                                            SIX MONTHS
                                                          ENDED JUNE 30,
                                                      -----------------------
                                                         2001         2002
                                                      ----------   ----------
Net cost (benefit) of pension and seniority premiums
  under IAS.........................................   $    795     $    276
Net (cost) benefit of pension and seniority premiums
  under U.S. GAAP...................................       (763)         (89)
                                                       --------     --------
U.S. GAAP net income adjustment.....................   $     32     $   (187)
                                                       ========     ========

Reserve for pension and seniority premiums under
  IAS...............................................   $ 12,839     $ 11,032
Reserve for pension and seniority premiums under
  U.S. GAAP.........................................    (10,520)     (12,145)
                                                       --------     --------
U.S. GAAP stockholders' equity adjustment...........   $  2,319     $ (1,113)
                                                       ========     ========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP: (CONTINUED)
    iii. TRANSLATION ADJUSTMENTS OF U.S. GAAP ADJUSTMENTS

       These differences are related to the effects of exchange rates on deferred taxes, pension and seniority premium costs and liabilities, which are calculated in pesos and translated to U.S. dollars, as shown below.

                                                         SIX MONTHS PERIOD
                                                          ENDED JUNE 30,
                                                      -----------------------
                                                         2001         2002
                                                      ----------   ----------
Translation adjustment on:
Pension and seniority premium plan..................    $  219      $  (272)
Deferred taxes......................................    $3,976       (8,444)
                                                        ------      -------
                                                        $4,195      $(8,716)
                                                        ======      =======

     iv. DEFERRED TAXES

       As mentioned in Note 3, income tax is recorded in accordance with IAS 12 (revised) which, among other provisions, requires the recognition of deferred taxes for non-monetary assets indexed for tax purposes. Under U.S. GAAP, the Company follows the procedures established in SFAS
       No. 109 "Accounting for Income Taxes." This statement does not permit recognition of deferred taxes for differences related to assets and liabilities that are remeasured from local currency into the functional currency using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes.

       For U.S. GAAP purposes the deferred tax computation on non-monetary assets and liabilities is based on current historical pesos whereas for IAS purposes amounts in historical U.S. dollars are considered for book purposes and for tax purposes indexation is recognized. Therefore, deferred tax assets for U.S. GAAP purposes are less than the related amounts for IAS purposes.

       In Mexico, companies are required to pay their employees a portion of net income as defined by specific regulations. For U.S. GAAP purposes, deferred profit sharing liabilities or assets would be recorded for temporary differences that may arise in the determination of the current liability based on the statutory rate of 10%. These temporary differences are similar to those that exist for deferred income tax purposes. IAS does not require the establishment of deferred tax assets or liabilities for these differences. U.S. GAAP, employee profit sharing would be considered as operating expense.

       The deferred tax adjustment included in the consolidated results and stockholders' equity reconciliations, also include the effect of deferred taxes on the other U.S. GAAP adjustments.

       During the first six months of 2002, the Company recognized a tax benefit of $1.1 million due to the rate differential in computing deferred taxes since the enacted Mexican tax rate will decrease one percent per year from 35.0% to 32.0% by 2005.

     v. EFFECTS OF U.S. GAAP ADJUSTMENTS ON MINORITY INTEREST

       This item corresponds to the effect of U.S. GAAP adjustments on minority interest.

     vi. DEFERRED CHARGES

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP: (CONTINUED)
       During 2001, TFM incurred certain financing costs paid to third parties which were capitalized under IAS and expensed during the six month period ended June 30, 2002. Under U.S. GAAP, these costs are required to be expensed as incurred.

    vii. INVESTMENTS

       Under IAS, in 2000, Grupo TMM established a reserve of $5.0 million for an investment which it had decided to abandon in the foreseeable future. In 2001, due to a change in economic circumstances, management has elected to maintain the investment and consequently, the reserve was reversed. The reserve corresponded to the goodwill arising from the purchase of said investment which is being amortized over the period of ten years. The amortization for IAS purposes during the period ended June 30, 2002 was $804.

       Under U.S. GAAP, the reversal of adjustments to the carrying basis of investments is not permitted.

   viii. DILUTION IN SALE OF MEXRAIL, INC. TO TFM

       As more fully described in Note 2, on February 27, 2002, the Company and KCSI sold their respective interests in Mexrail, Inc. to TFM for an aggregate purchase price of $64.0 million. Under IAS, TFM has recorded the assets and liabilities purchased on a historical carryover basis since this was deemed a business reorganization. Under U.S. GAAP, the portion of Mexrail, Inc. purchased from KCSI would be accounted for as a purchase pursuant to SFAS No 141 "Business Combinations" with partial fair value step-up (49%) being recognized for the assets and liabilities being acquired. Thus, the amount recorded of $19.6 million was preliminarily allocated to fixed assets. During the six months period ended June 30, 2002 the depreciation of this step-up was $98. The portion sold by the Company to TFM (51%) would be accounted for on a historical carryover basis since both Mexrail, Inc. and TFM are under the common control of the Company.

       In addition, as a result of the transaction described above, under IAS, the Company recognized a gain of $8.1 million resulting from its equity dilution in Mexrail, Inc., representing the amount "deemed sold." Under U.S. GAAP, such a gain would not have reflected in the income statement, but would have affected stockholders' equity due to the step-up described above.

     ix. EARNINGS PER SHARE

       The weighted average number of shares outstanding for the six months periods ended June 30, 2001 was 17,441,590 (basic and diluted), and 2002 was 56,963,137 (basic) 58,274,427 (diluted). The net (loss) income per share (basic and diluted) under U.S. GAAP was ($0.1658) in 2001 and $0.302 and $0.295 respectively in 2002.

     x. SALES AND DISPOSALS OF FIXED ASSETS

       In accordance with SAB 101, the gains or losses on sales and disposals of fixed assets should be included in other operating expenses. Under IAS, these expenses are included in other expenses--net. For the six months periods ended June 30, 2001 and 2002 the gains (losses) on sales and disposals of fixed assets amounted to $60,746 and $4,161, respectively.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 6--RECONCILIATION BETWEEN IAS AND U.S. GAAP: (CONTINUED)
     xi. EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

       In April of 2002, the FASB issued Statement No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." As a result, companies will no longer be allowed to classify gains and losses from extinguishment of debt as extraordinary items unless they meet the criteria of APB 30. Gains and losses from extinguishments of debt that have been classified as extraordinary in prior years that do not meet the criteria of APB 30 shall be reclassified as ordinary gains and losses on a going forward basis. In addition, SFAS 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for under the sale-leaseback provisions of SFAS 28 or 98, as applicable, instead of SFAS 13. The provisions of this Statement with regard to SFAS 4 will be effective for fiscal years beginning after May 15, 2002, and those for SFAS 13 will be effective for transactions occurring after May 15, 2002.

    In July of 2002, the FASB issued Statement No. 146 ("SFAS 146"), "Accounting for Cost Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting costs associated with exit or disposal activities and nullifies Emmerging Issues Task Force No.94-3 ("EITF 94-3"), "Liability Recognition For Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between SFAS 146 and EITF 94-3 is that FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of an entity's commitment to an exit plan. This Statement also revises the definition of exit costs and establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged.

    The Company is presently evaluating the impact, if any, that these new standards will have on its financial statements.

NOTE 7--SUBSEQUENT EVENTS

GRUPO TFM PURCHASE

    In connection with the original formation of Grupo TFM, the Mexican government purchased a 24.63% non-voting interest in Grupo TFM for $198.8 million. The Mexican government also granted the original shareholders of Grupo TFM an option (the "call option") to purchase the government's equity interest in Grupo TFM. TFM was appointed as the purchaser and, on July 29, 2002, purchased all of the call option shares for an aggregate purchase price of $256.1 million. The purchase price for the call option shares was financed through (1) a portion ($162.6 million) of the proceeds of the issuance of $180 million of debt securities by TFM (see Note 3) and (2) approximately
$93.5 million was applied against note receivables from the Mexican government.

RECLASSIFICATION OF SERIES A AND SERIES L SHARES

    On September 13, 2002, the Company completed a reclassification of its Series L Shares of stock as Series A Shares. The reclassification combined its two classes of stock into a single class by converting each share of Series L Shares into one share of Series A Shares. The reclassification also eliminated the variable

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 7--SUBSEQUENT EVENTS (CONTINUED)
portion of capital stock and the Company became a fixed capital corporation (SOCIEDAD ANONIMA). Following the reclassification, the Company had 56,963,137 Series A Shares outstanding. As a result of the elimination of the variable portion of its capital stock, the Company's registered name changed from Grupo TMM, S.A. de C.V. to Grupo TMM, S.A.

TFM REPLACEMENT OF COMMERCIAL PAPER.

    On September 17, 2002, TFM replaced its U.S. $310.0 million commercial paper program with a new $250.0 million credit facility which consists of (i) a two-year $122.0 million commercial paper program backed by a stand-by letter of credit and (ii) a four-year $28.0 million term loan facility. The Company repaid the remaining $60.0 million of indebtedness outstanding under the former commercial program.

TFM VALUE ADDED TAX ("VAT") AWARD.

    On September 25, 2002 the Mexican Magistrates Court of the First District issued its judgment in favor of TFM on a value added tax claim, which has been pending in the Mexican courts since 1997. However, on December 6, 2002, the upper chamber of the Federal Tribunal of Fiscal and Administrative Justice issued a ruling denying TFM the right to receive the value added tax refund from the Mexican government.

AMENDMENT TO RECEIVABLES SECURITIZATION PROGRAM.

    On October 28, 2002, Grupo TMM and certain subsidiaries entered into amended and restated agreements related to the receivables securitization program, which began in December 2001. The agreements modified certain provisions of such securitization program and expanded the outstanding amount by a net
$30 million.

    On December 23, 2002, Grupo TMM received an additional $35.0 million under its receivables securitization facility, as a result of an expansion of the program. The proceeds were primarily used by the Company to repay outstanding Euro Commercial Paper.

NOTE 8--GUARANTOR FINANCIAL INFORMATION:

    On August 12, 2002, the Company created a wholly owned Mexican subsidiary named TMM Holdings, S.A. de C.V. "TMM Holdings" into which it transferred its 96.64% controlling interest in its subsidiary TMM Multimodal which in turn holds, directly and indirectly, all of the Company's controlling interest in Grupo TFM. TMM Holdings will irrevocably and unconditionally guarantee the refinancing contemplated by the Company of the 9 1/2% Notes due 2003 and 10 1/4% Notes due 2006.

    Presented below is condensed consolidating information as of June 30, 2001 and 2002 and for the six months ended June 30, 2002 for i) the parent company,
ii) the guarantor subsidiary, iii) the combined non-guarantor subsidiaries,
iv) eliminations and v) the Company's consolidated financial statements.

    Where applicable the equity method has been used by the parent company and guarantor with respect to its investment in certain subsidiaries for the respective periods presented.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiary because management has determined that such information is not material to investors.

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

               (AMOUNTS IN U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                            GRUPO TMM, S.A. DE C.V.
                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 2002

                                     GRUPO TMM,                          COMBINED
                                    S.A. DE C.V.     TMM HOLDINGS,    NON-GUARANTORS
                                  (PARENT COMPANY)    S.A. DE C.V.     SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                  ----------------   --------------   --------------   -----------   ------------
             ASSETS
Total current assets............     $  77,925         $       5        $  604,283      $ (69,404)    $  612,809
Concession rights and related
  assets net....................                                         1,252,664                     1,252,664
Property, machinery and
  equipment net.................         5,090                             698,197                       703,287
Deferred costs and others
  assets........................        31,293                              73,762                       105,055
Deferred income taxes...........        49,553                             207,111                       256,664
Equity investments..............       551,368           376,051            22,025       (927,419)        22,025
Others non-current assets.......                                            82,141                        82,141
                                     ---------         ---------        ----------      ---------     ----------
  Total assets..................     $ 715,229         $ 376,056        $2,940,183      $(996,823)    $3,034,645
                                     =========         =========        ==========      =========     ==========
Total short-term liabilities....       272,972                             505,943        (69,404)       709,511
Total long-term liabilities.....       224,462                             824,053                     1,048,515
                                     ---------         ---------        ----------      ---------     ----------
  Total liabilities.............       497,434                           1,329,996        (69,404)     1,758,026
Minority interest...............                                         1,058,824                     1,058,824
Senior convertible notes........        27,394                                                            27,394
Capital stock...................       121,158           334,030           468,818       (802,848)       121,158
Accumulated (deficit) retained
  earnings......................        69,243            42,026            82,545       (124,571)        69,243
Total stockholders' equity......       190,401           376,056           551,363       (927,419)       190,401
Total liabilities and
  stockholders' equity..........     $ 715,229         $ 376,056        $2,940,183      $(996,823)    $3,034,645
                                     =========         =========        ==========      =========     ==========

Total stockholders' equity under
  IAS...........................       190,401           376,056           551,363       (927,419)       190,401
U.S. GAAP adjustments:
Deferred taxes..................          (225)                            (28,458)                      (28,683)
Investment in subsidiaries......       (13,458)           (2,597)                          16,055
Deferred gain on building and
  vessels arising from sales and
  lease back transactions net...        (9,374)                             (5,426)                      (14,800)
Effect of US GAAP adjustments on
  minority interest.............                                            18,684                        18,684
Dilution in sale of Mexrail.....                                             6,036                         6,036
Others..........................        (1,113)                             (4,294)                       (5,407)
                                     ---------         ---------        ----------      ---------     ----------
Total U.S. GAAP adjustments.....       (24,170)           (2,597)          (13,458)        16,055        (24,170)
Total stockholders' equity under
  U.S. GAAP.....................     $ 166,231         $ 373,459        $  537,905      $(911,364)    $  166,231
                                     =========         =========        ==========      =========     ==========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                            GRUPO TMM, S.A. DE C.V.
                   CONDENSED CONSOLIDATING INCOME STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 2002

                                  GRUPO TMM,                        COMBINED
                                 S.A. DE C.V.     TMM HOLDINGS,   NON-GUARANTOR
                               (PARENT COMPANY)   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                               ----------------   -------------   -------------   ------------   ------------
Transportation and service
  revenues...................      $ 19,245                         $496,494        $(10,189)      $505,550
Total costs and operating
  expenses...................        27,427                          390,978         (10,189)       408,216
                                   --------                         --------        --------       --------
Operating income.............        (8,182)                         105,516                         97,334
Other Income (expense) net...        22,927                          (30,550)                        (7,623)
Net comprehensive financing
  cost.......................       (21,921)                         (57,680)                       (79,601)
Benefit (provision) for
  taxes......................         2,708                           14,554                         17,262
Minority interest............                                        (19,428)                       (19,428)
Equity interest..............        12,412           12,000                         (24,412)
                                   --------          -------        --------        --------       --------
Net income for the year under
  IAS........................      $  7,944          $12,000        $ 12,412        $(24,412)      $  7,944
                                   ========          =======        ========        ========       ========
Deferred taxes...............          (774)                          56,591                         55,817
Equity investment............        12,987           14,263                         (27,250)
Deferred gain on building and
  vessels arising from sales
  and lease back transactions
  net........................         1,606                            2,194                          3,800
Effect of US GAAP adjustments
  on minority interest.......                                        (35,000)                       (35,000)
Dilution in sale of
  Mexrail....................                                         (8,111)                        (8,111)
Translation adjustments......        (4,390)                          (4,326)                        (8,716)
Others.......................          (187)                           1,639                          1,452
                                   --------          -------        --------        --------       --------
Total U.S. GAAP adjustments..         9,242           14,263          12,987         (27,250)         9,242
                                   --------          -------        --------        --------       --------
Net income (loss) for the
  year under U.S.GAAP........      $ 17,186          $26,263        $ 25,399        $(51,662)      $ 17,186
                                   ========          =======        ========        ========       ========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                            GRUPO TMM, S.A. DE C.V.
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                         SIX MONTHS ENDED JUNE 30, 2002

                                      GRUPO TMM,                         COMBINED
                                     S.A. DE C.V.     TMM HOLDINGS,    NON-GUARANTOR
                                   (PARENT COMPANY)    S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ----------------   --------------   -------------   ------------   ------------
Cash flows from operating
  activities:
Income (loss) from continuing
  operations.....................      $  7,944          $ 12,000        $ 12,412        $(24,412)      $  7,944
Adjustments to reconcile net
  income to net cash provided by
  operating activities...........       (29,246)          (12,000)         98,907          24,412         82,073
Net change in working capital....        (7,541)                          (45,376)                       (52,917)
                                       --------          --------        --------        --------       --------
Net cash provided by operating
  activities.....................       (28,843)                           65,943                         37,100
Cash flows from investing
  activities:
Sale of fixed assets.............           569                               331                            900
Acquisition of fixed assets......        (1,678)                          (72,494)                       (74,172)
Other investing activities net...                                             500                            500
                                       --------          --------        --------        --------       --------
Net cash provided by investing
  activi-ties....................        (1,109)                          (71,663)                       (72,772)
Cash flows provided by financing
  activities:
Short-term bank (payments)
  borrowings net.................        (2,000)                                                          (2,000)
Proceeds from commercial paper
  net............................       (26,609)                           29,928          (7,594)        (4,275)
Proceeds from convertible
  notes..........................        32,500                                                           32,500
Proceeds from senior notes.......                                         177,491                        177,491
Payments under capital lease
  obligation.....................                                             (58)                           (58)
Payments under long-term debt....                                            (495)                          (495)
Cash paid for sale of accounts
  receivable net.................          (267)                             (803)                        (1,070)
Other provided by (used in)
  financing activities...........        19,328                           (19,328)
                                       --------          --------        --------        --------       --------
Net cash used in financing
  activities.....................        22,952                           186,735          (7,594)       202,093
                                       --------          --------        --------        --------       --------
Net increase (decrease) in cash
  and cash equivalents...........        (7,000)                          181,015          (7,594)       166,421
Cash and cash equivalents at
  beginning of the period........         9,855                 5          77,768                         87,628
                                       --------          --------        --------        --------       --------
Cash and cash equivalents at end
  of the period..................      $  2,855          $      5        $258,783        $ (7,594)      $254,049
                                       ========          ========        ========        ========       ========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)

                            GRUPO TMM, S.A. DE C.V.
                                AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 2001
                                  (UNAUDITED)

                                                                    COMBINED
                                    GRUPO TMM,    TMM HOLDINGS,   NON-GUARANTOR
                                   S.A. DE C.V.   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ------------   -------------   -------------   ------------   ------------
Current assets:
Total current assets.............    $ 80,400       $      5       $  381,127       $ (78,190)    $  383,342
Concession rights and related
  assets--Net....................          --             --        1,299,094              --      1,299,094
Property, machinery and
  equipment--Net.................       5,952             --          665,876              --        671,828
Deferred costs and others
  assets.........................      28,985             --           46,870              --         75,855
Deferred income taxes............      92,966             --          124,454              --        217,420
Equity investments...............     388,122        384,822           18,819        (772,944)        18,819
Others non-current assets........       6,254             --           85,803              --         92,057
                                     --------       --------       ----------       ---------     ----------
Total assets.....................    $602,679       $384,827       $2,622,043       $(851,134)    $2,758,415
                                     ========       ========       ==========       =========     ==========

Total short-term liabilities.....     177,126             --          208,668         (78,190)       307,604
Total long-term liabilities......     417,496             --          866,695              --      1,284,191
                                     --------       --------       ----------       ---------     ----------
Total liabilities................     594,622             --        1,075,363         (78,190)     1,591,795

Minority interest................          --             --        1,158,563              --      1,158,563
Capital stock....................      29,900        334,030          468,818        (802,848)        29,900
Accumulated (deficit) retained
  earnings.......................     (21,843)        50,797          (80,701)        (29,904)       (21,843)
                                     --------       --------       ----------       ---------     ----------
Total stockholders' equity.......       8,057        384,827          388,117        (772,944)         8,057
                                     --------       --------       ----------       ---------     ----------
Total liabilities and
  stockholders' equity...........    $602,679       $384,827       $2,622,043       $(851,134)    $2,758,415
                                     ========       ========       ==========       =========     ==========

Total stockholders' equity under
  IAS............................       8,057        384,827          384,827        (772,944)         8,057
Deferred taxes...................     (15,207)            --          (61,916)             --        (77,123)
Equity investment................       3,981        (23,730)              --          19,749             --
Deferred gain on building and
  vessels arising from sales and
  lease back transactions--Net...      (7,619)            --          (14,784)             --        (22,403)
Effect of US GAAP adjustments on
  minority interest..............          --             --           76,910              --         76,910
Others...........................      (1,452)            --            3,771              --          2,319
                                     --------       --------       ----------       ---------     ----------
Total U.S. GAAP adjustments......     (20,297)       (23,730)           3,981          19,749        (20,297)
                                     --------       --------       ----------       ---------     ----------
Total stockholders' equity under
  U.S. GAAP......................    $(12,240)      $361,097       $  392,098       $(753,196)    $  (12,240)
                                     ========       ========       ==========       =========     ==========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                                AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

                                                                 COMBINED
                                 GRUPO TMM,    TMM HOLDINGS,   NON-GUARANTOR
                                S.A. DE C.V.   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                ------------   -------------   -------------   ------------   ------------
Transportation and service
  revenues....................    $ 28,446             --         $483,190       $(20,194)      $491,442
Total costs and operating
  expenses....................      37,380             --          382,539        (20,194)       399,725
                                  --------        -------         --------       --------       --------
Operating income..............      (8,934)            --          100,651             --         91,717
Other Income (expense)--Net...       5,199             --           46,161             --         51,360
Net comprehensive financing
  cost........................     (23,949)            --          (38,776)            --        (62,725)
Benefit (provision) for
  taxes.......................       3,985             --           14,554        (32,193)       (13,654)
Minority interest.............          --             --          (64,103)            --        (64,103)
Equity interest...............      26,294        $19,720               --        (46,014)            --
Net loss from discontinued
  business....................      (3,917)            --               --             --         (3,917)
                                  --------        -------         --------       --------       --------
Net income for the year under
  IAS.........................    $ (1,322)       $19,720         $ 58,487       $(78,207)      $ (1,322)
                                  ========        =======         ========       ========       ========
Deferred taxes................      (1,604)                        (13,666)                      (15,270)
Equity investment.............      (4,767)        (4,076)                          8,843             --
Deferred gain on building and
  vessels arising from sales
  and lease back
  transactions--Net...........       1,606                           2,194                         3,800
Effect of US GAAP adjustments
  on minority interest........                                       5,673                         5,673
Translation adjusments........       3,163                           1,032                         4,195
Others........................          32                                                            32
                                  --------        -------         --------       --------       --------
Total U.S. GAAP adjustments...      (1,570)        (4,076)          (4,767)         8,843         (1,570)
                                  --------        -------         --------       --------       --------
Net income for the year under
  U.S. GAAP...................    $ (2,892)       $15,644         $ 53,720       $(69,364)      $ (2,892)
                                  ========        =======         ========       ========       ========

                            GRUPO TMM, S.A. DE C.V.
                     (FORMERLY GRUPO SERVIA, S.A. DE C.V.)

   NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001

        (AMOUNTS IN THOUSANDS OF U.S. DOLLARS, EXCEPT NUMBER OF SHARES)

NOTE 8--GUARANTOR FINANCIAL INFORMATION (CONTINUED)
                            GRUPO TMM, S.A. DE C.V.
                                AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW
                         SIX MONTHS ENDED JUNE 30, 2001
                                  (UNAUDITED)

                                                                    COMBINED
                                    GRUPO TMM,    TMM HOLDINGS,   NON-GUARANTOR
                                   S.A. DE C.V.   S.A. DE C.V.    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ------------   -------------   -------------   ------------   ------------
Cash flows from operating
  activities:
Income from continuing
  operations.....................    $  2,595       $ 19,720        $ 58,487        $(78,207)      $  2,595

Adjustments to reconcile net
  income to net cash provided by
  operating activities:..........     (23,819)       (19,720)         69,153          78,207        103,821
Net Change in working capital....      27,775             --         (88,707)             --        (60,932)
                                     --------       --------        --------        --------       --------
Net cash provided by operating
  activities.....................       6,551             --          38,933              --         45,484
Cash flows from investing
  activities:
Sale of fixed assets.............         138             --           9,080              --          9,218
Acquisition of fixed assets......      (3,027)            --         (41,101)             --        (44,128)
Others investing
  activities--Net................         275             --          (4,422)             --         (4,147)
                                     --------       --------        --------        --------       --------
Net cash provided by (used in)
  investing activities...........      (2,614)            --         (36,443)             --        (39,057)
Cash flows provided by financing
  activities:
Short-term bank
  borrowings--Net................      (3,173)            --          24,110         (24,605)        (3,668)
Proceesds (Payments) under
  capital lease obligation.......          --             --          (4,791)             --         (4,791)
others provided (used) by
  financing activities...........          --             --             (22)             --            (22)
                                     --------       --------        --------        --------       --------
Net cash used in financing
  activities.....................      (3,173)            --          19,297         (24,605)        (8,481)
                                     --------       --------        --------        --------       --------
Net increase (decrease) in cash
  and cash equivalents...........         764             --          21,787         (24,605)        (2,054)
Cash and cash equivalents at
  beginning of the period........       6,989              5          85,329              --         92,323
                                     --------       --------        --------        --------       --------
Cash and cash equivalents at end
  of the period..................    $  7,753       $      5        $107,116        $(24,605)      $ 90,269
                                     ========       ========        ========        ========       ========

                                                                         ANNEX A

                      [FORM OF SUPPLEMENTAL INDENTURE FOR
                             9 1/2% NOTES DUE 2003]
                         SECOND SUPPLEMENTAL INDENTURE

    SECOND SUPPLEMENTAL INDENTURE, effective as of       , 2003, by and between
GRUPO TMM, S.A., a corporation duly organized and existing under the laws of the United Mexican States (the "Company"), having its principal business office at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., and CITIBANK, N.A., a national banking corporation, as Trustee (the "Trustee"), having its principal corporate trust office at 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005.

                              W I T N E S S E T H:

    WHEREAS, Transportacion Maritima Mexicana, S.A. de C.V. ("TMM") and the Trustee previously entered into an Amended and Restated Indenture (the "Amended Indenture"), dated as of January 25, 2001 to the Indenture, dated as of May 12, 1993, providing for the issuance of an aggregate principal amount of $200,000,000 of 9 1/2% Notes due May 15, 2003 (the "Notes");

    WHEREAS, the Company and the Trustee executed a Supplemental Indenture to the Amended Indenture (together with the Amended Indenture, the "Indenture"), dated as of December 26, 2001, evidencing the Company's assumption of the obligations of TMM under the Amended Indenture and the Notes;

    WHEREAS, Section 10.02 of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture entered into by the Company and the Trustee with the consent of the holders (the "Holders") of not less than a majority in aggregate principal amount of the Outstanding Notes, except for certain specific events which require the consent of all Holders of the Notes;

    WHEREAS, the Company undertook an exchange offer and consent solicitation
(the "Exchange Offer") pursuant to a prospectus dated       , 2002, offering to
exchange the Holders' Notes for new securities of the Company and requesting, among other things, that the Holders give their written consent to implement the amendments to the Indenture set forth in this Second Supplemental Indenture (the "Amendments");

    WHEREAS, the Company has received through the Exchange Offer the valid consents of the Holders of at least a majority in aggregate principal amount outstanding of the Notes consenting to the substance of the Amendments set forth in this Second Supplemental Indenture;

    WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

    WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

    WHEREAS, pursuant to Section 10.02 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all holders of the Notes as follows:

                                   ARTICLE 1
                                   AMENDMENTS

    SECTION 1.01 INDENTURE AMENDMENTS. The Indenture is hereby amended as follows:

        (a) The table of contents of the Indenture is amended by (i) deleting each of the definitions that are listed in subsection (b) below under the heading "Definitions" in Section 1.01; (ii) replacing the heading "Existence" in Section 5.04 with the heading "[intentionally omitted]";
    (iii) replacing the heading "Maintenance of Properties; Insurance" in
    Section 5.05 with the heading "[intentionally omitted]"; (iv) replacing the heading "Payment of Taxes" in Section 5.06 with the heading "[intentionally omitted]"; (v) replacing the heading "Limitation on Restricted Payments" in
    Section 5.12 with the heading "[intentionally omitted]"; (vi) replacing the heading "Limitation on Transactions with Affiliates" in Section 5.13 with the heading "[intentionally omitted]"; (vii) replacing the heading "Limitation on Indebtedness" in Section 5.14 with the heading "[intentionally omitted]"; (viii) replacing the heading "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" in Section 5.15 with the heading "[intentionally omitted]"; (ix) replacing the heading "Change of Control" in Section 5.16 with the heading "[intentionally omitted]"; (x) replacing the heading "Limitation on Liens" in Section 5.17 with the heading "[intentionally omitted]"; (xi) replacing the heading "Restriction on Asset Dispositions" in Section 5.18 with the heading "[intentionally omitted]"; (xii) replacing the heading "Limitation on Sale and Leaseback Transactions" in Section 5.19 with the heading "[intentionally omitted]"; (xiii) replacing the heading "Limitation on Issuance of Subordinated Indebtedness" in Section 5.20 with the heading "[intentionally omitted]"; (xiv) replacing the heading "Limitation on Investments" in Section 5.21 with the heading "[intentionally omitted]";
    (xv) replacing the heading "Limitation on Business Activities" in
    Section 5.22 with the heading "[intentionally omitted]"; (xvi) replacing the heading "Payments for Consent" in Section 5.23 with the heading "[intentionally omitted]"; and (xvii) replacing the heading "Successor Corporation" in Article Eleven and the subheadings thereunder with the heading "[intentionally omitted]".

        (b) Section 1.01 of the Indenture is amended to delete the following definitions:

      "Acquired Indebtedness"
      "Additional Liens"
      "Affiliate Transaction"
      "Asset Disposition"
      "Attributable Debt"
      "Average Life"
      "Capitalized Lease Obligation"
      "Capital Stock"
      "Cash Equivalents"
      "Change of Control"
      "Consolidated Amortization Expense"
      "Consolidated Cash Flow Available for Interest Expense"
      "Consolidated Debt Service Coverage Ratio"
      "Consolidated Depreciation Expense"
      "Consolidated Income Tax Expense"
      "Consolidated Interest Expense"
      "Consolidated Net Income"
      "Consolidated Net Worth"

      "CPO Trustee"
      "Disqualified Stock"
      "Excess Proceeds"
      "Existing Liens"
      "Group"
      "Incurrence"
      "Interest Swap Obligations"
      "Investment"
      "Net Cash Proceeds"
      "Net Cash Proceeds Offer"
      "Net Cash Proceeds Offer Amount"
      "Net Cash Proceeds Purchase Date"
      "Offer"
      "Purchase Money Liens"
      "Refinancing Indebtedness"
      "Repurchase Date"
      "Restricted Payments"
      "Restricted Subsidiary"
      "Subsidiary"
      "Surviving Entity"
      "Transfer"
      "Wholly-Owned Subsidiary"

        (c) The definition of "Affiliate" set forth in Section 1.01 of the Indenture is amended by deleting the last sentence of such definition.

        (d) The definition of "Bankruptcy Law" set forth in Section 1.01 is deleted and replaced with the following text: "Bankruptcy Law" means any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law.

        (e) The definition of "Indebtedness" set forth in Section 1.01 of the Indenture is amended by (A) deleting the second sentence of such section;
    (B) deleting the phrase "or any Restricted Subsidiary" from the penultimate sentence of such section and (C) deleting the last sentence of such section.

        (f) Section 2.03 of the Indenture is amended by deleting the following two paragraphs from the Form of Reverse of Note:

           "The Indenture provides that, in the event of a Change of Control (as defined in the Indenture), the Company will be obligated to offer to purchase 100% of the aggregate principal amount of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon.

           The Indenture provides that, subject to certain conditions, in the event of certain asset sales, the Company will be obligated to offer to purchase on a pro rata basis Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon with the excess net cash proceeds of such asset sale."

        (g) Section 3.01 of the Indenture is amended by deleting the references to Sections 5.16 and 5.18 from such section.

        (h) Article 5 of the Indenture is amended by deleting the text of Sections 5.04, 5.05, 5.06, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19,
    5.20, 5.21, 5.22 and 5.23 in their entirety and inserting in lieu thereof "[intentionally omitted]".

        (i) Section 6.01 of the Indenture is amended by (A) deleting subsections
    (3), (5), (6), (7) and (8) thereof in their entirety and (B) deleting the word "other" before the word "covenant" in subsection (4) thereof.

        (j) Section 7.05 of the Indenture is amended by deleting the phrase "other than an Event of Default under subparagraph (3) of Section 6.01".

        (k) Section 7.06 of the Indenture is amended by deleting from the fourth paragraph of such section the phrase "an Event of Default specified in
    Section 601(6) or (7) occurs" and replacing such words with "the commencement of a proceeding involving the Company under any Bankruptcy Law."

        (l) Section 12.01 of the Indenture is amended by deleting from the third from the last paragraph thereof references to Section 5.04.

        (m) Article 11 of the Indenture is amended by deleting such section in its entirety and inserting in lieu thereof "[intentionally omitted]".

    Section 1.02 MUTATIS MUTANDIS EFFECT. The Indenture, as supplemented, is hereby amended MUTATIS MUTANDIS to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 1.01 above.

                                   ARTICLE 2
                                 MISCELLANEOUS

    Section 2.01 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

    Section 2.02. GOVERNING LAW. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

    Section 2.03. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

    Section 2.04. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof.

    Section 2.05. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first stated above.

                                                       GRUPO TMM, S.A.

                                                       By:
                                                            -----------------------------------------
                                                       Name: Jacinto Marina Cortes
                                                       Title: Chief Financial Officer

                                                       CITIBANK, N.A., as Trustee,

                                                       By:
                                                            -----------------------------------------
                                                       Name:
                                                       Title:

                                                                         ANNEX B

                      [FORM OF SUPPLEMENTAL INDENTURE FOR
                            10 1/4% NOTES DUE 2006]

                         SECOND SUPPLEMENTAL INDENTURE

    SECOND SUPPLEMENTAL INDENTURE, effective as of        , 2003, by and between
GRUPO TMM, S.A., a corporation duly organized and existing under the laws of the United Mexican States (the "Company"), having its principal business office at Avenida de la Cuspide, No. 4755, Colonia Parques del Pedregal, 14010 Mexico, D.F., and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee"), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286.

                              W I T N E S S E T H:

    WHEREAS, Transportacion Maritima Mexicana, S.A. de C.V. ("TMM") and the Trustee previously entered into an Amended and Restated Indenture (the "Amended Indenture"), dated as of January 25, 2001 to the Indenture, dated as of November 26, 1996, providing for the issuance of an aggregate principal amount of $200,000,000 of 10 1/4% Notes due November 26, 2006 (the "Notes");

    WHEREAS, the Company and the Trustee executed a Supplemental Indenture to the Amended Indenture (together with the Amended Indenture, the "Indenture"), dated as of December 26, 2001, evidencing the Company's assumption of the obligations of TMM under the Amended Indenture and the Notes;

    WHEREAS, Section 10.2 of the Indenture provides that modifications and amendments to the Indenture may be made and one or more indentures supplemental to the Indenture entered into by the Company and the Trustee with the consent of the holders (the "Holders") of not less than a majority in aggregate principal amount of the Outstanding Notes, except for certain specific events which require the consent of all Holders of the Notes;

    WHEREAS, the Company undertook an exchange offer and consent solicitation
(the "Exchange Offer") pursuant to a prospectus dated             , 2002,
offering to exchange the Holders' Notes for new securities of the Company and requesting, among other things, that the Holders give their written consent to implement the amendments to the Indenture set forth in this Second Supplemental Indenture (the "Amendments");

    WHEREAS, the Company has received through the Exchange Offer the valid consents of the Holders of at least a majority in aggregate principal amount outstanding of the Notes consenting to the substance of the Amendments set forth in this Second Supplemental Indenture;

    WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized:

    WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

    WHEREAS, pursuant to Section 10.2 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

    NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all holders of the Notes as follows:

                                   ARTICLE 1.
                                   Amendments

    Section 1.01 INDENTURE AMENDMENTS. The Indenture is hereby amended as follows:

        (a) The table of contents of the Indenture is amended by (i) deleting each of the definitions that are listed in subsection (b) below under the heading "Definitions" in Section 1.01; (ii) replacing the heading "Existence" in Section 5.4 with the heading "[intentionally omitted]";
    (iii) replacing the heading "Maintenance of Properties; Insurance" in
    Section 5.5 with the heading "[intentionally omitted]"; (iv) replacing the heading "Payment of Taxes" in Section 5.6 with the heading "[intentionally omitted]"; (v) replacing the heading "Limitation on Restricted Payments" in
    Section 5.12 with the heading "[intentionally omitted]"; (vi) replacing the heading "Limitation on Transactions with Affiliates" in Section 5.13 with the heading "[intentionally omitted]"; (vii) replacing the heading "Limitation on Indebtedness" in Section 5.14 with the heading "[intentionally omitted]"; (viii) replacing the heading "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" in Section 5.15 with the heading "[intentionally omitted]"; (ix) replacing the heading "Change of Control" in Section 5.16 with the heading "[intentionally omitted]"; (x) replacing the heading "Limitation on Liens" in Section 5.17 with the heading "[intentionally omitted]"; (xi) replacing the heading "Restriction on Asset Dispositions" in Section 5.18 with the heading "[intentionally omitted]"; (xii) replacing the heading "Limitation on Sale and Leaseback Transactions" in Section 5.19 with the heading "[intentionally omitted]"; (xiii) replacing the heading "Limitation on Issuance of Guarantees by Restricted Subsidiaries" in Section 5.20 with the heading "[intentionally omitted]"; (xiv) replacing the heading "Restriction on Investment Activity" in Section 5.21 with the heading "[intentionally omitted]"; and (xv) replacing the heading "Successor Corporation" in Article Eleven and the subheadings thereunder with the heading "[intentionally omitted]".

        (b) Section 1.1 of the Indenture is amended to delete the following definitions:

        "Acquired Indebtedness"

        "Additional Liens"

        "Affiliate Transaction"

        "Asset Disposition"

        "Attributable Debt"

        "Average Life"

        "Capitalized Lease Obligation"

        "Capital Stock"

        "Cash Equivalents"

        "Change of Control"

        "Consolidated Amortization Expense"

        "Consolidated Cash Flow Available for Interest Expense"

        "Consolidated Debt Service Coverage Ratio"

        "Consolidated Depreciation Expense"

        "Consolidated Income Tax Expense"

        "Consolidated Interest Expense"

        "Consolidated Net Income"

        "Consolidated Net Tangible Assets"

        "Consolidated Net Worth"

        "CPO Trustee"

        "Disqualified Stock"

        "Excess Proceeds"

        "Existing Liens"

        "Group"

        "Incurrence"

        "Interest Swap Obligations"

        "Investment"

        "Net Cash Proceeds"

        "Net Cash Proceeds Offer"

        "Net Cash Proceeds Offer Amount"

        "Net Cash Proceeds Purchase Date"

        "Offer"

        "Permitted Investment"

        "Purchase Money Liens"

        "Refinancing Indebtedness"

        "Repurchase Date"

        "Restricted Payments"

        "Restricted Subsidiary"

        "Subsidiary"

        "surviving Entity"

        "transfer"

        "Wholly-Owned Subsidiary"

    (c) The definition of "Affiliate" set forth in Section 1.1 of the Indenture is amended by deleting the last sentence of such definition.

    (d) The definition of "Bankruptcy Law" set forth in Section 1.1 is deleted and replaced with the following text: "Bankruptcy Law" means any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law.

    (e) The definition of "Indebtedness" set forth in Section 1.1 of the Indenture is amended by (A) deleting the second sentence of such section and
(B) deleting the phrase "or any Restricted Subsidiary" from the last sentence of such section.

    (f) Section 2.3 of the Indenture is amended by deleting the following two paragraphs from the Form of Reverse of Note:

       "The Indenture provides that, in the event of a Change of Control (as defined in the Indenture), the Company will be obligated to offer to purchase 100% of the aggregate principal amount of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon.

       The Indenture provides that, subject to certain conditions and limitations, in the event of certain asset sales, the Company will be obligated to offer to purchase on a pro rata basis Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest and Additional Amounts, if any, thereon with the excess net cash proceeds of such asset sale."

    (g) Section 3.1 of the Indenture is amended by deleting the references to Sections 5.16 and 5.18 from such section.

    (h) Article 5 of the Indenture is amended by deleting the text of Sections 5.4, 5.5, 5.6, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20 and 5.21 in
their entirety and inserting in lieu thereof "[intentionally omitted]".

    (i)  Section 6.1 of the Indenture is amended by (A) deleting subsections
(3), (5), (6), (7) and (8) thereof in their entirety and inserting in lieu thereof "[intentionally omitted]" and (B) deleting the word "other" before the word "covenant" in subsection (4) thereof.

    (j) Section 7.5 of the Indenture is amended by deleting the phrase "other than an Event of Default under subparagraph (3) of Section 6.1".

    (k) Section 7.6 of the Indenture is amended by deleting from the fourth paragraph of such section the phrase "an Event of Default specified in Section 6.1(6) or (7) occurs" and replacing such words with "the commencement of a proceeding involving the Company under any Bankruptcy Law."

    (l) Article 11 of the Indenture is amended by deleting such section in its entirety and inserting in lieu thereof "[intentionally omitted]".

    (m) Section 12.1 of the Indenture is amended by deleting from the third from the last paragraph thereof references to Section 5.4.

    Section 1.02 MUTATIS MUTANDIS EFFECT. The Indenture, as supplemented, is hereby amended mutatis mutandis to reflect the addition or amendment of each of the defined terms incorporated in the Indenture pursuant to Section 1.01 above.

                                   ARTICLE 2.
                                 Miscellaneous

    Section 2.01 EFFECT OF THE SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

    Section 2.02 GOVERNING LAW. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

    Section 2.03 TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

    Section 2.04 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction thereof.

    Section 2.05 COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first stated above.

                                               GRUPO TMM, S.A.

                                               By:
                                                    -----------------------------------------------
                                                    Name: Jacinto Marina Cortes
                                                    Title:  Chief Financial Officer

                                               THE BANK OF NEW YORK, as Trustee,

                                               By:
                                                    -----------------------------------------------
                                                    Name:
                                                    Title:

                                   [GRAPHIC]

                                GRUPO TMM, S.A.

    THE DEALER MANAGER FOR THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS IS:

                              SALOMON SMITH BARNEY
                        390 Greenwich Street, 4th Floor
                            New York, New York 10013
                        Attn: Liability Management Group
                     Telephone: (800) 558-3745 (toll free)

    THE EXCHANGE AGENT FOR THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS IS:

                                 CITIBANK, N.A.

                                    5 Carmelite Street
                                      London EC4Y 0PA
                                      United Kingdom
                                  Attn: TMM Exchange Team
                                 Facsimile: 011 44 20 7508
                                           3866
                                 Telephone: 011 44 20 7508
                                           3867

  THE INFORMATION AGENT FOR THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS IS:

                          MELLON INVESTOR SERVICES LLC
                           44 Wall Street, 7th Floor
                            New York, New York 10005
                          Attention: Grainne McIntyre
                           Toll free: (888) 689-1607
                       Banks and Brokers: (917) 320-6286

Any questions or requests for assistance or additional copies of this prospectus and the letter of transmittal may be directed to the information agent at its telephone number and address set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offers and consent solicitations.